                                                                    EXHIBIT 10.3

                                                                       EXECUTION

================================================================================

                     AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF JUNE 30, 1999

                                     AMONG

                          ANTHONY CRANE RENTAL, L.P.,
                                  AS COMPANY,

                      ANTHONY CRANE RENTAL HOLDINGS, L.P.,
                                 AS GUARANTOR,

                          THE LENDERS LISTED HEREIN,
                                  AS LENDERS,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                    AS LEAD ARRANGER AND SYNDICATION AGENT,

                           DLJ CAPITAL FUNDING, INC.,
                            AS DOCUMENTATION AGENT,

                                      AND

                              FLEET NATIONAL BANK,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

================================================================================

                           ANTHONY CRANE RENTAL, L.P.
                      ANTHONY CRANE RENTAL HOLDINGS, L.P.
                                CREDIT AGREEMENT

                               TABLE OF CONTENTS

                                                                                                         Page
   SECTION 1.  DEFINITIONS ..........................................................................     2
          1.1  Certain Defined Terms.................................................................     2
          1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
               Agreement.............................................................................    47
          1.3  Other Definitional Provisions and Rules of Construction ..............................    48
          1.4  Changes in GAAP.......................................................................    48

   SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS............................................    49
          2.1  Commitments; Making of Loans; the Register; Notes.....................................    49
          2.2  Interest on the Loans.................................................................    57
          2.3  Fees..................................................................................    61
          2.4  Scheduled Payments of Term Loans Repayments, Prepayments and Reductions in
               Revolving Loan Commitments; General Provisions Regarding Payments;
               Application of Proceeds of Collateral and Payments Under Guaranties...................    62
          2.5  Use of Proceeds.......................................................................    70
          2.6  Special Provisions Governing Eurodollar Rate Loans ...................................    70
          2.7  Increased Costs; Taxes; Capital Adequacy..............................................    72
          2.8  Obligation of Lenders and Issuing Lenders to Mitigate.................................    76
          2.9  Defaulting Lenders....................................................................    77
         2.10  Removal or Replacement of a Lender....................................................    78

   SECTION 3.  LETTERS OF CREDIT ....................................................................    80
          3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations Therein.........    80
          3.2  Letter of Credit Fees.................................................................    84
          3.3  Drawings and Reimbursement of Amounts Paid Under Letters of Credit....................    85
          3.4  Obligations Absolute..................................................................    87
          3.5  Indemnification; Nature of Issuing Lenders' Duties....................................    88
          3.6  Increased Costs and Taxes Relating to Letters of Credit...............................    90

   SECTION 4.  CONDITIONS TO EFFECTIVENESS AND TO LOANS AND LETTERS OF  CREDIT.......................    91
          4.1  Conditions to Existing Revolving Loans and Letters of Credit..........................    91
          4.2  Conditions to Effectiveness of this Agreement and Term Loans..........................    91

                                      (1)

                                                                                                        Page
          4.3  Conditions to All Loans................................................................   97
          4.4  Conditions to Letters of Credit........................................................   98

   SECTION 5.  HOLDINGS' AND COMPANY'S REPRESENTATIONS AND WARRANTIES ...............................    99
          5.1  Organization, Powers, Qualification, Good Standing, Business and Subsidiaries..........   99
          5.2  Authorization of Borrowing, etc.......................................................   100
          5.3  Financial Condition...................................................................   102
          5.4  No Material Adverse Change ...........................................................   102
          5.5  Title to Properties; Liens; Real Property.............................................   103
          5.6  Litigation; Adverse Facts ............................................................   103
          5.7  Payment of Taxes .....................................................................   104
          5.8  Performance of Agreements; Materially Adverse Agreements .............................   104
          5.9  Governmental Regulation ..............................................................   104
         5.10  Securities Activities.................................................................   104
         5.11  Employee Benefit Plans................................................................   105
         5.12  Certain Fees .........................................................................   105
         5.13  Environmental Protection .............................................................   106
         5.14  Employee Matters......................................................................   106
         5.15  Solvency .............................................................................   106
         5.16  Matters Relating to Collateral .......................................................   107
         5.17  Related Agreements....................................................................   108
         5.18  Disclosure............................................................................   108
         5.19  Subordination of Permitted Seller Notes and Shareholder Subordinated Notes............   109
         5.20  Year 2000.............................................................................   109

   SECTION 6.  HOLDINGS' AND COMPANY'S AFFIRMATIVE COVENANTS.........................................   109
          6.1  Financial Statements and Other Reports................................................   109
          6.2  Corporate/Partnership Existence, etc..................................................   115
          6.3  Payment of Taxes and Claims; Tax Consolidation .......................................   115
          6.4  Maintenance of Properties; Insurance; Application of Net
               Insurance/Condemnation Proceeds.......................................................   116
          6.5  Inspection Rights; Audits of Inventory and Accounts Receivable; Lender
               Meeting; Internal Audit; Supplemental Appraisal.......................................   118
          6.6  Compliance with Laws, etc.............................................................   118
          6.7  Environmental Review and Investigation, Disclosure, Etc.; Actions Regarding
               Hazardous Materials Activities, Environmental Claims and Violations of
               Environmental Laws....................................................................   119
          6.8  Execution of Subsidiary Guaranty and Personal Property Collateral Documents
               by Subsidiaries and Future Subsidiaries...............................................   122

                                      (2)




                                                                                                       Page
          6.9  Conforming Leasehold Interests; Matters Relating to Additional Real Property
               Collateral ...........................................................................   123
         6.10  Interest Rate Protection..............................................................   125
         6.11  Post-Closing Deliveries...............................................................   125
         6.12  Deposit Accounts and Cash Management Systems..........................................   126

   SECTION 7.  HOLDINGS' AND COMPANY'S NEGATIVE COVENANTS............................................   126
          7.1  Indebtedness .........................................................................   126
          7.2  Liens and Related Matters.............................................................   129
          7.3  Investments; Joint Ventures...........................................................   132
          7.4  Contingent Obligations................................................................   134
          7.5  Restricted Junior Payments............................................................   135
          7.6  Financial Covenants...................................................................   137
          7.7  Restriction on Fundamental Changes; Asset Sales and Acquisitions......................   138
          7.8  Fiscal Year...........................................................................   142
          7.9  Sales and Lease-Backs.................................................................   142
         7.10  Sale or Discount of Receivables.......................................................   142
         7.11  Transactions with Shareholders and Affiliates.........................................   142
         7.12  Disposal of Subsidiary Interests......................................................   143
         7.13  Conduct of Business...................................................................   143
         7.14  Amendments of Documents Relating to Subordinated Indebtedness and Senior
               Notes; Amendments of Term Loan Credit Documents.......................................   144

   SECTION 8.  EVENTS OF DEFAULT.....................................................................   145
          8.1  Failure to Make Payments When Due.....................................................   145
          8.2  Default in Other Agreements ..........................................................   145
          8.3  Breach of Certain Covenants...........................................................   145
          8.4  Breach of Warranty....................................................................   146
          8.5  Other Defaults Under Loan Documents...................................................   146
          8.6  Involuntary Bankruptcy; Appointment of Receiver, etc..................................   146
          8.7  Voluntary Bankruptcy; Appointment of Receiver, etc....................................   146
          8.8  Judgments and Attachments.............................................................   147
          8.9  Dissolution...........................................................................   147
         8.10  Employee Benefit Plans................................................................   147
         8.11  Change in Control.....................................................................   147
         8.12  Invalidity of Guaranties; Failure of Security; Repudiation of Obligations.............   148


                                      (3)

                                                                                                       Page
   SECTION 9.  AGENTS ...............................................................................   149
          9.1  Appointment...........................................................................   149
          9.2  Powers and Duties; General Immunity ..................................................   151
          9.3  Representations and Warranties; No Responsibility For Appraisal of
               Creditworthiness......................................................................   152
          9.4  Right to Indemnity ...................................................................   153
          9.5  Successor Administrative Agent and Swing Line Lender .................................   153
          9.6  Collateral Documents and Guaranty.....................................................   154

  SECTION 10.  MISCELLANEOUS.........................................................................   155
         10.1  Assignments and Participations in Loans and Letters of Credit.........................   155
         10.2  Expenses..............................................................................   158
         10.3  Indemnity.............................................................................   159
         10.4  Set-Off; Security Interest in Deposit Accounts........................................   160
         10.5  Ratable Sharing.......................................................................   161
         10.6  Amendments and Waivers................................................................   162
         10.7  Independence of Covenants.............................................................   163
         10.8  Notices...............................................................................   163
         10.9  Survival of Representations, Warranties and Agreements ...............................   164
        10.10  Failure or Indulgence Not Waiver; Remedies Cumulative.................................   164
        10.11  Marshalling; Payments Set Aside.......................................................   164
        10.12  Severability..........................................................................   164
        10.13  Obligations Several; Independent Nature of Lenders' Rights............................   165
        10.14  Headings..............................................................................   165
        10.15  Applicable Law........................................................................   165
        10.16  Successors and Assigns................................................................   165
        10.17  Consent to Jurisdiction and Service of Process........................................   165
        10.18  Waiver of Jury Trial..................................................................   166
        10.19  Confidentiality ......................................................................   167
        10.20  Counterparts; Effectiveness...........................................................   167
        10.21  Limitation on Liability of General Partner............................................   168
        10.22  "C" Corporation Conversion ...........................................................   168

    Signature                                                                                           S-1


                                      (4)

                                   EXHIBITS

I              FORM OF NOTICE OF BORROWING
II             FORM OF NOTICE OF CONVERSION/CONTINUATION
III            FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV             FORM OF REVOLVING NOTE
IV-A           FORM OF TERM NOTE
V              FORM OF SWING LINE NOTE
VI             FORM OF COMPLIANCE CERTIFICATE
VII            FORM OF OPINIONS OF COUNSEL TO LOAN PARTIES
VIII           FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FROM LLP
IX             FORM OF ASSIGNMENT AGREEMENT
X              FORM OF CERTIFICATE RE NON-BANK STATUS
XI             FORM OF FINANCIAL CONDITION CERTIFICATE
XII            FORM OF INTERCREDITOR AGREEMENT
XIII           FORM OF PLEDGE AND SECURITY AGREEMENT
XIV            FORM OF SUBSIDIARY GUARANTY
XV             FORM OF HOLDINGS GUARANTY
XVI            FORM OF MORTGAGE
XVII           FORM OF COLLATERAL ACCESS AGREEMENT
XVIII          FORM OF SUBORDINATION PROVISIONS
XIX            FORM OF BORROWING BASE CERTIFICATE
XX             FORM OF ACKNOWLEDGMENT AND CONSENT


                                      (5)

                                   SCHEDULES

1.1(i)         ADJUSTMENTS TO BORROWING BASE
1.1(ii)        ADD BACKS TO EBITDA
1.1(iii)       OTHER INVESTORS/EXISTING INVESTORS
1.1(iv)        RECAPITALIZATION TRANSACTIONS
1.1(v)         CLOSING DATE INITIAL VALUES
1.1(vi)        CERTAIN SUBSIDIARIES
1.1(vii)       VALUATION PERCENTAGES
2.1            LENDERS' COMMITMENTS AND PRO RATA SHARES
3.1            EXISTING LETTERS OF CREDIT
4.2C           CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP
4.2F           EFFECTIVE DATE MORTGAGED PROPERTY
4.2S           ENVIRONMENTAL REPORTS
5.1            SUBSIDIARIES OF COMPANY
5.3            CERTAIN UNDISCLOSED LIABILITIES
5.5            REAL PROPERTY
5.5A           TITLE TO PROPERTIES; LIENS
5.13           ENVIRONMENTAL MATTERS
6.11           POST-CLOSING DELIVERIES
6.12           DEPOSIT ACCOUNTS AND CASH MANAGEMENT SYSTEMS
7.1            CERTAIN EXISTING INDEBTEDNESS
7.3            CERTAIN EXISTING INVESTMENTS
7.4            CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.11           CERTAIN TRANSACTIONS WITH AFFILIATES

                                      (6)

                          ANTHONY CRANE RENTAL, L.P.
                      ANTHONY CRANE RENTAL HOLDINGS, L.P.
                     AMENDED AND RESTATED CREDIT AGREEMENT

     This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 30, 1999 and entered into by and among ANTHONY CRANE RENTAL, L.P., a Pennsylvania limited partnership ("Company"), ANTHONY CRANE RENTAL HOLDINGS, L.P., a Pennsylvania limited partnership ("Holdings"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as lead arranger (in such capacity, "Lead Arranger") and syndication agent (in such capacity, "Syndication Agent"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as documentation agent (in such capacity, "Documentation Agent") and FLEET NATIONAL BANK ("Fleet"), as administrative agent for Lenders (in such capacity, "Administrative Agent") and Fleet as Collateral Agent for Lenders (in such capacity, "Collateral Agent").

                           R E C I T A L S
                           - - - - - - - -

     WHEREAS, capitalized terms used herein having the meanings assigned to those terms in subsection 1.1;

     WHEREAS, Company and certain financial institutions and other persons (the "Existing Lenders") Syndication Agent, Documentation Agent, Administrative Agent and Collateral Agent are parties to that certain Credit Agreement dated as of July 22, 1998 (as heretofore amended, supplemented or otherwise modified, the "Existing Credit Agreement"), pursuant to which the Existing Lenders have extended certain credit facilities to Company, the proceeds of which have been used to consummate the recapitalization transactions contemplated by the Recapitalization Agreement, to pay certain related transaction fees and expenses, to refinance certain indebtedness of Company and to provide financing for working capital and for other general corporate purposes;

     WHEREAS, Company desires that Existing Lenders and New Lenders agree to amend and restate the Existing Credit Agreement in its entirety (i) to extend additional credit facilities to Company in an aggregate principal amount of $400,000,000 through (a) a $150,000,000 increase in the Revolving Loan Commitments, the proceeds of which will be used to pay related fees and expenses and to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries (including Consolidated Capital Expenditures) and for Permitted Acquisitions, and (b) the addition of a Term Loan facility, the proceeds of which will be used either (y) to repay a portion of the Revolving Loans outstanding immediately prior the Effective Date or (z) to finance Permitted Acquisitions consummated on the Effective

Date, and (ii) to make certain other changes as more fully set forth herein, which amendment and restatement shall become effective upon satisfaction of the conditions precedent set forth herein;

     WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the Obligations of Company outstanding thereunder; and

     WHEREAS, it is the intent of Loan Parties to confirm that all Obligations of Loan Parties under the other Loan Documents shall continue in full force and effect and that, from and after the Effective Date, all references to the "Credit Agreement" contained therein shall be deemed to refer to this Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, Company, Lenders and Agents agree that, on the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                                  SECTION 1.
                                  DEFINITIONS

1.1  Certain Defined Terms.
     ----------------------

     The following terms used in this Agreement shall have the following meanings:

          "Accounts" shall mean all of Company's and Permitted Subsidiaries' accounts receivable, whether now or hereafter existing, arising in the ordinary course of business from sales or leases of goods or rendition of services made by Company or Permitted Subsidiaries, or through any of Company's or Permitted Subsidiaries' divisions.

          "Acquisition Consideration" means, with respect to any Permitted Acquisition, the sum, without duplication, of any of the following consideration paid or debt assumed in connection with such Permitted
     Acquisition: (i) Cash; (ii) Securities (including, without limitation, Permitted Seller Notes); (iii) any other property; (iv) the principal amount of any Indebtedness assumed in connection with the applicable Permitted Acquisition; (v) pre-tax payments anticipated to be made under Permitted Earn-Out Agreements and other contractual arrangements entered into pursuant to a Permitted Acquisition (the amount of such anticipated payments to be determined by Company and discounted at a discount rate equal to the interest rate applicable to Loans outstanding under the Revolving Facility on the date of the consummation of such Permitted Acquisition, such amount the "Earnout Value"); and (vi) the amount of any reserves established with respect to the contingent liabilities assumed in connection with such Permitted Acquisition (net of escrowed portions of the purchase price paid in connection with such Permitted Acquisition and indemnification arrangements designed to apply to such liabilities).

          "Acknowledgment and Consent" means that certain Acknowledgment and Consent executed by Holdings, the Company, and the Subsidiary Guarantors dated as of the Effective Date and substantially in the form of Exhibit XX
                                                                     ----------
     annexed hereto, as such Acknowledgment and Consent may be amended, restated, supplemented or otherwise modified from time to time.

          "Additional Mortgage" has the meaning assigned to that term in subsection 6.9.

          "Additional Mortgaged Property" has the meaning assigned to that term in subsection 6.9.

          "Additional Secured Indebtedness" has the meaning assigned to that term in subsection 7.1(xv).

          "Adjusted Borrowing Base Amount" means, as of any date of determination, the Borrowing Base Amount, as adjusted in accordance with
     Schedule 1.1(i) annexed hereto.
     ---------------

          "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the arithmetic average (rounded
                                --------
     upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the interbank Eurodollar market by Reference Lenders for

     U.S. dollar deposits of amounts in same day funds comparable to the respective principal amounts of the Eurodollar Rate Loans of Reference Lenders for which the Adjusted Eurodollar Rate is then being determined (which principal amount shall be deemed to be $1,000,000 in the case of any Reference Lender not making, converting to or continuing such a Eurodollar Rate Loan) with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated
                        --                                 -----
     maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided
                                                                    --------
     that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

          "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

          "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" means, individually, each of Lead Arranger, Syndication Agent, Administrative Agent, Documentation Agent and Collateral Agent, and "Agents" means Lead Arranger, Syndication Agent, Administrative Agent, Documentation Agent and Collateral Agent, collectively.

          "Agreement" means prior to the Effective Date, the Existing Credit Agreement and on and after the Effective Date this Amended and Restated Credit Agreement dated as of June 30, 1999, as it may be amended, supplemented or otherwise modified from time to time.

          "Applicable Base Rate Margin" means (a) with respect to Revolving Loans for the period from the Closing Date up to (but excluding) the Effective Date, 1.25% per annum, and (b) on and after the Effective Date, with respect to Revolving Loans and Term Loans, a rate per annum equal to the percentage set forth below opposite the Applicable Total Leverage Ratio in effect as of such date of determination, any change in any such Applicable Base Rate Margin to be effective on the date of any corresponding change in the Applicable Total Leverage Ratio.

                                         APPLICABLE                        APPLICABLE
         APPLICABLE                   BASE RATE MARGIN                  BASE RATE MARGIN
       TOTAL LEVERAGE                       FOR                               FOR
            RATIO                     REVOLVING LOANS                      TERM LOANS
=================================================================================================
      (greater than or =) 5.5:1.00         1.50%                              2.25%
-------------------------------------------------------------------------------------------------

      (less than) 5.5:1.00                 1.25%                              2.25%
      (greater than or =) 5.0:1.00

-------------------------------------------------------------------------------------------------

      (less than) 5.0:1.00                 1.00%                              2.25%
      (greater than or =) 4.5:1.00

-------------------------------------------------------------------------------------------------

      (less than) 4.5:1.00                 0.75%                              2.25%
      (greater than or =) 4.0:1.00

-------------------------------------------------------------------------------------------------

      (less than) 4.0:1.00                 0.50%                              2.25%
      (greater than or =) 3.5:1.00

-------------------------------------------------------------------------------------------------
      (less than) 3.5:1.00                 0.25%                              2.00%
=================================================================================================


          "Applicable Commitment Fee Percentage" means (a) for the period from the Closing Date up to (but excluding) the Effective Date .500% per annum and (b) on and after the Effective Date, a rate per annum equal to the percentage set forth below opposite the Applicable Total Leverage Ratio in effect as of such date of determination, any change in the Applicable Commitment Fee Percentage to be effective on the date of any corresponding change in the Applicable Total Leverage Ratio.

           APPLICABLE                         APPLICABLE
         TOTAL LEVERAGE                       COMMITMENT
              RATIO                         FEE PERCENTAGE
=======================================================================
    (greater than or =) 5.0:1.00                0.500%
------------------------------------------------------------------------
    (less than) 5.0:1.00
    (greater than or =) 4.0:1.00                0.375%
------------------------------------------------------------------------
    (less than) 4.0:1.00                        0.250%
=======================================================================

          "Applicable Eurodollar Rate Margin" means (a) with respect to Revolving Loans for the period from the Closing Date up to (but excluding) the Effective Date 2.25% per annum, and (b) on and after the Effective Date with respect to Revolving Loans and Term Loans, a rate per annum equal to the percentage set forth below opposite the Applicable Total Leverage Ratio in effect as of such date of determination, any change in any such Applicable Eurodollar Rate Margin to be effective on the date of any corresponding change in the Applicable Total Leverage Ratio.

                                         APPLICABLE                    APPLICABLE
                                      EURODOLLAR RATE                  EURODOLLAR
         APPLICABLE                        MARGIN                      RATE MARGIN
       TOTAL LEVERAGE                       FOR                            FOR
            RATIO                     REVOLVING LOANS                  TERM LOANS
==========================================================================================
    (greater than or =) 5.5:1.00           2.50%                          3.25%
------------------------------------------------------------------------------------------
    (less than) 5.5:1.00                   2.25%                          3.25%
    (greater than or =) 5.0:1.00
------------------------------------------------------------------------------------------
    (less than) 5.0:1.00                   2.00%                          3.25%
    (greater than or =) 4.5:1.00
------------------------------------------------------------------------------------------
    (less than) 4.5:1.00                   1.75%                          3.25%
    (greater than or =) 4.0:1.00
------------------------------------------------------------------------------------------
    (less than) 4.0:1.00                   1.50%                          3.25%
    (greater than or =) 3.5:1.00
------------------------------------------------------------------------------------------
     (less than) 3.5:1.00                  1.25%                          3.00%
==========================================================================================


          "Applicable Total Leverage Ratio" means, with respect to any date of determination, the Total Leverage Ratio set forth in the Pricing Certificate (as defined below) in effect for the Pricing Period (as defined below) in which such date of determination occurs. For purposes of this definition, (i) "Pricing Certificate" means an Officer's Certificate of Company certifying as to the Total Leverage Ratio as of the last day of any Fiscal Quarter and setting forth the calculation of such Total Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate (the "Related Compliance Certificate") with respect to the period ending on the last day of such Fiscal Quarter pursuant to subsection 6.1(iv), and (ii) "Pricing Period" means each period commencing on the first Business Day after the delivery to Administrative Agent of a Pricing Certificate and ending on the first Business Day after the next Pricing Certificate is delivered to Administrative Agent; provided that, anything contained in this definition
                           --------
     to the contrary notwithstanding, (a) the Applicable Total Leverage Ratio for the period from the Effective Date to but excluding the date of commencement of the next Pricing Period shall be deemed to be greater than 5.50:1.00 for purposes of making the relevant calculation referred to above and (c) in the event that, after the commencement of such first Pricing Period, (X) Company fails to deliver a Pricing Certificate to Administrative Agent setting forth the Total Leverage Ratio as of the last day of any Fiscal Quarter on or before the last day on which Company is required to deliver the Related

     Compliance Certificate (such last day being the "Cutoff Date") and (Y) Administrative Agent determines (each such determination being an "Agent Determination") on or after the Cutoff Date (on the basis of the Related Compliance Certificate or a Pricing Certificate delivered after the Cutoff
     Date) that the Applicable Total Leverage Ratio that would have been in effect if Company had delivered a Pricing Certificate on the Cutoff Date is greater than the Total Leverage Ratio set forth in the most recent Pricing Certificate actually delivered by Company, then (1) the Applicable Total Leverage Ratio in effect for purposes of making the relevant calculation referred to above for the period from the Cutoff Date to the date of delivery by Company of the next Pricing Certificate (or, if earlier, the next date on which an Agent Determination is made) shall be the Total Leverage Ratio determined pursuant to the Agent Determination and (2) on the first Business Day after Administrative Agent delivers written notice to Company of any Agent Determination, Company shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, an aggregate amount equal to the additional interest, letter of credit fees and commitment fees Company would have been required to pay in respect of all applicable Loans, Letters of Credit or Commitments in respect of which any interest or fees have been paid by Company during the period from the Cutoff Date to the date such notice is given by Administrative Agent to Company if the amount of such interest and fees had been calculated using the Applicable Total Leverage Ratio based on such Agent Determination.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Asset Sale" means the sale by Holdings or any of its Subsidiaries to any Person, other than Holdings or any of its wholly-owned Subsidiaries (and solely with respect to clause (i), the General Partner) of (i) any of the stock of any of Holdings' Subsidiaries, (ii) substantially all of the assets of any division or line of business of Holdings or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Holdings or any of its Subsidiaries; provided, however, that Asset Sales
                                          --------  -------
     shall not include (1) equipment, vessels or barges sold in the ordinary course of business, (2) any other assets to the extent that the aggregate fair market value of an asset (at the time of sale thereof) sold in any single transaction or related series of transactions is equal to $2,000,000 or less, (3) any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (4) any sale or exchange of specific items of equipment, vessels or barges so long as the purpose of each such sale or exchange is to acquire (and results within 365 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged, (5) the leasing (pursuant to operating leases in the ordinary course of business) or licensing of real or personal property, including intellectual property, (6) the sale for cash in the ordinary course of business of Cash Equivalents, (7) disposals or replacements of obsolete, uneconomical, negligible, worn out or surplus assets or property in the ordinary course of business and (8) assets transferred in connection with an Investment permitted pursuant to Section 7.3; provided however that solely for purposes of
                              -------- -------
     determining Asset Sales under subsection 2.4B(iii)(a), none of the above exclusions (excluding clauses (4), (5), (6) and (8)) to Asset Sales shall apply in the event that the amount of proceeds of transactions relating to such exclusions in any Fiscal Year shall exceed $10,000,000 in the aggregate.

          "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit IX annexed hereto.
                 -----------

          "Bain" means Bain Capital, Inc. and/or one or more of its Affiliates.

          "Bain Advisory Services Agreement" means that certain Advisory Services Agreement by and among Company, Holdings and Bain, in the form delivered to Agents prior to the Closing Date and as such agreement may thereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.14A.

          "Bain Investors" means collectively, Bain/ACR, L.L.C., BCIP Associates II, BCIP Associates II-B, Bain Capital Fund VI, L.P., Bain Capital Fund VI-B, L.P., BCIP Trust Associates II, BCIP Trust Associates II-B, and BCIP Associates II-C.

          "Bain Management Fees" means the fees (including one-time fees payable in connection with acquisitions, divestitures and financings) and expenses payable by Holdings or the Company to Bain pursuant to the Bain Advisory Services Agreement.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (i) the rate of interest announced publicly by Fleet in Boston, Massachusetts, from time to time, as Fleet's base rate; and

               (ii) 1/2 of 1% per annum above the Federal Funds Effective Rate.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "book value" means, with respect to any asset or assets, of any Person, the value attributed thereto in the books and records of such Person from time to time.

          "Borrowing Base Amount" means, at any date of determination, the sum of:

               (i) 100% of the Orderly Liquidation Value of Eligible Cranes and Lifting Equipment; plus
                             ----

               (ii) 75% of the Orderly Liquidation Value of Eligible Trucks and Trailers; plus
                    ----

               (iii) 85% of the aggregate value of Eligible Account Receivables; plus
          ----

               (iv) 75% of the aggregate value of Eligible Parts and Supplies Inventory; plus
                     ----

               (iv) 75% of the aggregate Orderly Liquidation Value of Eligible Excavation Equipment;

          all as reflected on the most recently delivered Borrowing Base Certificate.

          "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit XIX annexed hereto, with such modifications to form and
             ------------
     presentation as Administrative Agent may request from time to time, delivered to Administrative Agent by Company pursuant to subsections 4.2R and 6.1(xvii) or as otherwise provided under Schedule 1.1(i).
                                                  ---------------
          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York and Pennsylvania or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, would be required to be accounted for as a capital lease on the balance sheet of that Person.

          "Carlisle" means Carlisle Equipment Group, L.P.

          "Carlisle Acquisition" means the acquisition of substantially all of the assets of Carlisle Construction Co., Inc. and its Subsidiaries to be made under the Carlisle Acquisition Agreement.

          "Carlisle Acquisition Agreement" mean that certain Asset Purchase Agreement by and among Holdings, Carlisle Equipment Group, L.P., the sellers listed therein and the current owners listed therein, dated as of June [__], 1999 as amended, modified and supplemented from time to time.

          "Cash" means money, currency or a credit balance in a Deposit Account.

          "Cash Equivalents" means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturity no more than one year from the date of creation thereof and at the time of acquisition, having a rating of at least A-l from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state or territory thereof or the District of Columbia, Japan or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above.

          "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit X annexed hereto delivered by a Lender to
                 ---------
     Administrative Agent pursuant to subsection 2.7B(iii).

          "Class" means, as applied to Lenders, each of the following classes of
     Lenders: (i) Lenders having Term Loan Exposure and (ii) Lenders having Revolving Loan Exposure.

          "Closing Date" means the date on which the initial Revolving Loans were made under the Existing Credit Agreement, which date was July 22, 1998.

          "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgment or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor (excluding lessees of property or equipment in the ordinary course of business) in possession of any Collateral, substantially in the form of Exhibit XVII annexed hereto with such changes
                                  ------------
     thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

          "Collateral Agent" means Fleet in its capacity as Collateral Agent under the Collateral Documents and the Intercreditor Agreement and also means any successor Collateral Agent appointed pursuant to Section 6(g) of the Intercreditor Agreement.

          "Collateral Documents" means the Pledge and Security Agreement, the Intercreditor Agreement, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

          "Collateral Warranties" shall mean the representations and warranties made with respect to the Collateral pursuant to Sections 5.5A and 5.16A of this Agreement and Sections 5 and 8.6 of the Pledge and Security Agreement.

          "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

          "Commitments" means (i) with respect to the period prior to the Effective Date, the commitments of Lenders to make Loans as set forth in subsection 2.1A of the Existing Credit Agreement, and (ii) on and after the Effective Date, the commitments of Lenders to make Loans as set forth in subsection 2.1A of this Agreement.

          "Common Units" means common partnership interests of Holdings (including Class A and Class L units).

          "Company" has the meaning assigned to such term in the introduction to this Agreement.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit VI annexed hereto delivered to Administrative Agent by Company
        ----------
     pursuant to subsection 6.1(iv).

          "Confidential Information Memorandum" means that certain Confidential Information Memoranda prepared by GSCP, DLJ and Fleet relating to the Loans dated May 1999.

          "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has substantially agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

          "Consolidated Adjusted EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income (including, without duplication, foreign withholding taxes and any payment of Permitted Tax Distributions), (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items reducing Consolidated Net Income, and
     (vii) to the extent deducted in determining Consolidated Net Income, those items described on Schedule 1.1(ii) annexed hereto, less (a) other non-cash
                        ----------------                 ----
     items increasing Consolidated Net Income, and (b) to the extent included in Consolidated Net Income, net gains on sales of used Cranes and Lifting Equipment and used Excavation Equipment, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "purchases of property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any
                                                   ---------  -------
     interest expense not payable in Cash (including interest expense paid in kind and amortization of discount, of deferred financing fees, of premiums paid on Hedge Agreements and of debt issuance costs).

          "Consolidated Interest Expense" means, for any period, total cash and non-cash interest expense (including that portion attributable to Capital Leases in accordance with GAAP, interest expense paid in kind and amortization or write-off of discount, of deferred financing fees, of premiums paid on Hedge Agreements and of debt issuance costs, and accretion of any debt discount and capitalized interest) of Company and its Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net costs under Interest Rate Agreements, commitment fees accrued under subsection 2.3A and any administrative agent's fees payable to Administrative Agent.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be
                                                --------
     excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries,
     (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary,
     (iv) any gains or losses attributable to Asset Sales, other than of new or used Cranes and Lifting Equipment (without regard to the $2,000,000 limitation set forth in the definition thereof or reserves relating thereto and the related tax effects) or new or used Excavation Equipment or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net extraordinary losses.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
     (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to (a) the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited, or (B) if neither amount in clause (a) is stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform) as determined by such Person in good faith. Contingent Obligations shall not include standard contractual indemnities entered into in the ordinary course of business.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other material instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Corporate Loan Party" means any Loan Party which is a corporation.

          "Cranes and Lifting Equipment" shall mean each item of equipment that is owned by the Company or its Permitted Subsidiaries that constitutes any of the following: a hydraulic truck crane, a hydraulic rough terrain crane, an aerial lift, a carry-deck crane, a boom truck, a tower crane, a crawler crane, a conventional truck crane or a crane attachment; including, without limitation, those items identified on Schedule 2.1(d)(A) to the Pledge and
                                           ------------------
     Security Agreement.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party which is entered into for the purpose of hedging against fluctuations in currency values; provided however that such
                                              ----------------
     agreements (i) relate only to the purchase or sale of equipment used in the business of the Company and (ii) are not entered into for speculative purposes.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DLJ." has the meaning assigned to that term in the introduction to this Agreement.

          "Documentation Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Dunn Acquisition Agreement" means that certain Asset Purchase Agreement dated June 4, 1999, by and between DAI Statutory Trust, a Connecticut statutory trust, and ACR/Dunn Acquisition, Inc., a Delaware corporation as amended, modified and supplemented from time to time.

          "Effective Date" means the date on or before July 2, 1999 on which the conditions precedent set forth in subsections 4.2 and 4.3 shall be satisfied or waived in accordance with the terms hereof.

          "Effective Date Mortgage" has the meaning assigned to that term in subsection 4.2F.

          "Effective Date Mortgaged Policies" has the meaning assigned to that term in subsection 4.2F.

          "Effective Date Mortgaged Property" has the meaning assigned to that term in subsection 4.2F.

          "Eligible Accounts Receivable" shall mean the aggregate face amount of Company's and Permitted Subsidiaries' Accounts, as reflected on their books and records in accordance with GAAP, payable in Dollars, that conform to the warranties contained in this definition and to the Collateral Warranties. Unless otherwise approved in writing by Administrative Agent, no Account shall be deemed to be an Eligible Account Receivable if:

               (i) the Account is unpaid 90 days or more from the original invoice date; provided that with respect to any Account designated by
                        --------
          Administrative Agent as a "dated account", such Account shall not be deemed ineligible pursuant to this clause (i) unless unpaid more than 30 days or more from its due date or 180 days or more from its invoice date; or

               (ii) such Account if from the same account debtor (or any affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from such account debtor (or any affiliate thereof) are ineligible under the provisions of clause (i) above;

               (iii) the Account, when aggregated with all other Accounts of such account debtor, exceeds fifteen percent (15%) in face value of all consolidated Accounts of Company and Permitted Subsidiaries in the aggregate then outstanding, to the extent of such excess; or

               (iv) (A) the account debtor is also a creditor of Company or Permitted Subsidiaries, to the extent of the amount owed by Company or Permitted Subsidiaries to the account debtor, (B) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to Company or Permitted Subsidiaries, which has not been resolved to the extent of such dispute or (C) the Account otherwise is or may become subject to any right of setoff by the account debtor, to the extent of the amount of such setoff; or

               (v) to the knowledge of the Company, the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

               (vi) the sale is to an account debtor outside the continental United States, the United States Virgin Islands, or Canada, unless the sale is (a) on letter of credit, guaranty or acceptance terms, in each case acceptable to Administrative Agent in its sole discretion, or (b) otherwise approved by and acceptable to Administrative Agent in its reasonable discretion; or

               (vii) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return except in accordance with ordinary course of business dealings or customary practice; or

               (viii) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless Company or such Permitted Subsidiary duly and effectively assigns its rights to payment of such Account to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.); or
          -- ---

               (ix) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by Company or a Permitted Subsidiary and accepted by the account debtor or the Account otherwise does not represent a final sale; or

               (x) the Account is not subject to a valid, enforceable and First Priority perfected Lien in favor of Administrative Agent; or

               (xi) Administrative Agent, in the exercise of its reasonable discretion, determines it to be ineligible.

          "Eligible Assignee" means (a) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting
                                    --------
     through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, funds, investment companies and lease financing companies; and (b) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; provided that no Affiliate of Holdings shall be an Eligible
              --------
     Assignee.

          "Eligible Cranes and Lifting Equipment" shall mean each of the Cranes and Lifting Equipment that (i) is owned solely by Company or a Permitted Subsidiary and with respect to which Company or a Permitted Subsidiary has good, valid and marketable title, (ii) unless in transit, is located on property of a customer of Company or a Permitted Subsidiary, or is stored on property that is either owned or leased by Company or a Permitted Subsidiary (provided that; with respect to Cranes and Lifting Equipment stored on property leased by Company or a Permitted Subsidiary, Company or a Permitted Subsidiary, if requested by Administrative Agent, shall have delivered in favor of Administrative Agent a Collateral Access Agreement from the landlord of such leased property); (iii) is subject to a valid, enforceable and perfected First Priority Lien in favor of Collateral Agent (provided that, notwithstanding the provisions of this clause (iii) or
      --------
     Schedule 1.1(i), with respect to any item included in Cranes and Lifting
     ---------------
     Equipment acquired after the Closing Date that is subject to a certificate of title, so long as the documentation necessary to reflect the appropriate transfer of title and recordation of a Lien in favor of Collateral Agent in any such item has been filed in the appropriate filing office, such item shall be included in the definition of Eligible Cranes and Lifting Equipment for a period of up to 90 days pending final action by such filing office with respect for such filings; provided further that, the Orderly
                                           ----------------
     Liquidation Value of such item during any such period shall be deemed to be 75% of their purchase price (net of transportation costs and taxes); (iv) is located in the United States, the United States Virgin Islands, Canada or a Caribbean jurisdiction; (v) is not obsolete; (vi) unless otherwise undergoing ordinary maintenance, is used or is available for use, rent or lease in the business of Company and its Permitted Subsidiaries, and is in a condition suitable for such use, rent or lease; (vii) conforms to the warranties contained in this definition and to the Collateral Warranties; and (viii) Administrative Agent has not determined in its reasonable judgment to be ineligible; provided that, for purpose of determining
                                --------
     ineligibility pursuant to this clause (viii) with respect to Cranes and Lifting Equipment included in Category 1 (as set forth in Schedule
                                                               --------
     1.1(vii)), Crawler Cranes and Conventional Truck Cranes, Administrative
     -------
     Agent shall make its determination on the basis of the criteria set forth in clauses (i) - (vii) of this definition and, with respect to any such determination regarding any single item with a value of $500,000 or more or any group of items of a value of $3,000,000 or more during any Fiscal Year, no determination of ineligibility shall be effective until 10 days prior written notice has been given by Administrative Agent to Company with respect to the ineligibility of such items.

          "Eligible Excavation Equipment" shall mean each item of Excavation Equipment that (i) is owned solely by Company or a Permitted Subsidiary and with respect to which Company or a Permitted Subsidiary has good, valid and marketable title, (ii) unless in transit, is located on property of a customer of Company or a Permitted Subsidiary, or is stored on property that is either owned or leased by Company or a Permitted Subsidiary (provided that; with respect to Excavation Equipment stored on property leased by Company or a Permitted Subsidiary, Company or a Permitted Subsidiary, if requested by Administrative Agent, shall have delivered in favor of Administrative Agent a Collateral Access Agreement from the landlord of such leased property); (iii) is subject to a valid, enforceable and perfected First Priority Lien in favor of Collateral Agent (provided
                                                                     --------
     that, notwithstanding the provisions of this clause (iii) or Schedule
                                                                  --------
     1.1(i), with respect to any item included in Excavation Equipment acquired
     -----
     after the Effective Date that is subject to a certificate of title, so long as the documentation necessary to reflect the appropriate transfer of title and recordation of a Lien in favor of Collateral Agent in any such item has been filed in the appropriate filing office, such item shall be included in the definition of Eligible Excavation Equipment for a period of up to 90 days pending final action by such filing office with respect for such filings; provided further that, the Orderly Liquidation Value of such item
              ----------------
     during any such period shall be deemed to be 75% of their purchase price (net of transportation costs and taxes); (iv) is located in the United States, the United States Virgin Islands, Canada or a Caribbean jurisdiction; (v) is not obsolete; (vi) unless otherwise undergoing ordinary maintenance, is used or is available for use, rent or lease in the business of Company and its Permitted Subsidiaries, and is in a condition suitable for such use, rent or lease; (vii) conforms to the warranties contained in this definition and to the Collateral Warranties; and (viii) Administrative Agent has not determined in its reasonable judgment to be ineligible; provided that, for purpose of determining ineligibility
                 --------
     pursuant to this clause (viii) with respect to Excavation Equipment any such determination regarding any single item with a value of $250,000 or more or any group of items of a value of $2,000,000 or more during any Fiscal Year, no determination of ineligibility shall be effective until 10 days prior written notice has been given by Administrative Agent to Company with respect to the ineligibility of such items.

          "Eligible Parts and Supplies Inventory" shall mean each item included in the Parts and Supplies Inventory that (i) is owned solely by Company or a Permitted Subsidiary and with respect to which Company or a Permitted Subsidiary has good, valid and marketable title; (ii) is stored on property that is either owned or leased by Company or a Permitted Subsidiary (provided that; with respect to Parts and Supplies Inventory stored on property leased by Company or a Permitted Subsidiary, Company or such Permitted Subsidiary, at the request of Administrative Agent, shall have delivered in favor of the Agent a Collateral Access Agreement from the landlord of such leased property); (iii) is subject to a valid, enforceable and perfected First Priority Lien in favor of

     Collateral Agent; (iv) is located in the United States, the United States Virgin Islands, Canada or a Caribbean jurisdiction; (v) is not obsolete;
     (vi) otherwise conforms to the warranties contained in this definition and to the Collateral Warranties; (vii) is subject to record keeping, valuation methodologies, and process and reporting controls reasonably acceptable to Administrative Agent; and (viii) Administrative Agent has not determined, in its reasonable judgment, to be ineligible.

          "Eligible Trucks and Trailers" shall mean each of the Trucks and Trailers that (i) is owned solely by Company or a Permitted Subsidiary and with respect to which Company or a Permitted Subsidiary has good, valid and marketable title; (ii) unless in transit or undergoing ordinary maintenance, is stored on property that is either owned or leased by Company or a Permitted Subsidiary when not rented to an account debtor pursuant to an equipment lease (provided that, with respect to Trucks and Trailers stored on property leased by Company or a Permitted Subsidiary, Company or such Permitted Subsidiary, at the request of Administrative Agent, shall have delivered in favor of Administrative Agent a Collateral Access Agreement from the landlord of such leased property); (iii) is subject to a valid, enforceable and perfected First Priority Lien in favor of Collateral Agent; (iv) is located in the United States, the United States Virgin Islands, Canada or a Caribbean jurisdiction; (v) is not obsolete; (vi) unless otherwise undergoing ordinary maintenance, is used or available for use and in a condition available for use in the ordinary course of business in connection with Company's or a Permitted Subsidiary's equipment rental and sales activities; (vii) otherwise conforms to the warranties contained in this definition and to the Collateral Warranties; and (viii) Administrative Agent has not determined in its reasonable judgment to be ineligible.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare from environmental hazards (including

          Hazardous Materials), in any manner applicable to Holdings or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the
                                                                   ------
     Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the
                                                                ------
     Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the
                                                                ------
     Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean
                                                             ------
     Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15
                                 ------
     U.S.C. (S) 2601 et seq.), the Federal Insecticide, Fungicide and
                     ------
     Rodenticide Act (7 U.S.C. (S) 136 et seq.), the Occupational Safety and
                                       ------
     Health Act (29 U.S.C. (S) 651 et seq.), the Oil Pollution Act (33 U.S.C.
                                   ------
     (S) 2701 et seq.) and the Emergency Planning and Community Right-to-Know
              ------
     Act (42 U.S.C. (S) 11001 et seq.), each as amended or supplemented, any
                              ------
     analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

          "Equipment Year" shall mean, with respect to any determination made pursuant to Schedule 1.1(vii), the number of calendar years since the year
                 ----------------
     of manufacture of each item of Rental Equipment (with the year of manufacture representing year 0).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
     Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings or any of its Subsidiaries of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings or any of its Subsidiaries in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to
     Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "Event of Default" means each of the events set forth in Section 8.

          "Excavation Equipment" shall mean each item of equipment that is owned by the Company or its Permitted Subsidiaries that constitutes excavation equipment including, without limitation, any of the following: excavators, backhoe, hydraulic hammers, tractors, loaders, scrapers, graders, compactors, rollers and soil stabilizers and sweepers, but in any event does not include equipment that would otherwise constitute Cranes and Lifting Equipment or Trucks and Trailers.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

          "Excluded Subsidiaries" means, collectively, all Subsidiaries in which the fair market value (as reasonably determined and certified by senior management of Company) of such Subsidiaries' assets do not in the aggregate exceed $15,000,000; provided, that no Subsidiary shall be an Excluded
                         --------
     Subsidiary if it acquires assets with a fair market value in excess of $2,000,000 in the aggregate or incurs Indebtedness or Contingent Obligations in excess of $2,000,000 in the aggregate.

          "Existing Credit Agreement" has the meaning assigned to that term in the Recitals to this Agreement.

          "Existing Investors" means certain existing shareholders, management officers and employees of Company and other investors identified in
     Schedule 1.1(iii) annexed hereto as Existing Investors.

          "Existing Lenders" has the meaning assigned to that term in the Recitals to this Agreement.

          "Existing Letters of Credit" has the meaning assigned to that term in subsection 3.1.

          "Existing Mortgages" means any mortgage, deed of trust or deed delivered pursuant to the Existing Credit Agreement including any amendments, modifications, restatements or assignments thereof.

          "Existing Revolving Loans" means, with respect to any Existing Lender, the Revolving Loans under, and as defined in, the Existing Credit Agreement held by such Existing Lender immediately prior to the Effective Date and which Revolving Loans remain outstanding immediately after the Effective Date.

          "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "Financial Plan" has the meaning assigned to that term in subsection 6.1(xiii).

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than (a) Permitted Encumbrances and (b) with respect to any Collateral other than Collateral securing the Loans hereunder, Liens permitted pursuant to subsections 7.2A(iii), 7.2A(viii), 7.2A(ix), 7.2(xi) and 7.2A(xv)) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

          "First Supplemental Agreement" means collectively (i) the Supplemental Indenture, dated as of the date hereof, among Holdings the Company and State Street Bank and Trust Company as trustee and (ii) the Supplemental Indenture, dated as of the date hereof among the Company and State Street Bank and Trust Company.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Holdings and its Subsidiaries ending on the December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

          "Fleet" has the meaning assigned to that term in the introduction to this Agreement.

          "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Foreign Cash Equivalents" means certificates of deposit or bankers acceptances of any bank organized under the laws of Canada or a Caribbean jurisdiction or any country that is a member of the European Economic Community whose short-term commercial paper rating from

     S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition.

          "Funding and Payment Office" means (i) the office of Administrative Agent and Swing Line Lender located at One Federal Street, Boston, Massachusetts or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

          "Funding Date" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsections 1.2 and 1.4, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "General Partner" means ACR Management LLC, a Delaware limited liability company, the sole general partner of Company, or any permitted successor thereto.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

          "GSCP" has the meaning assigned to that term in the introduction to this Agreement.

          "Guaranties" means the Holdings Guaranty and the Subsidiary Guaranty.

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined in any statute or regulation as or included in the definition in any statute or regulation of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) polychlorinated biphenyls, including any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and
     (x) any other chemical, material or substance which could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "Hazardous Materials Activity" means any past, present or future activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, migration, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values.

          "Holdings" has the meaning assigned to that term in the introduction to this Agreement.

          "Holdings Guaranty" means the Holdings Guaranty executed and delivered by Holdings and the General Partner on the Closing Date, substantially in the form of Exhibit XV annexed hereto, as such Holdings Guaranty may be
                 ----------
     amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Husky Acquisition Agreement" means that certain Stock and Asset Purchase Agreement dated March 20, 1999, by and among William D. Johns, an individual, Husky Crane, Inc., a California corporation, Paradise Equipment Company, a California limited partnership, Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership, and the Company, as amended, modified or supplemented from time to time.

          "Increased Amount Date" has the meaning assigned to that term in subsection 2.1A(v).

          "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and any accrued expenses or trade payables), (a) which obligation in accordance with GAAP would be shown as a liability on the balance sheet of such Person or (b) which purchase price is evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. The amount of any Indebtedness which is non-recourse to the obligor thereunder or to any other obligor and for which recourse is limited to an identified asset or assets shall be equal to the lesser of (1) the stated amount of such obligation and (2) the fair market value of such asset or assets. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and
     (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

          "Indemnitee" has the meaning assigned to that term in subsection 10.3.

          "Independent Appraiser" means Hunyady Appraisal Services or such other appraisal firm selected by the Company and reasonably acceptable to the Administrative Agent.

          "Independent Public Accountant" means any of the five largest public accounting firms in the United States selected by Holdings.

          "Initial Period" means the period commencing on and including the Effective Date and ending on (but excluding) the earlier of (i) the date on which Syndication Agent notifies Company that it has concluded its primary syndication of the Loans and Commitments and (ii) the date which is 30 days after the Effective Date.

          "Initial Value" shall mean, with respect to each item of Rental Equipment, an amount equal to (y) with respect to each item of Rental Equipment in existence as of the Closing Date, the appraised orderly liquidation value (assuming liquidation within an 180-day period) of each item of Rental Equipment specified on Schedule 1.1(v) annexed hereto, and
                                           ---------------
     (z) with respect to each item of Rental Equipment acquired subsequent to the Closing Date, an amount (which amount shall not, in any event, exceed the purchase price thereof, net of shipping costs and taxes) to be determined in accordance with the provisions of Schedule 1.1(i).
                                                     ---------------

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes which are used in the conduct of the business of Holdings and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Holdings and its Subsidiaries, taken as a whole.

          "Intercreditor Agreement" means that certain Intercreditor Agreement executed and delivered by Administrative Agent, Fleet, as administrative agent for lenders under the Term Loan Credit Agreement, and Collateral Agent on the Closing Date, substantially in the form of Exhibit XII annexed
                                                             -----------
     hereto, as such Intercreditor Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Interest Payment Date" means (i) with respect to any Base Rate Loan, each March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest
                                     --------
     Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection 2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Holdings or any of its Subsidiaries is a party.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute, and the regulations promulgated by the Internal Revenue Service thereunder.

          "Inventory" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Holdings), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person other than Holdings or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto less any return of
                                                       ----
     principal or capital thereon, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "IP Collateral" means, collectively, the "Intellectual Property" as defined in the Pledge and Security Agreement.

          "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered
     --------
     to be a Joint Venture to which such Person is a party.

          "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, reasonably satisfactory in form and substance to Administrative Agent, pursuant to which such lessor substantially agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property),
     (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement, and (iv) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request; provided, however, that Administrative Agent may
                             -----------------
     determine in its reasonable discretion that any one or more of the agreements set forth in clauses (i) through (iv) are not required to be included in a Landlord Consent and Estoppel with respect to a particular Leasehold Property.

          "Lead Arranger" has the meaning assigned to that term in the introduction to this Agreement.

          "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its reasonable discretion as not being required to be included in the Collateral.

          "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, persons who become Lenders pursuant to subsection 2.1A(v), together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided
                                                                      --------
     that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1 (including, without limitation, Existing Letters of Credit).

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of
                 ----
     Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B). For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

          "Leverage Ratio" means the ratio of (i) the average monthly outstanding principal amount of the Loans, the Second Priority Term Loans, Capital Leases and Additional Secured Indebtedness, less cash on hand as of
                                                         ----
     the date of determination, for the quarterly period ending on the last day of any Fiscal Quarter to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to clause (iv) of subsection 6.1; provided, however, that with
                                                -----------------
     respect to any period during which a Permitted Acquisition occurs, for purposes of calculating the Leverage Ratio under subsections 2.4B(iii)(d), the provisions of subsection 7.6D with respect to any cost savings that would otherwise be given effect in calculating Consolidated Adjusted EBITDA as a result of such provisions shall not be given effect until such cost savings are actually realized.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties, the Deposit Account Agreement, the Collateral Documents and the Acknowledgment and Consent.

          "Loan Party" means each of Holdings, General Partner, Company and any of Holding's Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of any Loan Party to perform, or of Administrative Agent, Collateral Agent or Lenders to enforce, the Obligations.

          "Material Contract" means any contract or arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

          "Material Leasehold Property" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Holdings or any of its Subsidiaries; provided, however, that no Leasehold Property with respect to
                   --------
     which the aggregate amount of all rents payable during any one Fiscal Year never exceeds $1,000,000 shall be a "Material Leasehold Property".

          "Material Real Property Asset" means a Real Property Asset reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Holdings or any of its Subsidiaries; provided, "Material Real Property Assets" shall not include
                   --------
     any individual Real Property Asset that does not exceed $500,000 in fair market value; provided, further that, Real Property Assets that do not
                   --------  -------
     constitute Material Real Property Assets shall not exceed $6,000,000 in aggregate fair market value.

          "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XVI annexed hereto
                                                     -----------
     or in such other form as may be approved by Collateral Agent in its reasonable discretion, in each case with such changes thereto as may be recommended by Collateral Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Collateral Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.

          "Mortgaged Property" means any property subject to an Existing Mortgage, an Effective Date Mortgaged Property and/or an Additional Mortgaged Property.

          "Multiemployer Plan" means any Employee Benefit Plan which is a "Multiemployer plan" as defined in Section 3(37) of ERISA.

          "NAIC" means the National Association of Insurance Commissioners.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is repaid as a result of such Asset Sale.

          "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Holdings or any of its Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and documented costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof.

          "New Business" means any assets or business acquired by Company or any of its Subsidiaries in a Permitted Acquisition.

          "New Lender" means any person who becomes a Lender under this Agreement as of the Effective Date or pursuant to Section 2.1A(v).

          "New Revolving Lender" has the meaning assigned to that term in subsection 2.1A(v).

          "New Revolving Loan Commitments" has the meaning assigned to that term in subsection 2.1A(v).

          "New Term Loan Commitments" has the meaning assigned to that term in subsection 2.1A(v).

          "New Term Loans" has the meaning assigned to that term in subsection 2.1A(v).

          "New Term Loan Lender" has the meaning assigned to that term in subsection 2.1A(v).

          "1999 Acquisitions" means the acquisitions made or to be made under the 1999 Acquisition Documents.

          "1999 Acquisition Documents" means the Husky Acquisition Agreement, the Dunn Acquisition Agreement and the Carlisle Acquisition Agreement.

          "Notes" means one or more of the Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

          "Notice of Borrowing" means a notice substantially in the form of
     Exhibit I annexed hereto delivered by Company to Administrative Agent
     ---------
     pursuant to subsection 2.1B with respect to a proposed borrowing.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to
                 ----------
     Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to
                    -----------
     Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or their respective Affiliates or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "Officers' Certificate" means, with respect to any Person, a certificate executed on behalf of such Person (x) if such Person is a partnership, by the chairman of the board (if an officer) or chief executive officer, chief operating officer, president or vice president or by the chief financial officer of one of its partners and (y) if such Person is a corporation, on behalf of such corporation by its chairman of the board (if an officer), chief executive officer, chief operating officer or its president or one of its vice presidents and, with respect to financial matters only, by its principal financial officer or principal accounting officer or its treasurer; provided that every Officers'
                                          --------
     Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Orderly Liquidation Value" shall mean, as of any date of determination and with respect to each item of Rental Equipment:

               (i) for items of Rental Equipment owned by the Company as of the Closing Date, an amount equal to the Initial Value from the Closing Date through December 31, 1998 and thereafter an amount equal to (A) the Orderly Liquidation Value of such item of Rental Equipment for the preceding calendar year multiplied by (B) 1 minus Factor B specified in Schedule 1.1(vii) corresponding to the current Equipment Year of
             ----------------
          such item of Rental Equipment;

               (ii) for items of Rental Equipment acquired by the Company after the Closing Date:

                    (a) during the calendar year in which such item of Rental
               Equipment is acquired, the Initial Value of such item of Rental Equipment; or

                    (b) in each subsequent calendar year, an amount equal to (A)
               the Orderly Liquidation Value of such item of Rental Equipment for the preceding calendar year multiplied by (B) 1 minus either

                         (x) Factor A if such item of Rental Equipment is not
                    subject to determination of Initial Value by an Independent Appraiser pursuant to the provisions of Schedule 1.1(i), or
                                                            --------------
                         (y) Factor B if such item of Rental Equipment is
                    subject to determination of Initial Value by an Independent Appraiser pursuant to the provisions of Schedule 1.1(i),
                                                            --------------

               (each of Factor A and Factor B as specified in Schedule 1.1(vii)
                                                              ----------------
               and corresponding to the current Equipment Year of such item of Rental Equipment);

     provided that, the Orderly Liquidation Value of each item of Rental
     --------
     Equipment classified as a crawler crane, conventional truck crane, tower crane or crane attachment (such classification to be made by an Independent Appraiser) shall be the Initial Value of such Rental Equipment until the date of delivery of the next Supplemental Appraisal, after which the Orderly Liquidation Value of such Rental Equipment shall be as specified in the most recent Supplemental Appraisal.

          "Other Investors" means certain persons identified on Schedule
                                                                --------
     1.1(iii) annexed hereto as Other Investors.
     -------

          "Partnership Agreements" means limited partnership agreements of Holdings and Company.

          "Partnership Loan Party" means any Loan Party which is a general or limited partnership.

          "Parts and Supplies Inventory" shall mean as of any date of determination Company's or a Permitted Subsidiary's inventory (valued at the lower of book value and market value) consisting of parts and supplies (excluding fluids and de minimus amounts of other parts and supplies) being used or reasonably expected to be used in the immediately succeeding twelve months in connection with the Rental Equipment.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Acquisition" means the acquisition of assets or a business effected in accordance with the provisions of subsection 7.7(xiii) or (xviii) and specifically including the 1999 Acquisitions.

          "Permitted Domestic Subsidiary" means (w) the Subsidiaries set forth at Schedule 1.1(vi), (x) any wholly-owned Subsidiaries organized under the
        ---------------
     laws of the United States or any state thereof which has been organized solely for the purpose of facilitating a Permitted Acquisition or which was acquired pursuant to a Permitted Acquisition, provided that the assets
                                                   --------
     acquired pursuant to such Permitted Acquisition are promptly contributed or otherwise transferred to the Company, (y) any Transitory Subsidiary and (z) any wholly-owned Subsidiary of Company which is organized under the laws of the United States or any state thereof, provided however that, all such
                                             ----------------
     Subsidiaries under this clause (z), in the aggregate, shall not have been capitalized by Company in Cash or other property, including equipment, in excess of 3% of the book value of the total assets of Company and its Subsidiaries and provided further that, substantially all the assets
                      ----------------
     thereof shall be subject to a First Priority Lien in favor of the Collateral Agent, and the Collateral Agent shall be reasonably satisfied that such Liens are substantially similar in respect of priority, enforceability and realization to those granted to Collateral Agent by the Company.

          "Permitted Earn-Out Agreements" means any other agreement by Company to pay the seller or sellers of any Person or assets acquired in accordance with the provisions of subsection 7.7(xiii) at any time following the consummation of such acquisition by reference to the financial performance of the person or assets acquired; provided that, the Earnout Value (as
                                       --------
     defined in the definition of "Acquisition Consideration") under a Permitted Earn-Out Agreement included for purposes of calculating Acquisition Consideration for a Permitted Acquisition shall not exceed 15% of the Acquisition Consideration under the related Permitted Acquisition.

          "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

               (vi) easements, rights-of-way, restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

               (vii) any (a) interest or title of a lessor or sublessor under any lease (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

               (viii) Liens arising from filing UCC financing statements relating solely to operating leases or Capital Leases permitted by this Agreement;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

               (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;

               (xii) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Holdings or such Subsidiary; and

               (xiii) Liens existing on the Effective Date and listed on
          Schedule 7.2.
          ------------

          "Permitted Foreign Subsidiary" means any wholly-owned Subsidiary of Company which is organized under the laws of Canada or a Caribbean jurisdiction; provided however that, all such Subsidiaries, in the
                   ----------------
     aggregate, shall have not been capitalized by Company in Cash or other property, including equipment, in excess of 3% of the book value of the total assets of Company and its Subsidiaries; provided further that,
                                                   ----------------
     substantially all the assets thereof shall be subject to a

     First Priority Lien in favor of the Collateral Agent, and Collateral Agent shall be reasonably satisfied that such Liens are substantially similar in respect of priority, enforceability and realization to those granted to Collateral Agent by the Company.

          "Permitted Sale Leaseback Transactions" means one or more sale leaseback transaction otherwise prohibited by subsection 7.9 so long as (i) the assets sold in such transaction constitute Cranes and Lifting Equipment, Excavation Equipment, Trucks and Trailers and/or vessels or barges, (ii) the aggregate sales price of the assets sold in all such transactions in effect as of any date of determination does not exceed 10% of total consolidated assets of Company and its Subsidiaries as of such date, (iii) such assets are sold in such transactions for Cash in an amount not less than their Orderly Liquidation Value, and (iv) within 180 days, the proceeds of such sale are either reinvested by Company in Cranes and Lifting Equipment, Excavation Equipment, Trucks and Trailers and/or vessels or barges or are applied to repay Loans.

          "Permitted Seller Note" means a promissory note containing subordination provisions in substantially the form of, or no less favorable to Lenders (in the reasonable judgment of Administrative Agent) than the subordination provisions contained in, Exhibit XVIII annexed hereto,
                                            -------------
     representing any Indebtedness of Holdings or Company incurred in connection with any Permitted Acquisition payable to the seller in connection therewith, as such note may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.14B; provided
                                                                       --------
     that, no Permitted Seller Note shall (i) be guarantied by any Subsidiary of Company or secured by any property of Holdings, Company or any of its Subsidiaries, (ii) bear cash interest at a rate greater than 15% per annum; or, (iii) provide for any prepayment or repayment of all or any portion of the principal thereof prior to the date of the final scheduled installment of principal of the Loans.

          "Permitted Subsidiaries" means Permitted Domestic Subsidiaries and Permitted Foreign Subsidiaries.

          "Permitted Tax Distribution" means, for so long as Holdings or Company is treated as a partnership or disregarded as an entity separate from its owners for federal income tax purposes, distributions to the partners of Holdings or Company in an amount with respect to any period after June 30, 1998, not to exceed the amount of distributions, whether paid or accrued, necessary to permit Holdings' and Company's partners to pay federal and state income tax liabilities arising from income of Holdings or Company and their respective Subsidiaries and taxable to such partners, including the tax distributions contemplated by Holdings' and Company's respective partnership agreements attributable to such partners solely as a result of Holdings or Company (and any intermediate entity through which any such partner owns its interest in Holdings or Company) being a partnership or similar pass-through entity for federal income tax purposes.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "Pledge and Security Agreement" means the Pledge and Security Agreement substantially in the form of Exhibit XIII annexed hereto, as such
                                            ------------
     Pledge and Security Agreement may be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Pledge and Security Agreement.

          "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Preferred Units" means Series A preferred interests of Holdings with an initial liquidation value of $22,500,000.

          "Proposed Insurance Reinvestment Proceeds" has the meaning assigned to that term in subsection 6.4C.

          "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and
     (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The Pro Rata Share of each Lender as of the Effective Date for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.
                                         ------------

          "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary in order to create or perfect Liens on any IP Collateral.

          "Qualified Preferred Units" means payment-in-kind preferred units of Holdings that have no cash-call or cash payment provision exercisable during the term of the Loans or the Term Loan (other than Qualified Preferred Units referred to in subsection 7.1(viii)).

          "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party in any real property.

          "Recapitalization Agreement" means that certain Amended and Restated Recapitalization Agreement dated as of July 21, 1998, by and among Company, Bain/ACR L.L.C. and ACR Management L.L.C., in the form delivered to Agents and Lenders prior to their execution of the Existing Credit Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.14A.

          "Recapitalization Transactions" means the series of transactions described in Schedule 1.1(iv) annexed hereto.
                  ----------------

          "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

          "Reference Lenders" means Fleet, and not more than two other Lenders selected by Fleet with the consent of Company.

          "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(iv).

          "Register" has the meaning assigned to that term in subsection 2.1D.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

          "Related Agreements" means, collectively, the Recapitalization Agreement, the Securityholders Agreement, the Bain Advisory Services Agreement, the Partnership Agreements, the Senior Notes, the Senior Note Indenture, the Senior Discount Debentures the Senior Discount Indenture and the Carlisle Acquisition Agreement.

          "Related Party" means with respect to any Person, (i) any stockholder, officer, employee or partner of such Person and (a) trusts for the benefit of such Person or the spouses, issue, parents or other relatives of such Person, (b) entities controlling or controlled by such Person and (c) in the event of death of any such individual Person, heirs or testamentary legatees of such Person and, in addition, with respect to Bain, shall include the Bain Investors or (ii) any Affiliate thereof.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the migration of any Hazardous Materials through the air, soil, surface water or groundwater.

          "Rental Equipment" shall mean (i) all of the Cranes and Lifting Equipment, (ii) all of the Trucks and Trailers, and (iii) all of the Excavation Equipment, that in each case, are held for resale or held for lease by Company or a Permitted Subsidiary.

          "Requisite Class Lenders" means, at any time of determination (i) for the Class of Lenders having Term Loan Exposure, Lenders having or holding at least a majority of the sum of the aggregate Term Loan Exposure of all Lenders, and (ii) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding at least a majority of the sum of the aggregate Revolving Loan Exposure of all Lenders.

          "Requisite Lenders" means Lenders having or holding at least a majority of the aggregate Revolving Loan Exposure and Term Loan Exposure of all Lenders.

          "Responsible Officer" means any of the chairman of the board (if an officer), the president, any senior or executive vice president, the general counsel, its principal financial officer or principal accounting officer, the secretary or the treasurer of Holdings or, as applicable, any Subsidiary of Holdings.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock, partnership interest or equivalent equity interests of Holdings or Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock, partnership interest or equivalent equity interests to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, by Holdings or the Company, respectively, direct or indirect, of any shares of any class of stock of Holdings or Company now or hereafter outstanding,
     (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Company now or hereafter outstanding, and
     (iv) any cash payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or the Senior Notes.

          "Revolver Leverage Ratio" means the ratio of (i) average monthly principal amount of the Loans, Capital Leases and Additional Secured Indebtedness outstanding, less cash on hand as of the date of
                               ----
     determination, for the quarterly period ending on the last day of any Fiscal Quarter to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to clause (iv) of subsection 6.1.

          "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii) or (v), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Revolving Loan Commitment Termination Date" means the earlier of (i) July 22, 2004 or (ii) the date of termination in whole of the Revolving Loan Commitments pursuant to subsection 2.4B or Section 8.

          "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b)
                                                                        ----
     in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the
                                                                ----
     aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate
                       ----
     outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) plus (e) the aggregate
                                                        ----
     amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

          "Revolving Loans" means (i) the Loans made by Lenders to Company pursuant to subsection 2.1A(i) of the Existing Credit Agreement which remain outstanding as of the Effective Date and (ii) any Loans made by Lenders to Company pursuant to subsection 2.1A(iii) or (v) of this Agreement.

          "Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E of this Agreement to evidence Revolving Loans and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignment of the Revolving Loan Commitments or Revolving Loans of any Lenders, in each case in substantially in the form of Exhibit IV-C annexed hereto, as they may be
                                     ------------
     amended, supplemented or otherwise modified from time to time.

          "Second Priority Term Loans" means the second priority secured term loans of Company outstanding pursuant to the Second Priority Term Loan Credit Agreement in the original principal amount of $50,000,000.

          "Second Priority Term Loan Credit Agreement" means that certain Term Loan Credit Agreement dated July 22, 1998, by and among Company, Holdings, GSCP, as Arranger and Syndication Agent, DLJ, as Documentation Agent and Fleet, as Administrative Agent and Collateral Agent, as amended as of the Effective Date and as such Term Loan Credit Agreement may be further amended, supplemented, refinanced, renewed, extended or otherwise modified from time to time to the extent permitted under subsection 7.14C.

          "Second Priority Term Loan Credit Documents" means the Second Priority Term Loan Credit Agreement, the promissory notes issued thereunder and each other document executed in connection with the Second Priority Term Loan Credit Agreement.

          "Secured Parties" has the meaning assigned to that term in the Intercreditor Agreement.

          "Securities" means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Securityholders Agreement" means that certain securityholders agreement among the General Partner, Holdings and various equityholders of such entities as amended, modified and supplemented from time to time to the extent permitted under subsection 7.14.

          "Senior Discount Debentures" means at least $25,000,000 in initial aggregate principal amount of Senior Discount Debentures of Holdings and Anthony Crane Holdings Capital Corporation issued pursuant to the Senior Discount Indenture, as amended by the First Supplemental Amendment thereto and as further amended from time to time as permitted pursuant to subsection 7.14.

          "Senior Discount Indenture" means the indenture pursuant to which the Senior Discount Debentures are issued, as amended by the First Supplemental Amendment thereto and as such indenture may be further amended from time to time to the extent permitted under subsection 7.14.

          "Senior Note Indenture" means the indenture pursuant to which the Senior Notes are issued, as amended by the First Supplemental Amendment thereto and as such indenture may be further amended from time to time to the extent permitted under subsection 7.14.

          "Senior Notes" means the $155,000,000 in aggregate principal amount of Senior Notes due July, 2008 of Company and Anthony Crane Capital Corporation issued pursuant to the Senior Note Indenture, including any notes issued in exchange for such notes as contemplated under the Senior
     Note Indenture, as amended by the First Supplemental Amendment thereto and as further amended from time to time as permitted pursuant to subsection 7.14.

          "Series B Preferred Units" means Series B preferred interests of Holdings.

          "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by Company or any of its Subsidiaries) containing subordination provisions substantially in the form of, or no less favorable to Lenders (in the reasonable judgment of Administrative Agent) than the subordination provisions contained in Exhibit XVIII annexed hereto, as such note may be
                             -------------
     amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.14.

          "Solvent" means, with respect to any Person, that as of the date of determination both (a) (i) the then fair saleable value of the property (sold as a going concern) of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and
     (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and

     (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Holdings or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Holdings or any of its Subsidiaries, (iii) the obligations of third party insurers of Holdings or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Holdings or any of its Subsidiaries, (v) performance, payment, deposit or surety obligations of Holdings or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, and (vi) such other obligations of Company and its Subsidiaries as are reasonably acceptable to Administrative Agent and the Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement; provided that Standby Letters of Credit may not be issued
                     --------
     for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

          "Subordinated Indebtedness" means (i) any Permitted Seller Notes, (ii) any Shareholder Subordinated Notes, and (iii) any other Indebtedness of Holdings, or any of its Subsidiaries, subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders; provided that Subordinated Indebtedness shall not include intercompany indebtedness owed to Company or Permitted Subsidiaries.

          "Subsidiary" with respect to any Person means any corporation, partnership or limited liability company, the financial statements of which are consolidated with the financial statements of such Person for GAAP financial reporting purposes. The term "Subsidiary", when used herein without reference to any particular Person, shall mean a Subsidiary of the Company.

          "Subsidiary Guarantor" means any Subsidiary of Holdings, other than Company and Excluded Subsidiaries, that is a party to the Subsidiary Guaranty as of the Effective Date, and any other Subsidiary of Holdings that executes and delivers a counterpart thereof from time to time thereafter pursuant to subsection 6.8.

          "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by all Subsidiaries of Holdings (other than Company and the Excluded Subsidiaries) on the Closing Date and to be executed and delivered by additional Subsidiaries of Holdings from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XIV
                                                                  -----------
     annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Supplemental Appraisal" shall mean a desktop appraisal conducted each calendar year (commencing calendar year 1999) to determine the Orderly Liquidation Value of the Company's Rental Equipment classified as crawler cranes, conventional truck cranes, tower cranes and crane attachments (such classification to be made by the Independent Appraiser) prepared by the Independent Appraiser.

          "Swing Line Lender" means Fleet, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

          "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iv).

          "Swing Line Loans" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iv) of this Agreement.

          "Swing Line Note" means (i) any promissory note of Company issued to the Swing Line Lender pursuant to Section 2.1E - on the Effective Date and
     (ii) any promissory note issued by Company to any successor Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, substantially in the form of Exhibit IV-D annexed hereto, as it may be amended,
                    ------------
     supplemented or otherwise modified from time to time.

          "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person
                  --------
     shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

          "Term Loan" means a Loan made by a Lender to Company as a term loan pursuant to subsection 2.1A(ii) or (v), and "Term Loans" means any such Loan or Loans, collectively.

          "Term Loan Commitment" means the commitment of a Lender to make a Term Loan to Company pursuant to subsection 2.1A(ii) or (v), and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

          "Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E on the Effective Date to evidence the Term Loans and
     (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-A Annexed hereto, as they may be amended, supplemented
             ------------
     or otherwise modified from time to time.

          "Title Company" means, collectively, First American Title Insurance Company and/or one or more other title insurance companies reasonably satisfactory to Syndication Agent and Administrative Agent.

          "Total Leverage Ratio" means the ratio of (i) average monthly outstanding principal amount of Consolidated Total Debt, less cash on hand as of the date of determination, for the quarterly period ending on the last day of any Fiscal Quarter to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to clause (iv) of subsection 6.1; provided, however, that
                                                      -----------------
     with respect to any period during which a Permitted Acquisition occurs, for purposes of calculating the Total Leverage Ratio in the definition of Applicable Total Leverage Ratio, the provisions of subsection 7.6D with respect to any cost savings that would otherwise be given effect in calculating Consolidated Adjusted EBITDA as a result of such provisions shall not be given effect until such cost savings are actually realized.

          "Total Utilization of Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Term Loans, (ii) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied), (iii) the aggregate principal amount of all outstanding Swing Line Loans, and (iv) the Letter of Credit Usage.

          "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal amount of all
                             ----
     outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.
                                  ----

          "Transaction Costs" means the fees, costs, premiums, penalties and expenses payable by Holdings and Company in connection with the transactions contemplated by the Loan Documents, the 1999 Acquisition Documents and the Related Agreements.

          "Transitory Subsidiary" means a Subsidiary of Holdings organized solely for the purpose of facilitating a Permitted Acquisition or which was acquired pursuant to a Permitted Acquisition and which immediately after the consummation of such Permitted Acquisition transfers, sells or otherwise disposes of all assets acquired pursuant to such Permitted Acquisition to Company or a Permitted Domestic Subsidiary.

          "Trucks and Trailers" shall mean each item of equipment that is owned by the Company or its Permitted Subsidiaries that constitutes any of the following: a forklift, a truck, a trailer or any other miscellaneous equipment, other than Cranes and Lifting Equipment and Excavation Equipment (such miscellaneous equipment used by the Company or its Permitted Subsidiaries in the provision of crane rental and lifting and/or excavation services and subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, prior to inclusion in the definition of Eligible Trucks and Trailers); including, without limitation, those items identified on Schedule 2.1(d)(B) to the Pledge and Security
                               -----------------
     Agreement.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "wholly-owned" means, with respect to any Subsidiary, that all of the equity Securities (other than any such security in the nature of a director's qualifying share) of such Subsidiary are owned by another Person or one or more wholly-owned Subsidiaries of such other Person; provided,
                                                                    --------
     any Subsidiary that is a limited partnership shall be deemed to be wholly-owned by another Person so long as such other Person and its wholly-owned Subsidiaries owns all of the limited partnership interests of such Subsidiary.

          "Year 2000 Compliant" means that all computer applications owned and controlled by Holdings or any of its Subsidiaries that are material to Holdings and its Subsidiaries' business and operations will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
     ------------------------------------------------------------------------
     Agreement.
     ----------

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the December 31, 1998 financial statements referred to in subsection 5.3. Notwithstanding the foregoing, except as otherwise specifically provided herein, all computations determining compliance with subsection 2.4 and Section 7, and the calculation of the Total Leverage Ratio, the Leverage Ratio and Revolving Leverage Ratio for all purposes set forth herein, in each case, including the definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1998 financial statements of Holdings and its Subsidiaries delivered to the Lenders, but shall not give effect to purchase accounting adjustments required or permitted by APB 16 and its interpretations (including non-cash write-ups and non-cash charges relating to inventory, fixed assets and in-process research and development, in each case arising in connection with any Permitted Acquisitions) and APB 17 and its interpretations (including non-cash charges relating to intangibles and goodwill arising in connection with any Permitted Acquisitions).

1.3  Other Definitional Provisions and Rules of Construction.
     -------------------------------------------------------
     A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

     B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

     D. Each reference to a "Fiscal Quarter period" of a specified number of Fiscal Quarters shall be a reference to a period of consecutive Fiscal Quarters of such number.

1.4  Changes in GAAP.
     ---------------

     In the event that a change in GAAP or other accounting principles and policies after the date hereof affects in any material respect the calculations of the compliance by Holdings and its Subsidiaries with the covenants contained herein, Lenders, Company and Holdings agree to negotiate in good faith to amend the affected covenants (and related definitions) to compensate for the effect of such changes so that the restrictions, limitations and performance standards effectively imposed by such covenants, as so amended, are substantially identical to the restrictions, limitations and performance standards imposed by such covenants as in effect on the date hereof; provided, that if Requisite
                                                --------
Lenders, Company and Holdings fail to reach agreement with respect to such amendment within a reasonable period of time following the date of effectiveness of any such change, calculation of compliance by Holdings and its Subsidiaries with the covenants contained herein shall be determined in accordance with GAAP as in effect immediately prior to such change.

                                  SECTION 2.
                  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Making of Loans; the Register; Notes.
     -------------------------------------------------

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Holdings and Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(ii) and (iii) and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(iv).

          (i) Existing Revolving Loans. Company acknowledges and confirms that
              ------------------------
     each Existing Lender holds Existing Revolving Loans in the respective principal amounts outstanding as of the Effective Date after giving effect to the application of Loans made on the Effective Date set forth opposite its name on Schedule 2.1 annexed hereto. Company hereby represents,
                 ------------
     warrants, agrees, covenants and (1) reaffirms that it is not aware of any defense, set off, claim or counterclaim against any Agent or Lender in regard to its Obligations in respect of such Existing Loans and (2) reaffirms its obligation to pay such Existing Revolving Loans in accordance with the terms and conditions of this Agreement and the other Loan Documents. Based on the foregoing, (A) Company and each Lender agree that, other than any Existing Revolving Loans to be repaid from the proceeds of the Term Loans on the Effective Date, any amounts owed (whether or not presently due and payable, and including all interest and fees accrued to the Effective Date (which shall be payable on the next Interest Payment Date with respect to the Existing Revolving Loans to which such interest relates)) by Company to Existing Lenders or in respect of the Existing Revolving Loans, shall, as of the Effective Date, be converted to, maintained as, and owed by Company under or in respect of Revolving Loans hereunder. Amounts repaid or prepaid in respect of Existing Revolving Loans may be repaid and reborrowed pursuant to Section 2.1A(iii) below to but excluding the Revolving Loan Commitment Termination Date.

          (ii) Term Loans. Each Lender severally agrees to lend to Company on
               ----------
     the Effective Date an amount not exceeding its Term Loan Commitment to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan Commitment is set forth opposite its name on Schedule
                                                                     --------
     2.1 annexed hereto and the aggregate amount of the Term Loan Commitments is
     ---
     $250,000,000; provided that the Term Loan Commitments of Lenders shall be
                   --------
     adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on July 2, 1999 if the Term Loans are not made on or before that date. Company may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

          (iii)  Revolving Loans.  Each Lender severally agrees, subject to the
                 ---------------
     limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Effective Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount (including its Pro Rata Share of Existing Revolving Loans outstanding) not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5. The amount of each Lender's Revolving Loan Commitment as of the Effective Date is set forth opposite its name on Schedule 2.1 annexed
                                                          ------------
     hereto and the aggregate amount of the Revolving Loan Commitments as of the Effective Date is $425,000,000; provided that, the Revolving Loan
                                     --------
     Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further, that the amount of the Revolving Loan Commitments shall
     -----------------
     be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than the Revolving Loan Commitment Termination Date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding in no event shall the Total Utilization of Commitments at any time exceed the Adjusted Borrowing Base Amount then in effect and in no event shall the Total Utilization of Revolving Loan Commitments exceed the aggregate amount of all Revolving Loan Commitments then in effect.

          (iv) Swing Line Loans.  Swing Line Lender hereby agrees, subject to
               -----------------
     the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Effective Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $30,000,000; provided that any
                                                              --------
     reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(iv), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line

     Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

          If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

          Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of
                                          --------
     each Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under subsection 4.2 (in the case of Loans made on the Effective Date) and 4.3 (in the case of all Loans) to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

       (v) Increased Amounts. Company may by written notice to Agents elect to
           -----------------
   increase the Revolving Commitments and/or the aggregate Term Loan Commitments (any such increase, "New Revolving Loan Commitments" or the "New Term Loan Commitments," as applicable), by an amount not in excess of $100,000,000 in the aggregate and not less than $50,000,000 individually and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an "Increased Amount Date") on which Company proposes that the New Revolving Loan Commitments or that the New Term Loan Commitments, as applicable. shall be effective and that Term Loans made pursuant to the New Term Loan Commitments (collectively, "New Term Loans") shall be made, as applicable, which shall be made not less than 10 Business Days after the date on which such notice is delivered to Administrative Agent and (B) the identity of each Lender or other Person (each, a "New Revolving Lender" or a "New Term Loan Lender", as applicable) to whom Company proposes any portion of such New Revolving Loan Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations, provided (x) the New Revolving Loan Commitments or the New Term Loan Commitments, as applicable, shall be arranged and syndicated by Agents and Company shall pay to Agents such customary fees and expenses in connection with arranging, syndicating and providing the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, as may be necessary in the reasonable judgment of Agents, to achieve a successful syndication thereof and no portion of such fees shall be allocable to any persons other than Agents and those persons providing the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, (y) any Lender approached by Company may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment or a New Term Loan Commitment. Such New Revolving Loan Commitments or New Term Loan Commitments shall become effective and any such New Term Loans shall be made, as applicable, as of such Increased Amount Date provided
   (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Loan Commitments or New Term Loan Commitments, as applicable; (2) both before and after giving effect to the making of any New Term Loans each of the conditions set forth in subsection 4.3 shall be satisfied; (3) each increase in Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more joinder agreements, in each case in form and substance reasonably satisfactory to Administrative Agent, and executed and delivered to Administrative Agent and recorded in the Register, each of which shall be subject to the requirements set forth in subsection 2.7B(iii)(a);
   (4) Company shall make any payments required pursuant to subsection 2.6D; (5) Company shall have delivered to Lenders pro forma financial statements indicating that not less than 25% of the Revolving Loan Commitments (after giving effect to any increase thereto pursuant to this provision) will remain outstanding through the Revolving Loan Commitment Termination Date; and (6) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Lenders, and each of the New Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by Revolving Lenders and New Revolving Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Commitments, (b) each New Revolving Loan Commitment shall be a Revolving Loan Commitment, and (c) each New Revolving Lender shall become a Revolving Lender. On any Increased Amount Date on which New Term Loan Commitments are effective subject to the satisfaction of the foregoing terms and conditions, (i) each New Lender shall make a New Term Loan to Company in an amount equal to its New Term Loan Commitment, (ii) each New Term Loan shall be deemed a Term Loan, and (iii) each New Term Loan Lender shall become a Lender. The Administrative Agent shall notify the Lenders promptly upon receipt of Company's notice of each Increased Amount Date and in respect thereof the New Revolving Loan Commitments and the New Revolving Lenders or the New Term Commitments and the New Lenders, as applicable, and, in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender's Revolving Loans subject to the assignments contemplated by this subsection. Notwithstanding anything contained herein to the contrary, the Applicable Base Rate Margins and Applicable Eurodollar Rate Margins applicable to any New Term Loans or any Loans made under the New Revolving Loan Commitment shall be less than or equal to the then effective Applicable Base Rate Margins and Applicable Eurodollar Rate Margins applicable to other Loans.

     B. Borrowing Mechanics. Term Loans and Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iv) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided that Term Loans and Revolving Loans made on any Funding Date as
--------
Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $50,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed

Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) in the case of any Term Loans or Revolving Loans, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor and, (vi) that, after giving effect to the Loans requested thereby, the Total Utilization of Commitments will not exceed the Adjusted Borrowing Base Amount then in effect and, in the case of Revolving Loans or Swing Line Loans, the Total Utilization of Revolving Loan Commitments shall not exceed the aggregate amount of all Revolving Loan Commitments then in effect. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be
                                      --------
promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

     Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. Disbursement of Funds. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.2 (in the case of Loans made on the Closing Date) and 4.3 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

     Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.  The Register.

          (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Administrative Agent shall record in the Register the Term Loan Commitment, the Term Loans, the Revolving Loan Commitment and the Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Term

     Loans and the Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to
                                                     --------
     make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

          (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of the Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that, failure to make any such recordation, or any error in
            --------
     such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided, further that,
                                                         -----------------
     in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern and be conclusive and binding on such Lender, absent manifest error.

          (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Company hereby designates Fleet (or such Person who may serve as Successor Administrative Agent) to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Fleet (or such Person who may serve as Successor Administrative Agent) serves in such capacity, Fleet and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     E. Optional Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Effective Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Revolving Loans, Term Loans or Swing Line Loans, substantially in the form of Exhibit IV, IVA or Exhibit V
                                                  ----------------   ---------
annexed hereto, respectively, with appropriate insertions.

2.2  Interest on the Loans.
     ----------------------

     A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan (other than a Swingline Loan) shall bear interest on the unpaid principal amount thereof from the date made through but excluding the date of maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Loan (other than a Swingline Loan) shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan (other than a Swingline Loan) may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan (other than a Swingline Loan) is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          (i) Subject to the provisions of subsections 2.2E and 2.7, each Loan (other than Swing Line Loans) shall bear interest through maturity as follows:

               (a) if a Base Rate Loan, then at the sum of the Base Rate plus
                                                                         ----
          the Applicable Base Rate Margin; or

               (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin.
                          ----
          (ii) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin.
     ----

     B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, a one-, two-, three- or six-month period or, if deposits in the interbank Eurodollar market are generally available for such period (as determined by each Lender making, converting to or continuing such Eurodollar Rate Loan), a twelve-month period; provided that:
                                              --------

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate

     Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond July 20, 2006, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) if requested by Syndication Agent, Company shall not select an Interest Period with respect to the Term Loan of longer than one month prior to the end of the Initial Period;

          (vii) there shall be no more than fifteen (15) Interest Periods outstanding at any time; and

          (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to but excluding each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any
                 --------
Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B, interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that Loans
                                                 -----------------
may not be continued as or converted to Eurodollar Rate Loans with an Interest Period longer than one month prior to the end of the Initial Period.

     Company shall deliver a Notice of Conversion/Continuation at any time after the Effective Date to Administrative Agent no later than 12:00 Noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice
                                                    --------
shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     Notwithstanding the foregoing, Eurodollar Rate Loans may be converted to Base Rate Loans prior to the expiration of the applicable Interest Periods so long as such conversion occurs on the Effective Date; provided that accrued interest through the Effective Date on the Loans so converted shall be paid within five Business Days following the Effective Date.

     E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees arising pursuant to subsection 2.3 owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall, if Requisite Lenders so elect in writing, thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable at maturity under this Agreement with respect to the applicable Loans (or, in the case of any such fees at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of overdue Eurodollar Rate Loans, upon the expiration
--------
of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F. Computation of Interest. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same
                                --------
day on which it is made, one day's interest shall be paid on that Loan.

2.3  Fees.
     ----

     A. Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments less outstanding Swingline Loans (other than, with
                           ----
respect to Swingline Lender, the

Swingline Lenders Pro Rata Share of the Swingline Loans) multiplied by the
                                                         -------------
Applicable Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date. Any such calculation or distribution of fees pursuant to this subsection 2.3A shall take into account the increase in Revolving Loan Commitments and adjustments to Pro Rata Shares with respect thereto as of the Effective Date.

     B. Other Fees. Company agrees to pay to Agents such fees in the amounts and at the times separately agreed upon between Company and each Agent.


2.4  Scheduled Payments of Term Loans Repayments, Prepayments and Reductions in
     ---------------------------------------------------------------------------
     Revolving Loan Commitments; General Provisions Regarding Payments;
     ------------------------------------------------------------------
     Application of Proceeds of Collateral and Payments Under Guaranties.
     -------------------------------------------------------------------

          A.  Scheduled Payments of Term Loans.

          (i) Scheduled Payments of Term Loans.  Company shall make principal
              ---------------------------------
     payments on the Term Loans in installments on the dates and in the percentages of the original principal amount of the Term Loans set forth below:

======================================================================
                                     SCHEDULED REPAYMENT OF
     DATE                                  TERM LOANS
-----------------------------------------------------------------------
September 30, 1999                         .25%
-----------------------------------------------------------------------
December 31, 1999                          .25%
-----------------------------------------------------------------------
March 31, 2000                             .25%
-----------------------------------------------------------------------
June 30, 2000                              .25%
-----------------------------------------------------------------------
September 30, 2000                         .25%
-----------------------------------------------------------------------
December 31, 2000                          .25%
-----------------------------------------------------------------------
March 31, 2001                             .25%
-----------------------------------------------------------------------
June 30, 2001                              .25%
-----------------------------------------------------------------------
September 30, 2001                         .25%
-----------------------------------------------------------------------
December 31, 2001                          .25%
-----------------------------------------------------------------------
March 31, 2002                             .25%
-----------------------------------------------------------------------
June 30, 2002                              .25%
-----------------------------------------------------------------------
September 30, 2002                         .25%
-----------------------------------------------------------------------
December 31, 2002                          .25%
-----------------------------------------------------------------------
March 31, 2003                             .25%
-----------------------------------------------------------------------
June 30, 2003                              .25%
-----------------------------------------------------------------------
September 30, 2003                         .25%
-----------------------------------------------------------------------

========================================================
                            SCHEDULED REPAYMENT OF
        DATE                     TERM LOANS
-------------------------------------------------------
December 31, 2003                   .25%
-------------------------------------------------------
March 31, 2004                      .25%
-------------------------------------------------------
June 30, 2004                       .25%
-------------------------------------------------------
September 30, 2004                  .25%
-------------------------------------------------------
December 31, 2004                   .25%
-------------------------------------------------------
March 31, 2005                      .25%
-------------------------------------------------------
June 30, 2005                       .25%
-------------------------------------------------------
September 30, 2005                  .25%
-------------------------------------------------------
December 31, 2005                   .25%
-------------------------------------------------------
March 31, 2006                      .25%
-------------------------------------------------------
June 30, 2006                       .25%
-------------------------------------------------------
July 20, 2006                       93.0%
-------------------------------------------------------

; provided, in the event any New Term Loans are made, such New Term Loans shall
  --------
be repaid on each of the dates set forth above occurring on or after the Increased Amount Date relating to such New Term Loans in an amount equal to a portion of such New Term Loans equal to a ratio of (y) the amount of other Term Loans being repaid on such date and (z) the total aggregate amount of other Term Loans outstanding on such Increased Amount Date; provided further that the
                                                 -------- -------
scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the
                                                  --------  -------
Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than July 20, 2006, and the final installment payable by Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term Loans.

B.  Prepayments and Reductions in Revolving Loan Commitments.

     (i) Voluntary Prepayments.  Company may, upon written or telephonic notice
         ---------------------
to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Company may, upon written or telephonic notice on the date of prepayment, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

     (ii) Voluntary Reductions of Revolving Loan Commitments.  Company may, upon
          ---------------------------------------------------
not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction after giving effect to any concurrent repayment of Revolving Loans and Letter of Credit; provided that any
                                                              --------
such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

     (iii)  Mandatory Prepayments.  The Loans shall be prepaid in the amounts
            ----------------------
and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv).

          (a) Prepayments From Net Asset Sale Proceeds.  No later than the fifth
              -----------------------------------------
     Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds. Notwithstanding the foregoing, the Net Asset Sale Proceeds shall not be required to repay Loans as set forth above, to the extent that and so long as such Net Asset Sale Proceeds are within 365 days of receipt of such proceeds, reinvested (or a contract entered into with respect to such reinvestment) in the business of the Company and its Subsidiaries. If Company is otherwise required to apply any portion of Net Asset Sale Proceeds to prepay Indebtedness evidenced by the Second Priority Term Loans or the Senior Notes then, notwithstanding anything contained in this Agreement to the contrary, Company shall apply such Net Asset Sale Proceeds to the prepayment of the Loans so as to eliminate or minimize any obligation to prepay the Second Priority Term Loans or the Senior Notes.

          (b) Prepayments from Net Insurance/Condemnation Proceeds.  No later
              -----------------------------------------------------
     than the tenth Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds minus (if (1) no Event of Default shall
                                     -----
     have occurred and be continuing and (2) Company shall have delivered to Administrative Agent, on or before such tenth Business Day, the Officers' Certificate described in subsection 6.4C), any Proposed Insurance Reinvestment Proceeds; provided, that at Company's option, such Proposed
                            --------
     Insurance Reinvestment Proceeds may be applied to prepay outstanding Revolving Loans to the full extent thereof. In addition, no later than 365 days after receipt of any Proposed Insurance Reinvestment Proceeds, Company shall prepay the Loans in an amount equal to the amount of any such Proposed Insurance Reinvestment Proceeds that have not theretofore been applied to the costs of repairing, restoring or replacing the applicable assets of Company or its Subsidiaries or reinvested in assets used in the ordinary course of business; provided further that, Company shall not be
                                  ----------------
     required to make any prepayment of the Loans to the extent that Net Insurance/Condemnation Proceeds during any Fiscal Year does not exceed 2% of consolidated total assets of Company.

          (c) Prepayments Due to Issuance of Debt.  On the date of receipt by
              ------------------------------------
     Holdings, Company or any of their respective Subsidiaries of the Cash proceeds of any Indebtedness, including debt Securities of Holdings, Company or any of their respective Subsidiaries (other than the Loans and any other Indebtedness permitted under subsections 7.1 (such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being the "Net Indebtedness Proceeds")), Company shall prepay the Loans in an aggregate amount equal to such Net Indebtedness Proceeds; provided, however, that payment or acceptance of the amounts provided for
     -----------------
     in this subsection 2.4B(iii)(c) shall not constitute a waiver of any Event of Default resulting from the incurrence of such Indebtedness or otherwise prejudice any rights or remedies of Agents or Lenders. If Company is otherwise required to apply any portion of Net Indebtedness Proceeds to prepay Indebtedness evidenced by the Second Priority Term Loans or the Senior Notes then, notwithstanding anything contained in this Agreement to the contrary, Company shall apply such Net Indebtedness Proceeds to the prepayment of the Loans so as to eliminate or minimize any obligation to prepay the Second Priority Term Loans or the Senior Notes.

          (d) Prepayments Due to Issuance of Equity Securities.  On the date of
              -------------------------------------------------
     receipt by Holdings or Company of Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Equity Proceeds") from the issuance of any equity Securities of Holdings or Company after the Effective Date (other than (A) capital contributions by Holdings to Company or any other Subsidiary, (B) issuances of Securities to the General Partner or Holdings or to any wholly owned Subsidiary of the Company by the Company, or (C) issuances of Holdings Common Units, Preferred Units, Series B Preferred Units or Qualified Preferred Units (x) to employees, officers, directors and consultants of Holdings and its Subsidiaries in the ordinary course of business in connection with their employment by Holdings, Company or its Subsidiaries and (y) to Bain Investors, the Other Investors, the Existing Investors and their Related Parties to the extent the Cash proceeds thereof are not in excess of $25,000,000 and (z) in connection with payment of all or any portion of the purchase price of a business or assets in a 1999 Acquisition or a Permitted Acquisition), Company shall prepay the Loans in an aggregate amount equal to: (i) 50% (or, if the Leverage Ratio is not more than 3.5 to 1.0 on the date such Net Equity Proceeds are received, no such payment shall be made) of such Net Equity Proceeds if such Net Equity Proceeds are derived from a non-public sale of equity Securities or partnership interests of Holdings or Company or (ii) 75% (or, if the Leverage Ratio is not more than 3.5 to 1.0 on the date such Net Equity Proceeds are received, no such payment shall be made) of such Net Equity Proceeds if such Net Equity Proceeds are derived from the sale of equity Securities or partnership interests of Holdings or Company through a public offering. If Company is otherwise required to apply any portion of Net Equity Proceeds to prepay Indebtedness evidenced by the Second Priority Term Loans or the Senior Notes then, notwithstanding anything contained in this Agreement to the contrary, Company shall apply such Net Equity Proceeds to the prepayment of the Revolving Loans so as to eliminate or minimize any obligation to prepay the Second Priority Term Loans or the Senior Notes.

          (e) Calculations of Net Proceeds Amounts; Additional Prepayments and
              ----------------------------------------------------------------
     Reductions Based on Subsequent Calculations.  Concurrently with any
     --------------------------------------------
     prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(d), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Indebtedness Proceeds or Net Equity Proceeds (as such terms are defined in subsections 2.4B(iii)(a), (b), (c) and (d), respectively), as the case may be, that gave rise to such prepayment. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

          (f) Prepayments Relating to the Borrowing Base.  Company shall from
              -------------------------------------------
     time to time prior to the Revolving Loan Commitment Termination Date, prepay Loans (and after all Loans have been repaid, deposit in a collateral account same day funds in an amount equal to the Letter of Credit Usage until such time as the Letters of Credit shall have been terminated and the Letter of Credit Usage has been reduced to zero or until no payment is otherwise required under this clause (f)) in such amounts as shall be necessary so that at all times the Total Utilization of Commitments shall not exceed the Adjusted Borrowing Base Amount then in effect.

          (g) Prepayments Due to Restrictions of Revolving Loan Commitments.
              --------------------------------------------------------------
     Company shall from time to time prepay first the Swing Line Loans and
                                            -----
     second the Revolving Loans to the extent necessary so that the Total
     ------
     Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

     (iv)  Application of Prepayments.
           --------------------------

          (a) Application of Voluntary Prepayments by Type of Loans and Order of
              ------------------------------------------------------------------
     Maturity.  Any voluntary prepayments pursuant to subsection 2.4B(i) shall
     ---------
     be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any
     --------
     such prepayment shall be applied, such prepayment shall be applied first to
                                                                        -----
     repay outstanding Swing Line Loans to the full extent thereof, and second
                                                                        ------
     to repay outstanding Revolving Loans to the full extent thereof, and third
                                                                          -----
     to repay outstanding Term Loans to the full extent thereof.

          (b) Application of Mandatory Prepayments by Type of Loans.  Any
              ------------------------------------------------------
     amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(d),(e) and
     (f) shall be applied first to prepay the Swing Line Loans to the full
                          -----
     extent thereof, second to prepay the Revolving Loans to the full extent
                     ------
     thereof and third to the extent of any remaining portion of the Applied
                 -----
     Amount, to prepay the Term Loans to the full extent thereof.

          (c) Application of Prepayments to Base Rate Loans and Eurodollar Rate
              -----------------------------------------------------------------
     Loans.  Any prepayment shall be applied first to Base Rate Loans to the
     ------
     full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

          (d) Application of Mandatory Prepayments of Term Loans to the
              ---------------------------------------------------------
     Scheduled Installments of Principal Thereof.  Any mandatory prepayments of
     --------------------------------------------
     the Term Loans pursuant to subsection 2.4B(iii) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A(i) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term Loans set forth in subsection 2.4A(i) that is unpaid at the time of such prepayment.

C.  General Provisions Regarding Payments.

     (i) Manner and Time of Payment.  All payments by Company of principal,
         ---------------------------
interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

     (ii) Application of Payments to Principal and Interest.  Except as provided
          --------------------------------------------------
in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

     (iii)  Apportionment of Payments.  Aggregate principal and interest
            --------------------------
payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares giving effect to any adjustments in Pro Rata Shares on and after the Effective Date. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

     (iv) Payments on Business Days.  Subject to the provisions of subsection
          --------------------------
2.2B, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

     (v) Notation of Payment.  Each Lender agrees that before disposing of any
         --------------------
Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the
                       --------
making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

D.  Application of Proceeds of Collateral and Payments Under Guaranties.

     (i) Application of Proceeds of Collateral.  Except as provided in
         --------------------------------------
subsections 2.4B(iii)(a) and 2.4B(iii)(b) with respect to prepayments from Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document during the continuation of an Event of Default may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

          (a) To the payment of all costs and expenses of such sale, collection or other realization, including all expenses, liabilities and advances made or incurred by Administrative Agent and its agents and counsel in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

          (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations then due and owing for the benefit of the holders thereof in accordance with the terms of Intercreditor Agreement; and

          (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     (ii) Application of Payments Under Guaranties.  All payments received by
          -----------------------------------------
Administrative Agent under the Guaranties shall be applied promptly from time to time by Administrative Agent in the following order of priority:

          (a) To the payment of the costs and expenses of any collection or other realization under such Guaranties, including all expenses, liabilities and advances made or incurred by Administrative Agent and its agents and counsel in connection therewith, all in accordance with the terms of this Agreement and Guaranty;

         (b) thereafter, to the extent of any excess of such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the benefit of the holders thereof in accordance with the terms of the Intercreditor Agreement; and

         (c) thereafter, to the extent of any excess such payments, to the payment to Holdings or the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5  Use of Proceeds.
     ----------------

     A. The proceeds of Existing Revolving Loans were used for the purposes specified in the Existing Credit Agreement.

     B. Term Loans. The proceeds of the Term Loans made on the Effective Date shall be applied by the Company in full to (x) repay a portion of the Existing Revolving Loans outstanding immediately prior to the Effective Date, (y) to pay the purchase price for stock and assets purchased in connection with the 1999 Acquisitions and/or (z) to pay fees and expenses in connection with the 1999 Acquisitions and the amendment and restatement of the Existing Credit Agreement.

     C. Post Effective Date Revolving Loans and Swing Line Loans. Revolving Loans and Swing Line Loans made on or after the Effective Date may be used by Company for working capital and general corporate purposes, which may include the making of intercompany loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1, for their own working capital and general corporate purposes (including Consolidated Capital Expenditures) and financing Permitted Acquisitions.

     D. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Holdings or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Special Provisions Governing Eurodollar Rate Loans.
     ---------------------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, promptly upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. Booking of Eurodollar Rate Loans. Subject to its obligations under subsection 2.8, any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans
-----------------
in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and
(ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation of, or into, Eurodollar Rate Loans that has not yet occurred shall be deemed to be rescinded by Company.

2.7  Increased Costs; Taxes; Capital Adequacy.
     -----------------------------------------

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.  Withholding of Taxes.

          (i) Payments to Be Free and Clear.  All sums payable by Company under
              ------------------------------
     this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments.  If Company or any other Person is
               ------------------------
     required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any
--------
Lender under clause (c) above except to the extent that any change after the Closing Date (in the case of each Existing Lender), after the Effective Date (in the case of each New Lender) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

     (iii)  Evidence of Exemption from U.S. Withholding Tax.
            -----------------------------------------------

          (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Effective Date, on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

          (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue

     Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

          (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the
                           --------
     requirements of subsection 2.7B(iii)(a) on or before the Effective Date or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  Obligation of Lenders and Issuing Lenders to Mitigate.
     -----------------------------------------------------

     Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such
                                                          --------
Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9  Defaulting Lenders.
     ------------------

     Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "Defaulting Lender") defaults (a "Funding Default") in its obligation to fund any Revolving Loan (a "Defaulted Revolving Loan") in accordance with subsection 2.1, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents,
(ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Revolving Loans pursuant to subsection 2.4B(i) shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero, and (b) any mandatory prepayment of the Revolving Loans pursuant to subsection 2.4B(iii) shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such

Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b), (iii) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the commitment fee payable to Lenders pursuant to subsection 2.3A in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.3A with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

     For purposes of this Agreement, (I) "Default Period" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (A) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of this subsection 2.9 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment, and (C) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (II) "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

     No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.9, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.9. The rights and remedies against a Defaulting Lender under this subsection 2.9 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.10 Removal or Replacement of a Lender.
     ----------------------------------

     A. Anything contained in this Agreement to the contrary notwithstanding, in the event that:

          (i) (a) any Lender (an "Increased-Cost Lender") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7 or subsection 3.6, (b) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (c) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or

          (ii) (a) any Lender shall become a Defaulting Lender, (b) the Default Period for such Defaulting Lender shall remain in effect, and (c) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or

          (iii) (a) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v) of the first provision to subsection 10.6A, the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained, and (b) the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the second provision to subsection 10.6A;

then, and in each such case, Company shall have the right, at its option, to remove or replace the applicable Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "Terminated Lender") to the extent permitted by subsection 2.10B.

     B. Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so:

          (i) elect to (a) terminate the Revolving Loan Commitment, if any, of such Terminated Lender upon receipt by such Terminated Lender of such notice and (b) prepay on the date of such termination any outstanding Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to subsection 2.3, subsection 2.6, subsection 2.7 or subsection
     3.6 or otherwise; provided that, in the event such Terminated Lender has
                       --------
     any Loans outstanding at the time of such termination, the written consent of Administrative Agent and Requisite Lenders (which consent shall not be unreasonably withheld or delayed) shall be required in order for Company to make the election set forth in this clause (i); or

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

          (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Loan Commitment, if any, in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of subsection 10.1B; provided that (a) on the date of such assignment,
                          --------
     Company shall pay any amounts payable to such Terminated Lender pursuant to subsection 2.3, subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise as if it were a prepayment and (b) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender;

provided that (X) Company may not make either of the elections set forth in
--------
clauses (i) or (ii) above with respect to any Non-Consenting Lender unless Company also makes one of such elections with respect to each other Terminated Lender which is a Non-Consenting Lender and (Y) Company may not make either of such elections with respect to any Terminated Lender that is an Issuing Lender unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued by such Issuing Lender to be cancelled.

     C. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Loan Commitment, if any, pursuant to clause (i) of subsection 2.10B, (i) Schedule 2.1 shall be deemed
                                                ------------
modified to reflect any corresponding changes in the Revolving Loan Commitments and (ii) such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; provided that any rights of such Terminated Lender
                            --------
to indemnification under this Agreement (including under subsections 2.6D, 2.7, 3.6, 10.2 and 10.3) shall survive as to such Terminated Lender.

                                   SECTION 3.
                               LETTERS OF CREDIT

3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
     ---------------------------------------------------------------------
     Therein.
     --------

     A.  Letters of Credit.  Company acknowledges and confirms that Schedule 3.1
                                                                    ------------
annexed hereto sets forth each letter of credit issued under the Existing Credit Agreement and outstanding as of the Effective Date (collectively, the "Existing Letters of Credit"). Company hereby represents, warrants, agrees, covenants and
(a) reaffirms that it is not aware of any defense, set off, claim or counterclaim against any Agent or Lender in regard to its Obligations in respect of such Existing Letters of Credit and (b) reaffirms its obligation to reimburse the applicable Issuing Lenders for honored drawings under such Existing Letters of Credit in accordance with the terms and conditions of this Agreement and the other Loan Documents applicable to Letters of Credit issued hereunder. Based on the foregoing, Company and each Lender agrees that (1) each Existing Letter of Credit which is a Standby Letter of Credit shall, as of the Effective Date, be deemed for all purposes of this Agreement to be a Standby Letter of Credit issued hereunder, and (2) each Existing Letter of Credit which is a Commercial Letter of Credit shall, as of the Effective Date, be deemed for all purposes of this Agreement to be a Commercial Letter of Credit issued hereunder. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Effective Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit; provided that all such Commercial Letters of Credit
                           --------
shall provide for sight drawings. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company
                                                       --------
shall not request that any Lender issue (and no Lender shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $40,000,000;

          (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the
                                                        --------
     immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such
     -----------------
     Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; provided, however, that notwithstanding clause (a)
                              -----------------
     but subject to the other restrictions of this subsection, Company may request the issuance (on a date prior to five Business Days prior to the Revolving Loan Commitment Termination Date) of a Standby Letter of Credit having an expiration date later than five Business Days prior to the Revolving Loan Commitment Termination Date if Company, at the time of such request, makes arrangements in form and substance satisfactory to the Issuing Lender thereof to cash collateralize such Letter of Credit provided
                                                                        --------
     that Issuing Lender shall be under no obligation to issue such a Letter of Credit if it shall reasonably determine that such cash collateralization arrangements could reasonably be expected to be less favorable to Issuing Lender than the reimbursement arrangements hereunder with respect to other Letters of Credit;

(iv)  any Commercial Letter of Credit having an expiration date (a)
later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance (on a date prior to 30 days prior to the Revolving Loan Commitment Termination Date) of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; provided, that, notwithstanding clause (X) but subject to the other
            --------
restrictions of this subsection, Company may request the issuance (on a date prior to 30 days prior to the Revolving Loan Commitment Termination Date) of a Commercial Letter of Credit having an expiration date later than the time set forth in clause (X) if Company, at the time of such request, makes arrangements in form and substance satisfactory to the Issuing Lender thereof to cash collateralize such Letter of Credit; provided further that, Issuing Lender shall
                                     -------- -------
be under no obligation to issue such a Letter of Credit if it shall reasonably determine that such cash collateralization arrangements could reasonably be expected to be less favorable to Issuing Lender than the reimbursement arrangements hereunder with respect to other Letters of Credit; or
          (v) any Letter of Credit if, after giving effect to the issuance thereof, the Total Utilization of Commitments exceeds the Adjusted Borrowing Base Amount then in effect.

     B.  Mechanics of Issuance.

          (i) Notice of Issuance.  Whenever Company desires the issuance of a
              ------------------
     Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III
                                                               -----------
     annexed hereto no later than 11:00 A.M. (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, and (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in
                                         --------
     its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no
                                                 --------  -------
     Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is

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

     presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

          Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

          (ii) Determination of Issuing Lender.  Upon receipt by Administrative
               -------------------------------
     Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect; provided that Administrative Agent shall not be
                                --------
     obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available.

          (iii)  Issuance of Letter of Credit.  Upon satisfaction or waiver (in
                 ----------------------------
     accordance with subsection 10.6) of the conditions set forth in subsection 4.4, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iv) Notification to Lenders.  Upon the issuance of any Letter of
               -----------------------
     Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice),

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

     Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

          (v) Reports to Lenders.  Within 15 days after the end of each calendar
              ------------------
     quarter ending after the Effective Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Lender a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

     C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Loan Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. On the Revolving Loan Commitment Termination Date, the Issuing Lender shall be deemed to, and hereby agrees to, irrevocably repurchase from each Lender such Lender's participation in the Letters of Credit issued by such Issuing Lender pursuant to the last proviso to subsection 3.1A(iii) or the last proviso to subsection 3.1A(iv) to the extent any such Letter of Credit remains outstanding and any amounts remain undrawn thereunder.

3.2  Letter of Credit Fees.
     ---------------------

     Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

          (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 1/8 of 1% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders having Revolving Loan Exposure, equal to the product of (x) the Applicable Eurodollar Rate Margin and (y) the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June 15, September 15 and December 15 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

          (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 1/8 of 1% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders having Revolving Loan Exposure, equal to the product of (x) the Applicable Eurodollar Rate Margin and (y) the daily amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June 15,

     September 15 and December 15 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

          (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause
(i)(b) or (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3  Drawings and Reimbursement of Amounts Paid Under Letters of Credit.
     ------------------------------------------------------------------

     A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

     B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange
Rate) and in same day funds equal to the amount of such honored drawing;

provided that, anything contained in this Agreement to the contrary
--------
notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 11:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.3B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further that, if for any reason proceeds of
                     --------  -------
Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

     C.  Payment by Lenders of Unreimbursed Amounts Paid Under Letters of
     Credit.

          (i) Payment by Lenders.  In the event that Company shall fail for any
              ------------------
     reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Loan Commitments. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (ii) Distribution to Lenders of Reimbursements Received From Company.
               ---------------------------------------------------------------
     In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D.  Interest on Amounts Paid Under Letters of Credit.

          (i) Payment of Interest by Company.  Company agrees to pay to each
              ------------------------------
     Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the Base Rate plus the Applicable Base Rate Margin for Revolving Loans and (b) thereafter, if Requisite Lenders so elect in writing pursuant to the provision of subsection 2.2E of this Agreement, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii) Distribution of Interest Payments by Issuing Lender.  Promptly
               ---------------------------------------------------
     upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4  Obligations Absolute.
     --------------------

     The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Holdings or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries;

          (v) any breach of this Agreement or any other Loan Document by any party thereto;

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (vii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted bad faith, gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

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

3.5  Indemnification; Nature of Issuing Lenders' Duties.
     ---------------------------------------------------

     A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the bad faith, gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

     B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) so long as such Issuing Lender complies with its responsibilities under subsection 3.3A, failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

     Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising out of the bad faith, gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6  Increased Costs and Taxes Relating to Letters of Credit.
     -------------------------------------------------------

     Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender for which such Issuing Lender is not otherwise compensated hereunder; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                            SECTION 4.
            CONDITIONS TO LOANS AND LETTERS OF CREDIT

     The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1  Conditions to Existing Revolving Loans and Letters of Credit.
     ------------------------------------------------------------

     The conditions to the making of the Existing Revolving Loans and the issuance of the Existing Letters of Credit have been satisfied.

4.2  Conditions to Effectiveness of this Agreement and Term Loans.
     ------------------------------------------------------------

     The effectiveness of this Agreement and the obligations of Lenders to make the Term Loans are, in addition to the conditions precedent specified in subsection 4.3, subject to prior or concurrent satisfaction of the following conditions:

     A. Loan Party Documents. On or before the Effective Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Effective Date:

          (i) Certified copies of the Agreement of Limited Partnership or Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of formation or incorporation and each other state in which such Person is qualified as a foreign Person to do business (except, with respect to Loan Parties, other than Company, any such other state or states in which failure to be qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (provided that no
                                                               --------
     such state shall be a state in which real property of the applicable Loan Party is located)) and, to the extent generally available, a certificate or other evidence of good standing or existence as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Effective Date;

          (ii) Copies of the Bylaws of each such Person that is a corporation, certified as of the Effective Date by such Person's corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors, general partner or other authorizing body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party to be executed on the Effective Date, certified as of the Effective Date by the secretary or an assistant secretary or general partner of such Person as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Person executing, as of the Effective Date, any Loan Documents to which it is a party;

          (v) Executed originals of the Loan Documents not previously executed to which such Person is a party; and

          (vi) Such other documents as any Agent may reasonably request.

     B. No Material Adverse Effect. Since December 31, 1998, no Material Adverse Effect (in the opinion of any Agent) shall have occurred.

     C.  Corporate and Capital Structure, Ownership, Management, Etc.

          (i) Corporate Structure.  The organizational structure of Holdings and
              -------------------
     its Subsidiaries (after giving effect to the 1999 Acquisitions) shall be as set forth on Schedule 4.2C annexed hereto.
                  -------------

          (ii) Capital Structure and Ownership.  The capital structure and
               -------------------------------
     ownership of Holdings and its Subsidiaries (after giving effect to the 1999 Acquisitions) shall be reasonably satisfactory to the Agents in all respects and as set forth on Schedule 4.2C annexed hereto.
                                  -------------

     D. Amendment to Second Priority Term Loan Credit Documents. Agents shall each have received a fully executed or conformed copy of any amendments to the Second Priority Term Loan Credit Documents to be made effective as of the Effective Date, each of which shall be in form and substance reasonably satisfactory to Agents, and each such agreement and promissory note shall be in full force and effect.

     E. Necessary Governmental Authorizations and Consents. Holdings and Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Holdings and its Subsidiaries, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     F.  Effective Date Mortgages; Effective Date Mortgage Policies; Etc.
Agents shall have received from Holdings, Company and each applicable Subsidiary
Guarantor:

          (i) Effective Date Mortgages.  Fully executed and notarized Mortgages
              -----------------------
     (each an "Effective Date Mortgage" and, collectively, the "Effective Date Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in

     Schedule 4.2F annexed hereto (each a "Effective Date Mortgaged Property"
     -------------
     and, collectively, the "Effective Date Mortgaged Properties");

          (ii) Opinions of Local Counsel.  An opinion of counsel (which counsel
               -------------------------
     shall be reasonably satisfactory to Agents) in each state in which an Effective Date Mortgaged Property is located with respect to the enforceability of the form(s) of Effective Date Mortgages to be recorded in such state and such other matters as any Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agents;

     provided, however, that Agents may determine in their reasonable discretion
     --------  -------
     that an opinion of counsel in any one or more of such states shall not be required hereunder;

          (iii)  Miscellaneous.  Administrative Agent shall have received ALTA
                 -------------
     mortgagee title insurance policies or unconditional commitments therefor and such other documents or materials as Administrative Agent shall have reasonably requested in each case in form and substance reasonably acceptable to Administrative Agent.

     G. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to Loan Documents and filings made prior to the Effective Date pursuant to the Existing Credit Agreement, Agents shall have received evidence satisfactory to it that each Loan Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the reasonable opinion of Agents, desirable in order to create in favor of Collateral Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the Collateral (including, without limitation, Collateral acquired pursuant to the 1999 Acquisitions). Such actions shall include the following:

          (i) Schedules to Collateral Documents.  Delivery to Administrative
              ---------------------------------
     Agent of accurate and complete schedules to all of the applicable Collateral Documents.

          (ii) Stock Certificates, Instruments and Certificates of Title.
               ---------------------------------------------------------
     Delivery to Collateral Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock or other equity interests pledged pursuant to the Pledge and Security Agreement, (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Collateral Agent) evidencing any Collateral and (c) except as otherwise set forth in the Pledge and Security Agreement, certificates of title, indicating thereon the Lien created under the Pledge and Security Agreement with respect to any item of equipment covered by a certificate of title issued under a statute of any state requiring such indication of such security interest as a condition of perfection thereof;

          (iii)  Lien Searches and UCC Termination Statements.  Delivery to
                 --------------------------------------------
     Collateral Agent of (a) the results of a recent search, by a Person reasonably satisfactory to Agents, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

          (iv) UCC Financing Statements and Fixture Filings.  Delivery to
               --------------------------------------------
     Collateral Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Agents, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (v) PTO Cover Sheets, Etc.  Delivery to Collateral Agent of all cover
              ---------------------
     sheets or other documents or instruments required to be recorded with the PTO in order to create or perfect Liens in respect of any U.S. patents, federally registered trademarks or copyrights, or applications for any of the foregoing, included among the IP Collateral; and

          (vi) Opinions of Local Counsel.  To the extent requested by Agents,
               -------------------------
     delivery to Agents of an opinion of counsel under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Agents may reasonably request, in each case in form and substance reasonably satisfactory to Agents.

     H. Repayment of Swing Line Loans. On the Effective Date, immediately before and after giving effect to any borrowings hereunder on such date, no Swing Line Loans shall be outstanding.

     I. No Event of Default. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that immediately prior to the Effective Date, no event has occurred and is continuing that would constitute an Event of Default or Potential Event of Default under the Existing Credit Agreement.

     J. Pro Forma Balance Sheet. On or before the Effective Date, Agents shall have received from Company pro forma consolidated balance sheets of Company and its Subsidiaries as at March 31, 1999 reflecting the consummation of the transactions contemplated by the Loan Documents and the 1999 Acquisitions as if such transactions had occurred on such date, which pro forma financial statements shall be in form and substance reasonably satisfactory to Agents.

     K. Financial Projections. Lenders shall have received financial projections reasonably satisfactory in form and substance to Agents for Company and its Subsidiaries for the period from the Effective Date through December 31, 2006.

     L. Solvency Assurances. On the Effective Date, Agents shall have received a Financial Condition Certificate dated the Effective Date, substantially in the form of Exhibit XI annexed hereto (with such changes thereto as shall be
        ----------
approved by Agents in the exercise of their reasonable discretion) and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, Holdings and its Subsidiaries will be Solvent.

     M. Evidence of Insurance. Agents shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 with respect to the 1999 Acquisitions is in full force and effect and that Collateral Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

     N. Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Kirkland & Ellis, counsel for Loan Parties, and of Williams Coulson Johnson Lloyd Parker & Tedesco, LLC, special Pennsylvania counsel for Loan Parties, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Effective Date and setting forth substantially the matters in the opinions designated in Exhibit VII annexed
                                                        -----------
hereto and as to such other matters as or Agents and acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Agents that Loan Parties have requested such counsel to deliver such opinions to Lenders.

     O. Opinions of Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Agents, dated as of the Effective Date, substantially in the form of Exhibit VIII annexed hereto and as to such other
                             ------------
matters as Agents may reasonably request.

     P. Fees and Expenses. Company shall have paid to Agents, for distribution (as appropriate) to Agents, the fees payable on the Effective Date referred to in subsection 2.3B. and all reasonable expenses for which invoices have been presented on or before the Effective Date.

     Q. Representations and Warranties; Performance of Agreements. Company shall have delivered to Agents an Officers' Certificate, in form and substance reasonably satisfactory to Agents, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Holdings and Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or before the Effective Date except as otherwise disclosed to and agreed to in writing by Agents and Requisite Lenders.

     R.  Borrowing Base Certificate; Appraisals.  Company shall have delivered
(a) a Borrowing Base Certificate dated as of the Effective Date demonstrating an Adjusted Borrowing Base Amount as of such date of not less than $465,000,000 and
(b) appraisals from independent third-party appraiser in form and substance reasonably satisfactory to Agents confirming the valuations of assets which are the subject of the 1999 Acquisitions to be included in the calculation of the Adjusted Borrowing Base Amount; provided, however, that for the purposes of this
                                --------  -------
Section 4.2 R, so long as the Administrative Agent is reasonably satisfied that any certificates of title that are the subject of the 1999 Acquisitions will be furnished and delivered to the relevant state office for the transfer of title and release and endorsement of liens thereon within five (5) Business Days of the Effective Date, then such certificates of title shall be included within the Adjusted Borrowing Base Amount (without giving effect to any adjustment under the applicable definition otherwise resulting from a failure to obtain final action by the appropriate filing office).

     S. Environmental Reports. Agents shall have received an environmental assessment report in form and substance reasonably satisfactory to Agents addressing each of the Facilities listed in Schedule 4.2S annexed hereto
                                            -------------
prepared by ENVIRON Corporation (or another firm reasonably satisfactory to Agents).

     T. Reallocation of Pro Rata Shares. On the Effective Date, each Lender that will have a greater Pro Rata Share of the Revolving Loan Commitments on the Effective Date than its Pro Rata Share of the Revolving Loan Commitments on (under and as defined in the Existing Credit Agreement) immediately prior to the Effective Date (including any Lender not party to the Existing Credit Agreement immediately prior to the Effective Date) (each a "Purchasing Lender"), without executing an Assignment Agreement, shall be deemed to have automatically purchased assignments pro rata from each Lender that will have a smaller Pro Rata Share upon the Effective Date (a "Selling Lender") in all such Selling Lenders' rights and obligations under this Agreement and the other Loan Documents, with respect to Revolving Loan Commitments and Existing Revolving Loans (collectively, except as set forth below, the "Assigned Rights and Obligations") so that, after giving effect to such assignments, each Lender shall have its respective Pro Rata Share as set forth in Schedule 2.1 of the
                                                         ------------
Assigned Rights and Obligations. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of Loans and without recourse, representation or warranty, except that, each Selling Lender shall be deemed to represent and warrant to each Purchasing Lender that the Assigned Rights and Obligations of such Selling Lender are not subject to any Liens created by that Selling Lender.

     Administrative Agent shall calculate the net amount to be paid or received by each Lender in connection with the assignments effected hereunder on the Effective Date. Each Purchasing Lender required to make a payment shall make the net amount of its required payment available to Administrative Agent, in same day funds, at the Funding and Payment Office not later than 12:00 p.m. (New York time) on the Effective Date. Administrative Agent shall distribute on the Effective Date the proceeds of such amounts to the Selling Lenders entitled to receive payments, pro rata in proportion to the amount each Selling Lender is entitled to receive at the primary address set forth below such Selling Lender's name on the signature pages hereof or at such other address as such Selling Lender may request in writing to Administrative Agent.

     U. 1999 Acquisitions. The acquisitions pursuant to the Dunn Acquisition Agreement and the Husky Acquisition Agreement shall have closed and all conditions pursuant to the Carlisle Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Agents (such consent not to be unreasonably withheld) and the Carlisle Acquisition shall have become effective in accordance with the terms thereof and the aggregate cash consideration paid to the sellers in connection therewith shall not exceed $167,000,000.

     V. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents and their counsel shall be reasonably satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

     Each Lender, by delivering its signature page to this Agreement and funding its Loan on the Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by Agents, Requisite Lenders or Lenders, as applicable, on or prior to the Effective Date.

4.3  Conditions to All Loans.
     -----------------------

     The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Administrative Agent shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, chief operating officer, president, the principal financial officer, the principal accounting officer or the treasurer of Company or by any authorized employee of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

     B.  As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) After making the Loans requested on such Funding Date, the Total Utilization of Commitments shall not exceed the Adjusted Borrowing Base Amount then in effect;

          (iv) The making of the Loans requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

          (v) There shall not be pending or, to the knowledge of Holdings or Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries that has not been disclosed by Holdings or Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the reasonable opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect or be inconsistent with the financial statements, balance sheets or financial projections delivered in accordance with subsection 4.2L or 4.2M; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.4  Conditions to Letters of Credit.
     -------------------------------

     The issuance of any Letter of Credit hereunder (other than the Existing Letters of Credit) (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

          A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

          B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, chief operating officer, president, the principal financial officer, the principal accounting officer or the treasurer of Company or by any authorized employee of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

          C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.3B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

                                  SECTION 5.
            HOLDINGS' AND COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Holdings and Company represent and warrant to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1  Organization, Powers, Qualification, Good Standing, Business and
     ----------------------------------------------------------------
     Subsidiaries.
     ------------

     A. Organization and Powers. Each Corporate Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each Partnership Loan Party is a duly organized and validly existing partnership under the laws of its jurisdiction of formation and is in good standing in such jurisdiction in each case as of the Effective Date as specified in Schedule 5.1 annexed hereto. Each Loan Party has
                               ------------
all requisite corporate or partnership (as applicable) power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

     B. Qualification and Good Standing. Each Corporate Loan Party is qualified to do business and in good standing, and each Partnership Loan Party is authorized as a foreign partnership to do business, in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. Conduct of Business. Holdings and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13.

     D. Subsidiaries. All of the Subsidiaries of Holdings as of the Effective Date are identified in Schedule 5.1 annexed hereto. The capital stock or other
                       ------------
equity interests of each of Holdings' Subsidiaries any portion of which is pledged under the Collateral Documents is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock or other equity interests constitutes Margin Stock. The limited and general partnership interests of each of the Subsidiaries identified in Schedule 5.1 annexed hereto which are limited
                                  ------------
partnerships are duly and validly issued. Each of the Subsidiaries of Holdings is duly organized or formed, validly existing and in good standing under the laws of its respective jurisdiction of organization or formation, has all requisite corporate, limited liability company or partnership power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate, limited liability company or partnership power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so
                                          ------------
supplemented) correctly sets forth, as of the Effective Date, the ownership interest of Holdings and each of its Subsidiaries in each of the Subsidiaries of Holdings identified therein.

5.2  Authorization of Borrowing, etc.
     -------------------------------

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate, limited liability company and/or partnership (as applicable) action on the part of each Loan Party that is a party thereto.

     B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws (or other analogous organizational document) of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual

Obligation of Holdings or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Permitted Encumbrances or Liens, created under any of the Loan Documents in favor of Collateral Agent) or
(iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

     C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except to the extent obtained or made and except for those filings necessary to perfect Liens under the Collateral Documents, other than filings to effect releases of Liens on or promptly after the Effective Date and other filings made in the ordinary conduct of business. The execution, delivery and performance by Loan Parties of the Related Agreements to which they are parties and the consummation of the transactions contemplated by such Related Agreements in the manner set forth therein do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except (i) to the extent obtained or made or (ii) where the failure to obtain or make any of the foregoing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

     D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. Valid Issuance of Partnership Units, Senior Notes and Senior Discount Debentures.

          (i) Common Units and Preferred Units.  The Common Units and Preferred
              --------------------------------
     Units issued on the Closing Date have been duly and validly issued and fully paid on such date. The issuance and sale of such Common Units and Preferred Units were either (a) registered or qualified under applicable federal and state securities laws or (b) exempt therefrom.

          (ii) Senior Notes.  Company has the power and authority to issue the
               ------------
     Senior Notes. The Senior Notes, when issued and paid for, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The Senior

     Notes, as issued and sold in the manner contemplated by the Related Agreements on the Closing Date, were either (a) were registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

          (iii)  Senior Discount Debentures.  Holdings has the power and
                 --------------------------
     authority to issue the Senior Discount Debentures. The Senior Discount Debentures, when issued and paid for, will be the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The Senior Discount Debentures, as issued and sold in the manner contemplated by the Related Agreements on the Closing Date, were either (a) registered or qualified under applicable federal and state securities laws or (b) exempt therefrom.

          (iv) Preferred Units.  The Series B Preferred Units issued on the
               ---------------
     Effective Date have been duly and validly issued and fully paid on such date. The issuance and sale of such Series B Preferred Units were either
     (a) registered or qualified under applicable federal and state securities laws or (b) exempt therefrom.

5.3  Financial Condition.
     -------------------

     Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Company and its Subsidiaries for each of Fiscal Years 1996, 1997 and 1998 and the related consolidated statements of income, partner's capital, and cash flows of Company and its Subsidiaries for each such Fiscal Year and (ii) the unaudited consolidated and consolidating balance sheets of Company and its Subsidiaries for each of the months of April and May 1999 and the Fiscal Quarter ended March 31, 1999 and the related unaudited consolidated statements of income, partner's capital, and cash flows of Company and its Subsidiaries for each such period (except for statements of cash flows for each such monthly period). All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. On the Effective Date, Holdings and Company do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or in the pro forma balance sheet delivered pursuant to subsection 4.2J, or in the financial projections delivered pursuant to subsection 4.2K or reflected on Schedule 5.3 or the most recent financial statements delivered by
             ------------
Company pursuant to subsection 6.1 of the Existing Credit Agreement, and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) of Holdings and any of its Subsidiaries, taken as a whole.

5.4  No Material Adverse Change.
     --------------------------

     Since December 31, 1998 no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

5.5  Title to Properties; Liens; Real Property.
     -----------------------------------------

     A. Title to Properties; Liens. Holdings and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), valid leasehold interests in (in the case of leasehold interests in real or personal property), valid licenses in (in the case of licensed intangible properties), or (iv) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the most recent financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1 of the Existing Credit Agreement or in the most recent financial statements delivered pursuant to subsection 6.1, in each case subject to Permitted Encumbrances and Liens permitted under subsection 7.2 and except for assets described on Schedule
                                                                        --------
5.5A annexed hereto and assets disposed of since the date of such financial
----
statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as otherwise permitted by this Agreement, all such properties and assets are free and clear of Liens.

     B.  Real Property.  As of the Effective Date, Schedule 5.5 annexed hereto
                                                   ------------
contains a true, accurate and complete list of (i) all Real Property Assets owned in fee simple by any Loan Party and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. As of the Effective Date, except as specified in

Schedule 5.5 annexed hereto, each agreement referenced in clause (ii) of the
------------
immediately preceding sentence is in full force and effect and Holdings and Company do not have knowledge of any default that has occurred and is continuing thereunder (except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect), and each such material agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.6  Litigation; Adverse Facts.
     -------------------------

     There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Holdings or Company, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries and that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

5.7  Payment of Taxes.
     ----------------

     Except to the extent permitted by subsection 6.3, all federal, state and other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings and Company know of no proposed material tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other
                                      --------
appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  Performance of Agreements; Materially Adverse Agreements.
     --------------------------------------------------------

     A. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     B. Neither Holdings nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, compliance with which could reasonably be expected to result in a Material Adverse Effect.

5.9  Governmental Regulation.
     -----------------------

     Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10  Securities Activities.
      ---------------------

     A. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Holdings and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11  Employee Benefit Plans.
      ----------------------

     A. Holdings and each of its Subsidiaries are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each of the respective Employee Benefit Plans, and have performed all their obligations under each of the respective Employee Benefit Plans. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

     B. No ERISA Event has occurred or is reasonably expected to occur which has or would reasonably be expected to result in a liability to Holdings or any of its Subsidiaries in excess of $5,000,000.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code, the aggregate liabilities with respect to health or welfare benefits (through the purchase of insurance or otherwise) provided or promised for any retired or former employee of Holdings or any of its Subsidiaries do not exceed $5,000,000.

     D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans, does not exceed $5,000,000.

     E. The liability consisting of actual withdrawal liability which has been, or with respect to potential withdrawal liability, which is reasonably likely to be, imposed on Holdings, its Subsidiaries and their respective ERISA Affiliates with respect to withdrawal from Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $15,000,000.

5.12  Certain Fees.
      ------------

     No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby on the date hereof and Holdings and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13  Environmental Protection.
      ------------------------

          (i) Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to
     (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, in the case of (a), (b) or (c), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

          (ii) Neither Holdings nor any of its Subsidiaries has received any letter or written request for information from any governmental agency under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or any comparable state law the subject of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (iii) To Holdings' and Company's knowledge, there are no and have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

          (iv) Holdings and its Subsidiaries maintain an environmental management system designed to maintain compliance in all material respects with Environmental Laws and correct any incidents of non-compliance;

          (v) Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect; and

          (vi) No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

5.14  Employee Matters.
      ----------------

     There is no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15   Solvency.
       --------

     Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16  Matters Relating to Collateral.
      ------------------------------

     A. Creation, Perfection and Priority of Liens. Except as otherwise set forth therein, or in Schedule 5.16, of this Agreement the execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.2F, 4.2G, 6.8 and 6.9 or contemplated to be taken thereby and (ii) the delivery to Collateral Agent of any Pledged Collateral not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral shall have been so delivered) are effective to create in favor of Collateral Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and, except as otherwise set forth in the Collateral Documents, all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect (other than the filing of UCC financing continuation statements).

     B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities or vessels.

     C. Absence of Third-Party Filings. Except such as may have been filed in favor of Collateral Agent as contemplated by subsection 5.16A, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, except with respect to Permitted Encumbrances and Liens permitted under subsection 7.2A, and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

     D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     E. Information Regarding Collateral. All information supplied to Collateral Agent or Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects as of the date supplied.

5.17  Related Agreements.
      ------------------

     A. Delivery of Related Agreements. On or before the Effective Date, Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

     B. Seller's Warranties. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by the Company and those parties defined as "Current Owners" to those parties defined as "Purchasers" in the Recapitalization Agreement (or as of any earlier date to which such representation and warranty specifically relates) were true and correct as of the Closing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth therein and in the schedules to the Recapitalization Agreement, in each case except to the extent that the cause of any failure of any such representation or warranty to be true and correct, either individually or in the aggregate with the causes of the failures of any other such representations and warranties to be true and correct, would not reasonably be expected to have a Material Adverse Effect.

     C. Carlisle Seller's Warranties. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by the Company and those parties defined as "Current Owners" to those parties defined as "Purchaser" in the Carlisle Acquisition Agreement (or as of any earlier date to which such representation and warranty specifically relates) were true and correct as of the Effective Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth therein and in the schedules to the Carlisle Acquisition Agreement, in each case except to the extent that the cause of any failure of any such representation or warranty to be true and correct, either individually or in the aggregate with the causes of the failures of any other such representations and warranties to be true and correct, would not reasonably be expected to have a Material Adverse Effect.

     D. Survival. Notwithstanding anything in the Recapitalization Agreement to the contrary, the representations and warranties of the Current Owners set forth in subsection 5.17B shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.

5.18  Disclosure.
      ----------

     All representations and warranties of Holdings or any of its Subsidiaries and all factual information concerning Holdings and its Subsidiaries contained in the Confidential Information Memorandum or in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries (other than budgets, projections or pro forma financial information) for use in connection with the transactions contemplated by this Agreement, taken as a whole, are true and correct in all material respects as of the date made and do not omit to state a material fact (known to Holdings or Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein (taken as a whole) not materially misleading as of the date made in light of the circumstances in which the same were made as at the time made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings and Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.19  Subordination of Permitted Seller Notes and Shareholder Subordinated
      --------------------------------------------------------------------
      Notes.
      -----

     The subordination provisions of any Permitted Seller Notes and Shareholder Subordinated Notes or other Subordinated Indebtedness are enforceable against the holders thereof, and the Loans and other Obligations hereunder are and will be within the definition of "Senior Indebtedness" or "Senior Debt", or similar term, as applicable, included in such provisions.

5.20  Year 2000.
      ---------

     Company is Year 2000 Compliant.

                            SECTION 6.
         HOLDINGS' AND COMPANY'S AFFIRMATIVE COVENANTS

     Holdings and Company covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable) and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Holdings and Company shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 6.

6.1  Financial Statements and Other Reports.
     --------------------------------------

     Holdings will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent, with sufficient copies for each Lender (and Administrative Agent will, after receipt thereof, deliver to each Lender):

          (i) Monthly Financials:  as soon as available and in any event within
             ----------- -------
     30 days after the end of each month ending after the date that is one month after the Closing Date, (other than (y) July 1999, which shall be within 60 days and (z) any month that is also an end of quarter month, which shall be within 50 days) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income of Holdings and its Subsidiaries, (together with information relating to Consolidated Capital Expenditures and Asset Sales made during such month), for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end and quarterly adjustments and the absence of footnotes;

          (ii) Quarterly Financials:  as soon as available and in any event
               --------------------
     within 50 days after the end of the first, second and third Fiscal Quarter of each Fiscal Year, (a) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (b) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter; provided, however,
                                                            --------  -------
     that Company may deliver to Administrative Agent in lieu of such narrative report copies of the unaudited quarterly report filed by Holdings with the Securities and Exchange Commission on Form 10-Q in respect of such Fiscal Quarter;

          (iii)  Year-End Financials:  as soon as available and in any event
                 -------------------
     within 105 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, partner's capital, and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, provided, however, that Company may deliver to Administrative Agent in lieu
     --------  -------
     of such narrative report copies of the report filed by Holdings with the Securities and Exchange Commission on Form 10-K in respect of such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of an Independent Public Accountant, which report shall be unqualified, shall express no doubts about the ability of Holdings and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (d) to the extent available, information reflecting utilization rates of the Cranes and Lifting Equipment and Excavation Equipment for such period;

          (iv) Officers' and Compliance Certificates:  together with each
               -------------------------------------
     delivery of financial statements of Holdings and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of Holdings stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Holdings has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods (except in respect of monthly financial statements) with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (v) Reconciliation Statements:  if, as a result of any change in
              -------------------------
     accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (1) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Holdings and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (2) together with each delivery of financial statements pursuant to subdivision
     (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the principal accounting officer or principal financial officer of Holdings setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi) Accountants' Certification:  together with each delivery of
               --------------------------
     consolidated financial statements of Holdings and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default of a financial nature has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants
                                             --------
     shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii)  Accountants' Reports:  promptly upon receipt thereof (unless
                 --------------------
     restricted by applicable professional standards), copies of all reports submitted to Holdings by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Holdings and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii)  SEC Filings and Press Releases:  promptly upon their becoming
                   ------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to analysts or its security holders or by any Subsidiary of Holdings to analysts or its security holders other than Holdings or another Subsidiary of Holdings, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other written, publicly announced notices by Holdings or any of its Subsidiaries concerning material developments in the business of Holdings or any of its Subsidiaries;

          (ix) Events of Default, etc.:  promptly upon any Responsible Officer
               ----------------------
     of Holdings or Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Holdings or Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Holdings or Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Holdings or Company has taken, is taking and proposes to take with respect thereto;

          (x) Litigation or Other Proceedings:  promptly upon any Responsible
              -------------------------------
     Officer of Holdings or Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Holdings or Company to Lenders or (b) any material development in any Proceeding that, in any case:

               (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;

          (xi) ERISA Events:  promptly upon becoming aware of the occurrence of
               ------------
     or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii)  ERISA Notices:  with reasonable promptness, copies of (a) each
                 -------------
     Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, as Administrative Agent shall reasonably request; (b) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii)  Financial Plans:  as soon as practicable and in any event no
                  ---------------
     later than 30 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Year (the "Financial Plan" for such Fiscal Years), including (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income together with forecasted asset sales and capital expenditures (prepared on a monthly basis for such Fiscal Year and on an annual basis for the succeeding Fiscal Year) and annual cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with a pro forma Compliance Certificate for the first such Fiscal Year and an
     --- -----
     explanation of the assumptions on which such forecasts are based, and (b) such other information regarding such projections as Administrative Agent may reasonably request;

          (xiv)  Insurance:  as soon as practicable and in any event by the last
                 ---------
     day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material changes made to insurance coverage maintained as of the Effective Date or the date of the most recent such report by Holdings and its Subsidiaries;

          (xv) New Subsidiaries:  promptly upon any Person becoming a Subsidiary
               ----------------
     of Holdings, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Holdings and (b) the ownership and debt and equity capitalization of such Subsidiary;

          (xvi)  Material Contracts:  promptly, and in any event within ten
                 ------------------
     Business Days after any Material Contract of Holdings or any of its Subsidiaries is terminated prior to its scheduled term or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

          (xvii)  Borrowing Base Certificate and Forward Commitments.
                  --------------------------------------------------
     Commencing with the monthly accounting period beginning August 1, 1998, as soon as available and in any event within 15 days after the end of each monthly accounting period (ending on the last day of each calendar month), furnish to the Administrative Agent (i) a Borrowing Base Certificate as at the last day of such accounting period and (ii) information regarding any forward purchase commitments for any Rental Equipment then in effect; and

          (xviii)  Other Information:  with reasonable promptness, such other
                   -----------------
     information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

6.2  Corporate/Partnership Existence, etc.
     ------------------------------------

     Except as permitted under subsection 7.7, Holdings will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate or partnership existence, as applicable, and all rights and franchises material to its business; provided, however that neither Holdings nor
                                     --------  -------
any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Holdings or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Holdings, such Subsidiary or Lenders.

6.3  Payment of Taxes and Claims; Tax Consolidation.
     ----------------------------------------------

     A. Holdings will, and will cause each of its Subsidiaries to, pay all federal, state and other material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for material sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such
                                                        --------
charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

     B. Holdings will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings, General Partner or any of its Subsidiaries).

6.4  Maintenance of Properties; Insurance; Application of Net
     --------------------------------------------------------
     Insurance/Condemnation Proceeds.
     -------------------------------

     A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, at a general maintenance standard at least equal to that in existence as of the Closing Date, in good repair, working order and condition, ordinary wear and tear and damage by casualty excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all repairs, renewals and replacements thereof which are useful, customary or appropriate for companies in similar businesses; and Company will, and will cause each of its Subsidiaries to, keep all such material properties, including, without limitation all Rental Equipment in the United States, other than (i) assets located in the United States Virgin Islands and (ii) other assets located in (y) Canada or a Caribbean jurisdiction or (z) other jurisdictions; provided that the total value of such assets contributed or otherwise financed by Company or a Permitted Domestic Subsidiary with respect to a Permitted Foreign Subsidiary or invested by Company in a Permitted Domestic Subsidiaries in such foreign jurisdictions identified in the preceding clause (ii) or located in foreign jurisdictions identified in the preceding clause (ii) shall not exceed 3% of the book value of the consolidated total assets of Company and its Subsidiaries.

     B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for Persons similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value property insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are in accordance with normal industry practice. Each such policy of insurance related to property damage or casualty shall (a) name Collateral Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent for the benefit of Lenders and lenders under the Second Priority Term Loan Credit Agreement as the loss payee thereunder for any covered loss in excess of the greater of (y) $15,000,000 or (z) 2% of consolidated total assets of Company and its Subsidiaries in any Fiscal Year and provides for at least 30 days prior written notice to Collateral Agent of any modification or cancellation of such policy.

C.  Application of Net Insurance/Condemnation Proceeds.

     (i) Casualty Insurance/Condemnation Proceeds.  Within ten Business Days of
         ----------------------------------------
receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default shall have occurred and be continuing, and so long as the aggregate amount of Net Insurance/Condemnation Proceeds received in any Fiscal Year does not exceed an amount equal to 2% of the consolidated total assets of Holdings and its Subsidiaries, Company may deliver to Administrative Agent an Officers' Certificate setting forth (1) that portion of such Net Insurance/Condemnation Proceeds (the "Proposed Insurance Reinvestment Proceeds") that Company or such Subsidiary intends to use (or enter into a contract to use) within 365 days of such date of receipt to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or to reinvest in assets used in the ordinary course of the business and (2) the proposed use of the Proposed Insurance Reinvestment Proceeds and such other information with respect to such proposed use as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Proposed Insurance Reinvestment Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Proposed Insurance Reinvestment Proceeds were received, or to reinvest in assets used in the ordinary course of business of Company or, to the extent the aggregate amount of Net Insurance/Condemnation Proceeds received in any Fiscal Year exceeds an amount equal to 2% of the consolidated assets of Holdings and its Subsidiaries and are not so applied, to prepay the Loans as provided in subsection 2.4B(iii)(b), and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b).

     (ii) Net Insurance/Condemnation Proceeds Received by Collateral Agent.  (a)
          ----------------------------------------------------------------
Within ten Business Days of receipt by Collateral Agent of any Net Insurance/Condemnation Proceeds as loss payee, if and to the extent Company or Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans pursuant to clause (i) above, Collateral Agent shall, and Company hereby authorizes Collateral Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b), and (b) within ten Business Days of receipt by Collateral Agent of any Net Insurance/Condemnation Proceeds as loss payee to the extent the foregoing clause (a) does not apply, Collateral Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or to reinvestment in assets used in the ordinary course of the business.

6.5  Inspection Rights; Audits of Inventory and Accounts Receivable; Lender
     ----------------------------------------------------------------------
     Meeting; Internal Audit; Supplemental Appraisal.
     -----------------------------------------------

     A. Inspection Rights. Holdings shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Holdings or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Holdings or Company may, if they so choose, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that each Lender shall coordinate with Administrative Agent
           --------
the frequency and timing of such visits and inspections so as to reasonably minimize the burden imposed on Holdings and its Subsidiaries; and provided
                                                                  --------
further, that, so long as no Potential Event of Default or Event of Default
-------
shall have occurred and be continuing, there shall be no more than one such visit by Lenders in any calendar month.

     B. Audits of Inventory and Accounts Receivable. Holdings shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to (i) conduct one audit of all books, records, Parts and Supplies Inventory and accounts receivable of Loan Parties during each twelve-month period after the Closing Date, each such audit to be in scope and substance reasonably satisfactory to Administrative Agent, and (ii) to review the results of the initial audit referred to in subsection 6.5D, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested.

     C. Lender Meeting. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Holdings and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

     D. Internal Audit. Once each calendar year, Company will provide to Administrative Agent a copy of Company's internally prepared audit of Eligible Cranes and Lifting Equipment, Eligible Trucks and Trailers and Eligible Excavation Equipment which shall include physical confirmation of the existence and appropriate titling of each item of such equipment with an original purchase price or Orderly Liquidation Value in excess of $500,000.

     E. Supplemental Appraisal. Once each calendar year, Company will deliver to Administrative Agent a Supplemental Appraisal.

6.6  Compliance with Laws, etc.
     -------------------------

     Holdings shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all

Environmental Laws), except where noncompliance would not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7  Environmental Review and Investigation, Disclosure, Etc.; Actions Regarding
     ---------------------------------------------------------------------------
     Hazardous Materials Activities, Environmental Claims and Violations of
     ----------------------------------------------------------------------
     Environmental Laws.
     ------------------

     A. Environmental Review and Investigation. Holdings and Company agree that Administrative Agent may, (i) at any time a fact, event or condition arises that, in Administrative Agent's reasonable discretion, Administrative Agent determines could give rise to environmental liabilities that would materially adversely affect any material Facility, retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials at such Facility prepared by or for Company and (ii) in the event (a) Administrative Agent reasonably believes that Company or Holdings has breached any representation, warranty or covenant contained in subsection 5.6 (with respect to Environmental Claims or Environmental Laws), 5.13, 6.6 (with respect to Environmental Laws) or 6.7 in any material respect or that there has been a material violation of Environmental Laws at any Facility or by Holdings or any of its Subsidiaries at any other location conduct its own investigation of such breach or violation or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any
                                               --------
Facility no longer owned, leased, operated or used by Holdings or any of its Subsidiaries, Company and Holdings shall only be obligated to use their reasonable best efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting an investigation pursuant to clause (ii) of the preceding sentence, Company and Holdings hereby grant to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Holdings or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith (to the extent, at any Facility leased by Holdings or any of its Subsidiaries, such actions are permitted by the owner of such Facility). Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Holdings and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Holdings, Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company and Holdings acknowledge and agree that (x) they will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Holdings' or Company's use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     B. Environmental Disclosure. Company will deliver to Administrative Agent, with sufficient copies for each Lender (and Administrative Agent will, after receipt thereof, deliver to each Lender):

          (i) Environmental Audits and Reports.  As soon as practicable
              --------------------------------
     following receipt thereof, copies of all material environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to environmental matters at any Facility that could reasonably be expected to have a Material Adverse Effect.

          (ii) Notice of Certain Releases, Remedial Actions, Etc.  Promptly upon
               -------------------------------------------------
     the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws unless such Release could not reasonably be expected to result in a Material Adverse Effect, (b) any remedial action taken by Company, Holdings or any other Person in response to (1) any Hazardous Materials Activities the existence of which would reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims of which Holdings or any of its Subsidiaries has notice that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, and (c) Company's or Holdings' discovery of any occurrence or condition on any real property adjoining or in the vicinity of any material Facility that would reasonably be expected to cause such material Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, unless such restrictions could not reasonably be expected to have a Material Adverse Effect.

          (iii)  Written Communications Regarding Environmental Claims,
                 ------------------------------------------------------
     Releases, Etc.  As soon as practicable following the sending or receipt
     -------------
     thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to give rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency unless such Release could not reasonably be expected to result in a Material Adverse Effect, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity unless such Hazardous Materials Activity could not reasonably be expected to have a Material Adverse Effect.

          (iv) Notice of Certain Proposed Actions Having Environmental Impact.
               --------------------------------------------------------------
     Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (1) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that would reasonably be expected to subject Holdings or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws where such obligations or reimbursements would reasonably be expected to have a Material Adverse Effect.

          (v) Other Information.  With reasonable promptness, such other
              -----------------
     documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

     C. Holdings' and Company's Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

          (i) Remedial Actions Relating to Hazardous Materials Activities.
              -----------------------------------------------------------
     Holdings shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim that would, in either case, reasonably be expected to have a Material Adverse Effect. In the event Holdings or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Holdings or such Subsidiary shall conduct and complete such action in material compliance with all applicable Environmental Laws and in accordance an all material respects with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Holdings' or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Holdings or such Subsidiary.

          (ii) Actions with Respect to Environmental Claims and Violations of
               --------------------------------------------------------------
     Environmental Laws.  Holdings shall promptly take, and shall cause each of
     ------------------
     its Subsidiaries promptly to take, any and all reasonable actions necessary to (i) cure any violation of applicable Environmental Laws by Holdings or its Subsidiaries where such violation would reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Holdings or any of its Subsidiaries (of which Holdings or any of its Subsidiaries has notice) where such Environmental Claim would reasonably be expected to have a Material Adverse Effect, and discharge any material obligations it may have to any Person thereunder.

6.8  Execution of Subsidiary Guaranty and Personal Property Collateral Documents
     ---------------------------------------------------------------------------
     by Subsidiaries and Future Subsidiaries.
     ---------------------------------------

     A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Subsidiary which is an Excluded Subsidiary as of the Effective Date ceases to be an Excluded Subsidiary or any Person becomes a Subsidiary (other than an Excluded Subsidiary) of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent counterparts of the Subsidiary Guaranty and the Pledge and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.2G) as may be reasonably necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents.

     B. Subsidiary Charter Documents, Legal Opinions, Etc. Company shall deliver to Administrative Agent, together with such Loan Documents pursuant to clause A above, (i) (y) if such Subsidiary is a corporation (a) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (b) a copy of such Subsidiary's Bylaws, certified by its secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (c) a certificate executed by the corporate secretary or an assistant corporate secretary of such Subsidiary as to (i) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (ii) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (ii) (z) if such Subsidiary is a limited partnership, (a) from or with respect to such Subsidiary's General Partner, each of the items required to be delivered under item (a) of clause (x) above with respect to such General Partner, if it is a corporation, (b) certified copies of its Certificate of Limited Partnership, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation or formation, each dated a recent date prior to their delivery to Administrative Agent, and (c) copies of its limited partnership agreement, certified as true, correct and in full force and effect as of the date of its delivery to Administrative Agent, by the corporate secretary or an assistant secretary of its general partner or an officer of its limited partner, and (iii) to the extent requested by Administrative Agent, a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents,
(c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such

Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

6.9  Conforming Leasehold Interests; Matters Relating to Additional Real
     -------------------------------------------------------------------
     Property Collateral.
     -------------------

     A. Conforming Leasehold Interests. If Holdings or any of its Subsidiaries acquires any Material Leasehold Property, Holdings shall use commercially reasonable efforts to, or shall cause such Subsidiary to use commercially reasonable efforts to, cause such Leasehold Property to be a Conforming Leasehold Interest and Holdings shall deliver evidence of the foregoing to Administrative Agent.

     B. Additional Mortgages, Etc. From and after the Effective Date, in the event that (i) Holdings or any Subsidiary Guarantor acquires any fee interest in real property, except any real property acquired or refinanced with the proceeds of any Additional Secured Indebtedness, or any Material Leasehold Property or
(ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in any Material Real Property Asset or any Material Leasehold Property, in either case excluding any such Material Real Property Asset or Material Leasehold Property the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Holdings and its Subsidiaries are unable, after exercising commercially reasonable efforts, to obtain such lessor's or senior lienholder's consent (any such non-excluded Material Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Holdings or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

          (i) Additional Mortgage.  A fully executed and notarized Mortgage (an
              -------------------
     "Additional Mortgage"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

          (ii) Opinions of Counsel.  (a)  A favorable opinion of counsel to such
               -------------------
     Loan Party, in form and substance satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Administrative Agent may reasonably request, and (b) if required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of such Additional Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral related to such Additional Mortgaged Property) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (iii)  Title Insurance.  (a) If required by Administrative Agent, an
                 ---------------
     ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount reasonably satisfactory to Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to standard survey exceptions, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances (in each case, if available) under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records; provided, however, that Administrative Agent shall allow for such reasonable revisions to the applicable Mortgage and shall otherwise take such steps as are reasonable and customary to minimize recording, mortgage recording, stamp, documentary and intangible taxes, at Company's cost;

          (iv) Title Report.  If no Additional Mortgage Policy is required with
               ------------
     respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, last updated not more than 30 days prior to the date such Additional Mortgage is to be recorded and reasonably satisfactory in form and substance to Administrative Agent;

          (v) Copies of Documents Relating to Title Exceptions.  Copies of all
              ------------------------------------------------
     recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

          (vi) Matters Relating to Flood Hazard Properties.  (a) To the extent
               -------------------------------------------
     reasonably requested by the Administrative Agent, evidence, which may be in the form of a surveyor's note on a survey or a report from a flood hazard search firm, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgment of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance

     Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Holdings or Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (vii)  Environmental Audit.  If required by Administrative Agent,
                 -------------------
     reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent and prepared by environmental consultants reasonably satisfactory to Administrative Agent, concerning any environmental hazards or liabilities to which Holdings or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

     C. Real Estate Appraisals. To the extent reasonably requested by the Administrative Agent, Holdings shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser reasonably satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

6.10  Interest Rate Protection.
      ------------------------

     At all times after the date which is 90 days after the Effective Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Loans, each such Interest Rate Agreement to be for a term and in form and substance reasonably satisfactory to Administrative Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component (as hereinafter defined) of the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) to a rate equal to not more than 8.0% per annum. For purposes of this subsection 6.10, the term "Unadjusted Eurodollar Rate Component" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

6.11  Post-Closing Deliveries.
      -----------------------

     Company shall cause any actions set forth on Schedule 6.11 annexed hereto
                                                  -------------
to be taken within the time period(s) specified on such Schedule 6.11 and in
                                                        -------------
form and substance reasonably satisfactory to Agents.

6.12  Deposit Accounts and Cash Management Systems.
      --------------------------------------------

     Company, and shall cause each of its Subsidiaries to, use and maintain its Deposit Accounts and cash management systems in a manner reasonably satisfactory to Administrative Agent and comply with limitations on cash on hand, all as set forth on Schedule 6.12 annexed hereto.
         -------------

                                  SECTION 7.
                  HOLDINGS' AND COMPANY'S NEGATIVE COVENANTS

     Holdings and Company covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable) and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Holdings and Company shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 7.

7.1  Indebtedness.
     ------------

     Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Holdings and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company and its Subsidiaries and Transitory Subsidiaries may become and remain liable with respect to (a) Indebtedness in respect of Capital Leases and (b) Indebtedness secured by Liens permitted under subsection 7.2A(viii); provided that the outstanding aggregate amount of
                            --------
     Indebtedness described in clauses (a) and (b), together with the amount of any purchase money Indebtedness and Capital Lease obligations of the type permitted under subsection 7.1(ix), shall not exceed an amount equal to the book value of 5% of total assets of Company and its Subsidiaries and Transitory Subsidiaries at the time of incurrence thereof.

          (iv) Company may become and remain liable with respect to Indebtedness to any wholly-owned Permitted Subsidiary, and any wholly-owned Permitted Subsidiary may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary;

     provided that (a) all such intercompany Indebtedness shall be evidenced by
     --------
     promissory notes, (b) all such intercompany Indebtedness owed by Company to any such Subsidiary shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (c) any payment by any such Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of such Subsidiary Guarantors for whose benefit such payment is made, and (d) in the case of any Indebtedness incurred by a Permitted Domestic Subsidiary or Permitted Foreign Subsidiary, such Indebtedness is incurred in accordance with the definitions thereof;

          (v) Holdings and its Subsidiaries may become and remain liable with respect to Indebtedness evidenced by the Second Priority Term Loan Credit Documents;

          (vi) Holdings and its Subsidiaries may become and remain liable with respect to Indebtedness evidenced by, and with respect to guaranties of, the Senior Notes and the Senior Discount Debentures;

          (vii) Holdings may become and remain liable with respect to Shareholder Subordinated Notes issued in lieu of cash payments permitted under subsection 7.5 to repurchase Securities of Holdings held by terminated employees and officers;

          (viii) Holdings or Company may become and remain liable with respect to Permitted Seller Notes issued as consideration in Permitted Acquisitions; provided that the aggregate principal amount of Permitted Seller Notes issued by both Holdings and Company shall not exceed $15,000,000 at any time outstanding; provided that Holdings may issue Permitted Seller Notes in amounts in excess of that otherwise permitted under this clause (viii) so long as such Permitted Seller Notes shall not provide for any cash call or cash payment of principal or interest prior to the final maturity of the Loans;

          (ix) Subject to the applicable restrictions of subsections 7.1(iii) and 7.1(xv), Company, a Transitory Subsidiary or any Permitted Subsidiary acquired pursuant to a Permitted Acquisition may become or remain liable with respect to Indebtedness of a Subsidiary of Company existing at the time of acquisition by Company or a Subsidiary or a Transitory Subsidiary of a Subsidiary or assets pursuant to a Permitted Acquisition; provided
                                                                    --------
     that (a) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition, (b) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development bond financings), it being understood and agreed that Capital Lease obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (ix) and (c) at the time of such Permitted Acquisition such Indebtedness does not exceed 10% of the total value of the assets of such Subsidiary so acquired, or of the assets so acquired, as the case may be; provided, however, that (a) the
                                   --------
     aggregate amount of any such Capital Lease obligations and purchase money Indebtedness, together with the aggregate amount of other Indebtedness of the type permitted under subsection 7.1(iii), in each case at any time outstanding, shall not exceed the maximum amount set forth in such subsection, and (ii) the aggregate amount of any such Indebtedness other than Capital Lease obligations and purchase money Indebtedness, together with other Indebtedness of the type permitted under subsection 7.1(xv), in each case at any time outstanding, shall not exceed the maximum amount set forth in such subsection;

          (x) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;
                                               ------------

          (xi) Company and its Subsidiaries or Transitory Subsidiaries may become and remain liable with respect to Indebtedness incurred by the Company or any of its Subsidiaries or any Transitory Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of the Company or any such Subsidiary or Transitory Subsidiary pursuant to such agreements, in connection with acquisitions or dispositions of any business, assets or Subsidiary of the Company or any of its Subsidiaries or a Transitory Subsidiary and Holdings may become and remain liable with respect to any of the foregoing types of obligations assumed or incurred by Holdings in connection with a Permitted Acquisition by or through a Transitory Subsidiary;

          (xii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness which may be deemed to exist pursuant to any guarantees, performance, surety, statutory, appeal or similar obligations obtained in the ordinary course of business;

          (xiii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

          (xiv) Holdings may become and remain liable with respect to Indebtedness of Holdings in respect of any Restricted Junior Payment made to it and permitted hereunder to the extent such Restricted Junior Payment is recharacterized as a loan instead of a distribution;

          (xv) Company and its Subsidiaries and Transitory Subsidiaries may become and remain liable with respect to Indebtedness not otherwise permitted under this subsection; provided that the aggregate principal
                                      --------
     amount of such Indebtedness, together with the amount of any Indebtedness of the type permitted under subsection 7.1(ix) (other than Capital Lease obligations and purchase money Indebtedness), shall not exceed $30,000,000 at any time outstanding; provided that, any portion of such Indebtedness
                              --------
     which is secured (x) shall not exceed $15,000,000 in the aggregate at any one time outstanding, (y) shall only be secured by assets acquired after the Closing Date or assets for which the Collateral Agent has agreed to release the Lien of the Collateral Documents, provided, further that, in no event shall such assets
                           --------  -------
     be any Collateral included in the Borrowing Base Amount, and (z) shall have terms and provisions no more favorable to the lender(s) of such Indebtedness in any material respect to the term and provisions of this Agreement and the other Loan Documents (any such secured Indebtedness, the "Additional Secured Indebtedness") and; provided still further that, any
                                             -------- ----- -------
     such Indebtedness outstanding under this clause (xv) in excess of $15,000,000 shall be unsecured and subordinated to the Loans, the Term Loans and the Second Priority Term Loans upon terms reasonably acceptable to the Administrative Agent and no principal payments of such Indebtedness shall be made during the term of the Loans or the Term Loan;

          (xvi) Subsidiaries of Company and Transitory Subsidiaries may become and remain liable with respect to Indebtedness consisting of a converted equity Investment by Company or another Subsidiary of Company in such Subsidiaries or Transitory Subsidiaries; provided that the underlying
                                              --------
     equity Investment was permitted hereunder at the time of such conversion;
     and

          (xvii) liabilities of Company or Permitted Subsidiaries under Permitted Earn-Out Agreements.

     Notwithstanding anything herein to the contrary, obligations incurred by Company and its Subsidiaries in connection with the purchase of new or used equipment in the ordinary course of business by the Company that is financed on terms of six (6) months or less shall not be deemed Indebtedness for the purpose of this subsection 7.1.

7.2  Liens and Related Matters.
     -------------------------

     A. Prohibition on Liens. Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)  Permitted Encumbrances;

          (ii) Liens created hereunder and pursuant to the Collateral Documents in favor of the Collateral Agent for the benefit of the Lenders and/or the lenders under the Second Priority Term Loan Credit Agreement securing Loan Parties' obligations under this Agreement, the Second Priority Term Loan Credit Agreement and/or under Hedge Agreements with any such Lenders and/or lenders or their respective affiliates; provided that such Liens for
                                                    --------
     the benefit of the lenders under this Agreement shall at all times secure the Obligations on a First Priority basis;

          (iii) Liens arising in connection with Capital Leases permitted under subsection 7.1(iii)(a) and Section 7.9; provided that no such Lien shall
                                             --------
     extend to or cover any Collateral or assets other than the assets subject to such Capital Leases;

          (iv) Liens of landlords arising under lease contracts in the ordinary course of business;

          (v) Liens consisting of rights of set-off and off-set of a customary nature or bankers' liens on amounts of deposit, whether arising by contract or operation of law, incurred in the ordinary course of business;

          (vi) Liens solely on any cash earnest money deposits made by Company or any of its Subsidiaries or Transitory Subsidiaries in connection with any letter of intent or purchase agreement entered into by it and any of the foregoing Liens may be created or incurred by Holdings in connection with a Permitted Acquisition by or through Transitory Subsidiary only to the extent that Company would have been permitted to create or incur such Liens with respect to a Permitted Acquisition;

          (vii) Liens incurred in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

          (viii) Liens securing Indebtedness permitted by subsection 7.1(iii)(b) incurred (a) to finance the acquisition, construction or improvement of any real property or tangible personal property assets acquired or held by Company or any of its Subsidiaries in the ordinary course of business;

     provided that (1) such Liens shall be created within 180 days after the
     --------
     acquisition, construction or improvement of such assets, and (2) the principal amount of Indebtedness secured by any such Liens shall at no time exceed 100%, and the proceeds of such Indebtedness shall be used to provide not less than 75%, of the original purchase price of such asset or the amount expended to construct or improve such asset, as the case may be; or
     (b) to renew, extend or refinance any Indebtedness described in clause (a);

     provided that the amount of any such Indebtedness does not exceed the
     --------
     amount of Indebtedness so renewed, extended or refinanced which is unpaid and outstanding immediately prior to such renewal, extension or refinancing; and provided further, that in the case of clause (a) or (b),
                      -------- -------
     (1) such Liens attach solely to the assets financed with such Indebtedness,
     (2) no recourse may be had under the Indebtedness secured by such Lien against any Person other than the borrower of such Indebtedness for the payment of principal, interest, fees, costs or premium on such Indebtedness or for any claim based thereon, and (3) the financial covenants under any Indebtedness secured by such Liens are, in each case, no more restrictive than those set forth in this Agreement;

          (ix) Liens securing Indebtedness permitted pursuant to subsection 7.1(ix) to the extent such Liens were in existence prior to a Permitted Acquisition;

          (x) Liens incurred in connection with the sale or factoring of accounts receivable by Permitted Foreign Subsidiaries;

          (xi) Liens securing Additional Secured Indebtedness;

          (xii) Liens securing reimbursement of obligations in respect of documentary letters of credit; provided, that such Liens attach only to the documents, the goods covered thereby and the proceeds thereof;

          (xiii) Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Subsidiaries securing such Person's obligations in respect of bankers' acceptance issued or created or the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (xiv) Liens encumbering customary initial deposits and margin deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business; and

          (xv) Other Liens securing Indebtedness in an aggregate amount not to exceed $2,000,000 at any time outstanding.

     B. Equitable Lien in Favor of Lenders. If Holdings or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an asset sale, neither Holdings nor any of its Subsidiaries shall enter into any agreement (other than the Senior Note Indenture, the Senior Discount Debentures, the Second Priority Term Loan Credit Documents, the Loan Documents or any other agreement evidencing acquired Indebtedness or any agreement, note or indenture relating to any Indebtedness under any debt basket, or any other agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. No Restrictions on Subsidiary Distributions to Holdings or Other Subsidiaries. Except as provided herein, Holdings will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Holdings or any other Subsidiary of Holdings, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Holdings or any other Subsidiary of Holdings, (iii) make loans or advances to Holdings or any other Subsidiary of Holdings, or (iv) transfer any of its property or assets to Holdings or any other Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) this Agreement and the other Loan Documents, (c) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Company or any of its Subsidiaries, (d) customary provisions restricting assignment of any licensing or other agreements entered into by Company or any of its Subsidiaries in the ordinary course of business,
(e) the Senior Note Indenture, the Senior Discount Debentures, and the Second Priority Term Loan Credit Documents or any agreement evidencing acquired Indebtedness or any agreement, note or indenture relating to any Indebtedness under any debt basket, and (f) customary provisions restricting the transfer of assets subject to Liens permitted under subsections 7.2A.

7.3  Investments; Joint Ventures.
     ---------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Holdings and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Holdings may continue to own the Investments owned by it as of the Effective Date in Company, and Company and its Subsidiaries may continue to own the Investments owned by them as of the Effective Date in any Subsidiaries of Company and make Investments in Permitted Subsidiaries, other than Carlisle (except with respect to cash equity contributions to Carlisle subject to the 3% limit set forth in the definition of Permitted Domestic Subsidiaries), in accordance with the definitions of Permitted Domestic Subsidiaries and Permitted Foreign Subsidiaries;

          (iii) Holdings and its Subsidiaries may own Investments in their respective Subsidiaries to the extent that such Investments reflect an increase in the value of such Subsidiaries;

          (iv) Company and its Subsidiaries and Transitory Subsidiaries may make intercompany loans to the extent permitted under subsections 7.1(iv) and
     (xiv);

          (v) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;
                                    ------------

          (vi) Company and its Subsidiaries may make loans and advances to employees, officers, executives or consultants to Company and its Subsidiaries in the ordinary course of business of Company and its Subsidiaries as presently conducted for the purpose of purchasing Securities of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries in connection the acquisition of such Securities;

          (vii) Company and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of Company or any such Subsidiary;

          (viii) Company and its Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (ix) Company and its Subsidiaries may make and own Investments consisting of deposits made in the ordinary course of business consistent with past practices to secure the performance of leases and may make any pledges or deposits permitted under subsection 7.2;

          (x) Holdings may make equity contributions to the capital of Company and Transitory Subsidiaries;

          (xi) Holdings, Company and its Permitted Subsidiaries and Transitory Subsidiaries may make and own Investments in Subsidiaries pursuant to Permitted Acquisitions under subsection 7.7(xiii); provided, that Holdings
                                                        --------
     may only make and own Investments in Transitory Subsidiaries pursuant to this provision;

          (xii) Company and its Permitted Subsidiaries may make and own Investments consisting of notes received in connection with any Asset Sale or sale of other assets; provided that the aggregate principal amount of
                              --------
     such notes at any time outstanding shall not exceed 1-1/2% of consolidated total assets of Company and its Subsidiaries and such notes are secured by a first priority perfected lien on such assets sold;

          (xiii) Company and its Permitted Subsidiaries may make and own Investments in any Person which (a) (1) result in the creation of an account arising in the ordinary course of Company's or such Permitted Subsidiary's business or (2) result from the restructure, reorganization or similar composition of trade account obligations which arose in the ordinary course of business and which are owing to Company or such Permitted Subsidiary from financially distressed debtors, and (b) are, in each case, subject to the Lien in favor of Collateral Agent under the Collateral Documents;

          (xiv) Holdings, the Company and its Permitted Subsidiaries may make and own Investments contemplated under subsection 7.7;

          (xv) Company and its Subsidiaries may make and own Investments in wholly-owned Permitted Domestic Subsidiaries of Company consisting of intercompany Indebtedness of such Permitted Subsidiaries converted to equity Investments, to the extent necessary to maintain the solvency in accordance with applicable legal requirements of such Permitted Subsidiary, provided that the underlying intercompany Indebtedness was permitted
     --------
     hereunder at the time of such conversion;

          (xvi) Permitted Foreign Subsidiaries of Holdings may make and own Investments in Foreign Cash Equivalents;

          (xvii) Permitted Domestic Subsidiaries organized solely for the purpose of facilitating a Permitted Acquisition or acquired pursuant to a Permitted Acquisition may make and own Investments in Company and other Permitted Domestic Subsidiaries solely for the purpose of facilitating such Permitted Acquisition;

          (xviii) Company and its Subsidiaries may make and own Investments in Carlisle in the form of the contribution or transfer of Rental Equipment from the Company or such Subsidiaries to Carlisle; provided, that such
                                                        --------
     contribution or transfer is made subject to the lien and security interest applicable thereto under and to the extent required by the Collateral Documents;

          (xix) Company and its Permitted Subsidiaries may make and own other Investments (including Investments in Excluded Subsidiaries) in an aggregate amount not to exceed at any time $25,000,000; and

          (xx) Company and its Subsidiaries may make and own other Investments in a Person or business in substantially the same line of business as the Company and its Permitted Subsidiaries in an aggregate amount not to exceed at any time an amount equal to the sum of (1) the lesser of (y) 50% of the amount of Net Equity Proceeds (exclusive of any Net Equity Proceeds referred to in subsection 2.4B(iii)(d)(C)(y)) and (z) the amount of such Net Equity Proceeds that has not been applied to repay the Loans in accordance with subsection 2.4B(iii)(d) (exclusive of any Net Equity Proceeds referred to in subsection 2.4B(iii)(d)(C)(y)), plus (2) the amount
                                                             ----
     contributed to Company pursuant to subsection 2.4B(iii)(d)(C)(y).

7.4  Contingent Obligations.
     ----------------------

     Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Subsidiaries of Holdings may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty, and Holdings may become and remain liable with respect to Contingent Obligations in respect of the Holdings Guaranty;

          (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

          (iii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements required under subsection 6.10 or otherwise incurred in the ordinary course of business;

          (iv) Company and its Subsidiaries and Transitory Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of (a) customary indemnification and purchase price adjustment obligations incurred in connection with the acquisition of property, Asset Sales or other sales of assets, (b) endorsements of instruments for deposit or collection in the ordinary course of business, and (c) standard contractual indemnities entered into in the ordinary course of business and any of the foregoing obligations may be incurred by Holdings in connection with a Permitted Acquisition by or through a Transitory Subsidiary but only to the extent that such obligations could have been incurred by Company with respect to a Permitted Acquisition;

          (v) Company and its Subsidiaries and Transitory Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

          (vi) Holdings and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed
                                                         ------------
     hereto;

          (vii) Holdings and the Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under their guaranties of the Senior Notes and the Second Priority Term Loans as are required under the Senior Note Indenture and the Second Priority Term Loan Credit Documents, respectively;

          (viii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of guarantees of obligations of any Subsidiary of Company under any worker's compensation self-insurance program of such Subsidiary administered in accordance with applicable law relating to worker's compensation;

          (ix) Holdings and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of guarantees by Holdings and its Subsidiaries of Indebtedness, leases and other contractual obligations permitted to be incurred by Holdings or its Subsidiaries; and

          (x) Company and its Subsidiaries and Transitory Subsidiaries may become and remain liable with respect to Contingent Obligations not otherwise permitted under this subsection; provided that the maximum
                                                --------
     aggregate liability, contingent or otherwise, of Company and its Subsidiaries and Transitory Subsidiaries in respect of all such Contingent Obligations, together with the aggregate principal amount of Indebtedness of Company and its Subsidiaries incurred pursuant to subsection 7.1(xv), shall at no time exceed $30,000,000.

7.5  Restricted Junior Payments.
     --------------------------

     Holdings and Company shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) any
                                                     --------
Subsidiary of Company may pay dividends to Company or a Subsidiary of Company;
(ii) Company may make regularly scheduled payments of principal and interest in respect of the Senior Notes in accordance with the terms thereof; (iii) Company may make Restricted Junior Payments to Holdings to the extent required for Holdings to make, and Holdings may make, regularly scheduled payments of interest in respect of the Shareholder Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, such Shareholder Subordinated Notes, as applicable;
(iv) Holdings and Company may make or make distribution to Holdings to make regularly scheduled principal and interest payments in respect of Permitted Seller Notes to the extent permitted under subsection 7.1(viii) in accordance with the terms of, and subject to the subordination provisions contained in, such Permitted Seller Notes; (v) Holdings may pay regularly scheduled distributions on the Preferred Units, Series B Preferred Units and Qualified Preferred Units pursuant to the terms thereof solely through the issuance of additional shares of such units, or by an increase in the liquidation preference thereof; (vi) Company may exchange the Senior Notes as contemplated by the Senior Note Indenture, and Holdings may exchange the Senior Discount Debentures in accordance with the Senior Discount Indenture; (vii) Company may make Restricted Junior Payments to Holdings and the General Partner, and Holdings may make Restricted Junior Payments, (a) to the extent necessary to permit Holdings to pay reasonable accounting, legal, SEC related, and similar fees and expenses and fees, expenses and indemnities payments to directors or members of board of managers of Holdings or the General Partner and (b) to the partners of Holdings and the General Partner for Permitted Tax Distributions; (viii) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, Company may make Restricted Junior Payments to Holdings and the General Partner, and Holdings and the General Partner may make Restricted Junior Payments, to permit the payment of the Bain Management Fees under the Bain Advisory Services Agreement; (ix) Company may make Restricted Junior Payments to Holdings and the General Partner to the extent required for Holdings and General Partner to make, and Holdings may make, Restricted Junior Payments in an aggregate amount not to exceed $3,000,000 in any Fiscal Year to the extent necessary to make repurchases of Securities (and options or warrants to purchase such Securities) of Holdings from employees (a) upon termination

(including by reason of death, disability or retirement) of such employees or
(b) pursuant to a contractual obligation of Holdings or any of its Subsidiaries;

provided that, such amount for any Fiscal Year shall be increased by an amount
--------
equal to the excess, if any, of such amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount expended for such previous Fiscal Year; provided further that, such amount shall be reduced
                           -------- -------
by the aggregate amount of all principal and interest payments made on any Shareholder Subordinated Notes permitted under subsection 7.1(vii) in such Fiscal Year; provided further that, such amount for any Fiscal Year shall be
             -------- -------
increased by an amount equal to the proceeds of a substantially concurrent sale for cash of Securities of Holdings or the Company; (x) Holdings or the Company may make Restricted Junior Payments in connection with repurchases of equity Securities deemed to occur upon the exercise of stock options if such Securities represent a portion of the exercise price thereof; (xi) in the event that any letter of intent or purchase agreement entered into pursuant to subsection 7.7(xi) is terminated and the Company or any Subsidiary is entitled to a reimbursement of any cash earnest money deposit made by it in connection therewith, the Company may make a Restricted Junior Payment to Holdings and the General Partner, and Holdings may make a Restricted Junior Payment in an amount not to exceed the amount of such reimbursement payment so long as no Event of Default then exists; (xii) Holdings may issue Common Units to the holders of Preferred Units or Series B Preferred Units upon conversion thereof; (xiii) Holdings may acquire its equity Securities solely in exchange for other equity Securities permitted to be issued hereunder; (xiv) the Company and its Subsidiaries may make Restricted Junior Payments to Subsidiaries in connection with any direct or indirect redemption, retirement or repurchase or other acquisition for value of the equity securities of such Person; provided that any
                                                               --------
such repurchase or redemption shall be solely in exchange for non-cash consideration permitted to be made under this Agreement; and (xv) Company may make dividends to Holdings for the purpose of financing the cash portion of the Acquisition consideration payable in connection with a Permitted Acquisition to be consummated by or through a Transitory Subsidiary, provided that any amount
                                                      --------
of such dividend shall be applied in full immediately to pay such cash portion of such Acquisition Consideration; provided, that, any Restricted Junior
                                   --------
Payments by Company to Holdings permitted under this subsection shall be applied by Holdings for the purposes specified in this subsection.

7.6  Financial Covenants.
     -------------------

     A. Minimum Interest Coverage Ratio. Holdings and Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense (excluding therefrom, for purposes of this subsection 7.6A only, the
         ---------
amount of any write-off or amortization of deferred financing costs, interest on deferred compensation or payments made to obtain Interest Rate Agreements which would otherwise be included in Consolidated Interest Expense) for any four-Fiscal Quarter period (including any such four-quarter period commencing prior to the Closing Date) ending during any of the periods set forth below to be less than the correlative ratio indicated; provided that, for any measurement of
                                      --------
Consolidated Interest Expense pursuant to this Subsection 7.6A made prior to the completion of four Fiscal Quarters following the Closing Date, Consolidated Interest Expense for the relevant Calculation Period shall equal the product of
(i) Consolidated Interest Expense for the period from the Closing Date to the date of measurement multiplied by (ii) a fraction, the numerator of which
                           ---------- --
is 365 and the denominator of which is the number of days during the period from the Closing Date to the date of measurement

                                             Minimum
                                        Interest Coverage
Period                                        Ratio
Closing Date - 6/30/99                       1.4:1.0
7/1/99 and thereafter                        1.5:1.0

     B. Maximum Leverage Ratio. Holdings and Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter ending after the Closing Date to exceed 5.1:1.0.

     C. Maximum Revolver Leverage Ratio. Holdings and Company shall not permit the Revolver Leverage Ratio as of the last day of any Fiscal Quarter ending after the Closing Date to exceed 4.5:1.0.

     D. Certain Calculations. With respect to any period during which a Permitted Acquisition occurs, for purposes of determining compliance with the financial covenants set forth in this subsection 7.6 and in Section 2.4(B), Consolidated Adjusted EBITDA and Consolidated Interest Expense shall be calculated with respect to such periods and such New Business on a pro forma basis (including (i) pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission as of January 1, 1997, and (ii) cost savings resulting from head count reduction, closure of facilities and similar restructuring charges whether (x) resulting from decisions made by Company or (y) implemented by the management of the New Business within the six-month period immediately preceding the closing of such Permitted Acquisition (provided that the cost savings described in clause (y) are supportable and quantifiable by the underlying accounting records of such business), which pro forma adjustments shall be certified by the principal financial officer or principal accounting officer of Company) using the historical financial statements of the New Business so acquired or to be acquired and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated (i) as if such Permitted Acquisition, and any acquisitions which have been consummated during such period, and any Indebtedness or other liabilities incurred or repaid in connection with any such acquisition had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the of the interest rates applicable to outstanding Loans as of the date of calculation of such pro forma adjustments), and (ii) otherwise in conformity with certain procedures to be agreed upon between Administrative Agent and Company, all such calculations to be in form and substance reasonably satisfactory to Administrative Agent.

7.7  Restriction on Fundamental Changes; Asset Sales and Acquisitions.
     ----------------------------------------------------------------

     Holdings shall not, and shall not permit any of its Subsidiaries to enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, other than in the ordinary course of business, transfer or otherwise dispose of (other than pursuant to a lease entered into in the ordinary course of business), in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person or any division or line of business of any other Person, except:

          (i) any Subsidiary of Company and Transitory Subsidiaries may be merged with or into Company or any Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Subsidiary Guarantor; provided that, in the case of such a merger involving
                           --------
     Company, Company shall be the continuing or surviving corporation, and in the case of any other such merger, such Subsidiary Guarantor shall be the continuing or surviving corporation;

          (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures in the ordinary course of business;

          (iii) Company and its Subsidiaries may dispose of obsolete, uneconomical, negligible, worn out or surplus property (including Intellectual Property) in the ordinary course of business;

          (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that
                                                                --------
     the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (v) subject to subsection 7.12, Company and its Subsidiaries may make Asset Sales of assets having an aggregate fair market value not in excess of $10,000,000; provided that (y) the consideration received for such
                     --------
     assets shall be in an amount at least equal to the fair market value thereof and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

          (vi) Company and its Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

     provided that the aggregate amount of such accounts receivable
     --------
     sold pursuant to this clause (vi) shall not exceed in any Fiscal Year 10% of the accounts receivable of Company and its Subsidiaries recorded for the preceding Fiscal Year;

          (vii) Company and its Subsidiaries may, in the ordinary course of business, license as licensee or licensor patents, trademarks, copyrights and know-how to or from third Persons, so long as any such license by Company or any of its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Collateral Documents (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by Company or any of its Subsidiaries pursuant to the Collateral Documents in the Intellectual Property covered by such license;

          (viii) Company and its Subsidiaries may dispose of any Excluded Subsidiary or its assets;

          (ix) Company and its Subsidiaries and Transitory Subsidiaries may sell non-core businesses acquired in connection with Permitted Acquisitions;

          (x) Holdings, Company and its Subsidiaries and Transitory Subsidiaries may sell or dispose of Cash Equivalents and other investments permitted under subsection 7.3;

          (xi) Holdings, Company and its Subsidiaries and Transitory Subsidiaries may enter into letters of intent and purchase agreements with respect to proposed acquisitions so long as (a) any cash earnest money deposits required to be made by Holdings, the Company or its Subsidiaries and Transitory Subsidiaries in connection therewith are funded solely with new cash equity contributions to the Company and Transitory Subsidiaries,
     (b) there shall be no recourse against Holdings, the Company or any of its Subsidiaries and Transitory Subsidiaries in respect of such letters of intent or purchase agreements other than against any such cash earnest money deposits and (c) none of the Holdings, the Company nor any of its Subsidiaries and Transitory Subsidiaries shall be permitted to consummate any acquisition relating to such letter of intent or purchase agreement without the prior written consent of the Administrative Agent which consent may be withheld in Administrative Agent's reasonable discretion, except no consent shall be required with respect to acquisitions made pursuant to subdivision (xiii) of this Section 7.7);

          (xii) Holdings and its Subsidiaries may convert (whether by merger, acquisition or otherwise, including the establishment of new corporations to do so) from limited partnerships to "C" corporations or limited liability companies so long as the security interests granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such conversion) and Holdings and Company comply with the provisions of subsection 10.22;

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

          (xiii) Company or any Permitted Subsidiary of Company or Transitory Subsidiaries may make other acquisitions of assets and businesses (including acquisitions of the capital stock or other equity interests of another Person whether by merger or purchase) or Holdings may acquire the capital stock of a Transitory Subsidiary provided that:
                                              --------

               (a) immediately prior to and after giving effect to any such acquisition, Holdings, Company and its Subsidiaries shall be in compliance with the provisions of subsection 7.13 hereof;

               (b) if such acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes a Permitted Subsidiary of Company or a Transitory Subsidiary or (B) such Person is merged with and into Company or a Permitted Subsidiary of Company or a Transitory Subsidiary(with Company or such Permitted Subsidiary or Transitory Subsidiary being the surviving corporation in such merger), and in any case, all of the provisions of subsection 6.8 have been complied with in respect of such Person;

               (c) the only consideration paid in connection with such acquisition shall consist of cash, Common Units, Qualified Preferred Units or Permitted Seller Notes;

               (d) (1) Company shall be in compliance, on a pro forma basis giving effect to the proposed acquisition, with the covenants set forth in subsection 7.6 hereof, and (2) no Event of Default or Potential Event of Default shall have occurred and be continuing at the time of such acquisition or shall be caused thereby; and Company shall have delivered to Administrative Agent an Officer's Certificate (together with supporting information therefor), in form and substance reasonably satisfactory to Administrative Agent, certifying as to the foregoing;

               (e) with respect to any assets acquired pursuant to such acquisition by a Loan Party such Loan Party shall have taken all steps necessary to establish and create a First Priority Lien in favor of Collateral Agent on behalf of Lenders pursuant to, and to the extent required by, this Agreement and the Collateral Documents;

               (f) the aggregate Acquisition Consideration paid by Company or any such Subsidiary in any such acquisition does not exceed $50,000,000; and

               (g) Administrative Agent shall have received the following information with regard to the Permitted Acquisition at least ten (10) Business Days (or at such later date as such information first becomes available) prior to the consummation thereof: (y) summary information prepared by Company describing the nature of the business or Person to be acquired, the current draft of the acquisition agreement and historical financial statements with respect to the business or Person to be acquired as delivered to the

          Company; and (z) pro forma financial statements for Company and its Subsidiaries for the immediately preceding and following four-fiscal quarter period demonstrating compliance on a pro forma basis with the financial covenants applicable during such periods pursuant to subsection 7.6 and adjustments made to the Borrowing Base Amount in accordance with Schedule 1.1(i).
                          ---------------

          (xiv) any Permitted Foreign Subsidiary of Company may be merged with or into any wholly-owned Permitted Foreign Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any wholly-owned Permitted Foreign Subsidiary; provided that (i) in the case of such a
                                   --------
     merger, such wholly-owned Permitted Foreign Subsidiary shall be the continuing or surviving corporation and (ii) in each case, the stock of such wholly-owned Permitted Foreign Subsidiary is pledged pursuant to, and to the extent required under, the Collateral Documents;

          (xv) Holdings or its Subsidiaries may sell or issue equity interests of the Company or any of its Subsidiaries to Holdings, the General Partner or any of their Subsidiaries;

          (xvi) Company and its Permitted Subsidiaries may make Investments pursuant to subsection 7.3;

          (xvii) Holdings may issue Common Units, the Preferred Units, the Series B Preferred Units and Qualified Preferred Units to the extent not otherwise prohibited under the provisions of this Agreement;

          (xviii) Holdings, Company and its Permitted Subsidiaries may consummate the 1999 Acquisitions; and

          (xix) Holdings and Transitory Subsidiaries may sell, transfer or otherwise dispose of all or any part of its business, property or assets to Company or a Permitted Subsidiary (other than a Transitory Subsidiary).

7.8  Fiscal Year
     -----------

     Holdings and Company shall not change their Fiscal Year-end from December
     31.

7.9  Sales and Lease-Backs.
     ---------------------

     Except with respect to Permitted Sale Leaseback Transactions, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property

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

(whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Holdings or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease.

7.10  Sale or Discount of Receivables.
      -------------------------------

     Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable;

provided, however, that Company and its Subsidiaries may, in the exercise of
--------  -------
their reasonable business judgment in connection with efforts to collect amounts owed thereunder, discount or sell (to the extent permitted under subsection 7.7) for less than the face value thereof any accounts receivable.

7.11  Transactions with Shareholders and Affiliates.
      ---------------------------------------------

     Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Holdings or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any
              --------
transaction between Holdings and any of its Subsidiaries or between any of its Subsidiaries, (ii) any payment from Company to Holdings and the General Partner expressly permitted under subsection 7.5 and any payment by Holdings permitted under subsection 7.5, (iii) the payment of Bain Management Fees under the Bain Advisory Services Agreement, (iv) any employment agreement entered into by Holdings or any of its Subsidiaries in the ordinary course of business, (v) any issuance of Common Units or Preferred Units or Series B Preferred Units or Qualified Preferred Units in connection with employment arrangements, stock options and stock ownership plans of Holdings or any of its Subsidiaries entered into in the ordinary course of business and the performance of obligations thereunder, (vi) performance of obligations under the Recapitalization Agreement, (vii) performance of obligations under the Related Agreements, (viii) reasonable and customary fees, expenses and indemnities paid to members of the Boards of Directors or Board of Managers, as the case may be, of Holdings and its Subsidiaries and (ix) transactions described in Schedule 7.11 annexed
                                                    -------------
hereto.

7.12  Disposal of Subsidiary Interests.
      --------------------------------

     Except as required under the Collateral Documents and except for any sale of 100% of the capital stock, partnership interests or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7, Holdings shall not:

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

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests or other equity Securities of any of its directly owned Subsidiaries, except to qualify directors if required by applicable law or to another Subsidiary of Holdings; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Holdings (subject to the restrictions on such disposition otherwise imposed herein under), or to qualify directors if required by applicable law.

7.13  Conduct of Business.
      -------------------

     From and after the Effective Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Effective Date (after giving effect to the 1999 Acquisitions) and similar or related or supportive businesses and (ii) such other lines of business as may be consented to by Requisite Lenders. From and after the Effective Date, neither Holdings nor General Partner shall engage in any business or have any assets (including Intellectual Property) other than (i) owning partnership interests of Company or equity interests of Anthony Crane Holdings Capital Corporation or any other Subsidiary of Holdings, (ii) the issuance of and activities related to the maintenance and servicing of Shareholder Subordinated Notes (or similar notes in the case of the General Partner), Permitted Seller Notes, the Senior Discount Debentures, other debt and guaranty obligations permitted to be incurred hereunder and the partnership or equivalent equity interests of Holdings (or the General Partner) as permitted hereunder, (iii) the entering into, and the performance of its obligations under, the Pledge and Security Agreement, the Related Agreements and the Second Priority Term Loan Credit Documents to which it is a party to which it is a party, (iv) the receipt of Cash distributions from Company in accordance with the provisions hereof, (v) activities associated with expenses paid with any dividends paid to Holdings or the General Partner which are permitted under subsection 7.5; (vi) the acquisition of assets pursuant to the Carlisle Acquisition which shall be promptly transferred to the Company or its Permitted Subsidiaries, (vii) the entering into and performance of its obligations in connection with Permitted Acquisitions and (viii) holding intercompany loans owed to it. From after the Effective Date, Company and Holdings shall not permit Anthony Crane Holdings Capital Corporation and Anthony Crane Capital Corporation to engage in any activities other than entering into and the performance of their obligations under the Pledge and Security Agreement, the Related Agreements and the Second Priority Term Loan Credit Documents and the Subsidiary Guaranty to which it is a party. Notwithstanding the foregoing, Holdings and the General Partner (and the corporations referred to in the immediately preceding sentence) may engage in activities incidental to (a) the maintenance of its existence in compliance with applicable law, (b) legal, tax and accounting matters in connection with any of the foregoing activities and (c) entering into, and performing its obligations under, this Agreement, the Related Agreements and the Second Priority Term Loan Credit Documents and the Loan Documents to which it is a party. Neither Company nor Holdings shall create or permit to exist any Subsidiary other than Permitted Subsidiaries and Excluded Subsidiaries.

7.14  Amendments of Documents Relating to Subordinated Indebtedness and Senior
      ------------------------------------------------------------------------
      Notes; Amendments of Term Loan Credit Documents.
      -----------------------------------------------

     A. Amendments or Waivers of Certain Agreements. None of Holdings, Company nor any of their respective Subsidiaries will agree to any amendment to, or waive any of its rights under, any Related Agreement (other than any Related Agreement evidencing or governing any Subordinated Indebtedness) after the Effective Date if any such amendment or waiver would, individually or in the aggregate, reasonably be expected to be materially adverse to Lenders without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

     B. Amendments of Documents Relating to Subordinated Indebtedness and Senior Notes. Holdings and Company shall not, and shall not permit any of their respective Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness or any guaranty of any Subordinated Indebtedness), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to Holdings, Company or Lenders.

     C. Amendments of Second Priority Term Loan Credit Documents. Holdings and Company shall not, and shall not permit any of their respective Subsidiaries to, amend or otherwise change the terms of any of the Second Priority Term Loan Credit Documents, or make any payment consistent with an amendment thereof or a change thereto, that would have the effect of (i) changing (to earlier dates) any dates upon which payments of principal or interest are due on the Second Priority Term Loans, (ii) reducing the percentage specified in the definition of "Requisite Lenders" in the Second Priority Term Loan Credit Agreement, or (iii) changing the prepayment provisions of the Second Priority Term Loan Credit Agreement in a manner that disproportionately disadvantages the Lenders relative to the lenders under the Second Priority Term Loan Credit Agreement or confers additional rights on the lenders under the Second Priority Term Loan Credit Agreement which would be adverse to Lenders, without the prior written consent of Requisite Lenders under this Agreement.

                                   SECTION 8.
                               EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur:

8.1  Failure to Make Payments When Due.
     ---------------------------------

     Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within three Business Days after the date due; or

8.2  Default in Other Agreements.
     ---------------------------

     (i) Failure of Holdings or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $10,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Holdings or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3  Breach of Certain Covenants.
     ---------------------------

     Failure of Holdings or Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; provided, however, that such failure with respect to the covenants contained in subsections 7.1, 7.2, 7.3 and 7.4 shall not constitute an Event of Default for ten days after such failure so long as Company is diligently pursuing the cure of such failure; or

8.4  Breach of Warranty.
     ------------------

     Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  Other Defaults Under Loan Documents.
     -----------------------------------

     Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Holdings, Company or such Loan Party becoming aware of such default or (ii) receipt by Holdings, Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
     ----------------------------------------------------

     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries (other than Excluded Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
     --------------------------------------------------

     (i) Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8  Judgments and Attachments.
     -------------------------

     Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case not adequately covered by insurance from a solvent and unaffiliated insurance company) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  Dissolution.
     -----------

     Any order, judgment or decree shall be entered against Holdings or any of its Subsidiaries (other than an Excluded Subsidiary) decreeing the dissolution or split up of Holdings or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10  Employee Benefit Plans.
      ----------------------

     There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings or any of its Subsidiaries in excess of $7,500,000 during the term of this Agreement; or

8.11  Change in Control.
      -----------------

     (i) Holdings and its wholly-owned Subsidiaries shall cease to own and control 100% of the limited partnership interests of Company, or General Partner shall cease to own and control 100% of the general partnership interests of Company; (ii) prior to an initial public offering by Holdings (or any successor pursuant to subsection 10.22,) (x) Bain Investors and their Related Parties shall cease, directly or indirectly, to have the right to elect or appoint a majority of the Board of Managers of the General Partner if Holdings is a limited partnership or the Board of Directors of Holdings if Holdings has become a "C" corporation in accordance with the terms hereof, in either case through stock or membership ownership, voting agreement or otherwise or (y) for so long as Holdings is a partnership, the occurrence of any transaction which results in the General Partner no longer being the sole general partner of Holdings; (iii) Bain Investors and their Related Parties shall cease to beneficially own, directly or indirectly, 71% of the economic interests of Holdings or General Partner owned by Bain Investors and their Related Parties on Closing Date; (iv) after an initial public offering of Holdings (or any successor thereto pursuant to subsection 10.22,) any Person (other than Bain Investors and their Related Parties) shall (y) have a greater economic or voting interest in Holdings or General Partner (or any successor thereto pursuant to subsection 10.22) than Bain Investors' and their Related Parties' economic or voting interest in Holdings (or any successor thereto

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

pursuant to subsection 10.22), or (z) own or control more than 30% of the economic or voting interest of Holdings (or any successor thereto pursuant to subsection 10.22); or (v) any "Change of Control" shall occur under the Senior Notes; or

8.12  Invalidity of Guaranties; Failure of Security; Repudiation of Obligations.
      -------------------------------------------------------------------------

     At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable) or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered and required to be perfected thereby having a fair market value, individually or in the aggregate, exceeding $4,000,000, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Holdings and Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iv).

     Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Intercreditor Agreement and shall be applied as therein provided.

     Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause
(ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Holdings or Company, and such provisions, shall not at any time be construed so as to grant Holdings or Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

                            SECTION 9.
                              AGENTS

9.1  Appointment.
     -----------

     A. Appointment of Agents. GSCP is hereby appointed Lead Arranger and Syndication Agent hereunder, and each Lender hereby authorizes the Lead Arranger and the Syndication Agent each to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Fleet is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. DLJ is hereby appointed Documentation Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Lender hereby authorizes and confirms the appointment by Administrative Agent of Fleet as Collateral Agent under the Intercreditor Agreement and the other Loan Documents, and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms of the Intercreditor Agreement and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions

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

thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Lead Arranger, Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the date on which Syndication Agent notifies Company that it has concluded its primary syndication of the Loans and Commitments, all obligations of GSCP, in its capacity as Syndication Agent hereunder (other than pursuant to Section 2.1A(v)), shall terminate. Neither GSCP, in its capacity as Lead Arranger, nor DLJ, in its capacity as Documentation Agent, shall have any obligations hereunder.

     B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

     In the event that Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.

     Should any instrument in writing from Holdings, Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Holdings or Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such

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

Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Collateral Agent until the appointment of a new Supplemental Collateral Agent.

9.2  Powers and Duties; General Immunity.
     -----------------------------------

     A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of Holdings or Company to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Holdings or Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. Exculpatory Provisions. None of Agents nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent, in the case of any Agent other than the Administrative Agent, shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) or, in the case of the Administrative Agent, in accordance

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

with the Intercreditor Agreement, and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be) or in accordance with the Intercreditor Agreement, as the case may be, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents, in the case of any Agent other than the Administrative Agent, in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) or, in the case of the Administrative Agent, in accordance with the Intercreditor Agreement.

     D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Holdings, Company or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings and Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3  Representations and Warranties; No Responsibility For Appraisal of
     ------------------------------------------------------------------
     Creditworthiness.
     ----------------

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

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

9.4  Right to Indemnity.
     ------------------

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company or Holdings, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of
                      --------
such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that arise from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to
           --------
indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso to the immediately preceding sentence.

9.5  Successor Administrative Agent and Swing Line Lender.
     ----------------------------------------------------

     A. Successor Administrative Agent. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent with the consent of Company (which consent shall not be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     B. Successor Swing Line Lender. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Fleet or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring

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

or removed Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VIII annexed hereto, in the principal
                             ------------
amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

     C. Administrative Agent under Term Loan Credit Agreement. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Fleet for all purposes hereunder and under the Term Loan Credit Agreement.

9.6  Collateral Documents and Guaranty.
     ---------------------------------

     Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into the Intercreditor Agreement, and each Lender agrees to be bound by the terms of the Intercreditor Agreement; provided that Administrative Agent shall not enter into or consent to any
--------
material amendment, modification, termination or waiver of the Intercreditor Agreement without the prior consent of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6). Each Lender hereby further authorizes Collateral Agent (and under the terms of the Intercreditor Agreement Collateral Agent is authorized), on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of the Lenders under the Guaranties, and each Lender agrees to be bound by the terms of each Collateral Document and each Guaranty; provided that Collateral Agent shall not enter into or consent to
               --------
any material amendment, modification, termination or waiver of the Intercreditor Agreement without the prior consent of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6); provided
                                                                     --------
further, however, that, without further written consent or authorization from
-------  -------
Lenders, Collateral Agent may execute any documents or instruments necessary to
(a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as permitted or required under the Intercreditor Agreement or the Collateral Documents or to which Requisite Lenders (or such other Lenders as may be required to give such consent under subsection 10.6) have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person pursuant to a sale or other disposition permitted hereunder or as permitted under the Intercreditor Agreement or to which Requisite Lenders (or such other Lenders as may be required to give such consent under subsection 10.6) have otherwise consented; provided, however, that nothing in this subsection shall require consent to
--------  -------
release from the Subsidiary Guaranty any Person which, immediately after such sale, shall be a Subsidiary of Holdings which is obligated to and will enter into the Subsidiary Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms thereof, and (Y) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Secured Party may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

                           SECTION 10. MISCELLANEOUS

10.1 Assignments and Participations in Loans and Letters of Credit.
     --------------------------------------------------------------

     A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that
                                                                  --------
no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no
                                                      --------  -------
such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further
                                                              --------  -------
that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided, further that, anything
                                           --------  -------
contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

B.  Assignments.

         (i)  Amounts and Terms of Assignments.  Each Commitment, Loan, Letter
              --------------------------------
    of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or Approved Fund of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent, or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender and its Affiliates) to any other Eligible Assignee with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed); provided that, unless otherwise agreed to in writing by Company and
    --------
    Administrative Agent or unless such assignment is for the assigning Lender's entire interest hereunder and under the other Loan Documents, the assigning Lender shall have, immediately after giving effect to such assignment, not less than an aggregate amount of $5,000,000 in Commitments, Loans and Letter of Credit; and provided further, however,
                                                 -------- -------  -------
    that (x) upon the occurrence and during the continuance of an Event of Default, or (y) in the case of assignments by GSCP, Fleet or DLJ, assignments may be made without the consent of Company or Administrative Agent, upon the giving of notice to Company and Administrative Agent. To the extent of any such assignment in accordance with either clause (a) or
    (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $500 in the case of assignments pursuant to clause (a) above and assignments by GSCP, Fleet or DLJ and $2000 in the case of all other assignments and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent and the Company pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained
                                             --------
    in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lenders in accordance with Subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of
    Exhibit IV or Exhibit V annexed hereto, as the case may be, with
    ----------    ---------
    appropriate insertions, to reflect the new Commitments, as the case may be, of the assignee and/or the assigning Lender.

          (ii) Acceptance by Administrative Agent; Recordation in Register.
               -------------------------------------------------------------
     Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent has and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company.
     Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation (ii) a reduction of the principal amount of or the rate of interest or fees payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) or
(iii) a release of all or substantially all of the Collateral. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks and Fund Trustees. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and with the consent of Company and Administrative Agent any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to such trustee;

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

provided that (i) no Lender shall, as between Company and such Lender, be
--------
relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

     F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (a) of the definition thereof; (ii) that it has experience and expertise in the making of or investing in loans such as the Loans; and
(iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2 Expenses.
     ---------

     Whether or not the transactions contemplated hereby are consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments (requested by or for the benefit of Company), waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Lead Arranger and Syndication Agent (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation and execution of the Loan Documents and of the Administrative Agent in connection with any consents, amendments (requested by or for the benefit of Company), waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the reasonable costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Agents and to Administrative Agent and of counsel providing any opinions that Agents, Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the reasonable costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent and its counsel) of obtaining and reviewing any appraisals provided for under subsection 6.9C, any environmental audits or reports provided for under subsection 4.2S or 6.9B(ix) and any audits or reports provided for under subsection 6.5B with respect to Inventory and accounts receivable of Holdings and its Subsidiaries; (vi) all the reasonable costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the administration of the Loan Documents, and the custody or preservation of any of the Collateral as may separately be agreed to between the Administrative Agent, Collateral Agent and Company; (vii) all other reasonable costs and expenses incurred by any of the Agents in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments (requested by or for the benefit of Company), waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any of the Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3 Indemnity.
     ----------

     In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby are consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, partners, directors, trustees, employees, agents and affiliates of any of Agents and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to
                          --------
any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction.

     As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties)),
(ii) the statements contained in the commitment letter executed by such Lender and the Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries. Notwithstanding the foregoing, no Lender other than an Existing Lender shall have any entitlement for indemnification pursuant to this Section 10.3 with respect to any claim based upon a breach of a
                 ------------
representation or warranty under any of subsections 5.2E.(i) through (iii) or 5.17B. of this Agreement.

     To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4 Set-Off; Security Interest in Deposit Accounts.
     ----------------------------------------------

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Company at any time or from time to time subject to the consent of Administrative Agent, without notice to Company or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts or payroll accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company which are then due and payable to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not that Lender shall have made any demand hereunder which are then due and payable. Company hereby further grants to Administrative Agent, Collateral Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

     Company, the Lenders, the Administrative Agent and Collateral Agent hereby acknowledge and agree that the provisions of this subsection 10.4 are subject to the provisions of the Intercreditor Agreement. To the extent that any Lender is required pursuant to the provisions of the Intercreditor Agreement to turn over to the Administrative Agent any payments otherwise subject to the provisions of this subsection 10.4, such payments shall not be subject to the provisions of this subsection 10.4.

10.5 Ratable Sharing.
     ---------------

     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment
      --------
received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     Company, the Lenders and Administrative Agent hereby acknowledge and agree that the provisions of this subsection 10.5 are subject to the provisions of the Intercreditor Agreement. To the extent that any Lender is required pursuant to the provisions of the Intercreditor Agreement to turn over to the Administrative Agent any payments otherwise subject to the provisions of this subsection 10.5, such payments shall not be subject to the provisions of this subsection 10.5.

10.6 Amendments and Waivers.
     -----------------------

     A. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment,
                                          --------
modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause
(i)): (i) extend the scheduled final maturity of any Loan or Note, or waive or reduce or postpone any scheduled repayment (but not prepayment) of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to subsection 2.2E; it being understood that modification of the financial definitions herein shall not constitute a reduction of the rate of interest for the purposes of this subsection 10.6) or any commitment fees or letter of credit fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit, (ii) amend, modify, terminate or waive any provision of this subsection 10.6, (iii) reduce the percentage specified in the definition of "Requisite Lenders" or "Pro Rata Shares" (it being understood that, with the consent of Requisite Lenders, (except that such consent shall not be required in the case of increased amounts under Subsection 2.1.A.(v) of this Agreement) additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" or "Pro Rata Shares" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Loan Commitments and the Revolving Loans are included on the Effective Date), (iv) release or otherwise subordinate all or all or substantially all of the Collateral or Holdings or General Partner from the Holdings Guaranty or all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty except as expressly provided in the Loan Documents, or (v) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement; provided, further that no such
                                             --------  -------
amendment, modification, termination or waiver shall (1) increase the Commitments of any Lender over the amount thereof then in effect, or extend the duration thereof, without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Potential Event of Default or Event of Default shall constitute an increase or extension in the Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender); (2) amend, modify, terminate or waive any provision of subsection 2.1A(iv) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans without the consent of Swing Line Lender; (3) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in subsection 3.1C without the written concurrence of Administrative Agent and of each Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued it; (4) amend, modify, terminate or waive any provision of Section 9 or 10 as the same applies to any Agent (including the Administrative Agent), or any other provision of this Agreement as the same applies to the rights or obligations of any Agent (including the Administrative Agent), in each case without the consent of such Agent (including the Administrative Agent); (5) reduce the percentage specified in the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the applicable Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of Requisite Class Lenders on substantially the same basis as the Term Loans, the Term Loan Commitments, the Revolving Loans Commitments and the Revolving Loans are included on the Effective Date or (6) alter the required application of repayment or prepayment as between Classes pursuant to Section 2.4B(iv)(b) without the consent of Requisite Class Lenders of each Class being allocated a less repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole
                                --------
or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered.

     B. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7 Independence of Covenants.
     -------------------------

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8 Notices.
     --------

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not
                        --------
be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Holdings, Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9 Survival of Representations, Warranties and Agreements.
     -------------------------------------------------------

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company and Holdings set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the

Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.
      ------------------------------------------------------

     No failure or delay on the part of Administrative Agent or Collateral Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11 Marshalling; Payments Set Aside.
      --------------------------------

     None of Administrative Agent, Collateral Agent or any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent, Collateral Agent, or Lenders (or to Administrative Agent or Collateral Agent for the benefit of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 Severability.
      -------------

     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 Obligations Several; Independent Nature of Lenders' Rights.
      -----------------------------------------------------------

     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 Headings.
      ---------

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15 Applicable Law.
      ---------------

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16 Successors and Assigns.
      -----------------------

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Holdings' nor Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Holdings or Company without the prior written consent of all Lenders.

10.17 Consent to Jurisdiction and Service of Process.
      -----------------------------------------------

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY OR HOLDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY AND HOLDINGS, FOR THEMSELVES AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVE ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO HOLDINGS AND COMPANY AT THEIR ADDRESSES PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

          (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREE THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREE THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18 Waiver of Jury Trial.
      --------------------

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING
OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS
BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED
EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER
SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING

TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19 Confidentiality.
      ----------------

     Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company and Holdings that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in swap agreements (provided that such counterparties and
                                      --------
advisors are advised of and agree to be bound by the provisions of this subsection 10.19) or disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order,
--------
each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be
                      --------  -------
obligated or required to return any materials furnished by Holdings or any of its Subsidiaries.

10.20 Counterparts; Effectiveness.
      ----------------------------

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by Requisite Lenders (under and as defined in the Existing Credit Agreement), Agents, each New Lender, Company and Holdings and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Credit Agreement and the other Loan Documents and that all indebtedness and obligations of Company and its Subsidiaries hereunder and thereunder shall be secured by the Collateral Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of any such obligations or liabilities. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Credit Agreement made under and in accordance with the terms of subsection 10.6 thereof.

10.21 Limitation on Liability of General Partner.
      -------------------------------------------

     Except as set forth in the Holdings Guaranty, the Obligations shall be nonrecourse to General Partner, except to the extent of its partnership interests in Company and Holdings. Any liability of General Partner in respect of the Obligations shall be specifically limited to the interests of General Partner and in its partnership interests in Company and Holdings, and no other assets of General Partner shall be subject to any claims as a result hereof. Except as set forth herein or in the Loan Documents, each Lender acknowledges and agrees that no director, officer, employee, incorporator, stockholder or limited partner of the Company, as such, shall have any liability for any obligations of Company or for any claim based on, in respect of, or by reason of, such obligations or their creation.

10.22 "C" Corporation Conversion.
      --------------------------

     Upon not less than thirty (30) days prior written notice from Company to Lenders, provided no Potential Event of Default or Event of Default shall have then occurred and be continuing, Administrative Agent, Requisite Lenders and the other Loan Parties shall take all actions, including, without limitation, the execution and delivery of necessary amendments, modifications and supplements to this Agreement and the other Loan Documents, as may reasonably be necessary in order to facilitate the conversion of Holdings or Company from a limited liability partnership structure to a corporate structure classified as a "C" corporation under the Internal Revenue Code and to give effect to the intent of this Agreement and the other Loan Documents after consummation of any such conversion. Administrative Agent shall be entitled to reimbursement by Company of its reasonable fees and expenses incurred in connection therewith and at all times on and after any such conversion the First Priority Lien in the Collateral shall remain in full force and effect.

                   [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          COMPANY:
                         ANTHONY CRANE RENTAL, L.P.

                         By:  ACR Management LLC
                              as its general partner

                         By:  _________________________________
                              Name:
                              Title:

          HOLDINGS:
                         ANTHONY CRANE RENTAL HOLDINGS, L.P.

                         By:  ACR Management LLC
                              as its general partner

                         By:  _________________________________
                              Name:
                              Title:

                         Notice Address:

                         1165 Camp Hollow Road
                         West Mifflin, Pennsylvania  15122
                         Attention: Chief Financial Officer
                         Telephone: (412) 469-3700
                         Telecopy: (412) 469-0691

                         with a copy to:

                         Bain Capital, Inc.
                         Two Copley Place
                         Boston, MA  02116
                         Attention: Paige Daly
                         Telephone: (617) 572-3261
                         Facsimile: (617) 572-3274
                         and:

                         Kirkland & Ellis
                         200 East Randolph Drive
                         Chicago, IL  60601
                         Attention:  Christopher Butler
                         Telephone:  (312) 861-2298
                         Facsimile:  (312) 861-2200

          AGENTS AND LENDERS:

               GOLDMAN SACHS CREDIT PARTNERS L.P.,
               individually and as Lead Arranger and Syndication Agent

               By:  __________________________________
                    Authorized Signatory

               Notice Address:

               Goldman Sachs Credit Partners L.P.
               c/o Goldman, Sachs & Co.
               85 Broad Street
               New York, New York 10004
               Attention:  John Makrinos
               Telephone:  (212) 902-1040
               Telecopy:   (212) 902-4597

                   FLEET NATIONAL BANK,
                   individually and as Administrative Agent and Collateral Agent

                   By:  _______________________________________
                        Name:
                        Title:


                   Notice Address:

                   Fleet National Bank
                   One Federal Street
                   Boston, Massachusetts 02110
                   Attention: Timothy J. Callahan
                   Telephone: (617) 346-0339
                   Telecopy:  (617) 346-5833

                   with a copy to:

                   Fleet National Bank
                   One Federal Street
                   Boston, Massachusetts 02110
                   Attention: Guy Smith/Mark Pelletier
                   Telephone: (617) 346-0441
                   Telecopy:  (617) 346-4806

                   BHF (USA) CAPITAL CORPORATION

                   By:  _______________________________________

                   Name:
                   Title:

                   By:  _______________________________________

                   Name:
                   Title:

                   Notice Address:

                   590 Madison Avenue
                   New York, NY  10022-2540
                   Attention: Eric Emmert
                   Telephone: 212-756-5923
                   Facsimile: 212-756-5536

                   BNY FINANCIAL CORPORATION

                   By:  _______________________________________

                        Name: Thomas W. Stratchan
                        Title:

                   Notice Address:

                   1290 Avenue of the Americas
                   6th floor
                   New York, NY  10104
                   Attention: Anthony Vassallo
                   Telephone: 212-408-7229
                   Facsimile: 212-408-4384

                   THE CIT GROUP/BUSINESS CREDIT, INC.

                   By:  _______________________________________
                        Ronald A. Donatelli
                        Senior Vice President

                   Notice Address:

                   The CIT Group/Business Credit, Inc.
                   1211 Avenue of the Americas, 22nd floor
                   New York, NY  10036
                   Attention: Evelyn Kusold
                   Telephone: 212-536-1208
                   Facsimile: 212-536-1284

                   CITIZENS BUSINESS CREDIT COMPANY
                   A Division of Citizens Leasing Incorporated

                   By:  _______________________________________
                        Name:
                        Title:

                   Notice Address:

                   Citizens Business Credit
                   6PPG
                   Suite 820
                   Pittsburgh, PA  15222
                   Attention: Ronald A. Donatelli
                   Telephone: 412-391-3333
                   Facsimile: 412-391-2580

                   DIME COMMERCIAL CORP.

                   By:  _______________________________________
                        Name: Thomas M. Watson
                        Title:

                   Notice Address:

                   1180 Avenue of the Americas
                   Suite 510
                   New York, NY  10036
                   Attention: Thomas M. Watson
                   Telephone: 212-382-8372
                   Facsimile: 212-382-8349

                   FREMONT FINANCIAL CORPORATION

                   By:  _______________________________________
                        Name:
                        Title:

                   Notice Address:

                   2020 Santa Monica Blvd. Ste. 500
                   Santa Monica, CA  90404
                   Attention: Cheri Buckingham, Vice President
                   Telephone:  310-264-7438
                   Facsimile: 310-264-7401

                   IBJ WHITEHALL BUSINESS CREDIT CORPORATION

                   By:  _______________________________________
                        Name: Edward A. Jesser
                        Title: Senior Vice President

                   Notice Address:

                   IBJ Whitehall Business Credit Corporation
                   One State Street
                   New York, NY  10004
                   Attention: Edward A. Jesser
                   Telephone: 212-858-2606
                   Facsimile: 212-858-2151

                   MERCANTILE BUSINESS CREDIT, INC.

                   By:  _______________________________________
                        Name: Carolyn M. Rooney
                        Title:

                   Notice Address:

                   100 S. Brentwood Blvd.,
                   Suite 500
                   Clayton, MO  63105
                   Attention: Carolyn M. Rooney
                   Telephone: 314-579-8445
                   Facsimile: 341-579-8480

                   NATIONAL BANK OF CANADA

                   By:  _______________________________________
                        Name:
                        Title:

                   By:  _______________________________________
                        Name:
                        Title:

                   Notice Address:

                   One Oxford Centre
                   Suite 3440
                   Pittsburgh, PA  15219
                   Attention:
                   Telephone: 412-281-4891
                   Facsimile: 412-281-4603

                   THE PROVIDENT BANK

                   By:  _______________________________________
                        Name: Peter B. York
                        Title:

                   Notice Address:

                   One East Fourth Street
                   MS #249
                   Cincinnati, OH  45202
                   Attention: Joe Garde
                   Telephone: 513-579-2655
                   Facsimile: 513-639-1588

                   CITY NATIONAL BANK

                   By:  _______________________________________
                        Name:
                        Title:

                   Notice Address:

                   400 North Roxbury Drive
                   Beverly Hills, CA 90210
                   Attention: Edward Vasallo
                   Telephone: 310-888-6147
                   Facsimile: 310-888-6549

                   THE MITSUBISHI TRUST AND BANKING CORPORATION

                   By:  _______________________________________
                        Name:
                        Title:

                   Notice Address:

                   520 Madison Avenue
                   New York, New York 10022
                   Attention: Paul Arzouian
                   Telephone: 212-473-9375
                   Facsimile: 212-644-6825

                  BANK OF AMERICA NATIONAL TRUST &
                  SAVINGS ASSOCIATION

                   By:  _______________________________________
                        Name:
                        Title:

                  Notice Address:

                  40 East 52nd Street, 2nd Floor
                  New York, New York 10022
                  Attention: Bill Wilson
                  Telephone: 212-836-5323
                  Facsimile: 212-836-5169

                  FINOVA CAPITAL CORPORATION

                  By:  _______________________________________
                       Jason S. Ito
                       Director

                  Notice Address:

                  311 South Wacker Drive
                  Chicago, IL 60606
                  Attention: Thomas L. Gibbons
                  Telephone: (312) 322-7246
                  Facsimile: (312) 322-7250

                  KEY CORPORATE CAPITAL INC.

                  By:  _______________________________________
                       Name:
                       Title:

                  Notice Address:

                  Key Bank
                  NY-00-02-0606
                  50 Fountain Plaza
                  Buffalo, NY  14202
                  Attention: Mark Hursty
                  Telephone: 716-843-4433
                  Facsimile: 716-847-7879

                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO

                  By:  _______________________________________
                       Name:
                       Title:

                  Notice Address:

                  American National Bank
                  120 S. LaSalle Street, 8th Floor
                  Chicago, IL 60603
                  Attention: David Weislogel
                  Telephone: 312-661-5677
                  Facsimile: 312-661-6929

                  LASALLE BUSINESS CREDIT, INC.

                  By:  _______________________________________
                       Name:
                       Title:

                  Notice Address:

                  LaSalle Business Credit
                  477 Madison Avenue, 20th Floor
                  New York, New York 10022
                  Attention: Credit Deputy
                  Telephone: 212-832-6650
                  Facsimile: 212-371-2966

                  PNC BANK, NATIONAL ASSOCIATION

                  By:  _______________________________________
                       Name:
                       Title:

                  Notice Address:

                  PNC Bank, National Association
                  1600 Market Street, 31st Floor
                  Philadelphia, PA 19103
                  Attention: Edmundo Kahn
                  Telephone: 215-585-4754
                  Facsimile: 215-585-4771

                  DLJ CAPITAL FUNDING, INC.,
                  individually and as Documentation Agent

                  By:  ________________________________________
                       Name:
                       Title:
                       Notice Address:

                  DLJ Capital Funding, Inc.
                  277 Park Avenue
                  New York, New York  10172
                  Attention:  Greg Biddle
                  Telephone:  (212) 892-6142
                  Telecopy:   (212) 892-6031

                                   EXHIBIT I

                         [FORM OF NOTICE OF BORROWING]

                              NOTICE OF BORROWING

     Pursuant to that certain Revolving Credit Agreement dated as of July 22, 1998, as amended, supplemented or otherwise modified to the date hereof (said Revolving Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Anthony Crane Rental, L.P., a Pennsylvania limited partnership, as borrower ("Company"), Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership, as guarantor, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, DLJ Capital Funding, Inc., as documentation agent, and Fleet National Bank, as administrative agent ("Administrative Agent") and as collateral agent, this represents Company's request to borrow as follows:

1.  Date of borrowing:
    ------------------      -------------------, ---------

2.  Amount of borrowing:    $
    -------------------     ------------------

3.  Lender(s):              ~ a.  Lenders, in accordance with their applicable
    ----------                    Pro Rata Shares
                            ~ b.  Swing Line Lender

4.  Type of Loans:          ~ a.  Revolving Loans.
    --------------
                            ~ b.  Swing Line Loan
                            ~ c.  Term Loan

5.  Interest rate option:   ~ a.  Base Rate Loan(s)
    ---------------------   ~ b.  Eurodollar Rate Loans with an initial Interest Period
                                  of [two weeks][           month(s)]
                                                 ----------

The proceeds of such Loans are to be deposited in Company's account at Funding and Payment Office.

    The undersigned officer, to the best of his or her knowledge, on behalf of the Company certifies that:

         2.(ii) The representations and warranties contained in the Credit Agreement and the other Loan Documents are or shall be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

         (iii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

         (iv) After giving effect to the borrowing contemplated hereby, the Total Utilization of Revolving Loan Commitments shall not exceed the lesser of (y) the Revolving Loan Commitments then in effect, and (z) the Adjusted Borrowing Base Amount then in effect.

DATED:                       ANTHONY CRANE RENTAL, L.P.
       --------------------

                             By:  ACR Management, LLC
                                   its general partner

                             By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                                  EXHIBIT II

                  [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                       NOTICE OF CONVERSION/CONTINUATION

    Pursuant to that certain Revolving Credit Agreement dated as of July 22, 1998, as amended, supplemented or otherwise modified to the date hereof (said Revolving Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Anthony Crane Rental, L.P., a Pennsylvania limited partnership, as borrower ("Company"), Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership, as guarantor, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, DLJ Capital Funding, Inc., as documentation agent, and Fleet National Bank, as administrative agent ("Administrative Agent") and as collateral agent, this represents Company's request to convert or continue Loans as follows:

    1.   Date of conversion/continuation:                    ,
         -------------------------------   ------------------  -------

    2.   Amount of Loans being converted/continued:  $
         -----------------------------------------    -------------------

    3.   Nature of conversion/continuation:
         ---------------------------------
              ~ a. Conversion of Base Rate Loans to Eurodollar Rate Loans ~ b. Conversion of Eurodollar Rate Loans to Base Rate Loans ~ c. Continuation of Eurodollar Rate Loans as such

    4. If Loans are being continued as or converted to Eurodollar Rate Loans, the duration of the new Interest Period that commences on the
         conversion/ continuation date:  [two weeks][          month(s)]
                                                     ---------

    In the case of a conversion to or continuation of Eurodollar Rate Loans, the undersigned officer, to the best of his or her knowledge, and Company certify that no Event of Default has occurred and is continuing under the Credit Agreement.

DATED:                       ANTHONY CRANE RENTAL, L.P.
       --------------------  By:  ACR Management LLC,
                                  its general partner

                             By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                                  EXHIBIT III

               [FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT]

                    NOTICE OF ISSUANCE OF LETTER OF CREDIT

     Pursuant to that certain Revolving Credit Agreement dated as of July 22, 1998, as amended, supplemented or otherwise modified to the date hereof (said Revolving Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement"; the terms defined therein and nototherwise defined herein being used herein as therein defined), by and among Anthony Crane Rental, L.P., a Pennsylvania limited partnership, as borrower ("Company"), Anthony Crane Rental Holdings, L.P., aPennsylvania limited partnership, as guarantor, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, DLJ Capital Funding, Inc., as documentation agent, and Fleet National Bank, as administrative agent ("Administrative Agent") and as collateralagent, this represents Company's request for the issuance of a Letter of Credit by Administrative Agent as follows:

1.   Date of issuance of Letter of Credit:                   ,
     ------------------------------------  ------------------  -------

2.   Type of Letter of Credit:   ~ a. Commercial Letter of Credit
     ------------------------
                                 ~ b. Standby Letter of Credit

3.   Face amount of Letter of Credit: $
     -------------------------------   ---------------------------

4.   Expiration date of Letter of Credit:                   ,
     -----------------------------------  ------------------  -------

5.   Currency of Letter of Credit: ~ a. U.S. Dollars
     ----------------------------
                                   ~ b. Other:
                                               ------------------
6.   Name and address of beneficiary:
     -------------------------------

         ---------------------------------------

         ---------------------------------------

         ---------------------------------------

         ---------------------------------------

7.   Attached hereto is:
     ------------------
     ~ a. the verbatim text of such proposed Letter of Credit; or

     ~ b. a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

                                     III-1

     The undersigned officer, to the best of his or her knowledge, on behalf of the Company certifies that:

         (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are or shall be true, correct and complete in all material respects on and as of the date of issuance of the proposed Letter of Credit, to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

         (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

         (iii) The issuance of the proposed Letter of Credit will not cause (a) the Letter of Credit Usage to exceed $25,000,000 or (b) the Total Utilization of Revolving Loan Commitments to exceed the lesser of (y) the Revolving Loan Commitments then in effect, and (z) the Adjusted Borrowing Base Amount then in effect.

DATED:                       ANTHONY CRANE RENTAL, L.P.
       --------------------
                             By:  ACR management LLC,
                                  its general partner

                             By:
                                 ------------------------------------
                                 Name:
                                 Title:


                                     III-2

                                  EXHIBIT IV

                           [FORM OF REVOLVING NOTE]

                          ANTHONY CRANE RENTAL, L.P.

                       PROMISSORY NOTE DUE JULY 22, 2004

$[1]                                                          New York, New York
                                                                [Effective Date]

    FOR VALUE RECEIVED, ANTHONY CRANE RENTAL, L.P., a Pennsylvania limited partnership ("Company"), promises to pay to [2] ("Payee") or its registered assigns, on or before July 22, 2004 the lesser of (x) [3] ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

    Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Revolving Credit Agreement dated as of July 22, 1998, as amended, supplemented or otherwise modified to the date hereof (said Revolving Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Anthony Crane Rental, L.P., a Pennsylvania limited partnership, as borrower ("Company"), Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership, as guarantor, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, DLJ Capital Funding, Inc., as documentation agent, and Fleet National Bank, as administrative agent ("Administrative Agent") and as collateral agent.

    This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $425,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

--------------------------
[1] Insert amount of Lender's Revolving Loan Commitment in numbers.

[2] Insert Lender's name in capital letters.

[3] Insert amount of Lender's Revolving Loan Commitment in words.

Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

    This Note is subject to mandatory prepayment as provided in subsection 2.4A(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4A(i) of the Credit Agreement.

    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

    The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

    This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

    No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

    After the occurrence of an Event of Default, Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

    IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                             ANTHONY CRANE RENTAL, L.P.

                             By:  ACR Management LLC,
                                  its general partner

                             By:
                                 ------------------------------------------
                                 Name:
                                 Title:

                                  TRANSACTIONS
                                       ON
                                 REVOLVING NOTE

                                                                                Outstanding
                Type of             Amount of             Amount of              Principal
               Loan Made            Loan Made           Principal Paid            Balance             Notation
Date           This Date            This Date             This Date              This Date            Made By
-----       --------------       --------------       ----------------       ---------------       ------------

                                 EXHIBIT IV-A

                           [FORM OF TERM LOAN NOTE]

                          ANTHONY CRANE RENTAL, L.P.

                       PROMISSORY NOTE DUE JULY 20, 2006

$[1]                                                          New York, New York
                                                                [Effective Date]

    FOR VALUE RECEIVED, ANTHONY CRANE RENTAL, L.P., a Pennsylvania limited partnership ("Company"), promises to pay to [2] ("Payee") or its registered assigns, on or before July 20, 2006 the lesser of (x) [3] ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Term Loans under the Amended and Restated Credit Agreement referred to below.

    Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit Agreement dated as of July ___, 1999, as amended, supplemented or otherwise modified to the date hereof (said Amended and Restated Credit Agreement, as so amended, supplemented or otherwise modified, being the "Amended and Restated Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, as borrower, Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership, as guarantor, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, DLJ Capital Funding, Inc., as documentation agent, and Fleet National Bank, as administrative agent ("Administrative Agent") and as collateral agent.

    This Note is one of Company's "Term Notes" in the aggregate principal amount of $250,000,000 and is issued pursuant to and entitled to the benefits of the Amended and Restated Credit Agreement, to which reference is hereby made for a more complete statement of

_____________________
[1]  Insert amount of Lender's Term Loan Commitment in numbers.
[2]  Insert Lender's name in capital letters.
[3]  Insert amount of Lender's Term Loan Commitment in words.


                                    IV-A-1
the terms and conditions under which the Term Loans evidenced hereby were made and are to be repaid.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Amended and Restated Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Amended and Restated Credit Agreement, Company and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided,
                                                                  --------
however, that the failure to make a notation of any payment made on this Note
-------
shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

    This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Amended and Restated Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Amended and Restated Credit Agreement.

    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Amended and Restated Credit Agreement.

    The terms of this Note are subject to amendment only in the manner provided in the Amended and Restated Credit Agreement.

    This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Amended and Restated Credit Agreement.

    No reference herein to the Amended and Restated Credit Agreement and no provision of this Note or the Amended and Restated Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.


                                    IV-A-2

    After the occurrence of an Event of Default, Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Amended and Restated Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

    IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                             ANTHONY CRANE RENTAL, L.P.

                             By:   ACR Management, LLC,
                                   its general partner

                             By:
                                 ------------------------------------------
                                 Name:
                                 Title:


                                    IV-A-3

                                   EXHIBIT V

                           [FORM OF SWING LINE NOTE]

                          ANTHONY CRANE RENTAL, L.P.

                       PROMISSORY NOTE DUE JULY 22, 2004

$[1]                                                          New York, New York
                                                                [Effective Date]

    FOR VALUE RECEIVED, ANTHONY CRANE RENTAL, L.P., a Pennsylvania limited
partnership ("Company"), promises to pay to     [2]     ("Payee") or its
                                            -----------
registered assigns, on or before July 22, 2004, the lesser of (x) [3] Dollars
([$     [1]     ]) and (y) the unpaid principal amount of all advances made by
    -----------
Payee to Company as Swing Line Loans under the Credit Agreement referred to below.

    Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Revolving Credit Agreement dated as of July 22, 1998, as amended, supplemented or otherwise modified to the date hereof (said Revolving Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Anthony Crane Rental, L.P., a Pennsylvania limited partnership, as borrower ("Company"), Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership, as guarantor, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, DLJ Capital Funding, Inc., as documentation agent, and Fleet National Bank, as administrative agent ("Administrative Agent"), and as collateral agent.

    This Note is Company's "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

____________________
[1]  Insert amount of Lender's Swing Line Commitment in numbers.

[2]  Insert Lender's name in capital letters.

[3]  Insert amount of Lender's Swing Line Commitment in words.

    This Note is subject to mandatory prepayment as provided in subsection 2.4A(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4A(i) of the Credit Agreement.

    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

    The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

    This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

    No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

    After the occurrence of an Event of Default, Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

    IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                             ANTHONY CRANE RENTAL, L.P.

                             By:  ACR Management LLC,
                                  its general partner

                             By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                                 TRANSACTIONS
                                      ON
                                SWING LINE NOTE

                                                           Outstanding
               Amount of             Amount of              Principal
               Loan Made           Principal Paid            Balance             Notation
Date           This Date             This Date              This Date            Made By
-----       --------------       ----------------       ---------------       ------------

                                  EXHIBIT VI

                       [FORM OF COMPLIANCE CERTIFICATE]

                            COMPLIANCE CERTIFICATE

 THE UNDERSIGNED HEREBY CERTIFY ON BEHALF OF HOLDINGS (AS DEFINED BELOW) THAT:

         (1) We are [the duly elected [Title]] and [Title] of Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership ("Holdings");

         (2) We have reviewed the terms of that certain Revolving Credit Agreement dated as of July 22, 1998, as amended, supplemented or otherwise modified to the date hereof (said Revolving Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Anthony Crane Rental, L.P., a Pennsylvania limited partnership, as borrower ("Company"), Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership, as guarantor, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, DLJ Capital Funding, Inc., as documentation agent, and Fleet National Bank, as administrative agent ("Administrative Agent"), and as collateral agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements; and

         (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate.

     [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Holdings has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------]

         The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and
delivered this      day of             , [199  ] [200  ] pursuant to subsection
               ----        ------------      --      --
6.1(iv) of the Credit Agreement.

                             ANTHONY CRANE RENTAL HOLDINGS, L.P.

                             By:  ACR Management LLC,
                                  its general partner

                             By:
                                 ------------------------------------
                                 Name:
                                 Title:

                             By:
                                 ------------------------------------
                                 Name:
                                 Title:

                               ATTACHMENT NO. 1
                           TO COMPLIANCE CERTIFICATE

         This Attachment No. 1 is attached to and made a part of a Compliance
Certificate dated as of             , [199  ][200  ] and pertains to the period
                        ------------      --     --
from             , [199  ][200  ] to             , [199  ][200  ].  Subsection
     ------------      --     --     ------------      --     --
references herein relate to subsections of the Credit Agreement.


A.   Minimum Interest Coverage Ratio (for the four-Fiscal Quarter
     period ending              , [199  ][200  ])
                  -------------      --     --

     2.   Consolidated Net Income:                                                $_____________

     3.   Consolidated Interest Expense (subject to adjustments pursuant to
          Section 7.6A and the annualization calculations set forth therein):     $_____________

     4.   Provisions for taxes based on income (including, without duplication,
          foreign withholding taxes and any Permitted Tax Distribution):          $_____________

     5.   Total depreciation expense:                                             $_____________

     6.   Total amortization expense:                                             $_____________

     7.   Other non-cash items reducing Consolidated Net Income:                  $_____________

     8.   To the extent deducted in determining Consolidated Net Income,
          those items described on Schedule 1.1(ii):                              $_____________

     9.   Other non-cash items increasing Consolidated
          Net Income:                                                             $_____________

    10.   Net gains on sales of used Cranes and Lifting
          Equipment:                                                              $_____________

    11.   Consolidated Adjusted EBITDA
          (1+2+3+4+5+6+7-(8+9):                                                   $_____________

    12.   Interest Coverage Ratio (9):(2):                                        ____:1.00


    13.   Minimum ratio required under subsection 7.6A
          from the Closing date until 6/30/99:                                    1.4:1.00

    14.   Minimum ratio required under subsection 7.6A
          after 7/1/99:                                                           1.5:1.00

B.        Maximum Leverage Ratio (as of              , [199  ][200  ])
                                        -------------      --     --

     1.   Outstanding principal amount of the Loans and Term
          Loans (less, cash on hand):                                             $_____________

     2.   Consolidated Adjusted EBITDA (A.10 above) (plus any
          adjustment pursuant to Section 7.6D):                                   $_____________

     3.   Leverage Ratio (1):(2):                                                 ____:1.00

     4.   Maximum Leverage Ratio permitted under
          subsection 7.6B:                                                        5.1:1.00

C.   Maximum Revolver Leverage Ratio (as of              , [199  ][200  ])
                                            -------------      --     --

     1.   Aggregate Loans outstanding (less, cash on hand):                       $_____________

     2.   Consolidated Adjusted EBITDA (A.10 above) (plus any adjustment
          pursuant to Section 7.6D):                                              $_____________

     3.   Revolver Leverage Ratio (1):(2):                                        _____:1.00

     4.   Maximum Revolver Leverage Ratio permitted under subsection 7.6C:        4.5:1.00

                                  EXHIBIT VII

                 [FORM OF OPINIONS OF COUNSEL TO LOAN PARTIES]

                                [SEE ATTACHED]


                                     VII-1

                                 EXHIBIT VIII

         [FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]
                             [Skadden Letterhead]

                                    [Date]

                                    1 9 9 9

                                                                        [doc ID]

Goldman Sachs Credit Partners L.P.,
 as Arranger and Syndication Agent

DLJ Capital Funding, Inc.,
 as Documentation Agent

Fleet National Bank,
 as Administrative Agent

    and

The Lenders Party to the Credit
 Agreement Referenced Below

              Re: Loans to Anthony Crane Rental, L.P.
                  -----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Goldman Sachs Credit Partners L.P., as arranger and syndication agent (in such capacity, "Syndication Agent"), DLJ Capital Funding, Inc., as documentation agent (in such capacity, "Documentation Agent") and Fleet National Bank, as administrative agent (in such capacity, "Administrative Agent"; collectively, Syndication Agent, Documentation Agent and Administrative Agent are referred to herein as "Agents"), in connection with the preparation and delivery of (i) a Amended and Restated Credit Agreement dated as of June 30, 1999 (the "Amended and Restated Credit Agreement") and (ii) a Term Loan Credit Agreement dated as of July 22, 1998 (the "Term Loan Credit Agreement"; together with the Amended and Restated


                                    VIII-1

Credit Agreement, the "Credit Agreements"), each among Anthony Crane Rental, L.P., a Pennsyl-vania limited partnership ("Company"), Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership ("Holdings"), the financial institutions listed therein as lenders and Agents, and in connection with the preparation and delivery of certain related documents.

         We have participated in various conferences with representatives of Company and Agents and conferences and telephone calls with Kirkland & Ellis, counsel to Company and Holdings, during which the Credit Agreements and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreements. We have reviewed the forms of the Credit Agreements and the respective exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinions of Kirkland & Ellis and Williams & Coulson (collectively, the "Opinions") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

         Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreements and the respective exhibits thereto are in substantially acceptable legal form and that the Opinions and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreements and the Notes are substantially responsive to the respective requirements of the Credit Agreements.

                            Respectfully submitted,


                                    VIII-2

                                  EXHIBIT IX

                        [FORM OF ASSIGNMENT AGREEMENT]

                             ASSIGNMENT AGREEMENT

    This ASSIGNMENT AGREEMENT (this "Agreement") is entered into by and between the parties designated as Assignor ("Assignor") and Assignee ("Assignee") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "Schedule of Terms") and relates to that certain Revolving Credit Agreement described in the Schedule of Terms (said Revolving Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

    IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

    SECTION 1.  Assignment and Assumption.

    (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "Settlement Date"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Term Loan Commitments, Revolving Loan Commitment and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "Assigned Share"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "Assignor Letters of Credit"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 3.1C with respect to any Letters of Credit other than the Assignor Letters of Credit.

    (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

    (c) Assignor hereby represents and warrants (i) that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, the outstanding Loans and the Pro Rata Share corresponding to the Assigned Share and (ii) that the assignment complies with clause (a) or (b), as applicable, of subsection 10.1B(i).

    (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Agents, Assignor and the other Lenders and their respective successors and permitted assigns.

    (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments, the outstanding Loans and the Pro Rata Share corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto)
(A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

    SECTION 2.  Certain Representations, Warranties and Agreements.
                --------------------------------------------------

    (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

    (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

    (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of or investing in loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 10.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

    (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

    (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

    SECTION 3.  Miscellaneous.
                -------------

    (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

    (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

    (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 10.8 of the Credit Agreement.

    (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

    (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

    (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Company as evidence of its consent hereto to the extent required under subsection 10.1B(i) of the Credit Agreement, (iii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement, (iv) in the event Assignee is a Non-US Lender (as defined in subsection 2.7B(iii)(a) of the Credit Agreement), the delivery by Assignee to Administrative Agent and Company of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to said subsection 2.7B(iii)(a), (v) the execution of a counterpart hereof by Administrative Agent as evidence of its acceptance hereof in accordance with subsection 10.1B(ii) of the Credit Agreement, and (vi) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vii) the recordation by Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 10.1B(ii) of the Credit Agreement.

                   [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.

                               SCHEDULE OF TERMS

1.  Borrower:  Anthony Crane Rental, L.P., a Pennsylvania limited partnership
    --------

2.  Name and Date of Credit Agreement: Revolving Credit Agreement dated as of
    July 22, 1998, as amended, supplemented or otherwise modified to the date hereof, by and among Anthony Crane Rental, L.P., a Pennsylvania limited partnership as borrower, Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership, as guarantor, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the financial institutions listed therein as Lenders, DLJ Capital Funding, Inc., as documentation agent, and Fleet
    National Bank, as administrative agent and as collateral agent.

3.  Amounts:
    -------

                                                     Revolving Loans        Term Loans
                                                     ---------------        ----------

    (a)    Aggregate Commitments of all
           all Lenders:                              $_________             $_________

    (b)    Assigned Share/Pro Rata Share:            _________%             _________%

    (c)    Amount of Assigned Share of
           Commitments:                              $_________             $_________

    (d)    Amount of Assigned Loans:                 $_________             $_________

4.    Settlement Date:              , [1999][200  ]
      ---------------   ------------            --

5.    Payment Instructions:
      ----------------

      ASSIGNOR:                                            ASSIGNEE:

      See Annex A                                          See Annex B

6.   Notice Addresses:
     ----------------

     ASSIGNOR:                                             ASSIGNEE:

     See Annex A                                           See Annex B

7.   Signatures:

     [NAME OF ASSIGNOR],                                   [NAME OF ASSIGNEE],
     as Assignor                                           as Assignee


     By:                                                   By:
         -------------------------                             ----------------------
         Name:                                                 Name:
         Title:                                                Title:

     Consented to and accepted in accordance
     with subsections 10.1B(i) and (ii)
     of the Credit Agreement

     FLEET NATIONAL BANK,
     as Administrative Agent

     By:
         --------------------------
         Name:
         Title:

     Consented to and accepted in accordance with subsection 10.1B(i) of the Credit Agreement

     ANTHONY CRANE RENTAL, L.P.

     By: ACR Management LLC,
         its general partner

     By:
         --------------------------
         Name:
         Title:

                             ANNEX A
                             -------

Assignor Payment Instructions:
-----------------------------

     ______________________________

     ______________________________

     ______________________________

     Attention: ___________________

     Reference: ___________________


Assignor Notice Addresses:
-------------------------

     ______________________________

     ______________________________

     ______________________________

     Attention: ___________________

     Reference: ___________________

                             ANNEX B
                             -------

Assignor Payment Instructions:
-----------------------------

     ______________________________

     ______________________________

     ______________________________

     Attention: ___________________

     Reference: ___________________


Assignor Notice Addresses:
-------------------------

     ______________________________

     ______________________________

     ______________________________

     Attention: ___________________

     Reference: ___________________

                                   EXHIBIT X
                                   ---------

                   [FORM OF CERTIFICATE RE NON-BANK STATUS]

                        CERTIFICATE RE NON-BANK STATUS

     Reference is hereby made to that certain Revolving Credit Agreement dated as of July 22, 1998, as amended, supplemented or otherwise modified to the date hereof (said Revolving Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Anthony Crane Rental, L.P., a Pennsylvania limited partnership as borrower ("Company"), Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership, as guarantor, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, DLJ Capital Funding, Inc., as documentation agent, and Fleet National Bank, as administrative agent, and as collateral agent. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

DATED:                            [NAME OF LENDER]
       ----------------------

                                  By:
                                      ----------------------------------
                                      Name:
                                      Title:

                                  EXHIBIT XI

                   [FORM OF FINANCIAL CONDITION CERTIFICATE]

     This FINANCIAL CONDITION CERTIFICATE (this "Certificate") is delivered in connection with that certain Revolving Credit Agreement dated as of July 22, 1998 (the "Revolving Credit Agreement"), by and among Anthony Crane Rental, L.P., a Pennsylvania limited partnership ("Company"), Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership ("Holdings"), the financial institutions referred to therein as lenders (the "Revolving Credit Agreement Lenders"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent, DLJ Capital Funding, Inc. ("DLJ"), as documentation agent, Fleet National Bank ("Fleet"), as administrative agent, and as collateral agent, (the "CA Administrative Agent"), and that certain Term Loan Credit Agreement dated as of July 22, 1998 ("Term Loan Credit Agreement") by and among Company, Holdings, the financial institutions listed therein as lenders (the"Term Lenders"), GSCP as arranger and syndication agent, DLJ, as documentation agent, Fleet, as administrative agent (the "Term Administrative Agent") and as collateral agent. Capitalized terms used herein without definition have the same meanings as in the Revolving Credit Agreement.

     A. I am, and at all pertinent times mentioned herein have been, the duly qualified and acting [vice president, controller and principal accounting officer] of Holdings [and/or Company]. I am familiar with the terms and conditions of the Revolving Credit Agreement and the Term Loan Credit Agreement (together, the "Credit Agreements").

     B. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for Holdings for the purpose of discussing the meaning of its contents.

     C. In connection with preparing for the consummation of the transactions and financings contemplated by the Revolving Credit Agreement and the Term Loan Credit Agreement (the "Proposed Transactions"), I have participated in the preparation of, and I have reviewed, pro forma projections of net income and cash flows for Holdings and its Subsidiaries for the fiscal years of Holdings ending December 31, 1998 through December 31, 2006, inclusive (the "Projected Financial Statements"). The Projected Financial Statements, attached hereto as Exhibit A, give effect to the consummation of the Proposed Transactions and
---------
assume that the debt obligations of Holdings will be paid from the cash flow generated by the operations of Holdings and its Subsidiaries and other cash resources. The Projected Financial Statements were prepared on the basis of information available at July 22, 1998. I know of no facts that have occurred since such date that would lead me to believe that the Projected Financial Statements are inaccurate in any material respect. The Projected Financial Statements do not reflect (i) any potential changes in interest rates from those assumed in the Projected Financial Statements, (ii) any potential material, adverse changes in general business conditions, or (iii) any potential changes in income tax laws.

     D. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed necessary and prudent therefor and, specifically, have relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of Holdings and its Subsidiaries directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements are based are reasonable. Based thereon, I believe that the projections for Holdings and its Subsidiaries, taken as a whole, reflected in the Projected Financial Statements provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

     Based on the foregoing, I have, in my capacity as [vice president, controller and principal accounting officer] of Holdings [and/or Company], reached the following conclusions:

         1. Holdings and its Subsidiaries are not now, nor will the incurrence of the Obligations under the Revolving Credit Agreement and the Obligations (as such term is defined in the Term Loan Credit Agreement) under the Term Loan Credit Agreement, and the incurrence of the other obligations contemplated by the Proposed Transactions render Holdings and its Subsidiaries "insolvent" as defined in this paragraph 1. The recipients of this Certificate and I have agreed that, in this context, "insolvent" means that the present fair saleable value of assets (on a going concern basis based on the valuation procedures performed by Murray, Devine & Co. in their letter of even date herewith (the "MDC Opinion")) is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. We have also agreed that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. My conclusion expressed above is supported by the MDC Opinion. The assumptions on which the MDC Opinion is based are stated therein. I believe that the assumptions on which the MDC Opinion is based are reasonable.

         2. By the incurrence of the Obligations under the Revolving Credit Agreement, the Obligations (as such term is defined in the Term Loan Credit Agreement) under the Term Loan Credit Agreement, and the incurrence of the other obligations contemplated by the Proposed Transactions, Holdings and its Subsidiaries will not incur debts beyond its ability to pay as such debts mature. I have based my conclusion in part on the Projected Financial Statements, which demonstrate that Holdings and its Subsidiaries will have positive cash flow after paying all of its scheduled anticipated indebtedness (including scheduled payments under the Revolving Credit Agreement, the Term Loan Credit Agreement, the other obligations contemplated by the Proposed Transactions and other permitted indebtedness). I have concluded that the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt and short-term and long-term debt service as such debts mature, and that the cash flow (including earnings plus non-cash charges to earnings) will be sufficient to provide cash necessary to repay the Loans and other Obligations under the Revolving Credit Agreement and the Loans (as such term is defined in the Term Loan Credit Agreement) and other Obligations (as such term is defined in the Term Loan Credit Agreement) under the Term Loan Credit Agreement, the other obligations contemplated by the Proposed Transactions and other long-term indebtedness as such debt matures. The foregoing conclusion also assumes that Holdings and its Subsidiaries will refinance their outstanding debt in the year in which the Senior Subordinated Notes and the Discount Notes mature.

         3. As of the Closing Date, the incurrence of the Obligations under the Revolving Credit Agreement, the Obligations (as such term is defined in the Term Loan Credit Agreement) under the Term Loan Credit Agreement, and the incurrence of the other obligations contemplated by the Proposed Transactions will not leave Holdings and its Subsidiaries with property remaining in their hands constituting "unreasonably small capital." In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Holdings and its Subsidiaries in light of the Projected Financial Statements and available credit capacity.

         4. To the best of my knowledge, Holdings and its Subsidiaries have not executed the Revolving Credit Agreement, the Term Loan Credit Agreement, or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

     I understand that Administrative Agent, Term Administrative Agent, Revolving Credit Agreement Lenders, and Term Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit to Company pursuant to the Revolving Credit Agreement and the Term Loan Credit Agreement.

     On behalf of Holdings, in my capacity as [vice president, controller and principal accounting officer], I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this 22nd day of July, 1998.

                       ANTHONY CRANE RENTAL HOLDINGS, L.P.

                       By:
                           ----------------------------------
                           Name:
                           [Vice President, Controller and
                           Principal Accounting Officer]

                                  EXHIBIT XII

                       [FORM OF INTERCREDITOR AGREEMENT]

                            INTERCREDITOR AGREEMENT

     This INTERCREDITOR AGREEMENT, dated as of July 22, 1998 (this "Agreement"), is entered into by and among FLEET NATIONAL BANK, as administrative agent (in such capacity, the "Revolving Facility Agent") for the lenders and the issuer of letters of credit under the Revolving Credit Agreement referred to below, FLEET NATIONAL BANK, as administrative agent (in such capacity, the "Term Facility Agent") for the lenders under the Term Loan Credit Agreement referred to below, and FLEET NATIONAL BANK, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent") under each of the Security Documents, the Subsidiary Guaranty and the Holdings Guaranty dated of even date herewith referred to below.


                                   RECITALS

     WHEREAS, Anthony Crane Rental, L.P. (the "Company"), as the borrower, Anthony Crane Rental Holdings, L.P. ("Holdings"), the several lenders from time to time parties thereto (the "Revolving Facility Lenders"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent, DLJ Capital Funding, Inc. ("DLJ"), as documentation agent, and the Revolving Facility Agent have entered into a Revolving Credit Agreement dated as of July 22, 1998 (said agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Revolving Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined);

     WHEREAS, the Company, Holdings, the various financial institutions parties thereto (the "Term Facility Lenders"), GSCP, as arranger and syndication agent, DLJ, as documentation agent, and the Term Facility Agent have entered into an Term Loan Credit Agreement dated as of July 22, 1998 (said agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Term Loan Credit Agreement");

     WHEREAS, the Company may from time to time enter into one or more Interest Rate Agreements (collectively, the "Hedge Agreements") with one or more Revolving Credit Lenders or any Affiliate thereof (in such capacity, collectively, "Lender Counterparties") in accordance with Section 6.10 of the Revolving Credit Agreement;

     WHEREAS, the terms of the Revolving Credit Agreement and the Term Loan Credit Agreement require that the Company execute and deliver to the Collateral Agent the Pledge and Security Agreement, securing the Company's obligations to the Revolving Facility Lenders, the Term Facility Lenders, the Revolving Facility Agent and the Term Facility Agent as provided therein;

     WHEREAS, the terms of the Revolving Credit Agreement and the Term Loan Credit Agreement also require that all Subsidiaries of Holdings (other than Company and Excluded Subsidiaries) execute and deliver to the Collateral Agent a guaranty (the "Subsidiary Guaranty") guaranteeing the Company's


                                     XII-1
obligations to the Revolving Facility Lenders (including the obligations of the Company to the Issuing Lender in respect of any Letters of Credit), the Lender Counterparties, the Term Facility Lenders, the Revolving Facility Agent and the Term Facility Agent as provided therein (such Subsidiaries and any future Subsidiaries executing the Subsidiary Guaranty being referred to herein as the "Subsidiary Guarantors"; the Subsidiary Guarantors and Holdings and General Partner collectively being referred to herein as the "Guarantors"), and that all Subsidiaries of Holdings (other than Excluded Subsidiaries) execute and deliver to the Collateral Agent the Pledge and Security Agreement securing the obligations of such Subsidiaries under the Subsidiary Guaranty;

     WHEREAS, the terms of the Revolving Credit Agreement and the Term Loan Credit Agreement also require that Holdings and General Partner execute and deliver to the Collateral Agent a guaranty (the "Holdings Guaranty"; together with the Subsidiary Guaranty, the "Guaranties") guaranteeing the Company's obligations to the Revolving Facility Lenders (including the obligations of the Company to the Issuing Lender in respect of any Letters of Credit), the Term Facility Lenders, the Revolving Facility Agent and the Term Facility Agent as provided therein, and that Holdings execute and deliver to the Collateral Agent the Pledge and Security Agreement securing the obligations of Holdings under the Holdings Guaranty (the Pledge and Security Agreement, and any other security agreements, mortgages and deeds of trust entered into by any Loan Party (as hereinafter defined) for the benefit of any Secured Parties and any other security agreements, mortgages and deeds of trust entered into by any Loan Party (as hereinafter defined) for the benefit of any Secured Parties (hereinafter defined), being collectively referred to herein as the "Security Documents");

     WHEREAS, the Revolving Facility Agent, the Term Facility Agent and the Collateral Agent (such parties collectively referred to as the "Parties") desire to set forth certain provisions regarding the appointment, duties and responsibilities of the Collateral Agent, their respective rights in the Collateral, the application of proceeds of enforcement and to set forth certain other provisions concerning the obligations of the Company, Holdings and the Subsidiaries of Holdings executing the Guaranties and the Security Documents (collectively, the "Loan Parties") to the Parties, the Revolving Facility Lenders, the Term Facility Lenders and any Lender Counterparties (collectively, together with the Parties, the "Secured Parties") under the agreements referred to in the foregoing recitals; and

     WHEREAS, the Parties wish to set forth their agreement as to the decisions relating to the exercise of remedies under the Security Documents, the Guaranties and certain limitations on the exercise of such remedies.

     NOW, THEREFORE, the Parties and, by their acceptance of the benefits hereof and of the Guaranties and the Security Documents, the Lender Counterparties (by their acceptance of the benefits of this Agreement) agree as follows:

     Section 1.  Appointment As Collateral Agent.  The Revolving Facility Agent
                 -------------------------------
on behalf of the Revolving Facility Lenders, the Term Facility Agent on behalf of the Term Facility Lenders, and the Lender Counterparties (by their acceptance of the benefits of this Agreement) hereby severally appoint Fleet to serve as the Collateral Agent and representative of the Secured Parties, and each such Party and Lender Counterparty authorizes the Collateral Agent to act as agent for the Secured Parties (a) for the purposes of executing and delivering on its behalf the Security Documents to be executed and delivered by the Loan


                                     XII-2

Parties and exercising and performing the rights, duties and obligations of Collateral Agent thereunder and, subject to the provisions of this Agreement, enforcing the Secured Parties' rights in respect of the Collateral and the obligations of the Loan Parties under the Security Documents, and (b) for the purpose of enforcing the Secured Parties' rights under the Guaranties and the obligations of the Guarantors under the Guaranties. The Collateral Agent hereby accepts such appointment and agrees to act as Collateral Agent hereunder and to enter into and act as Collateral Agent under each of the Security Documents and the Guaranties in accordance with the terms thereof and of this Agreement.

     Section 2.  Decisions Relating to Exercise of Remedies Vested in Requisite
                 --------------------------------------------------------------
                 Obligees.
                 --------

     (a) The Collateral Agent agrees to make such demands, to give such notices and to take such other actions under this Agreement, the Guaranties and the Security Documents as are expressly required under the terms hereof and thereof or as Requisite Obligees may request, and to take such action to enforce the Guaranties and the Security Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be expressly required under the terms of this Agreement, the Guaranties or the Security Documents or as Collateral Agent may be directed by Requisite Obligees. The Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, any or all of the Security Documents or the Guaranties or that would in its opinion subject it or any of its officers, employees, agents or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement, any or all of the Security Documents or the Guaranties unless and until the Collateral Agent shall be indemnified to its satisfaction by the Secured Parties against any and all loss, cost, expense or liability in connection therewith.

     (b) Each Party executing this Agreement, or otherwise accepting the benefits hereof, agrees that the Collateral Agent may act as Requisite Obligees may request (regardless of whether any individual Party or any other Secured Party agrees, disagrees or abstains with respect to such request), that the Collateral Agent shall have no liability for acting in accordance with such request and that no Party or Secured Party shall have any liability to any other Party or Secured Party for any such request. The Collateral Agent shall give prompt notice to all Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice
                    --------  -------
shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement of the action so taken.

     (c) The Collateral Agent may at any time request directions from the Requisite Obligees as to any course of action or other matters relating hereto or to the Security Documents or the Guaranties. Directions given by Requisite Obligees to the Collateral Agent shall be binding on the Parties, the Revolving Facility Lenders, the Term Facility Lenders and all Secured Parties for all purposes.

     (d) Each Party, on behalf of the Secured Parties, and each Lender Counterparty, agrees not to take any action whatsoever to enforce any term or provision of the Security Documents or the Guaranties or to enforce any of its rights in respect of the Collateral, except through the Collateral Agent in accordance with the terms of this Agreement.


                                     XII-3

Section 3.  Application of Proceeds of Security, Guaranty Payments, Etc.
            -----------------------------------------------------------


                                     XII-4

     (a) The Collateral Agent shall establish and maintain an account (the "Collateral Account") into which it shall deposit (i) all amounts received by it in its capacity as the Collateral Agent in respect of any Security Document or the Guaranties (including all monies received on account of any sale of or other realization upon any of the Collateral pursuant to any Security Document or pursuant to Section 5(b) hereof and all monies received by it on account of the enforcement of the Guaranties), and (ii) all amounts received by it as a result of payments described in Section 5(c). The Collateral Account referred to in the preceding sentence shall be established and maintained for the benefit of all Secured Parties. The Collateral Agent shall have exclusive dominion and control over the Collateral Account.

     (b) Prior to the delivery of a Notice of Acceleration any amounts deposited in the Collateral Accounts may be disbursed from the Collateral Accounts only upon the prior written consent of the Requisite Obligees. After the occurrence of a Notice of Acceleration and until such Notice is rescinded, the Collateral Agent shall disburse funds from the Collateral Account only as provided in this
Section 3.

     (c) When a Notice of Acceleration is in effect, all amounts deposited in the Collateral Account shall be applied in the following order of priority:

         First, to the extent not theretofore paid by or on behalf of any Loan
         -----
     Party, to pay all fees, costs, expenses of the Collateral Agent incurred in connection with the performance of its duties hereunder or under the Security Documents or the Guaranties, as the case may be, including reasonable attorneys' fees and expenses and all Collateral Agent Obligations and any other amounts payable to the Collateral Agent hereunder or under any of the Security Documents or the Guaranties in respect of any indemnities or other obligations of the Loan Parties;

         Second, to the Revolving Facility Agent in an amount equal to the
         ------
     aggregate amount of all Revolving Credit Agreement Obligations held by Revolving Facility Lenders and to the Lender Counterparties in an amount equal to the aggregate amount of all Hedge Agreement Obligations held by such Lender Counterparties (such amount to be allocated pro rata based on the outstanding Revolving Credit Agreement Obligations and the Hedge Agreement Obligations);

         Third, to the Term Facility Agent in an amount equal to the aggregate
         -----
     amount of all Term Loan Credit Agreement Obligations held by Term Facility Lenders; and

         Fourth, the balance, if any, to the Company or such other person or
         ------
     persons as are entitled thereto.

     (d) Unless the Collateral Agent shall have received instructions from the Requisite Obligees as to the times at which any amounts are to be distributed pursuant to Section 3(c), all distributions or transfers pursuant to Section 3(c) shall be made at such times and as promptly as the Collateral Agent shall in its good faith discretion determine to be reasonable and practicable under the circumstances, given the amount available for distribution or transfer in the Collateral Account, the time at which the next addition to the Collateral Account is expected to be made, and the cost of distributing funds to the Secured Parties entitled to receive the same. The Collateral Agent shall at all times have the right to request distribution instructions as contemplated by the preceding sentence.


                                     XII-5

     (e) Pending the disbursement thereof pursuant to the terms of this Agreement, all amounts in the Collateral Account shall be invested by the Collateral Agent in such Cash Equivalents as it shall determine from time to time or such other investments as shall be approved by Requisite Obligees;

provided that, so long as no Event of Default shall have occurred and be
--------
continuing, the Collateral Agent shall make such other investments at the direction of the Company. All reasonable commissions and other reasonable costs and expenses incurred by the Collateral Agent in connection with the acquisition or disposition by it of Cash Equivalents or such other investments may be deducted by the Collateral Agent from the income received by the Collateral Agent with respect thereto.

     (f) Payments by the Collateral Agent in respect of the Revolving Credit Agreement Obligations shall be made to the Revolving Facility Agent for distribution to the Revolving Facility Lenders in accordance with the terms of the Revolving Credit Agreement; payments by the Collateral Agent in respect of the Term Loan Credit Agreement Obligations shall be made to the Term Facility Agent for distribution to the Term Facility Lenders in accordance with the terms of the Term Loan Credit Agreement; and payments by the Collateral Agent in respect of the Hedge Agreement Obligations shall be distributed to the Lender Counterparties pro rata in accordance with the aggregate amount of Hedge
               --------
Agreement Obligations held by such Lender Counterparty.

     Section 4.  Information.
                 -----------

     (a) Upon the request of the Collateral Agent, each Party and each Lender Counterparty (by virtue of such Lender Counterparty's acceptance of the benefits of this Agreement) agrees to promptly inform the Collateral Agent of the existence and amount of the Secured Obligations owing to such Party or such Lender Counterparty and such other Secured Parties for whom such Party is acting as agent, trustee or other representative and of any commitments to extend additional credit which will constitute Secured Obligations by such Party or other Secured Parties. Upon request of the Collateral Agent, each Party (other than the Collateral Agent) and each Lender Counterparty will inform the Collateral Agent of such payments on the Secured Obligations as may be received from time to time by such Party and such other Secured Parties for whom such Party is acting as agent, trustee or other representative.

     (b) If, notwithstanding the request of the Collateral Agent, any Party or Lender Counterparty shall fail or refuse reasonably promptly to certify as to the existence or amount of any Secured Obligation or such other information concerning the Secured Obligations as the Collateral Agent may reasonably request, the Collateral Agent shall be entitled to determine such existence or amount of such Secured Obligations by such method as the Collateral Agent may, in its sole discretion, determine in good faith, including by reliance upon a certificate of an officer of the Company. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in good faith in accordance with the provisions of this Section (or as otherwise directed by a court of competent jurisdiction after notice and hearing on the merits) and, in the absence of gross negligence, shall have no liability to Company, any Subsidiary, any holder of any Secured Obligation or any other person as a result of such determination.

     (c) If the Collateral Agent receives any Notice of Acceleration or certificate rescinding a Notice of Acceleration or any request by the Company for any consent, waiver or amendment with respect hereto


                                     XII-6
or any Security Document or the Guaranties, it shall give prompt notice thereof to each Party at the address for such Party provided for in Section 8 hereof.

     (d) A Notice of Acceleration shall be deemed to have been given only when the Notice of Acceleration has actually been received by the Collateral Agent and to have been rescinded when the Collateral Agent has actually received from the creditor or creditor group which gave such Notice of Acceleration a notice withdrawing such Notice of Acceleration. A Notice of Acceleration shall be deemed to be outstanding at all times after such Notice of Acceleration has been given until such time, if any, as such Notice of Acceleration has been rescinded.

     (e) The Collateral Agent shall keep executed counterparts of this Agreement, the Security Documents and the Guaranties at the Collateral Agent's address as set forth under Collateral Agent's signature on the signature page to this Agreement and shall permit any Secured Party to inspect this Agreement, the Security Documents and the Guaranties upon request and to take copies thereof.

     Section 5.  Intercreditor Arrangements.
                 --------------------------

     (a) Notwithstanding the date, time, manner or order of perfection or recording of the security interests and Liens granted to any Secured Party, and notwithstanding any provisions of the UCC, of any applicable law or decision, or of any of the Security Documents or whether any Secured Party holds possession of all or any part of the Collateral, the following, as between the Revolving Facility Lenders, the Lender Counterparties and the Term Facility Lenders shall be, upon and after the Closing Date, the relative priority of the security interests and Liens of the Revolving Facility Lenders and the Term Facility Lenders in the Collateral:

         (i) The Revolving Facility Lenders and the Lender Counterparties shall have a first and prior security interest and Lien in the Collateral and all Proceeds of any of the foregoing, whether now owned or hereafter acquired by any Loan Party.

         (ii) The Term Facility Lenders shall have a second priority and subordinate security interest and Lien in all Collateral and all of any of the foregoing, whether now owned or hereafter acquired by any Loan Party.

     The priorities, subordination and distribution arrangements specified in this Section 5(a) and the other provisions of this Section 5 with respect to any Collateral are expressly intended to be effective regardless of the avoidability or non-perfection of the security interests and Liens held by any of the Secured Parties in such Collateral, and in the event the security interests or Liens held by any of the Secured Parties in any Collateral is judicially determined to be unperfected or is avoided for any reason, then the priorities, subordination and distribution arrangements provided for in this Agreement, shall as to the parties to this Agreement, remain effective as to such Collateral. Each Secured Party agrees that it will not challenge the legality, validity, enforceability or priority of the Revolving Credit Agreement Obligations, the Hedge Agreement Obligations or Term Loan Credit Agreement Obligations, as the case may be, or the legality, validity, enforceability, perfection or priority of the Liens granted pursuant to the Security Documents as set forth herein or the rights of any Secured Party under the Security Documents.


                                     XII-7

     (b) If any Secured Party acquires custody, control or possession of any Collateral or proceeds therefrom, or payments with respect to the Guaranties, other than by distribution from the Collateral Agent pursuant to the terms of this Agreement, such Secured Party shall promptly cause such Collateral, proceeds or payments to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Section 3. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold all such Collateral, proceeds and payments in trust for the parties entitled thereto hereunder. Nothing in this Section shall prevent a Secured Party from receiving and retaining payments (a) for the provision of services to any Loan Party, or (b) in connection with any extension of credit or other financial accommodation to any Loan Party if the obligations of such Loan Party incurred in connection with such extension of credit or other financial accommodation do not constitute Secured Obligations, or (c) as security for any such extension of credit or other financial accommodation if the obligations of such Loan Party incurred in connection with such services, extension of credit or other financial accommodation do not constitute Secured Obligations, and if such obligations are not incurred and such security is not given in breach of the Financing Agreements (as defined in Section 6).

     (c) If (a) at any time after the occurrence of an Acceleration and for so long as such Acceleration is continuing, any Secured Party shall receive payment (voluntary or involuntary) on account of any Secured Obligation (i) from or on behalf of the Company or any Subsidiary or any guarantor of payment or performance of any of the Secured Obligations, or (ii) pursuant to any turnover or similar provision contained in any agreement evidencing or relating to subordinated indebtedness of the Company or any Loan Party or other obligor, or
(b) at any time any Secured Party shall receive payment (voluntary or involuntary) on account of any Secured Obligation by way of the exercise of any right of setoff (or similar right) with respect to any assets (whether or not such assets shall constitute Collateral) of any Loan Party or as a result of any counterclaim, purchase of any participation by any Loan Party or otherwise, then such payment, prepayment or repayment (herein, a "Secured Obligation Payment") shall be deemed to be the proceeds of Collateral and shall be delivered to or put in the custody, possession or control of the Collateral Agent by the Secured Party receiving such Secured Obligation Payment for disposition or distribution by the Collateral Agent in accordance with Section 3.

     Any Secured Party receiving a Secured Obligation Payment that is required pursuant to this Section to be turned over to the Collateral Agent for application under Section 3 is deemed to have received such Secured Obligation Payment solely as agent for the Secured Parties and the Collateral Agent, and will immediately turn such Secured Obligation Payment, in the form received except for the endorsement of such receiving party where appropriate, over to the Collateral Agent, and until so turned over, will hold such Secured Obligation Payment in trust for the Secured Parties and the Collateral Agent.

     (d) Each Party shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other Parties, and shall take such other action, in each case as any other Party may reasonably have requested (at the cost and expense of the Company which, by countersigning this Agreement, agrees to pay such reasonable costs and expenses), to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.


                                     XII-8

     (e) Each Secured Party agrees that to the extent either Credit Agreement is amended in accordance with the terms of this Agreement and the Credit Agreements to increase the commitments and/or Secured Obligations outstanding thereunder, such Secured Obligations shall be entitled to share in the benefits of the Guaranties and the Security Documents to the extent permitted under the Financing Agreements.

     (f) The Revolving Facility Agent agrees to deliver to the Term Facility Agent upon execution thereof any amendment, waiver or modification of the Revolving Credit Agreement, and the Term Facility Agent agrees to deliver to the Revolving Facility Agent any amendment, waiver or modification of the Term Loan Credit Agreement.

     (g) Subject to clause (h) below, without further written consent or authorization from Secured Parties, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by the Revolving Credit Agreement and the Term Loan Credit Agreement, or to which Requisite Obligees have otherwise consented, or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all the capital stock or other equity interests of such Subsidiary Guarantor is sold to any Person pursuant to a sale or other disposition permitted under the Financing Agreements or to which Requisite Obligees have otherwise consented; provided, however, that nothing herein shall require or permit Collateral Agent to release any such entity which prior to such sale is a Subsidiary Guarantor from the Subsidiary Guaranty if any of the Financing Agreements require that such entity be party to the Subsidiary Guaranty after such sale. Such termination and release shall be without prejudice to the rights of the Collateral Agent to charge and be reimbursed for any expenditure which it may incur in connection therewith. The proceeds of any disposition of Collateral released in accordance with this Section are not required to be delivered to the Collateral Agent or deposited in the Collateral Accounts pursuant to Section 3.

     (h) Any release of the Collateral by the Collateral Agent from the Liens created by the Security Documents (other than in connection with the exercise of remedies with respect to such Collateral under a Security Document pursuant to instructions from Requisite Obligees) that is not permitted pursuant to the Revolving Credit Agreement and the Term Loan Credit Agreement, or any release of a Subsidiary by the Collateral Agent from the Subsidiary Guaranty that is not permitted pursuant to the Revolving Credit Agreement and the Term Loan Credit Agreement, shall require the prior written consent of the Requisite Obligees (except for the release of all or substantially all of the Collateral, in which case the prior written consent of all of the Revolving Facility Lenders and all of the Term Facility Lenders are required; it being understood that an increase in the amount of any Indebtedness of the Company secured ratably by the Collateral shall not be deemed to be a release of the Collateral).

     (i) Each of the Parties on its own behalf and on behalf of other Secured Parties, and each of the Lender Counterparties, hereby covenants and agrees that it (a) will not accept any guarantee of any of the Secured Obligations by any Subsidiary or Affiliate of the Company unless such Subsidiary or Affiliate guarantees the payment of all the Secured Obligations and (b) will not take any security interest in or lien on any assets of the Company or any of its Subsidiaries to secure the payment or performance of any of the Secured Obligations unless Collateral Agent is granted (i) a first priority security interest in or lien on behalf of Revolving Facility Lenders and the Lender Counterparties and (ii) a second priority security


                                     XII-9
interest in or lien on behalf of Term Facility Lenders, on such assets and the instrument creating such lien becomes a Security Document for all purposes of this Agreement.

     (j) No Secured Party may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the Security Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement.

     Section 6.  Disclaimers, Indemnity, Etc.
                 ---------------------------

     (a) The Collateral Agent shall have no duties or responsibilities to the Secured Parties except those expressly set forth in this Agreement, the Security Documents and the Guaranties and the Collateral Agent shall not by reason of this Agreement, the Security Documents or the Guaranties be a trustee for any Secured Party or have any other fiduciary obligation to any Secured Party (including any obligation under the Trust Indenture Act of 1939, as amended). The Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement, the Revolving Credit Agreement, the Term Loan Credit Agreement, the Loan Documents and the Hedge Agreements (as defined in each of the Revolving Credit Agreement and the Term Loan Credit Agreement; collectively, the "Financing Agreements") or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreements or any other document referred to or provided for therein or any Lien under the Security Documents or the perfection or priority of any such Lien or the value or condition of the Collateral or the title of the Loan Parties to the Collateral or for any failure by any Loan Party to perform any of its obligations under any of the Financing Agreements. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     (b) The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary of the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Acceleration unless and until the Collateral Agent shall have received a Notice of Acceleration. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving a Notice of Acceleration to inquire whether an Acceleration has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any Notice of Acceleration certificate so furnished to it. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties.


                                    XII-10

     (c) The Revolving Facility Lenders, the Term Facility Lenders and the Lender Counterparties (by their acceptance of the benefits of this Agreement) (collectively, the "Paying Indemnifying Parties") agree that such Secured Parties shall indemnify the Collateral Agent, its Affiliates and their respective directors, officers, employees and agents in its capacity as Collateral Agent, ratably in accordance with the amount of the Secured Obligations held by such Secured Parties to the extent neither reimbursed by any Loan Party nor reimbursed out of any proceeds, recoveries or payments under any Security Documents or the Guaranties, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of any of the Financing Agreements or any other document contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Secured
                                    --------  -------
Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent.

     (d) The Collateral Agent shall, notwithstanding anything to the contrary in
Section 6(c) hereof, in all cases be fully justified in failing or refusing to act hereunder unless it shall be further indemnified to its satisfaction by the Parties against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     (e) The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Secured Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

     (f) Except as expressly provided herein, in the Security Documents or in the Guaranties, the Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral or under the Guaranties. The Collateral Agent shall incur no liability (absent gross negligence or willful misconduct) as a result of any sale of any Collateral at any private sale.

     (g) (i) The Collateral Agent may resign at any time by giving at least 30 days notice thereof to the Parties (such resignation to take effect as hereinafter provided) and the Collateral Agent may be removed as Collateral Agent at any time by Requisite Obligees. In the event of any such resignation or removal of the Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent which appointment shall, unless an Event of Default has occurred and is continuing, be subject to the approval of the Company. If no successor Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the other Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (i) shall be a bank party to the Revolving Credit Agreement or the Term Loan Credit Agreement or subject to the consent of Company (such consent not to be unreasonably withheld) a commercial bank organized


                                    XII-11
under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000.

         (ii) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this
Section 6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

     Section 7.  Definitions.
                 -----------

     "Acceleration" shall mean any of the Revolving Credit Agreement Obligations or the Term Loan Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Revolving Facility Lenders or the Term Facility Lenders shall have been terminated under Section 8 or Section 7 of the Revolving Credit Agreement or the Term Loan Credit Agreement, respectively.

     "Actionable Default" shall mean (i) any failure of the Company to pay upon its final stated maturity, the Revolving Credit Agreement Obligations or the Term Loan Credit Agreement Obligations or (ii) any breach or default by the Company under the Revolving Credit Agreement or the Term Loan Credit Agreement if the effect of such breach or default is to cause, or to permit the Revolving Facility Lenders or the Term Facility Lenders then to cause the Revolving Credit Agreement Obligations or the Term Loan Credit Agreement Obligations to become or be declared due prior to their stated maturity.

     "Class" shall mean each class of lenders under the Revolving Credit Agreement and the Term Loan Credit Agreement, with there being two separate classes of lenders, i.e., (i) lenders under the Revolving Credit Agreement and
(ii) the lenders under the Term Loan Credit Agreement.

     "Collateral" shall mean all the properties and assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, of any of the Loan Parties on or in which the Collateral Agent has been granted a Lien pursuant to any of the Security Documents.

     "Collateral Agent Obligations" shall mean all indemnity, reimbursement and payment obligations of the Company and any Subsidiary to the Collateral Agent under this Agreement, any Security Document or the Guaranties.

     "Event of Default" shall mean any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Hedge Agreement.


                                    XII-12

     "Hedge Agreement Obligations" shall mean all obligations of every nature of Company from time to time owed to Lender Counterparties or any of them under Hedge Agreements, including without limitation payments for early termination thereof.

     "Notice of Acceleration" shall mean a notice by the Revolving Facility Agent in the case of the Revolving Facility Lenders or the Term Facility Agent in case of Term Facility Lenders, in each case delivered to the Collateral Agent stating that an Acceleration has occurred.

     "Requisite Obligees" shall mean (i) until payment in full of all Revolving Credit Agreement Obligations and termination of any commitment with respect thereto, the Requisite Revolving Facility Lenders, (ii) on or after the payment in full of all Revolving Credit Agreement Obligations and termination of any commitments with respect thereto, the Requisite Term Facility Lenders, and (iii) after payment in full of all Revolving Credit Agreement Obligations and all Term Loan Credit Agreement Obligations and termination of any commitments with respect thereto, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements.

     "Requisite Revolving Facility Lenders" shall mean "Requisite Lenders" as defined in the Revolving Credit Agreement.

     "Requisite Term Facility Lenders" shall mean "Requisite Lenders" as defined in the Term Loan Credit Agreement.

     "Revolving Credit Agreement Obligations" shall mean all obligations of every nature of Company and its Subsidiaries from time to time owed to Revolving Facility Agent, the Revolving Facility Lenders, the Issuing Lender or any of them under the Loan Documents (as defined in the Revolving Credit Agreement), including, without limitation, the L/C Obligations.

     "Secured Obligations" shall mean the Revolving Credit Agreement Obligations, the Term Loan Credit Agreement Obligations and the Hedge Agreement Obligations.

     "Term Loan Credit Agreement Obligations" shall mean all obligations of every nature of Company and its Subsidiaries from time to time owed to the Term Facility Lenders, the Term Facility Agent or any of them under the Loan Documents (as defined in the Term Loan Credit Agreement).

     Section 8.  Miscellaneous.
                 -------------

     (a) All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex, or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 8(a)) shall be as set forth under each party's name on the signature pages hereof.


                                    XII-13

     (b) This Agreement, the Security Documents and the Guaranties may be modified or waived only by an instrument or instruments in writing signed by Collateral Agent and Requisite Obligees and, if applicable, the Loan Party signatory to this Agreement or any such Collateral Document.

     (c) This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, each other Party and each Secured Party and their respective successors and assigns.

     (d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     (e) This Agreement shall become effective as to the Revolving Facility Lenders and the Revolving Facility Agent upon execution thereof by Revolving Facility Agent and as to the Term Facility Lenders and the Term Facility Agent upon execution by Term Facility Agent thereof.

     (f) Upon receipt by the Collateral Agent of evidence satisfactory to it of the termination of all commitments to extend credit which would constitute Secured Obligations and the indefeasible payment in full of all Secured Obligations (including, without limitation, the reasonable compensation, expenses and disbursements of the Collateral Agent) and expiration or cancellation of all Letters of Credit, this Agreement shall terminate and the Collateral Agent, at the request and expense of the Company, will execute and deliver to the Company a proper instrument or instruments acknowledging the satisfaction and termination of the Collateral Documents and of this Agreement, and will duly assign, transfer and deliver to the Company all of the rights and moneys at the time held by the Collateral Agent under the Collateral Documents and hereunder, provided that Section 6(c) of this Agreement shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.

     (g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     (h) By countersigning or otherwise accepting the terms of this Agreement, the Company and each other Loan Party acknowledges and consents to and agrees to perform and be bound by each of the provisions hereof stated to be applicable to it.

     (i) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY, COLLATERAL AGENT AND ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUN-DER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH


                                    XII-14

COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH LOAN PARTY AT ITS ADDRESSES PROVIDED ON THE APPLICABLE SIGNATURE PAGE HERETO; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREE THAT THE PROVISIONS OF THIS SECTION 8(i) RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

     (j) EACH LOAN PARTY, COLLATERAL AGENT AND EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Loan Party, Collateral Agent and each Party acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each Loan Party, Collateral Agent and each Party further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8(j) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.


                                    XII-15

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                    LOAN PARTIES:

                    ANTHONY CRANE RENTAL, L.P.

                    By:  Anthony Crane Rental, Inc., its
                          general partner

                    By:
                        ----------------------------------------
                        Name:
                        Title:

                    ANTHONY CRANE RENTAL HOLDINGS, L.P.

                    By:  Anthony Crane Rental, Inc., its
                          general partner

                    By:
                        ----------------------------------------
                        Name:
                        Title:

                    ANTHONY CRANE RENTAL INTERNATIONAL, L.P.

                    By:  Anthony Crane Rental, Inc., its
                          general partner

                    By:
                        ----------------------------------------
                        Name:
                        Title:

                    ANTHONY CRANE RENTAL SALES AND LEASING, L.P.

                    By:  Anthony Crane Rental, Inc., its
                          general partner

                    By:
                        ----------------------------------------
                        Name:


                                    XII-16

                        Title:

                    ANTHONY CRANE CAPITAL CORPORATION

                    By:
                        ----------------------------------------
                        Name:
                        Title:

                    ANTHONY CRANE HOLDINGS CAPITAL CORPORATION

                    By:
                        ----------------------------------------
                        Name:
                        Title:

                    ACR MANAGEMENT LLC

                    By:
                        ----------------------------------------
                        Name:
                        Title:


                    Notice Address:

                    --------------------------------------------

                    --------------------------------------------

                    --------------------------------------------

                    with a copy to:

                    Bain Capital, Inc.
                    Two Copley Place
                    Boston, Massachusetts 02116
                    Attention:
                    Telephone:  (617) 572-
                                (617) 572-
                    Facsimile:  (617) 572-

                    and:
                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois 60601


                                    XII-17

                    Attention:
                    Telephone:
                    Facsimile:


                                    XII-18

                    FLEET NATIONAL BANK,
                    as Collateral Agent, Revolving Facility
                    Agent and Term Facility Agent

                    By:
                        ----------------------------------------
                        Name:
                        Title:

                    Notice Address:

                    --------------------------------------------

                    --------------------------------------------

                    --------------------------------------------


                                    XII-19

                                 EXHIBIT XIII

                    [FORM OF PLEDGE AND SECURITY AGREEMENT]

                         PLEDGE AND SECURITY AGREEMENT

     This PLEDGE AND SECURITY AGREEMENT, dated as of July 22, 1998, is entered into by and among ANTHONY CRANE RENTAL, L.P., a Pennsylvania limited partnership ("Company"), EACH OF THE UNDERSIGNED (INCLUDING COMPANY), as a grantor, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "Grantor") and FLEET NATIONAL BANK ("Fleet"), as collateral agent (in such capacity, "Collateral Agent") for Secured Parties (as such term is herein defined).

                             RECITALS

     WHEREAS, Company, Anthony Crane Rental Holdings, L.P. ("Holdings"), the financial institutions from time to time parties thereto (the "CA Lenders") Goldman Sachs Credit Partners L.P. ("GSCP"), as Arranger and Syndication Agent (in such capacity, "CA Syndication Agent"), Collateral Agent, Fleet, as Administrative Agent (in such capacity, "CA Administrative Agent"), and DLJ Capital Funding, Inc. ("DLJ"), as Documentation Agent (in such capacity, "CA Documentation Agent") have entered into a Credit Agreement of even date herewith (as it may be from time to time amended, supplemented or otherwise modified, the "Credit Agreement") pursuant to which the CA Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company;

     WHEREAS, Company, Holdings, the financial institutions from time to time parties thereto (the "Term Lenders") GSCP, as Arranger and Syndication Agent (in such capacity, "Term Syndication Agent"), Collateral Agent, Fleet, as Administrative Agent (in such capacity, "Term Administrative Agent"), and DLJ, as Documentation Agent (in such capacity, "Term Documentation Agent") have entered into a Term Loan Agreement of even date herewith (as it may be from time to time amended, supplemented or otherwise modified, the "Term Loan Agreement"; the Revolving Credit Agreement and the Term Loan Agreement, (each, a "Financing Agreement") pursuant to which Term Lenders have made certain commitments, subject to the terms and conditions set forth in the Term Loan Agreement, to extend certain credit facilities to Company;

     WHEREAS, pursuant to Section 6.10 of the Credit Agreement, Company may enter into one or more Interest Rate Agreements (collectively, the "Hedge Agreements") with one or more Lenders or Affiliates thereof (in such capacity, collectively, "Lender Counterparties"; the Lender Counterparties, the CA Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the Term Lenders, the Term Syndication Agent, the Term Administrative Agent, and the Term Documentation Agent each being a "Secured Party");

     WHEREAS, in consideration of the extensions of credit and other accommodations of CA Lenders, Term Lenders and Lender Counterparties as set forth in the Financing Agreements and the Hedge Agreements, respectively, each Grantor has agreed, subject to the terms and conditions hereof, each other


                                    XIII-1

Loan Document and each of the Hedge Agreements, to secure such Grantor's obligations under the Financing Agreements, the other Loan Documents and the Hedge Agreements party thereto as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and Collateral Agent agree as follows:

SECTION 1. DEFINED TERMS AND INTERPRETATION

     1.1.  Defined Terms.  Capitalized terms used herein, including the recitals
           -------------
hereto, not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreements. In addition, the following terms shall have the following meanings:

     "Acceleration" shall mean any of the Credit Agreement Obligations or the Term Loan Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the CA Lenders or the Term Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the Term Loan Agreement, respectively.

     "Agreement" means this Pledge and Security Agreement dated as of July 22, 1998, as it may be amended, supplemented or otherwise modified from time to time.

     "CA Commitments" shall mean the "Commitments" as defined in the Credit Agreement. "CA Obligations" shall mean the "Obligations" as defined in the Credit Agreement. "Commitments" means the CA Commitments and the Term Commitments.

     "Event of Default" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Hedge Agreement.

     "Financing Agreement Obligations" means CA Obligations and Term
     Obligations.

     "Hedge Agreement Obligations" means all obligations of any nature of Company from time to time owed to Lender Counterparties or any of them under Hedge Agreements, including without limitation payments for early termination thereof.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of July 22, 1998, by and among CA Administrative Agent, Term Administrative Agent and Collateral Agent, as amended, supplemented or modified from time to time in accordance with the terms thereof.


                                    XIII-2

     "Loan" means any "Loan" as defined in any Financing Agreement.

     "Loan Document" means any "Loan Document" as defined in any Financing Agreement.

     "Requisite Obligees" means "Requisite Obligees" as defined in the Intercreditor Agreement.

     "Term Commitments" shall mean the "Commitments" as defined in the Term Loan Agreement.

     "Term Obligations" shall mean the "Obligations" as defined in the Term Loan Agreement.

     1.2  Interpretation.  References to "Sections" and "subsections" shall be
          --------------
to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

SECTION 2. GRANT OF SECURITY

     2.1.  Senior Grant.  To secure the timely payment and performance of the CA
           ------------
Obligations and the Hedge Agreement Obligations, each Grantor does hereby assign to and grant a security interest in, in favor of the Collateral Agent, on behalf of and for the benefit of the CA Lenders and the Lender Counterparties, all the estate, right, title and interest of such Grantor, whether now owned or hereafter acquired or arising and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, in, to and under the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (being referred to herein collectively as the "Collateral"):

     (a) all "Investment Property", which term means:

         (i) all right, title and interest of such Grantor, whether now owned or hereafter acquired, in all shares of capital stock owned by such Grantor, including without limitation, all shares of capital stock described on
     Schedule 2.1(a), and the certificates representing such shares and any
     ---------------
     interest of such Grantor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (all of the foregoing being referred to herein collectively as the "Pledged Stock");

         (ii) all right, title and interest of such Grantor, whether now owned or hereafter acquired, of all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 2.1(a), issued
                                                       ---------------
     by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness (all of the foregoing being referred to herein collectively as the "Pledged Debt");

         (iii) all of such Grantor's right, title and interest as a limited and/or general partner in all partnerships, including, without limitation, the partnerships described on Schedule 2.1(a) (the "Partnerships"), whether
                                   ---------------
     now owned or hereafter acquired, including, without limitation, all of


                                    XIII-3
     such Grantor's right, title and interest in, to and under the partnership agreements described on Schedule 2.1(a) (as such agreements have heretofore
                          ------------------
     been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, collectively, the "Partnership Agreements") to which it is a party (including, if such Grantor is a general partner of any Partnership, the right to vote with respect to and to manage and administer the business of such Partnership) together with all other rights, interests, claims and other property of such Grantor in any manner arising out of or relating to its limited and/or general partnership interest in the Partnerships, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation, (1) all of the rights of such Grantor as a limited and/or general partner: (A) (I) to receive money due and to become due (including without limitation dividends, distributions, interest, income from partnership properties and operations, proceeds of sale of partnership assets and returns of capital) under or pursuant to the Partnership Agreements, (II) to receive payments upon termination of the Partnership Agreements, and (III) to receive any other payments or distributions, whether cash or noncash, in respect of such Grantor's limited and/or general partnership interest evidenced by the Partnership Agreements; (B) in and with respect to claims and causes of action rising out of or relating to the Partnerships; and (C) to have the access to the Partnerships' books and records and to other information concerning or affecting the Partnerships; and (2) any "certificate of interest" or "certificates of interest" (or other certificates or instruments however designated or titled) issued by the Partnerships and evidencing such Grantor's interest as a limited and/or general partner in the Partnerships (collectively, the "Certificates" and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Grantor's interest as a limited and/or general partner in the Partnership (all of the foregoing being referred to herein collectively as the "Partnership Interests");

          (iv) all of such Grantor's right, title and interest as a member of all limited liability companies (the "LLCs"), including, without limitation, all of such Grantor's right, title and interest in, to and under the limited liability company interests set forth on Schedule 2.1(a),
                                                                ---------------
     whether now owned or hereafter acquired, including, without limitation, all of such Grantor's right, title and interest in, to and under the operating agreements with respect to any such LLC (as such agreements have heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, collectively, each, an "LLC Agreement") to which it is a party, regardless of whether such right, title and interest arises under such LLC Agreement, including (1) all rights of such Grantor to receive distributions of any kind, in cash or otherwise, due or to become due under or pursuant to each such LLC Agreement or otherwise in respect of such Person, (2) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to each such Person, (3) all claims of such Grantor for damages arising out of, or for the breach of, or for a default under, each such LLC Agreement, (4) any certificated or uncertificated security evidencing any of the foregoing issued by such Person to such Grantor and (5) to the extent not included in the foregoing, all proceeds of any and all of the foregoing (all of the foregoing being referred to herein collectively as the "LLC Interests"; the Pledged Stock, the Pledged Debt, the Partnership Interests and the LLC Interests being herein collectively referred to as the "Pledged Securities"; provided, in any event, the term "Pledged Securities" shall not include any Securities with respect to Excluded Subsidiaries;


                                    XIII-4

         (v) all additional shares of, limited and/or general partnership interests in and limited liability company interests in, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Stock, limited and/or general partnership interests in the Partnerships, and limited liability company interests in the LLCs, from time to time acquired by such Grantor in any manner (which shares or interests shall be deemed to be part of the Pledged Securities), the certificates or other instruments representing such additional shares or interests, securities, warrants, options or other rights and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such additional shares or interests, and all additional indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; (all of the foregoing being referred to herein collectively as the "Additional Pledged Securities"), and all dividends, distributions, cash, warrants, rights, instruments, payments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Securities; and

         (vi) all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of, limited and/or general partnership interests in, or limited liability company interests in any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor (which shares or interests shall be deemed to be part of the Pledged Securities), the certificates or other instruments representing such shares, interests, securities, warrants, options or other rights and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such shares or interests and all dividends, distributions, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, interests, securities, warrants, options or other rights, and all Indebtedness from time to time owed to such Grantor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of such Grantor, and the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness;

     (b) the restricted deposit account established and maintained by Collateral Agent pursuant to Section 8.4 (the "Collateral Account"), together with all
                  -----------
amounts on deposit from time to time in such deposit accounts; and all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

     (c)   all "Intellectual Property", which term means:

           (i) all trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned or used by such Grantor in its business, or hereafter adopted and used, including, without limitation, the Trademarks specifically identified in
     Schedule 2.1(c) (all of the foregoing being referred to herein
     ---------------
     collectively as the


                                    XIII-5

    "Trademarks"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in certain foreign countries, including, without limitation, the registrations specifically identified in Schedule 2.1(c) (all of the foregoing being
                                ---------------
     referred to herein collectively as the "Trademark Registrations"), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in certain foreign countries (all of the foregoing being referred to herein collectively as the "Trademark Rights"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (all of the foregoing being referred to herein collectively as the "Associated Goodwill"):

          (ii) all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, owned by such Grantor and all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, held or used by such Grantor in whole or in part, including, without limitation, the patents and patent applications listed in Schedule 2.1(c), all rights
                                                   ---------------
     (but not obligations corresponding thereto), including, without limitation, the right (but not the obligation, and exercisable only upon the occurrence and continuation of an Event of Default) to sue for past, present and future infringements in the name of such Grantor or in the name of Collateral Agent or Secured Parties, and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "Patents"); it being understood that the rights and interest included herein hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

          (iii) various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, including without limitation, object code and source code, mask works, semiconductor chips, masks, cell libraries, layouts, trade secrets, trade secret rights, trade dress rights, ideas, drawings, designs, schematics, algorithms, writings, techniques, processes and formulas, including, without limitation, the works listed on Schedule
                                                                      --------
     2.1(c) (all of the foregoing being referred to herein collectively as the
     ------
     "Copyrights"), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in certain foreign countries, including, without limitation, the registrations listed on Schedule 2.1(c) (all of the foregoing being
                             --------------
     referred to herein collectively as the "Copyright Registrations"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in certain foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (all of the foregoing being referred to herein collectively as the "Copyright Rights"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights and works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), acquired or used (whether pursuant to a license or otherwise but


                                    XIII-6
     only to the extent permitted by agreements governing such license or other use) by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyrights, Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation and exercisable only upon the occurrence and continuation of an Event of Default) to sue or bring opposition or cancellation proceedings in the name of such Grantor or in the name of Collateral Agent or Secured Parties for past, present and future infringements of the Copyrights and Copyright Rights;

     (d) all of such Grantor's right, title and interest in, to and under any equipment in all of its forms, including, without limitation, the Cranes and Lifting Equipment listed on Schedule 2.1(d)A and the Trucks and Trailers listed
                            ----------------
on Schedule 2.1(d)B, all accessions or additions thereto, all parts thereof,
   ----------------
whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing (all of the foregoing being referred to herein collectively as the "Equipment");

     (e) all of such Grantor's right, title and interest in, to and under any inventory in all of its forms, including, but not limited to, (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, (iv) all goods which are returned to or repossessed by such Grantor, and all accessions thereto and products thereof, and (v) all negotiable and non-negotiable documents of title, including, without limitation, warehouse receipts, dock receipts and bills of lading issued by any Person covering any of the foregoing (all of the foregoing being referred to herein collectively as the "Inventory");

     (f) all of such Grantor's right, title and interest in, to and under any accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind (all of the foregoing being referred to herein collectively as the "Accounts") and all of such Grantor's rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any Accounts (all of the foregoing being referred to herein collectively as the "Related Contracts");

(g) all of such Grantor's right, title and interest in, to and under all agreements and contracts to which such Grantor is a party as of the date hereof, including, without limitation, each Material Contract, or to which such Grantor becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time (all of the foregoing being referred to herein collectively as the "Assigned Agreements"), including (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights


                                    XIII-7
or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

     (h)  to the extent not otherwise included in any other paragraph of this

Section 2, all other general intangibles, including tax refunds, rights to
---------
payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral;

     (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

     (j)  to the extent not covered by Sections 2.1(a) through 2.1(i), all other
                                       ---------------         ------
personal property of such Grantor, all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

     2.2.  Junior Grant.  To secure the timely payment and performance of the
           ------------
Term Obligations, each Grantor does hereby assign to and grant a security interest in, in favor of the Collateral Agent, on behalf of and for the benefit of the Term Lenders, all the estate, right, title and interest of such Grantor, whether now owned or hereafter acquired or arising and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, in, to and under the Collateral; provided, such assignment and grant shall
                                      --------
b e junior and subordinate to the assignment and grant in the Collateral made pursuant to Section 2.1.
            -----------

     2.3.  No Breach.  Notwithstanding anything herein to the contrary, in no
           ---------
event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's rights or interests in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

provided, immediately upon the ineffectiveness, lapse or termination of any such
--------
provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.


SECTION 3. SECURITY FOR OBLIGATIONS

     This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of


                                    XIII-8
the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
(S)362(a)), of all obligations and liabilities of every nature, of each Grantor now or hereafter existing under or arising out of or in connection with any Financing Agreement, any other Loan Document or any Hedge Agreement and all extensions or renewals of any of the foregoing, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to any Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Secured Party as a preference, fraudulent transfer or otherwise and all obligations of every nature of each Grantor now or hereafter existing under this Agreement (all of the foregoing being referred to herein collectively as the "Secured Obligations").


SECTION 4. GRANTORS REMAIN LIABLE

     4.1.  Continuing Liability.  Anything contained herein to the contrary
           --------------------
notwithstanding, (a) each Grantor shall remain liable under any Partnership Agreement, LLC Agreement or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Partnership Agreement, LLC Agreement or other the contracts and agreements included in the Collateral; and (c) Collateral Agent shall not have any obligation or liability under any Partnership Agreement, LLC Agreement or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     4.2.  No Obligations of Collateral Agent.  Notwithstanding anything herein
           ----------------------------------
to the contrary, this Agreement shall not in any way be deemed to obligate Collateral Agent, any Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of any Grantor's obligations, duties, expenses or liabilities under any LLC Agreement or Partnership Agreement (including any Grantor's obligations as a general partner for the debts and obligations of a Partnership) and to manage the business and affairs of any Partnership or any of such Grantor's obligations for the debts and obligations of an LLC, or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "Grantor Obligations") unless Collateral Agent, any Secured Party or any such purchaser otherwise expressly agrees in writing to assume any or all of said Grantor Obligations. In the event of foreclosure by Collateral Agent, each Grantor shall remain bound and obligated to perform its Grantor Obligations arising during or otherwise related to its ownership of the Collateral, and neither Collateral Agent nor any Secured Party shall be deemed to have assumed any of such Grantor Obligations except as provided in the preceding sentence. Without limiting the generality of the foregoing, neither the grant of the security interest in the Collateral in favor of Collateral Agent as provided herein nor the exercise by Collateral Agent of any of its rights hereunder nor any action by Collateral Agent in connection with a foreclosure on the Collateral


                                    XIII-9
shall be deemed to constitute Collateral Agent or any Secured Party a partner of any Partnership or a member of any LLC; provided, in the event Collateral Agent
                                        --------
or any purchaser of Collateral at a foreclosure sale elects to become a substituted general partner of any Partnership or manager of any LLC in place of any Grantor, Collateral Agent or such purchaser, as the case may, shall adopt in writing the applicable Partnership Agreement or LLC Agreement, as the case may be, and agree to be bound by the terms and provisions thereof.


SECTION 5.  REPRESENTATIONS AND WARRANTIES

     5.1.  Generally.  Each Grantor represents and warrants that each of the
           ---------
representation and warranties set forth in Section 5.16 of the Revolving Credit
                                           ------------
Agreement and Section 4.16 of the Term Loan Agreement are true and correct with
              ------------
respect to each item of Collateral applicable thereto owned by such Grantor as if fully set forth herein.

     5.2.  Investment Property.  In addition to any other representation made
           -------------------
thereby in Section 5.1 hereof, each Grantor represents and warrants as follows:
           -----------

     (a) all of the Pledged Stock has been duly authorized and validly issued and are fully paid and non-assessable;

     (b) the Pledged Securities constitute all of the issued and outstanding equity Securities of each issuer thereof that are owned by such Grantor, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any of the Pledged Securities;

     (c) all of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding intercompany Indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Grantor;

     (d) the security interest of Collateral Agent hereunder has been registered on the books and records of any issuer of "uncertificated securities" (as such term is defined in the UCC) included in the Collateral; and

     (e) with respect to any Investment Property, no consent of any Person, including any other limited or general partner of the Partnerships, any other member of any LLC, or any creditor of any Grantor, and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by any Grantor of the security interests granted hereby, (ii) the execution, delivery or performance of this Agreement by any Grantor, or (iii) the perfection of or the exercise by Collateral Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of any Grantor).

     5.3.  Intellectual Property.  In addition to the representations and
           ---------------------
warranties made thereby in Section 5.1 hereof, each Grantor represents and
                           -----------
warrants as follows:


                                    XIII-10

     (a) a true and complete list of all Trademark Registrations and Trademark applications owned, held (whether pursuant to a license or otherwise) or licensed for use by such Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule 2.1(c);
                          ---------------

     (b) a true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or licensed for use by such Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule 2.1(c);
                                                       ---------------

     (c) a true and complete list of all Copyright Registrations and applications for Copyright Registrations held (whether pursuant to a license or otherwise) or licensed for use by such Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule 2.1(c);
                                       ---------------

     (d) after inquiry, no Grantor is aware of any pending or threatened claim by any third party that any of the Intellectual Property that is materially necessary for the operation of the business of any Grantor ("Material Intellectual Property") owned, held or used by such Grantor is invalid or unenforceable; and

     (e) except as required hereby or permitted under the Financing Agreements, no effective security interest or other Lien covering all or any part of the Intellectual Property is on file in the United States Patent and Trademark Office or the United States Copyright Office.

     5.4.  Location of Equipment and Inventory.  In addition to the
           -----------------------------------
representations and warranties made thereby in Section 5.1 hereof, and subject
                                               -----------
to any qualification set forth in either Financing Agreement with respect to the location of any item of Equipment, each Grantor represents and warrants that all of the Equipment and Inventory is, as of the date hereof, located in the jurisdictions specified in Schedule 5.4.
                           ------------

     5.5.  Office Locations; Other Names.  In addition to the representations
           -----------------------------
and warranties made thereby in Section 5.1 hereof, each Grantor represents and
                               -----------
warrants that as of the date hereof the chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the places indicated on Schedule 5.5, and no Grantor has in the past twelve months,
                    ------------
and does not now do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 5.5.
                                                              ------------

SECTION 6.  FURTHER ASSURANCES

     6.1.  Generally.  Each Grantor agrees that from time to time, at the
           ---------
expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, subject in any event to
Section 6.9 of the Revolving Credit Agreement and Section 5.9 of the Term Loan
-----------                                       -----------
Credit Agreement. Without limiting the generality of the foregoing, each Grantor will (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as Collateral Agent may reasonably request, in order to perfect and preserve the security


                                    XIII-11
interests granted or purported to be granted hereby and (b) at Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect such Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral. Each Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

     6.2.  Investment Property.
           -------------------

     (a) Each Grantor agrees that it will, upon obtaining any Additional Pledged Securities, promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Supplement, duly executed by such Grantor, in substantially the form of Exhibit A (a "Pledge Supplement"), in respect of such
                          ---------
Additional Pledged Securities. Each Grantor hereby authorizes Collateral Agent to attach each Pledge Supplement to this Agreement and agrees that all Additional Pledged Securities of such Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral; provided, the failure of any Grantor to execute a Pledge Supplement with respect to any Additional Pledged Securities shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

     (b) Upon request by Collateral Agent, each Grantor shall cause each Person which is an issuer of an uncertificated security included in the Collateral to execute and deliver all instruments and documents, and take all further action Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted in such uncertificated securities, to establish "control" (as such term is defined in the UCC) by Collateral Agent over such Collateral or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to such Collateral, including, and as applicable, (i) register the security interest granted hereby upon the books of such Person in accordance with Article 8 of the UCC, and (ii) deliver to Collateral Agent an Acknowledgment of Pledge, duly executed by such Grantor, in substantially the form of Exhibit B (an "Acknowledgment of Pledge").
                                      ---------

     6.3.  Intellectual Property.  If any Grantor shall hereafter obtain rights
           ---------------------
to any new Intellectual Property or become entitled to the benefit of (a) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent; or (b) any Copyright Registration, application for Registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto. Each Grantor shall promptly notify Collateral Agent in writing of any of the foregoing rights acquired by such Grantor after the date hereof and of (i) any Trademark Registrations issued or applications for Trademark Registration or applications for Patents made, and
(ii) any Copyright Registrations issued or applications for Copyright Registration made, in any such case, after the date hereof. Promptly after the filing of an application for any Trademark Registration, Patent or Copyright Registration, each Grantor shall execute and deliver to Collateral Agent and record in all places where this Agreement is recorded a Pledge Supplement, pursuant to which such Grantor shall grant to Collateral Agent a security interest to the extent of its interest in such Intellectual Property; provided,
                                                                      --------
if, in the reasonable judgment of such Grantor, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Collateral Agent, in which event such Grantor shall give written notice to Collateral Agent as soon as


                                    XIII-12
reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark Registration or Copyright Registration, as the case may be. In addition to the foregoing, each Grantor hereby authorizes Collateral Agent to modify this Agreement without obtaining such Grantor's approval of or signature to such modification by amending Schedules 2.1(a) and 2.1(c), as applicable, to
                                 ----------------     ------
include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by such Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which such Grantor no longer has or claims any right, title or interest.

     6.4.  Accounts.  Each Grantor shall (a) mark conspicuously each item of
           --------
chattel paper included in the Accounts, each Related Contract and, at the reasonable request of Collateral Agent, each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, and (b) at the reasonable request of Collateral Agent, deliver and pledge to Collateral Agent hereunder all promissory notes and other instruments (excluding checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Collateral Agent.

     6.5.  Equipment.  Each Grantor shall (a) promptly after the acquisition by
           ---------
such Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Collateral Agent, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (b) upon the reasonable request of Collateral Agent, deliver to Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.


SECTION 7.  ADDITIONAL GRANTORS

     From time to time subsequent to the date hereof, any Person may become a party hereto as an additional Grantor (an "Additional Grantor"), by delivering to Collateral Agent a Pledge and Security Agreement Counterpart, duly executed by such Person, in substantially the form of Exhibit C (a "Counterpart"). Upon
                                             ---------
delivery of any such Counterpart to Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.


                                    XIII-13

SECTION 8.  CERTAIN COVENANTS OF GRANTORS

     8.1.  Generally.  Each Grantor shall:
           ---------

     (a) the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral, except for Liens as described in Section 7.2 of the Revolving Credit Agreement and Section
6.2 of the Term Loan Credit Agreement;

     (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

     (c) notify Collateral Agent of any change in such Grantor's name, identity or corporate structure within 30 days of such change;

     (d) if Collateral Agent gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

     (e) upon any officer of such Grantor obtaining knowledge thereof, promptly notify Collateral Agent in writing of any event that may materially and adversely affect the value of the Collateral or any portion thereof, the ability of such Grantor or Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof.

     8.2.  Permitted Sales.  No Grantor shall sell, transfer or assign (by
           ---------------
operation of law or otherwise) any Collateral unless (a) such sale, transference or assignment of such Collateral is permitted by the Financing Agreements (a "Permitted Sale") and (b) no Event of Default shall have occurred and is then continuing or would occur after giving effect to such Permitted Sale. To the extent required by the terms of the Financing Agreements, the applicable Grantor shall, or shall cause, the Net Asset Sale Proceeds with respect to such Permitted Sale to be delivered to Collateral Agent. Upon receipt of such Net Asset Sales Proceeds, if applicable, and upon notice to Collateral Agent of such sale, the Lien hereof encumbering the Collateral subject to such Permitted Sale shall be released without any further action on the part of the Collateral Agent. Collateral Agent shall execute each and every appropriate filing statement and/or recording document reasonably requested by any Grantor is connection with the foregoing. Any reasonable expense or cost incurred by Collateral Agent in connection with any such release shall be for the account of the applicable Grantor.

     8.3.  Investment Property.
           -------------------

     (a)  Delivery and Consents.

          (i) All certificates or instruments representing or evidencing the Investment Property shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment


                                    XIII-14
     in blank, all in form and substance satisfactory to Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right, without notice to any Grantor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Investment Property, subject only to the revocable rights specified herein. In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations.

         (ii) Each Grantor hereby consents to the pledge of the Partnership Interests by each other Grantor in each Partnership pursuant to the terms hereof, and, subject to Section 10, to the transfer of such Partnership Interests to Collateral Agent or its nominee and to the substitution of Collateral Agent or its nominee as a substituted Partner or each such Partnership with all the rights, powers and duties of a general partner or a limited partners, as the case may be.

         (iii) Each Grantor hereby consents to the pledge of the LLC Interests by each other Grantor in each LLC pursuant to the terms hereof, and, subject to Section 10, to the transfer of such LLC Interests to Collateral Agent or its nominee and to the substitution of Collateral Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

     (b) Covenants. Each Grantor shall, subject to the terms and conditions of the Financing Agreements:

         (i) not permit any issuer of Pledged Securities to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder;

         (ii) cause each issuer of Pledged Stock not to issue any stock or other securities in addition to or in substitution for the Pledged Stock issued by such issuer, except to such Grantor;

         (iii) promptly deliver to Collateral Agent notice of the conversion of any partnership interests in a Partnership Agreement or any membership interests in an LLC to certificated form;

         (iv) subject to Sections 7.8 and 10.22 of the Revolving Credit Agreement, and Sections 6.8 and 9.22 of the Term Loan Agreement, not (1) cancel or terminate any of the Partnership Agreements or LLC Agreements or consent to or accept any cancellation or termination thereof, (2) sell, assign (by operation of law or otherwise) or otherwise dispose of any part of its limited or general partnership interest in any of the Partnerships or its membership interest in any of the LLCs, (3) amend, supplement or otherwise modify any of the Partnership Agreements or any of the LLC Agreements (as in effect on the date hereof), (4) to the extent a Material Adverse Affect could reasonably be expected to occur therefrom, waive any default under or breach of any of the Partnership Agreements or any of the LLC Agreements or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising, under or in respect of any of the Partnership Agreements or


                                    XIII-15
     any of the LLC Agreements or vary or agree to the variation in any respect of any of the provisions of any of the Partnership Agreements or any of the LLC Agreements or the performance of any other Person under any of the Partnership Agreements or any of the LLC Agreements, or (5) to the extent a Material Adverse Affect could reasonably be expected to occur therefrom, petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, to terminate or to suspend any of the Partnership Agreements or any of the LLC Agreements or to amend or modify any of the Partnership Agreements or any of the LLC Agreements;

          (v) subject to Sections 7.8 and 10.22 of the Revolving Credit Agreement, and Sections 6.8 and 9.22 of the Term Loan Agreement, at its expense (1) perform and comply in all material respects with all terms and provisions of the Partnership Agreements and the LLC Agreements required to be performed or complied with by it, (2) maintain the Partnership Agreements and the LLC Agreements to which it is a party in full force and effect, and (3) enforce each of the Partnership Agreements and each of the LLC Agreements to which it is a party in accordance with its terms, except to the extent to which a Material Adverse Affect could not be reasonably expected to occur from a failure to do so,;

          (vi) subject to Sections 7.8 and 10.22 of the Revolving Credit Agreement, and Sections 6.8 and 9.22 of the Term Loan Agreement, not vote to permit the Partnerships or the LLCs to enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

          (vii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all Additional Pledged Securities; and

          (viii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all Securities any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor.

(c)  Voting and Distributions.

     (i) So long as no Event of Default shall have occurred and be continuing,

         (1) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Financing Agreements. It is understood, however, that neither (A) the voting by such Grantor of any Pledged Stock for or such Grantor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor (B) such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section, and no notice of any such voting or consent need be given to Collateral Agent;

         (2) such Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, distributions and interest paid in respect of the Investment Property; provided, any and all dividends, distributions and
    --------


                                    XIII-16
     interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Investment Property shall be, and shall forthwith be delivered to Collateral Agent to hold as, Investment Property and shall, if received by such Grantor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to Collateral Agent as Investment Property in the same form as so received (with all necessary endorsements); and

         (3) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to clause (2) above.

    (ii) Upon the occurrence and during the continuation of an Event of Default,

         (1) upon written notice from Collateral Agent to the applicable Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

         (2) all rights of such Grantor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Investment Property such dividends and interest payments;

         (3) all payments which are received by such Grantor contrary to the provisions of clause (2) above shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Collateral Agent as Investment Property in the same form as so received (with any necessary endorsements); and

         (4) all rights of such Grantor or receive any and all payments under or in connection with the Partnership Agreements and/or the LLC Agreements, including but not limited to the profits, dividends, and other distributions which it would otherwise be authorized to receive and retain pursuant hereto, shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold such payments as Collateral.

    (iii) IN ORDER TO PERMIT COLLATERAL AGENT TO EXERCISE THE VOTING AND OTHER CONSENSUAL RIGHTS WHICH IT MAY BE ENTITLED TO


                                    XIII-17

EXERCISE PURSUANT HERETO AND TO RECEIVE ALL DIVIDENDS AND OTHER DISTRIBUTIONS WHICH IT MAY BE ENTITLED TO RECEIVE HEREUNDER, (1) EACH GRANTOR SHALL PROMPTLY EXECUTE AND DELIVER (OR CAUSE TO BE EXECUTED AND DELIVERED) TO COLLATERAL AGENT ALL SUCH PROXIES, DIVIDEND PAYMENT ORDERS AND OTHER INSTRUMENTS AS COLLATERAL AGENT MAY FROM TIME TO TIME REASONABLY REQUEST, AND (2) WITHOUT LIMITING THE EFFECT OF CLAUSE (1) ABOVE, EACH GRANTOR HEREBY GRANTS TO COLLATERAL AGENT AN IRREVOCABLE PROXY TO VOTE THE PLEDGED SECURITIES AND TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SECURITIES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, PARTNERS OR MEMBERS, AS THE CASE MAY BE, CALLING SPECIAL MEETINGS OF SHAREHOLDERS, PARTNERS OR MEMBERS, AS THE CASE MAY BE, AND VOTING AT SUCH MEETINGS), WHICH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SECURITIES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY OTHER PERSON (INCLUDING THE ISSUER OF THE PLEDGED SECURITIES OR ANY OFFICER, PARTNER, MEMBER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT, AND WHICH PROXY SHALL ONLY TERMINATE UPON THE PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

     8.4.  Collateral Account.  Collateral Agent is hereby authorized to
           ------------------
establish and maintain at its office at Fleet, as a blocked account in the name of Collateral Agent and under the sole dominion and control of Collateral Agent, a restricted deposit account designated as "Anthony Crane Rental, L.P. Collateral Account". All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Collateral Agent hereunder, for the benefit of Secured Parties, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Each Grantor shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account. Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

     8.5.  Intellectual Property.
           ---------------------

     (a)   Covenants.  Each Grantor shall:

           (i) hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;


                                    XIII-18

         (ii) take all steps reasonably necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

         (iii) use proper statutory notice in connection with its use of any of the Intellectual Property to the extent necessary for the protection of the Intellectual Property;

         (iv) use consistent standards of high quality (which may be consistent with such Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Intellectual Property; and

         (v) diligently keep reasonable records respecting the Intellectual Property and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business.

     (b) Collections.  Except as otherwise provided in this Section 8.5(b), each
                                                            --------------
Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at Collateral Agent's reasonable direction, shall take) such action as such Grantor or Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Collateral Agent shall have the
                                    --------
right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Collateral Agent referred to in the proviso to the
                                                               -------
preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 10.3, and (ii) such Grantor shall not adjust,
                       ------------
settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

     (c) Applications and Registrations. Each Grantor shall have the duty diligently, through counsel reasonably acceptable to Collateral Agent, to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application relating to any of the Intellectual Property owned, held or used by such Grantor and identified on

Schedule 2.1(c) that is pending as of the date of this Agreement, (ii) any
---------------
Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) application on any existing patent or future patentable but unpatented invention comprising Intellectual


                                    XIII-19

Property (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration) and do any and all acts which are necessary or desirable, as determined in such Grantor's commercially reasonable judgment, to preserve and maintain all rights in all Material Intellectual Property. Any expenses incurred in connection therewith shall be borne solely by such Grantor. Subject to the foregoing, each Grantor shall give Collateral Agent prior written notice of any abandonment of any Material Intellectual Property or any right to file a patent application or any pending patent application or any Patent.

     (d) Litigation. Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are in its commercially reasonable judgment necessary to protect the Intellectual Property. Collateral Agent shall provide, at such Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party. Each Grantor shall promptly, following its becoming aware thereof, notify Collateral Agent of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office, the United States Copyright Office or any federal, state, local or foreign court) or regarding such Grantor's ownership, right to use, or interest in any Material Intellectual Property. Each Grantor shall provide to Collateral Agent any information with respect thereto requested by Collateral Agent.

     (e) Certain Rights of Collateral Agent. In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default and upon written notice from Collateral Agent, shall grant, sell, convey, transfer, assign and set over to Collateral Agent, for its benefit and the ratable benefit of Secured Parties, all of such Grantor's right, title and interest in and to the Intellectual Property to the extent necessary to enable Collateral Agent to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. Subject to Section 6.5A of the Revolving Credit Agreement and Section 5.5A of the Revolving Credit Agreement, each Grantor hereby grants to Collateral Agent and its employees, representatives and agents the right to visit such Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to such Grantor and at reasonable dates and times and as often as may be reasonably requested. If and to the extent that any Grantor is permitted to license the Intellectual Property, Collateral Agent shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor's request and expense, with such Grantor and any licensee of any Intellectual Property permitted hereunder in form and substance

                                   XIII-20
reasonably satisfactory to Collateral Agent pursuant to which (i) Collateral Agent shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property licensed to it is subject to the security interest created in favor of Collateral Agent and the other terms of this Agreement.

     8.6.  Equipment and Inventory.  Each Grantor shall:
           ------------------------

     (a) keep the Equipment and Inventory in the jurisdictions specified on
Schedule 5.4 (except to the extent permitted by the Financing Agreements) or,
------------
subject to the Financing Agreements and upon 30 days' written notice to Collateral Agent, in such other jurisdictions where all action that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

     (b) maintain the Equipment and Inventory in compliance with Section 6.4A of the Revolving Credit Agreement and Section 5.4A of the Term Loan Credit Agreement;

     (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory; and

     (d) if any Inventory is in possession or control of any of such Grantor's agents or processors, upon the occurrence and during the continuance of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Collateral Agent and subject to the instructions of Collateral Agent.

     8.7.  Accounts and Related Contracts.  Each Grantor shall:
           -------------------------------

     (a) keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified on Schedule 5.5 or, upon 30 days' written notice to
                      ------------
Collateral Agent following any change in location, at such other location in a jurisdiction where all action that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Promptly upon the reasonable request of Collateral Agent, such Grantor shall deliver to Collateral Agent complete and correct copies of each Related Contract;

     (b) maintain (i) complete records of all Accounts, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto in accordance with prudent business practices;

     (c) except as otherwise provided in this subsection (c), continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts, and in

                                   XIII-21
connection with such collections, such Grantor shall take such action as such Grantor or Collateral Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided,
                                                               --------
Collateral Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Collateral Agent referred to in the proviso to the preceding
                                                -------
sentence, (i) any payments of Accounts, received by such Grantor shall be forthwith (and in any event within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 10.3,
                                                                 ------------
(ii) until so turned over in accordance with the preceding subsection (i), all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Collateral Agent hereunder and shall be segregated from other funds of such Grantor and (iii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 9. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

     Each Grantor hereby irrevocably appoints Collateral Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Collateral Agent or otherwise, from time to time upon the occurrence and continuance of Event of Default, in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

     (a) to obtain and adjust insurance required to be maintained by such Grantor or paid to Collateral Agent pursuant to the Financing Agreements;

     (b) upon the occurrence and during the continuation of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

     (c) upon the occurrence and during the continuation of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                                   XIII-22

     (d) to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

     (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Financing Agreements) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its reasonable discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand;

     (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

     (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 10.  REMEDIES

     10.1. Generally.
           ----------

     (a) If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may

         (i) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties;

          (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

         (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate;

                                   XIII-23

         (iv) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable; and

         (v) exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit account maintained with Collateral Agent constituting part of the Collateral.

     (b) Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any sale referred to in clause (a) and Collateral Agent, as agent for and representative of Secured Parties (but not any Secured Party in its individual capacity unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against each Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Collateral Agent hereunder.

     10.2.  Investment Property.  Each Grantor recognizes that, by reason of
            --------------------
certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Property conducted without prior registration or qualification of such Investment Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable

                                   XIII-24
through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Collateral Agent determines to exercise its right to sell any or all of the Investment Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Securities to be sold hereunder to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Property. Any Investment Property may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

     10.3.  Collateral Account. If an Event of Default has occurred and is
            -------------------
continuing and, in accordance with Section 8 of the Credit Agreement, Company is
                                   ---------
required to pay to Collateral Agent an amount (the "Aggregate Available Amount") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, such Grantor shall deliver
funds in such an amount for deposit in the Collateral Account.   If for any
reason the aggregate amount delivered by such Grantor for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by such Grantor shall be apportioned among all outstanding Letters of Credit for purposes of this Section in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "Maximum Available Amount") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which such Grantor has deposited in the Collateral Account any amounts described above, Collateral Agent shall apply such amounts to reimburse the Issuing Secured Party for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which such Grantor has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Collateral Agent shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case
                                                               ----
of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable
                                  -----
to Collateral Agent pursuant to Section 9 of the Credit Agreement, second, to
                                ---------                          ------
the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which such Grantor has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the
                         -----
payment of any other outstanding Secured Obligations in such order as Collateral Agent shall elect, and fourth, to the extent of any further excess, to the
                       ------
payment to whomsoever shall be lawfully entitled to receive such funds.

     10.4.  Intellectual Property.
            ----------------------

     (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default,

                                   XIII-25

         (i) Collateral Agent shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Collateral Agent or otherwise, to enforce any Intellectual Property, in which event such Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 14 in connection with the exercise
                                     ----------
     of its rights under this Section, and, to the extent that Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Material Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement;

         (ii) upon written demand from Collateral Agent, each Grantor shall execute and deliver to Collateral Agent an assignment or assignments of the Intellectual Property and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

         (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property; and

         (iv) within five Business Days after written notice from Collateral Agent, each Grantor shall make available to Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Collateral Agent's behalf and to be compensated by Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

     (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Collateral Agent shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after
                                                                 --------
giving effect to such reassignment, Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided
                                                                      --------
further, the rights, title and interests so reassigned shall be free and clear
-------
of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Collateral Agent and Permitted Encumbrances.

                                   XIII-26

     10.5.  Accounts.  In addition to the rights of the Collateral Agent and the
            ---------
Secured Parties specified in Section 10 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon request of the Collateral Agent, all proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the Intercreditor Agreement. All proceeds while held by the Collateral Agent in a Collateral Account (or by the Borrower in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 10.6.
                                                        ------------

     10.6.  Proceeds.  Except as expressly provided elsewhere in this Agreement,
            ---------
all proceeds held in any Collateral Account and all other proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 3 of the Intercreditor Agreement.

SECTION 11.  CONTINUING SECURITY INTEREST

     This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon each Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement and subsection 9.1 of the Term Loan Credit Agreement, any Secured Party may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Grantor. Upon any such termination Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination in accordance with the terms of the Intercreditor Agreement and such Grantor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Collateral Agent, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                                   XIII-27

SECTION 12.  STANDARD OF CARE

     The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

SECTION 13.  COLLATERAL AGENT MAY PERFORM

     If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 14.
                      ----------

SECTION 14.  INDEMNITY AND EXPENSES

     (a)  Each Grantor agrees:

         (i) to indemnify Collateral Agent and each Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Collateral Agent's or such Secured Party's gross negligence, bad faith, or willful misconduct as determined by a court of competent jurisdiction; and

         (ii) to pay to Collateral Agent promptly following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Financing Agreements.

     (b) The obligations of each Grantor in this Section 14 shall survive the termination of this Agreement and the discharge of such Grantor's other obligations under this Agreement, the Hedge Agreements, the Financing Agreements and any other Loan Documents.

SECTION 15.  COLLATERAL AGENT

     Collateral Agent has been appointed to act as Collateral Agent hereunder by CA Administrative Agent on behalf of the CA Lenders and Term Administrative Agent on behalf of the Term Lenders pursuant to the Intercreditor Agreement and, by their acceptance of the benefits hereof, Lender Counterparties, and

                                   XIII-28
shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Intercreditor Agreement; provided that Collateral Agent shall exercise, or
                         --------
refrain from exercising, any remedies provided for in Section 10 in accordance with the instructions of Requisite Obligees.

SECTION 16.  AMENDMENTS; ETC.

     No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by such Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 17.  NOTICES

     Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Collateral Agent and any Grantor shall not
           --------
be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or subsection 9.8 of the Term Loan Agreement, as applicable.

SECTION 18.  SEVERABILITY

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 19.  HEADINGS

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                                   XIII-29

SECTION 20.  GOVERNING LAW; TERMS

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

SECTION 21.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 22.  LIMITATION ON LIABILITY

     The Obligations shall be nonrecourse to General Partner, except to the extent of its partnership interests in Company and Holdings. Any liability of General Partner in respect of the Obligations shall be specifically limited to the interests of General Partner and in its partnership interests in Company and Holdings, and no other assets of General Partner shall be subject to any claims as a result hereof. Except as set forth herein or in the Loan Documents, Collateral Agent acknowledges and agrees that no director, officer, employee, incorporator, stockholder or partner of any Grantor, as such, shall have any liability for any Obligations or for any claim based on, in respect of, or by reason of, such Obligations or their creation.

                   [Remainder of page intentionally left blank]

                                   XIII-30

     IN WITNESS WHEREOF, each Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             ANTHONY CRANE RENTAL, L.P.

                             By:  Anthony Crane Rental, Inc., its
                                  general partner

                             By:  ________________________________________
                                  Name:
                                  Title:

                             ANTHONY CRANE RENTAL HOLDINGS, L.P.

                             By:  Anthony Crane Rental, Inc., its
                                  general partner

                             By:  ________________________________________
                                  Name:
                                  Title:

                             ANTHONY CRANE RENTAL INTERNATIONAL, L.P.

                             By:  Anthony Crane Rental, Inc., its
                                  general partner

                             By:  ________________________________________
                                  Name:
                                  Title:

                             ANTHONY CRANE RENTAL SALES AND LEASING, L.P.

                             By:  Anthony Crane Rental, Inc., its
                                  general partner

                             By:  ________________________________________
                                  Name:

                                   XIII-31

                                  Title:

                             ANTHONY CRANE CAPITAL CORPORATION

                             By:  ________________________________________
                                  Name:
                                  Title:

                             ANTHONY CRANE HOLDINGS CAPITAL CORPORATION

                             By:  ________________________________________
                                  Name:
                                  Title:

                             ACR MANAGEMENT LLC

                             By:  ________________________________________
                                  Name:
                                  Title:

                             ANTHONY CRANE RENTAL, INC.

                             By:  ________________________________________
                                  Name:
                                  Title:

                             FLEET NATIONAL BANK,
                             as Collateral Agent

                             By:  ________________________________________
                                  Name:
                                  Title:

                                   XIII-32

                                                            SCHEDULE 2.1(a) TO
                                                 PLEDGE AND SECURITY AGREEMENT
                                                 -----------------------------

                                 PLEDGED STOCK
                                 -------------


1.  Anthony Crane Rental, L.P.

                                  Class of                                                      Percentage
                                    Stock            Stock          Par         Number              of
Stock Issuer                                      Certificate      Value          of           Outstanding
                                                     Nos.                      Pledged           Pledged
                                                                                Stock             Stock
                                                                                                 Pledged
Anthony Crane Capital          Common                  1            .01                            100%
Corporation

2.  Anthony Crane Rental Holdings, L.P.

                                   Class of                                                     Percentage
                                    Stock            Stock          Par         Number              of
Stock Issuer                                      Certificate      Value          of           Outstanding
                                                     Nos.                      Pledged           Pledged
                                                                                Stock             Stock
                                                                                                 Pledged
Anthony Crane Holdings          Common                 1           .01                             100%
Capital Corporation

                                  INDEBTEDNESS
                                  ------------

                                      None
                                      ----


                                    XIII-1

                      PARTNERSHIP INTERESTS
                      ---------------------

1.  ACR Management, LLC

     (i)  Partnership: Anthony Crane Rental Holdings, L.P.
               - Interest:  1% - General Partner

     (ii) Partnership: Anthony Crane Rental, L.P.
               - Interest:  1% - General Partner

     (iii)  Partnership: Anthony Crane International, L.P.
               - Interest:  1% - General Partner

     (iv) Partnership: Anthony Crane Sales & Leasing, L.P.
               - Interest:  1% - General Partner

2.  Anthony Crane Rental Holdings, L.P.

     (i)  Partnership: Anthony Crane Rental, L.P.
               - Interest:  99% - Limited Partner

3.  Anthony Crane Rental, L.P.

     (i) Partnership: Anthony Crane International, L.P.
               - Interest:  99% - Limited Partner

     (ii) Partnership: Anthony Crane Sales & Leasing, L.P.
               - Interest:  99% - Limited Partner


                             LLC INTERESTS
                             -------------

                                 NONE
                                 ----

                                    XIII-2

                                                             SCHEDULE 2.1(c) TO
                                                  PLEDGE AND SECURITY AGREEMENT
                                                  -----------------------------

                                  Trademarks:
                                  ----------

                                      NONE
                                      ----

                                Patents Issued:
                                --------------

                                      NONE
                                      ----

                                Patents Pending:
                                ---------------

                                      NONE
                                      ----

                        U.S. Copyrights and Mask Works:
                        ------------------------------

                                      NONE
                                      ----

                Foreign Copyright and Mask Works Registrations:
                ----------------------------------------------

                                      NONE
                                      ----

                    Pending U.S. Copyrights and Mask Works:
                    --------------------------------------

                                      NONE
                                      ----

                   Pending Foreign Copyright and Mask Works:
                   ----------------------------------------

                                      NONE
                                      ----

                                    XIII-1

                                                             SCHEDULE 2.1(d) TO
                                                  PLEDGE AND SECURITY AGREEMENT
                                                  -----------------------------

                        A.  Cranes and Lifting Equipment
                            ----------------------------

                                 See attached.

                            B.  Trucks and Trailers
                                -------------------

                                 See attached.

                                    XIII-1

                                                                SCHEDULE 3.1 TO
                                                  PLEDGE AND SECURITY AGREEMENT
                                                  -----------------------------

                          Filing Offices:
                          --------------

1.  See attached list.

2.  The Central filing office of the United States Virgin Islands.

                                    XIII-2

                                                                SCHEDULE 5.4 TO
                                                  PLEDGE AND SECURITY AGREEMENT
                                                  -----------------------------

                      Locations of Equipment and Inventory:
                      -------------------------------------

    Each of the 50 United States of America, the District of Columbia, Puerto Rico and the United States Virgin Islands.

                                    XIII-3

                                                                SCHEDULE 5.5 TO
                                                  PLEDGE AND SECURITY AGREEMENT
                                                  -----------------------------

                           Chief Place of Business
                           -----------------------

1125 Camp Hollow Road, West Mifflin, Pennsylvania

                           Chief Executive Office
                           ----------------------

1125 Camp Hollow Road, West Mifflin, Pennsylvania

                         Office where Records are Kept
                    Regarding the Accounts and all Originals
                  of all Chattel Paper that evidence Accounts
                  -------------------------------------------

1125 Camp Hollow Road, West Mifflin, Pennsylvania

                                    XIII-4

                                                                   EXHIBIT A TO
                                                  PLEDGE AND SECURITY AGREEMENT
                                                  -----------------------------


                          PLEDGE SUPPLEMENT

    This PLEDGE SUPPLEMENT, dated _______, is delivered pursuant to the Pledge and Security Agreement, dated as of July 22, 1998 (as it may be from time to time amended, modified or supplemented, the "Security Agreement"), among Anthony Crane Rental, L.P., the other Grantors named therein, and Fleet National Bank, as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

    Subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to [the Investment Property listed on Supplemental
                                                                ------------
Schedule [2.1(a)] attached hereto] [the Equipment listed on Supplemental
----------------                                            ------------
Schedule 2.1(d) attached hereto] [and] [the Intellectual Property listed on
---------------
Supplemental Schedule [2.1(c)] attached hereto]the following, in each case
-----------------------------
whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. All such [Investment Property] [and] [Intellectual Property] shall be deemed to be part of the Collateral and hereafter subject to each of the terms and conditions of the Security Agreement.

    IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of ______________.

                             [GRANTOR]

                             By: ___________________________
                             Title:

                                    XIII-5

                                                                   EXHIBIT B TO
                                                  PLEDGE AND SECURITY AGREEMENT
                                                  -----------------------------

                      ACKNOWLEDGMENT OF PLEDGE

    This ACKNOWLEDGMENT OF PLEDGE, dated July __, 1999, is delivered to Fleet National Bank, as Collateral Agent, pursuant to the Pledge and Security Agreement, dated as of July 22, 1998, (as it may be from time to time amended, modified or supplemented, the "Security Agreement"), among Anthony Crane Rental, L.P., the other Grantors named therein, and Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

    CARLISLE EQUIPMENT GROUP, L.P. a Delaware limited partnership ("Issuer"), hereby acknowledges receipt of a conformed copy of the Security Agreement and
(a) consents to the terms thereof, and (b) confirms that a pledge of all of Anthony Crane Rental, L.P. right, title and interest in, to and under the security referred to below has been registered or otherwise duly noted in the books and records of Issuer in the name of Secured party as follows:

    1.   Security limited partnership interests:

    2.   Number of Pledged Stock,
         Units or other Interests Pledged:          [______________]

    3.   Registered Owner:                          Anthony Crane Rental, L.P.

    4.   Registered Pledgee:                        Fleet National Bank, as
                                                    Collateral Agent

    5.   Date of Registration of Pledgee:           [______________]

    Issuer hereby represents and warrants that there are no Liens, restrictions or adverse claims as to which Issuer has a duty pursuant to Section 8-403 of the UCC to which such Security is or may be subject, other than Permitted Liens.

    Issuer hereby agrees, at the request of Collateral Agent and at the sole cost and expense of Issuer, to register any further pledge or transfer of such Security effected in the manner contemplated by the Security agreement and promptly furnish to Secured party and any such pledgee or transferee any statement contemplated by Section 8-408 of the UCC.

                                    XIII-6

    IN WITNESS WHEREOF, Issuer has caused this Acknowledgment of Pledge to be duly executed and delivered by its duly authorized officer as of the date above first written.

                             CARLISLE EQUIPMENT GROUP, L.P.

                             By: Carlisle GP, L.L.C., its general partner

                             By:  Anthony Crane Rental, L.P., its
                                    managing member

                             By: ACR Management L.L.C., its
                                    general partner

                             By: ___________________________
                                 Name:
                                 Title:

                                    XIII-7

                                                                   EXHIBIT C TO
                                                  PLEDGE AND SECURITY AGREEMENT
                                                  -----------------------------

             PLEDGE AND SECURITY AGREEMENT COUNTERPART

    This PLEDGE AND SECURITY AGREEMENT COUNTERPART, dated July __, 1999, is delivered pursuant to the Pledge and Security Agreement, dated as of July 22, 1998 (as it may be from time to time amended, modified or supplemented, the "Security Agreement"), among Anthony Crane Rental, L.P., the other Grantors named therein, and Fleet National Bank, as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

    Subject to the terms and conditions of the Security Agreement, Grantor hereby (i) agrees that this counterpart may be attached to the Security Agreement, (ii) agrees that such Grantor will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, and (iii) grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to [the Investment Property listed on Supplemental Schedule [2.1(a)] attached hereto] [the Equipment listed on
-----------------------------
Supplemental Schedule 2.1(d) attached hereto ][and] [the Intellectual Property
----------------------------
listed on Supplemental Schedule [2.1(c)] attached hereto] the following, in each
          -----------------------------
case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. All such [Investment Property] [and] [Intellectual Property] shall be deemed to be part of the Collateral and hereafter subject to each of the terms and conditions of the Security Agreement.

    IN WITNESS WHEREOF, Grantor has caused this Pledge and Security Agreement Counterpart to be duly executed and delivered by its duly authorized officer as of July __, 1999.

                             CARLISLE EQUIPMENT GROUP, L.P.

                             By:  Carlisle GP, L.L.C., its general partner

                             By:  Anthony Crane Rental, L.P.,
                                    its managing member

                             By: ACR Management L.L.C., its
                                    general partner

                             By: ___________________________
                                 Name:
                                 Title:

                                    XIII-8

                              EXHIBIT XIV

                     [FORM OF SUBSIDIARY GUARANTY]

                         SUBSIDIARY GUARANTY

    This SUBSIDIARY GUARANTY, dated as of July 22, 1998, is entered into by THE UNDERSIGNED (each a "Guarantor" and collectively, "Guarantors") in favor of and for the benefit of FLEET NATIONAL BANK ("Fleet"), as collateral agent for and representative of (in such capacity herein called "Guarantied Party") Secured Parties (as hereinafter defined).

                               RECITALS

    WHEREAS, Company, Anthony Crane Rental Holdings, L.P. ("Holdings"), the financial institutions from time to time parties thereto (the "CA Lenders") Goldman Sachs Credit Partners L.P. ("GSCP"), as Arranger and Syndication Agent (in such capacity, "CA Syndication Agent"), Fleet, as Administrative Agent (in such capacity, "CA Administrative Agent"), and DLJ Capital Funding, Inc. ("DLJ"), as Documentation Agent (in such capacity, "CA Documentation Agent") have entered into a Credit Agreement of even date herewith (as it may be from time to time amended, supplemented or otherwise modified, the "Credit Agreement") pursuant to which the CA Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company;

    WHEREAS, Company, Holdings, the financial institutions from time to time parties thereto (the "Term Lenders") GSCP, as Arranger and Syndication Agent (in such capacity, "Term Syndication Agent"), Fleet, as Administrative Agent (in such capacity, "Term Administrative Agent"), and DLJ, as Documentation Agent (in such capacity, "Term Documentation Agent") have entered into a Term Loan Agreement of even date herewith (as it may be from time to time amended, supplemented or otherwise modified, the "Term Loan Agreement") pursuant to which Term Lenders have made certain commitments, subject to the terms and conditions set forth in the Term Loan Agreement, to extend certain credit facilities to Company;

    WHEREAS, subject to the terms and conditions of the Credit Agreement and the Term Loan Agreement (each, a "Financing Agreement"), Company may enter into one or more Interest Rate Agreements (collectively, the "Hedge Agreements") with one or more Lenders or Affiliates thereof (in such capacity, collectively, "Lender Counterparties"; the CA Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the Term Lenders, the Term Syndication Agent, the Term Administrative Agent, and the Term Documentation Agent, collectively, "Secured Parties");

    WHEREAS, a portion of the proceeds of the Loans (as hereinafter defined) may be advanced to Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged);

    WHEREAS, it is a condition precedent to the making of the initial Loans under the Financing Agreements that Company's obligations thereunder be guarantied by Guarantors.

                                     XIV-1

    WHEREAS, Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

    NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent, the CA Documentation Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, the Company, (iii) the Term Administrative Agent, the Term Syndication Agent, the Term Documentation Agent and the Term Lenders to enter into the Term Loan Credit Agreement and (iv) the Term Lenders to make their respective loans to the Company, and (v) to induce Lender Counterparties to enter into the Hedge Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantors hereby agree as follows:

SECTION 1.  DEFINITIONS

    1.1  Certain Defined Terms.  Capitalized terms used herein, including the
         ----------------------
recitals hereto, not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreements. In addition, the following terms shall have the following meanings:

    "Acceleration" shall mean any of the Credit Agreement Obligations or the Term Loan Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the Term Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the Term Loan Credit Agreement, respectively.

    "Beneficiaries" means Guarantied Party, Secured Parties and any Lender Counterparties.

    "Collateral Account" shall mean "Collateral Account" as defined in the Intercreditor Agreement.

    "Commitments" means the Credit Agreement Commitments and the Term
Commitments.

    "Credit Agreement Commitments" shall mean the "Commitments" as defined in the Credit Agreement.

    "Credit Agreement Obligations" shall mean the "Obligations" as defined in the Credit Agreement.

    "Event of Default" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Hedge Agreement.

    "Financing Agreement" means either the Credit Agreement or the Term Loan Credit Agreement, and "Financing Agreements" means the Credit Agreement and the Term Loan Credit Agreement, collectively.

    "Financing Agreement Obligations" means Credit Agreement Obligations and Term Obligations.

                                     XIV-2

    "Guaranty" means this Subsidiary Guaranty dated as of July 22, 1998, as it may be amended, supplemented or otherwise modified from time to time.

    "Hedge Agreement Obligations" shall mean all obligations of every nature of Company from time to time owed to Lender Counterparties or any of them under Hedge Agreements, including without limitation payments for early termination thereof.

    "Intercreditor Agreement" means the Intercreditor Agreement, dated as of July 22, 1998, by and among CA Administrative Agent, Term Administrative Agent and Collateral Agent.

    "Loan" means any "Loan" as defined in any Financing Agreement, and "Loans" means all such Loans collectively.

    "Loan Document" means any "Loan Document" as defined in any Financing Agreement, and "Loan Documents" means all such Loan Documents collectively.

    "Requisite Obligees" means "Requisite Obligees" as defined in the Intercreditor Agreement.

    "Term Commitments" shall mean the "Commitments" as defined in the Term Loan Credit Agreement.

    "Term Obligations" shall mean the "Obligations" as defined in the Term Loan Credit Agreement.

    "payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), including without limitation all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents and the Hedge Agreements.

    1.2  Interpretation.  References to "Sections" and "subsections" shall be to
         --------------
Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

SECTION 2.  THE GUARANTY

    2.1  Guaranty of the Guarantied Obligations.  Subject to the provisions of
         --------------------------------------
subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

         (a) any and all Financing Agreement Obligations of Company and any and all Hedge Agreement Obligations, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with any Financing Agreement and any other Loan Documents and the Hedge Agreements, including those arising

                                     XIV-3
     under successive borrowing transactions under any Financing Agreement which shall either continue the Financing Agreement Obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

         (b) those expenses set forth in subsection 2.9 hereof.

    2.2  Limitation on Amount Guarantied; Contribution by Guarantors.  (a)
         ------------------------------------------------------------
Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.2(b) or under the Holdings Guaranty as contemplated by subsection 2.2(b)).

    (b) Guarantors under this Guaranty, and Holdings and General Partner under the Holdings Guaranty, together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Holdings Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty or Holdings or General Partner under the Holdings Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to
(y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors multiplied by (ii) the aggregate amount paid or
                        -------------
distributed on or before such date by all Funding Guarantors under this Guaranty and the Holdings Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty or the Holdings Guaranty, as applicable, determined as of such date, in the case of any Guarantor, in accordance

                                     XIV-4
with subsection 2.2(a); provided that, solely for purposes of calculating the
                        --------
"Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under subsection 2.2 of the Holdings Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty or the Holdings Guaranty, as applicable (including, without limitation, in respect of this subsection 2.2(b) or subsection 2.2 of the Holdings Guaranty) minus (ii) the aggregate amount of all payments received
                       -----
on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2(b) or subsection 2.2 of the Holdings Guaranty. The amounts payable as contributions hereunder and under subsection 2.2 of the Holdings Guaranty shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2(b) and subsection 2.2 of the Holdings Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under the Holdings Guaranty.
Holdings is a third party beneficiary to the contribution agreement set forth in this subsection 2.2(b). Notwithstanding the foregoing neither of General Partner nor any Subsidiary of Holdings which is a corporation as of the Closing Date shall be liable to Contributing Guarantor pursuant to the foregoing so long as, with respect to any such entity, the provisions of subsection 7.13 of the Revolving Credit Agreement as in effect on the Closing Date have not been violated.

    2.3  Payment by Guarantors; Application of Payments.  Subject to the
         -----------------------------------------------
provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), Guarantors will promptly following written demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in subsection 3 of the Intercreditor Agreement.

    2.4  Liability of Guarantors Absolute.  Each Guarantor agrees that its
         ---------------------------------
obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

    (a) This Guaranty is a guaranty of payment when due and not of collectibility.

    (b) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents or the Hedge Agreements and the obligations of any other guarantor (including

                                     XIV-5
any other Guarantor) of the obligations of Company under the Loan Documents or the Hedge Agreements, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

    (c) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

    (d) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the applicable Financing Agreement or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Hedge Agreements.

    (e) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement

                                     XIV-6
relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any Financing Agreement, any of the other Loan Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of such Financing Agreement or such Loan Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Hedge Agreements or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (iv) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vi) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

2.5  Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of
     ----------------------
Beneficiaries:

    (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

    (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

    (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

    (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct;

    (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, (ii) the benefit of any statute of limitations affecting such Guarantor's liability

                                     XIV-7
hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; and

    (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Financing Agreements, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof.

    2.6  Certain California Law Waivers.   As used in this subsection 2.6, any
         -------------------------------
reference to "the principal" includes Company, and any reference to "the creditor" includes each Beneficiary. In accordance with Section 2856 of the California Civil Code:

    (a) each Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against Company or against any collateral or security granted by Company for any of the Guarantied Obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor of any of the Guarantied Obligations and against any collateral or security granted by any such other guarantor for any of the Guarantied Obligations until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, all as more fully set forth in subsection 2.7;

    (b) each Guarantor waives any and all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor (including any other Guarantor) of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

    (c) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor (including any other Guarantor) of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this subsection 2.6. In accordance with subsection 3.6 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This subsection 2.6 is included solely out of an abundance of caution, and shall not

                                     XIV-8
be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

    2.7  Guarantors' Rights of Subrogation, Contribution, Etc.  Each Guarantor
         -----------------------------------------------------
hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guarantied Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including without limitation any such right of contribution under California Civil Code Section 2848 or under subsection 2.2(b) or under the Holdings Guaranty as contemplated by subsection 2.2(b). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

    2.8  Subordination of Other Obligations.  Any indebtedness of Company now or
         -----------------------------------
hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

    2.9  Expenses.  Guarantors jointly and severally agree to pay, or cause to
         ---------
be paid, promptly upon written demand, and to save Beneficiaries harmless against liability for, any and all reasonable costs and reasonable expenses (including reasonable fees and reasonable disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

                                     XIV-9

    2.10 Continuing Guaranty.   This Guaranty is a continuing guaranty and shall
         --------------------
remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

    2.11 Authority of Guarantors or Company.  It is not necessary for any
         -----------------------------------
Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

    2.12 Financial Condition of Company.  Any Loans may be granted to Company or
         -------------------------------
continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

    2.13 Rights Cumulative.  The rights, powers and remedies given to
         ------------------
Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Hedge Agreements or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

    2.14 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.  (a)  So
         --------------------------------------------------------------
long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Obligees (as defined in subsection 3.12), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

    (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors

                                    XIV-10
and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

    (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty until indefeasibly paid in full.

    2.15 Set Off.  In addition to any other rights any Beneficiary may have
         -------
under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

    2.16 Discharge of Guaranty Upon Sale of Guarantor.   If all of the stock of
         ---------------------------------------------
any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an asset sale not prohibited by subsection 7.7 of the Credit Agreement or otherwise consented to by Requisite Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such asset sale; provided that, as a
                                                          --------
condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for disposition of the applicable Net Asset Sale Proceeds in accordance with the requirements of the Credit Agreement.

SECTION 3.  MISCELLANEOUS

    3.1  Survival of Warranties.  All agreements, representations and warranties
         -----------------------
made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and the Hedge Agreements and any increase in the Commitments under any Financing Agreement.

    3.2  Notices.  Any communications between Guarantied Party and any Guarantor
         --------
and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its addresses set forth in the Financing Agreements, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Guarantied Party or any Guarantor shall not be effective until received.

                                    XIV-11

    3.3  Severability.  In case any provision in or obligation under this
         -------------
Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    3.4  Amendments and Waivers.  No amendment, modification, termination or
         -----------------------
waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

    3.5  Headings.  Section and subsection headings in this Guaranty are
         ---------
included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

    3.6  Applicable Law.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
         ---------------
GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    3.7  Successors and Assigns.  This Guaranty is a continuing guaranty and
         -----------------------
shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Secured Parties. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

    3.8  Consent to Jurisdiction and Service of Process.  ALL JUDICIAL
         -----------------------------------------------
PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

         (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

         (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

         (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL,

                                    XIV-12

    RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2;

         (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

         (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

         (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

    3.9  Waiver of Trial by Jury.  EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE
         ------------------------
BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary, each (i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY GUARANTIED PARTY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

    3.10 No Other Writing.  This writing is intended by Guarantors and
         -----------------
Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

    3.11 Further Assurances.  At any time or from time to time, upon the request
         -------------------
of Guarantied Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

                                    XIV-13

     3.12 Additional Guarantors.  The initial Guarantors hereunder shall be such
          ----------------------
of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Collateral Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

    3.13 Counterparts; Effectiveness.  This Guaranty may be executed in any
         ----------------------------
number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

    3.14 Collateral Agent.  Guarantied Party has been appointed to act as
         -----------------
Guarantied Party hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and by Term Administrative Agent on behalf of the Term Lenders pursuant to the Intercreditor Agreement, and, by their acceptance of the benefits hereof, Lender Counterparties and shall be entitled to the benefits of the Intercreditor Agreement. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Intercreditor Agreement; provided that Guarantied Party shall exercise, or refrain from exercising, any
--------
remedies hereunder in accordance with the instructions of Requisite Obligees.

    3.14 Limitation on Liability.  The Obligations shall be nonrecourse to
         ------------------------
General Partner, except to the extent of its partnership interests in Company and Holdings. Any liability of General Partner in respect of the Obligations shall be specifically limited to the interests of General Partner and in its partnership interests in Company and Holdings, and no other assets of General Partner shall be subject to any claims as a result of this Guaranty. Except as set forth herein or in the Loan Documents, Collateral Agent acknowledges and agrees that no director, officer, employee, incorporator, stockholder or partner of the Guarantors, as such, shall have any liability for any Obligations or for any claim based on, in respect of, or by reason of, such obligations or their creation.

                      [Remainder of page intentionally left blank]

                                    XIV-14

    IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                             ANTHONY CRANE RENTAL INTERNATIONAL, L.P.
                             By:  Anthony Crane Rental, Inc., its
                                   general partner

                             By:  _________________________________________
                                  Name:
                                  Title:

                             ANTHONY CRANE RENTAL SALES AND LEASING, L.P.
                             By:  Anthony Crane Rental, Inc., its
                                   general partner

                             By:  _________________________________________
                                  Name:
                                  Title:

                             ANTHONY CRANE CAPITAL CORPORATION

                             By:  _________________________________________
                                  Name:
                                  Title:

                             ANTHONY CRANE HOLDINGS CAPITAL CORPORATION

                             By:  _________________________________________
                                  Name:
                                  Title:

                             Notice Address:

                             __________________________

                             __________________________

                             __________________________

                                    XIV-15

         IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, [199_][200_].

                        ACR/DUNN ACQUISITION, INC.

                        By: ___________________________________
                            Name:
                            Title:

                        Notice Address:

                        1165 Camp Hollow Road
                        West Mifflin, PA 15122

                                    XIV-16

                               EXHIBIT XV

                     [FORM OF HOLDINGS GUARANTY]

                          HOLDINGS GUARANTY

    This HOLDINGS GUARANTY, dated as of July 22, 1998, is entered into by ANTHONY CRANE RENTAL HOLDINGS, L.P., a Pennsylvania limited partnership and ACR MANAGEMENT LLC, a Delaware limited liability company (each, a "Guarantor"), in favor and for the benefit of FLEET NATIONAL BANK, as collateral agent for and representative of (in such capacity herein called "Guarantied Party") Secured Parties (as hereinafter defined).

                                RECITALS

    WHEREAS, Company, Anthony Crane Rental Holdings, L.P. ("Holdings"), the financial institutions from time to time parties thereto (the "CA Lenders") Goldman Sachs Credit Partners L.P. ("GSCP"), as Arranger and Syndication Agent (in such capacity, "CA Syndication Agent"), Collateral Agent, as Administrative Agent (in such capacity, "CA Administrative Agent"), and DLJ Capital Funding, Inc. ("DLJ"), as Documentation Agent (in such capacity, "CA Documentation Agent") have entered into a Credit Agreement of even date herewith (as it may be from time to time amended, supplemented or otherwise modified, the "Credit Agreement") pursuant to which the CA Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company;

    WHEREAS, Company, Holdings, the financial institutions from time to time parties thereto (the "Term Lenders") GSCP, as Arranger and Syndication Agent (in such capacity, "Term Syndication Agent"), Collateral Agent, as Administrative Agent (in such capacity, "Term Administrative Agent"), and DLJ, as Documentation Agent (in such capacity, "Term Documentation Agent") have entered into a Term Loan Agreement of even date herewith (as it may be from time to time amended, supplemented or otherwise modified, the "Term Loan Agreement") pursuant to which Term Lenders have made certain commitments, subject to the terms and conditions set forth in the Term Loan Agreement, to extend certain credit facilities to Company;

    WHEREAS, subject to the terms and conditions of the Credit Agreement and the Term Loan Agreement (each, a "Financing Agreement"), Company may enter into one or more Interest Rate Agreements (collectively, the "Hedge Agreements") with one or more Lenders or Affiliates thereof (in such capacity, collectively, "Lender Counterparties"; the CA Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the Term Lenders, the Term Syndication Agent, the Term Administrative Agent, and the Term Documentation Agent, collectively, "Secured Parties");

    WHEREAS, it is a condition precedent to the making of the initial Loans under the Financing Agreements that Company's obligations thereunder be guarantied by Guarantors; and

    WHEREAS, Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

    NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, the Company, (iii) the Term Administrative Agent, the Term Syndication Agent and the Term Lenders to enter into the Term Loan Credit Agreement and (iv) the Term Lenders to make their respective loans to the Company, and (v) to induce Lender Counterparties to enter into the Hedge Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantors hereby agree as follows:

SECTION 1.  DEFINITIONS

    1.1  Certain Defined Terms.  Capitalized terms used herein, including the
         ----------------------
recitals hereto, not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreements. In addition, the following terms shall have the following meanings:

    "Acceleration" shall mean any of the Credit Agreement Obligations or the Term Loan Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the Term Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the Term Loan Credit Agreement, respectively.

    "Aggregate Payments" has the meaning assigned to that term in subsection
2.2.

    "Beneficiaries" means Guarantied Party, Secured Parties and any Lender Counterparties.

    "Collateral Accounts" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

    "Commitments" means the Credit Agreement Commitments and the Term
Commitments.

    "Credit Agreement Commitments" shall mean the "Commitments" as defined in the Credit Agreement.

    "Credit Agreement Obligations" shall mean the "Obligations" as defined in the Credit Agreement.

    "Event of Default" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Hedge Agreement.

    "Financing Agreement" means either the Credit Agreement or the Term Loan Credit Agreement, and "Financing Agreements" means the Credit Agreement and the Term Loan Credit Agreement, collectively.

    "Financing Agreement Obligations" means Credit Agreement Obligations and Term Obligations.

    "Guaranty" means this Holdings Guaranty dated as of July 22, 1998, as it may be amended, supplemented or otherwise modified from time to time.

    "Hedge Agreement Obligations" shall mean all obligations of every nature of Company from time to time owed to Lender Counterparties or any of them under Hedge Agreements, including without limitation payments for early termination thereof.

    "Intercreditor Agreement" means the Intercreditor Agreement, dated as of July 22, 1998, by and among CA Administrative Agent, Term Administrative Agent and Collateral Agent.

    "Loan" means any "Loan" as defined in any Financing Agreement, and "Loans" means all such Loans collectively.

    "Loan Document" means any "Loan Document" as defined in any Financing Agreement, and "Loan Documents" means all such Loan Documents collectively.

    "Requisite Obligees" means "Requisite Obligees" as defined in the Intercreditor Agreement.

    "Term Commitments" shall mean the "Commitments" as defined in the Term Loan Credit Agreement.

    "Term Obligations" shall mean the "Obligations" as defined in the Term Loan Credit Agreement.

    "payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), including without limitation all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents and the Hedge Agreements.

    1.2  Interpretation.  References to "Sections" and "subsections" shall be to
         ---------------
Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

SECTION 2.  THE GUARANTY

    2.1  Guaranty of the Guarantied Obligations.  Each Guarantor hereby
         ---------------------------------------
irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

         (a) any and all Financing Agreement Obligations of Company and any and all Hedge Agreement Obligations, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with any Financing Agreement and any other Loan Documents and the Hedge Agreements, including those arising under successive borrowing transactions under any Financing Agreement which shall either continue the

    Financing Agreement Obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

         (b) those expenses set forth in subsection 2.9 hereof.

    2.2  Contribution by Guarantor.  Each Guarantor under this Guaranty, and
         --------------------------
each Subsidiary Guarantor under the Subsidiary Guaranty, together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Subsidiary Guaranty. Accordingly, in the event any payment or distribution is made on any date by each Guarantor under this Guaranty or a Subsidiary Guarantor under the Subsidiary Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Fair Share Contribution Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (ii) the
                                                    ---------- --
aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Subsidiary Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty or the Subsidiary Guaranty, as applicable, that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law; provided that, solely for
                                                      --------
purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under subsection 2.2(b) of the Subsidiary Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty or the Subsidiary Guaranty, as applicable (including, without limitation, in respect of this subsection 2.2 or subsection 2.2(b) of the Subsidiary Guaranty), minus (ii) the aggregate amount of all
                                    -----
payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2 or subsection 2.2(b) of the Subsidiary Guaranty. The amounts payable as contributions hereunder and under subsection 2.2(b) of the Subsidiary Guaranty shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2 and subsection 2.2(b) of the Subsidiary Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under the Subsidiary Guaranty. Each Subsidiary Guarantor is a third party beneficiary to the contribution agreement set forth in this subsection 2.2. Notwithstanding the foregoing neither of General Partner nor any Subsidiary of Holdings which is a corporation as of the Closing Date shall be liable to Contributing Guarantor pursuant to the foregoing so long as, with respect to any such entity, the provisions of subsection 7.13 of the Revolving Credit Agreement as in effect on the Closing Date have not been violated.

    2.3  Payment by Guarantor; Application of Payments.  Each Guarantor hereby
         ----------------------------------------------
agrees, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), each Guarantor will promptly following written demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in subsection 3 of the Intercreditor Agreement.

    2.4  Liability of Guarantor Absolute.  Each Guarantor agrees that its
         --------------------------------
obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

         (a) This Guaranty is a guaranty of payment when due and not of collectibility.

         (b) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents or the Hedge Agreements and the obligations of any other guarantor (including any Subsidiary Guarantor) of the obligations of Company under the Loan Documents or the Hedge Agreements, and a separate action or actions may be brought and prosecuted against either Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

         (c) Each Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge either Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce either Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release either Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

         (d) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of either Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations;
    (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties (including the Subsidiary Guaranty) of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the applicable Financing Agreement or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of either Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Hedge Agreements.

         (e) This Guaranty and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not either Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to the Subsidiary Guaranty or any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any Financing Agreement, any of the other Loan Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of the Subsidiary Guaranty or any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of such Financing Agreement or such Loan Document, such Hedge Agreement or any agreement relating to the Subsidiary Guaranty or such other guaranty or security; (iii) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Hedge Agreements or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (iv) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vi) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of either Guarantor as an obligor in respect of the Guarantied Obligations.

    2.5  Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit
         ----------------------
of Beneficiaries:

         (a) any right to require any Beneficiary, as a condition of payment or performance by either Guarantor, to (i) proceed against Company, any other guarantor (including any Subsidiary Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

         (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

         (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

         (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct;

         (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, (ii) the benefit of any statute of limitations affecting either Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; and

         (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Financing Agreements, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof.

    2.6  Certain California Law Waivers.  As used in this subsection 2.6, any
         -------------------------------
reference to "the principal" includes Company, and any reference to "the creditor" includes each Beneficiary. In accordance with Section 2856 of the California Civil Code:

         (a) Each Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against Company or against any collateral or security granted by Company for any of the Guarantied Obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor

    (including any Subsidiary Guarantor) of any of the Guarantied Obligations and against any collateral or security granted by any such other guarantor for any of the Guarantied Obligations until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, all as more fully set forth in subsection 2.7;

         (b) Each Guarantor waives any and all other rights and defenses available to either Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses either Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor (including any Subsidiary Guarantor) of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation
    Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

         (c) Each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guarantied Obligation, has destroyed either Guarantor's rights of subrogation and reimbursement against the principal by the operation of
    Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor (including any Subsidiary Guarantor) of any of the Guarantied Obligations, has destroyed Guarantor's rights of contribution against such other guarantor.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this subsection 2.6. In accordance with subsection 3.6 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This subsection 2.6 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

    2.7  Guarantors' Rights of Subrogation, Contribution, Etc.  Each Guarantor
         -----------------------------------------------------
hereby waives any claim, right or remedy, direct or indirect, that either Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by either Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that either Guarantor now has or may hereafter have against Company with respect to the Guarantied Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution either Guarantor may have against any other guarantor of the Guarantied Obligations (including without limitation any such right of contribution under California Civil Code Section 2848 or under the Subsidiary Guaranty as contemplated by subsection 2.2). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification either Guarantor may have against Company or against any collateral or security, and any rights of contribution either Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to either Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

    2.8  Subordination of Other Obligations.  Any indebtedness of Company now or
         -----------------------------------
hereafter held by either Guarantor is hereby subordinated in right of payment to the Guarantied Obligations (except for indebtedness of Company arising from tax payments made by either Guarantor on behalf of Company), and any such indebtedness of Company to either Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of either Guarantor under any other provision of this Guaranty.

    2.9  Expenses.  Each Guarantor agrees to pay, or cause to be paid, promptly
         ---------
upon written demand, and to save Beneficiaries harmless against liability for, any and all reasonable costs and reasonable expenses (including reasonable fees and reasonable disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

    2.10 Continuing Guaranty; Termination of Guaranty.  This Guaranty is a
         ---------------------------------------------
continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

    2.11 Authority of Guarantor or Company.  It is not necessary for any
         ----------------------------------
Beneficiary to inquire into the capacity or powers of either Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

    2.12 Financial Condition of Company.  Any Loans may be granted to Company or
         -------------------------------
continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from either Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with either Guarantor its assessment, or either Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

    2.13 Rights Cumulative.  The rights, powers and remedies given to
         -----------------
Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Hedge Agreements or any agreement between either Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

    2.14 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.  (a)  So
         --------------------------------------------------------------
long as any Guarantied Obligations remain outstanding, each Guarantor shall not, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Obligees (as defined in subsection 3.12), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of each Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The agreements of each Guarantor in this subsection 2.14(a) shall not alter or impair its rights as a shareholder of Borrower.

    (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Beneficiaries that the Guarantied Obligations which are guarantied by either Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Each Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

    (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty until indefeasibly paid in full.

    2.15 Set Off.  In addition to any other rights any Beneficiary may have
         --------
under law or in equity, if any amount shall at any time be due and owing by either Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to either Guarantor and any other property of either Guarantor held by any Beneficiary to or for the credit or the account of either Guarantor against and on account of the Guarantied Obligations and liabilities of either Guarantor to any Beneficiary under this Guaranty.

SECTION 3.  MISCELLANEOUS

    3.1  Survival of Warranties.  All agreements, representations and warranties
         -----------------------
made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and the Hedge Agreements and any increase in the Commitments under any Financing Agreement.

    3.2  Notices.  Any communications between Guarantied Party and either
         --------
Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its addresses set forth in the Financing Agreements, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Guarantied Party or either Guarantor shall not be effective until received.

    3.3  Severability.  In case any provision in or obligation under this
         -------------
Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    3.4  Amendments and Waivers.  No amendment, modification, termination or
         -----------------------
waiver of any provision of this Guaranty, and no consent to any departure by either Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, either Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

    3.5  Headings.  Section and subsection headings in this Guaranty are
         ---------
included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

    3.6  Applicable Law.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF EACH
         ---------------
GUARANTOR AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    3.7  Successors and Assigns.  This Guaranty is a continuing guaranty and
         -----------------------
shall be binding upon each Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. Each Guarantor shall not assign this Guaranty or any of the rights or either obligations of Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

    3.8  No Other Writing.  This writing is intended by each Guarantor and
         -----------------
Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

    3.9  Further Assurances.  At any time or from time to time, upon the request
         -------------------
of Guarantied Party, each Guarantor shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

    3.10 Collateral Agent.  Guarantied Party has been appointed to act as
         -----------------
Guarantied Party hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and by Term Administrative Agent on behalf of the Term Lenders pursuant to the Intercreditor Agreement, and by their acceptance of the benefits hereof, Lender Counterparties and shall be entitled to the benefits of the Intercreditor Agreement. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and Intercreditor Agreement; provided
                                                                     --------
that Guarantied Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of Requisite Obligees.

    3.11 Limitation on Liability of General Partner.  The Obligations shall be
         -------------------------------------------
nonrecourse to General Partner, except to the extent of its partnership interests in Company and Holdings. Any liability of General Partner in respect of the Obligations shall be specifically limited to the interests of General Partner and in its partnership interests in Company and Holdings, and no other assets of General Partner shall be subject to any claims as a result of this Guaranty. Except as set forth herein or in the Loan Documents, Collateral Agent acknowledges and agrees that no director, officer, employee, incorporator, stockholder or partner of the Guarantors Company, as such, shall have any liability for any Obligations or for any claim based on, in respect of, or by reason of, such Obligations or their creation.

                      [Remainder of page intentionally left blank]

    IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                             ANTHONY CRANE HOLDINGS CAPITAL CORPORATION

                             By:  ___________________________________
                                  Name:
                                  Title:

                             ACR MANAGEMENT LLC

                             By:  ___________________________________
                                  Name:
                                  Title:

                             ANTHONY CRANE RENTAL, INC.

                             By:  ___________________________________
                                  Name:
                                  Title:

                             with a copy to:

                             Bain Capital, Inc.
                             Two Copley Place
                             Boston, Massachusetts 02116
                             Attention:
                             Telephone:  (617) 572-
                                     (617) 572-
                             Facsimile:  (617) 572-

                             and:
                             Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                             Attention:
                             Telephone:
                             Facsimile:

                                  EXHIBIT XVI

                               [FORM OF MORTGAGE]

===============================================================================

                   MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,
                     SECURITY AGREEMENT AND FIXTURE FILING
                                 ([**STATE**])

                                   made from

                            [____________________]
                                  "Mortgagor"

                                      to

                   FLEET NATIONAL BANK, as Collateral Agent,
                                  "Mortgagee"

                           Date:  As of July 22, 1998

===============================================================================

                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                           New York, New York  10022
                                   [Attn:][4]



---------------------------------
[4]NOTE: If this Mortgage or the Notes which this Mortgage secures are in your possession, DO NOT DESTROY THEM. State law may require presentation of this Mortgage and/or the Notes in order to obtain a termination or release of this Mortgage upon satisfaction of the indebtedness secured hereby. The termination or release must be recorded in the city, town, county or parish records for the jurisdiction in which the land described in the Exhibit A is located.
                                                ---------

                                     XVI-1

                               TABLE OF CONTENTS

                                                                                       Page
Definition of Mortgaged Property,
Granting Clauses......................................................................    1

                                      SECTION 1
                                [INTENTIONALLY OMITTED]...............................    9

                                      SECTION 2
                        COVENANTS AND AGREEMENTS OF MORTGAGOR.........................   10

2.1      Payment and Performance of Obligations.......................................   10
2.2      Assignment of Policies Upon Foreclosure......................................   10
2.3      Inspections..................................................................   10
2.4      Actions by Mortgagee To Preserve Mortgaged Property..........................   11
2.5      Action by Mortgagee to Protect Interests; Subrogation; Waiver of Offset......   12
2.6      Restrictions on Transfer of Mortgaged Property by Mortgagor..................   13
2.7      Incorporation by Reference...................................................   13
2.8      Additional Security..........................................................   13
2.9      Further Acts.................................................................   14
2.10     Offsite Improvements.........................................................   15
2.11     Utilities....................................................................   15
2.12     Hazardous Materials and Environmental Laws                                      15

                                      SECTION 3
                            ASSIGNMENT OF RENTS AND LEASES............................   16

3.1      Assignment of Rents and Leases...............................................   16
3.2      No Limitation of Rights......................................................   16
3.3      Sale of Mortgaged Property...................................................   16
3.4      Term of Assignment...........................................................   17
3.5      Perfection Upon Recordation..................................................   17
3.6      Bankruptcy Provisions........................................................   18

                                      SECTION 4
                                  SECURITY AGREEMENT..................................   18

4.1      Grant of Security; Incorporation by Reference................................   18
4.2      Fixture Filing Financing Statements..........................................   19

                                     XVI-2

                                                                                       Page
4.3      Mortgagee as Secured Party...................................................   19

                                      SECTION 5
                                DEFAULTS AND REMEDIES.................................   19

5.1      Events of Default............................................................   19
5.2      Fixtures.....................................................................   19
5.3      Remedies.....................................................................   20
5.4      Costs and Expenses...........................................................   24
5.5      Additional Rights of Mortgagee...............................................   24
5.6      Application of Proceeds......................................................   25

                                      SECTION 6
                               [INTENTIONALLY OMITTED]................................   25

                                      SECTION 7
                                     TERMINATION......................................   25

                                      SECTION 8
                        MISCELLANEOUS COVENANTS AND AGREEMENTS........................   26

8.1      Cumulative Rights; Waivers; Modifications....................................   26
8.2      Partial Releases.............................................................   26
8.3      Severability.................................................................   26
8.4      Subrogation..................................................................   27
8.5      Mortgagee's Powers...........................................................   27
8.6      Enforceability of Mortgage...................................................   27
8.7      Variable Interest............................................................   28
8.8      Choice of Law................................................................   28
8.9      Counterparts.................................................................   28
8.10     Recording References.........................................................   28
8.11     Notices......................................................................   29
8.12     Successors and Assigns.......................................................   29
8.13     Expenses.....................................................................   30
8.14     Nonforeign Entity............................................................   30
8.15     Purpose of the Loans.........................................................   30
8.16     No Joint Venture or Partnership..............................................   30
8.17     Amendments and Waivers.......................................................   30
8.18     Covenants and Agreements Run with Land.......................................   31

                                     XVI-3

                                                                                       Page
8.19     Non-Waiver...................................................................   31
8.20     Survival of Obligations......................................................   31
8.21     Consent to Jurisdiction and Service of Process...............................   31
8.22     Waiver of Jury Trial.........................................................   32

EXHIBIT A     -    LEGAL DESCRIPTION OF LAND

EXHIBIT B     -    DESCRIPTION OF ADDITIONAL MORTGAGED PROPERTY

EXHIBIT C     -    UCC INFORMATION

                                     XVI-4

                   MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,
              SECURITY AGREEMENT AND FIXTURE FILING ([**STATE**])

          THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING ([**STATE**]) (this "Mortgage") is dated as of ________________, from______________________, a ____________________ ("Mortgagor"), whose address is 1165 Camp Hollow Road, West Mifflin, Pennsylvania 15122, to FLEET NATIONAL BANK, whose address is 1 Federal Street, Boston, Massachusetts 02110, as Collateral Agent (in such capacity, "Agent") for the Lenders listed in the Financing Agreements (as hereinafter defined), and all successors and assigns, together with all successor Collateral Agents, "Mortgagee".

          All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Financing Agreements (as defined below).

MORTGAGOR IS THE OWNER OF THE RECORD INTEREST IN THE PARCELS OF LAND AS INDICATED IN EXHIBIT A HERETO.

THIS MORTGAGE COVERS GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN EXHIBIT A HERETO. THIS MORTGAGE IS A FIXTURE FILING AND
                      ---------
IS TO BE INDEXED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF EACH COUNTY (OR, TO THE EXTENT SIMILAR RECORDS ARE MAINTAINED AT THE CITY OR TOWN LEVEL INSTEAD OF THE COUNTY LEVEL, TO BE INDEXED IN THE REAL ESTATE RECORDS OF EACH SUCH CITY OR TOWN) IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED.

          NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and the mutual covenants herein contained, and in order to secure the Obligations (as hereinafter defined), MORTGAGOR HEREBY COVENANTS AND AGREES WITH AND REPRESENTS AND WARRANTS TO MORTGAGEE AS FOLLOWS:

A.  GRANTING CLAUSES.  Mortgagor hereby:

          (i) grants, bargains, sells, assigns, pledges, transfers, mortgages and conveys, as security for the Obligations, those portions of the following described Mortgaged Property (as hereinafter defined) that constitute real property under the laws of the State wherein located to Mortgagee, WITH POWER OF SALE, pursuant to this Mortgage and Applicable Law, but subject to (a) the assignment made in paragraph (iii) below, and (b) to the Permitted Encumbrances,
                   ---------------
TO HAVE AND TO HOLD such portions of the Mortgaged Property, to Mortgagee and its successors and assigns forever, subject to all of the terms, conditions, covenants and agreements herein set forth, for the security and benefit of Mortgagee and its successors and assigns; and

          (ii) to the extent granted in, and subject to the terms and provisions of, that certain Pledge and Security Agreement dated as of even date herewith from Mortgagor, as debtor, to Mortgagee,

                                     XVI-5
as secured party, as the same may hereafter be amended, modified, supplemented, restated or renewed (such Pledge and Security Agreement, together with any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof are collectively referred to herein as the "Security Agreement"), grants, as security for the Obligations, a security interest to Mortgagee in that portion of the Mortgaged Property constituting fixtures or personal property; and

          (iii) assigns and transfers to Mortgagee, as security for the Obligations, all of the Leases (as defined in Exhibit B) and all of the Rents
                                              ---------
(as defined in Exhibit B) and other benefits derived from any Leases, whether
               ---------
now existing or hereafter created.

All of Mortgagor's right, title and interest in and to the following described property now or hereafter located upon the Premises (as hereinafter defined), or appurtenant thereto, or used or to be used in connection with the present or future use, construction upon, leasing, sale, operation or occupancy of the Premises is herein collectively referred to as the "Mortgaged Property":

                             GRANTING CLAUSE FIRST
                                     Land

     1.  The parcel of land more particularly described in Exhibit A attached
                                                           ---------
hereto and by this reference incorporated herein, together with all strips and gores within or adjoining such property, all estate, right, title, interest, claim or demand whatsoever of Mortgagor in the streets, roads, sidewalks, alleys, and ways adjacent thereto (whether or not vacated and whether public or private and whether open or proposed), all vaults or chutes adjoining such land, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights pursuant to any trackage agreement, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, all of the air space and right to use said air space above such property, all transferable development rights arising therefrom or transferred thereto, all water and water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and shares of stock evidencing the same, all mineral, mining, gravel, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto, and all claims or demands of Mortgagor, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same (all of the foregoing being referred to herein, collectively, as the "Land");

                            GRANTING CLAUSE SECOND
                                 Improvements

     2.  The Improvements described in Exhibit B attached hereto and by this
                                       ---------
reference incorporated herein. The Land and the Improvements are referred to herein, collectively, as the "Premises";

                                     XVI-6

                             GRANTING CLAUSE THIRD
                              Various Collateral

     3. To the extent granted in, and subject to the terms and provisions of, the Security Agreement and the Financing Agreements, the Equipment, Materials, Specifications and Security Deposits described in Exhibit B attached hereto and
                                                  ---------
by this reference incorporated herein and any other property described in Exhibit B and not described in any other Granting Clause (collectively, the
---------
"Various Collateral");

                            GRANTING CLAUSE FOURTH
                                    Refunds

     4. To the extent granted in, and subject to the terms and provisions of, the Security Agreement and the Financing Agreements, the Refunds described in Exhibit B attached hereto and by this reference incorporated herein;
---------

                             GRANTING CLAUSE FIFTH
                                   Insurance

     5. To the extent granted in, and subject to the terms and provisions of, the Security Agreement and the Financing Agreements, the Insurance Proceeds described in Exhibit B attached hereto and by this reference incorporated
             ---------
herein;

                             GRANTING CLAUSE SIXTH
                             Condemnation Proceeds

     6.  The Condemnation Proceeds described in Exhibit B attached hereto and by
                                                ---------
this reference incorporated herein, subject to the terms and provisions of the Security Agreement and the Financing Agreements;

                            GRANTING CLAUSE SEVENTH
                                    Permits

     7.  The Permits described in Exhibit B attached hereto and by this
                                  ---------
reference incorporated herein, subject to the terms and provisions of the Security Agreement;

                            GRANTING CLAUSE EIGHTH
                                    Records

     8. To the extent granted in, and subject to the terms and provisions of, the Security Agreement and the Financing Agreements, the Records described in Exhibit B attached hereto and by this reference incorporated herein;
---------

                                     XVI-7

                             GRANTING CLAUSE NINTH
                                    Options

     9.  The Options described in Exhibit B attached hereto and by this
                                  ---------
reference incorporated herein, subject to the terms and provisions of the Security Agreement;

                             GRANTING CLAUSE TENTH
                             Greater Estate Rights

     10.  The Greater Estate Rights described in Exhibit B attached hereto and
                                                 ---------
by this reference incorporated herein, subject to the terms and provisions of the Security Agreement;

                           GRANTING CLAUSE ELEVENTH
                            After Acquired Property

     11. All real property (and, to the extent granted in, and subject to the terms and provisions of, the Security Agreement and the Financing Agreements, all personal property) hereafter acquired or constructed by Mortgagor of the type described in the foregoing Granting Clauses and located upon the Premises, or appurtenant thereto, or used or to be used in connection with the present or future use, construction upon, leasing, sale, operation or occupancy of the Premises, which shall forthwith, upon acquisition or construction thereof by Mortgagor and without any act or deed by Mortgagor or Mortgagee, become subject to the lien and security interest of this Mortgage as if such property were now owned by Mortgagor and were specifically described in this Mortgage and were specifically conveyed or encumbered hereby subject to the terms and provisions of the Security Agreement; and

                            GRANTING CLAUSE TWELFTH
                            Accessions And Proceeds

     12. All accessions, additions, replacements, substitutions, renewals or attachments to, and proceeds of, any of the foregoing real property (and, to the extent granted in, and subject to the terms and provisions of, the Security Agreement and the Financing Agreements, any of the foregoing personal property).

          TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee WITH POWER OF SALE and its successors and assigns, for the uses and purposes set forth herein, forever.

B.  OBLIGATIONS.

          This Mortgage is given to secure ratably and equally the payment and performance of the following obligations (collectively referred to as the "Obligations"):

                                     XVI-8

     1. All "Obligations" of Mortgagor under, and as defined in the following agreements, payment and performance of which have been unconditionally guaranteed by Mortgagor pursuant to the Subsidiary Guaranty: (a) that certain Amended and Restated Credit Agreement dated as of even date herewith by and among Anthony Crane Rental, L.P. (the "Company"), Anthony Crane Rental Holdings, L.P. ("Holdings"), as guarantor, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the lenders listed on the signature pages thereof (each individually referred to herein as an "Amended and Restated Facility Lender" and collectively as "Amended and Restated Facility Lenders"), DLJ Capital Funding, Inc., as documentation agent, and Agent, as administrative and collateral agent, and any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof (such Amended and Restated Credit Agreement, and any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof are collectively referred to herein as the "Amended and Restated Credit Agreement"), including, without limitation,
(i) the due and punctual payment of the indebtedness, together with interest thereon and other amounts payable with respect thereto, owed under the Notes (as defined in the Amended and Restated Credit Agreement) (including, without limitation, all obligations thereunder in respect of the Term Notes, the Revolving Notes and the Swing Line Note (as defined in the Amended and Restated Credit Agreement)), and (ii) the due and punctual payment of all reimbursement obligations in respect of the Letters of Credit together with interest thereon and other amounts payable with respect thereto; and (b) that certain Term Loan Credit Agreement dated as of July 22, 1998 by and among the Company, Holdings, as guarantor, Goldman Sachs Credit Partners, L.P. as arranger and syndication agent, the lenders listed on the signature pages thereof (each individually referred to herein as a "Term Facility Lender" and collectively as "Term Facility Lenders"), DLJ Capital Funding, Inc., as documentation agent, and Agent, as administrative and collateral agent, and any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof (such Term Loan Credit Agreement, and any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof are collectively referred to herein as the "Term Credit Agreement") (the Amended and Restated Credit Agreement and the Term Credit Agreement are collectively referred to as the "Financing Agreements", and the Amended and Restated Facility Lenders and the Term Facility Lenders are collectively referred to herein as the "Lenders");

     2. Payment and performance of all obligations of Mortgagor or any of its Affiliates under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into with one or more of the Lenders or Affiliates thereof in connection with the Financing Agreements (an "Interest Rate Agreement");

     3. Payment and performance of all obligations of Mortgagor under, with respect to or arising in connection with this Mortgage, including, without limitation, all

                                     XVI-9
obligations to Mortgagee for fees, costs and expenses (including attorneys' fees and disbursements) as provided therein and herein;

     4. Payment and performance of all obligations of Mortgagor to the Lenders and/or Mortgagee for fees, costs and expenses required to be paid by Mortgagor under the "Loan Documents" (as defined in the Amended and Restated Credit Agreement) (the "Amended and Restated Loan Documents") and under the "Loan Documents" (as defined in the Term Credit Agreement) (the "Term Loan Documents"; collectively with the Amended and Restated Loan Documents, the "Loan Documents") including, without limitation fees, costs and expenses (including attorneys' fees and disbursements), all becoming due as provided therein;

     5. Payment of all sums advanced by the Lenders or Mortgagee in accordance with the provisions of this Mortgage or the other Loan Documents to protect the Mortgaged Property, with interest thereon at the Agreed Rate (defined below);

     6. Payment of all sums advanced and costs and expenses incurred by the Lenders or Mortgagee in accordance with the terms of the Loan Documents in connection with the Obligations or any part thereof, any renewal, extension or change of or substitution for the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether such advances, costs and expenses were made or incurred at the request of Mortgagor, Mortgagee or any Lender;

     7. Payment of all other sums, with interest thereon, which may hereafter be loaned to Mortgagor, or its successors or assigns, by the Lenders or Mortgagee, or their respective successors or assigns, or by the holder of any of the "Notes" (as defined in the Amended and Restated Credit Agreement) (the "Amended and Restated Notes") or the "Notes" (as defined in the Term Credit Agreement) (the "Term Notes"; collectively with the Amended and Restated Notes, the "Notes"), pursuant to an agreement that recites that the repayment of such sums and Mortgagor's other obligations under such agreement are secured by this Mortgage;

     8. Payment of all sums with respect to the Obligations that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a), including, without limitation, interest, fees and other charges that, but for the filing of a petition in bankruptcy with respect to Mortgagor would accrue on the Obligations, whether or not a claim is alleged against Mortgagor for such sums in any such bankruptcy proceeding;

     9. Due, prompt and complete performance of every obligation, covenant and agreement of Mortgagor contained in any agreement now or hereafter executed by Mortgagor which recites that the obligations thereunder are secured by this Mortgage from

                                    XVI-10
and after the date on which all mortgage recording taxes, general intangible taxes or other taxes payable in respect of obligations have been paid; and

     10. All renewals, extensions, amendments, modifications and changes and supplements of, or substitutions or replacements for, all or any part of the items described in Paragraphs 1 through 9 above.
                   ----------------------

C.  FUTURE ADVANCES.

          In addition to all other indebtedness secured by this Mortgage, to the extent provided for in the Security Agreement or the Financing Agreements, this Mortgage shall also secure and constitute a first Lien on the Mortgaged Property for:

     1. all future advances (including all extensions, renewals and modifications of such future advances) that relate directly or indirectly to the Financing Agreements or to this Mortgage and are made as provided in any of the Loan Documents by the Lenders or Mortgagee to Mortgagor or otherwise as provided in any of the Loan Documents for any purpose so related after the date of this Mortgage; and

     2. all sums advanced or paid pursuant to the terms of this Mortgage and in accordance with the terms and provisions of the Financing Agreements by Mortgagee upon a default or Event of Default under the terms of this Mortgage
(a) for real estate taxes, charges and assessments that may be imposed by law upon the Premises, (b) for premiums on insurance policies covering the Premises,
(c) for expenses incurred in upholding the Lien of this Mortgage, including but not limited to the expenses of any litigation to prosecute or defend the rights and Lien created by this Mortgage, (d) to which Mortgagee becomes subrogated, upon payment, under recognized principles of law or equity, or under express statutory authority or (e) for any other purpose, in each case, with interest thereon at the Agreed Rate; and

     3. all other sums expended by Mortgagee in accordance with the terms of this Mortgage (including without limitation the amounts advanced pursuant to Sections 2.4, 2.5 and 5.4 hereof),
   ------------  ---     ---

just as if such advances were made on the date of this Mortgage. Any future advances shall be made in accordance with the terms of the Financing Agreements, or at the option of Mortgagee, as provided herein or in the other Loan Documents. The total amount of the indebtedness that may be secured by this Mortgage may increase or decrease from time to time.

                                    XVI-11

D.  DEFINITIONS AND INTERPRETATION.

          Supplementing the definitions listed below in this Paragraph D, the
                                                             -----------
definitions set forth in the Financing Agreements and the provisions with respect to interpretation and construction of the Loan Documents as set forth in the Financing Agreements are hereby incorporated by reference into this Mortgage with the same effect as if set forth in full herein. The following terms used in this Mortgage shall have the following meanings:

     "Agreed Rate" means, (a) with respect to sums advanced by the Amended and Restated Facility Lenders or Mortgagee on their behalf, the rate for post maturity interest specified in Section 2.2E of the Amended and Restated Credit
                               ------------
Agreement, and (b) with respect to sums advanced by the Term Facility Lenders or Mortgagee on their behalf, the rate for post maturity interest specified in
Section 2.2E of the Term Credit Agreement.
------------

     "Applicable Law" means, collectively, all statutes, laws, rules, regulations, ordinances, orders, decisions, writs, judgments, decrees and injunctions of governmental authorities (including Environmental Laws) affecting Mortgagor or the Mortgaged Property or any part thereof (including the acquisition, development, construction, renovation, occupancy, use, improvement, alteration, management, operation, maintenance, repair or restoration thereof), whether now or hereafter enacted and in force, and all authorizations relating thereto, and all covenants, conditions and restrictions contained in any instruments, either of record or known to Mortgagor, at any time in force affecting any Premises or any part thereof, including any such covenants, conditions and restrictions which may (i) require improvements, repairs or alterations in or to such Premises or any part thereof or (ii) in any way limit the use and enjoyment thereof; for purposes of usury, Applicable Law means the law of the State of New York applicable to maximum rates of interest.

     "Impositions" means all real property taxes and assessments, of any kind or nature whatsoever, including, without limitation, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental, quasi-governmental or nongovernmental levies or assessments such as maintenance charges, owner association dues or charges or fees resulting from covenants, conditions and restrictions affecting the Premises, assessments resulting from inclusion of the Premises in any taxing district or municipal or other special district, any of which are assessed or imposed upon the Premises, or become due and payable, and which create or may create a Lien upon the Premises, or any part thereof. In the event that any penalty, interest or cost for nonpayment of any Imposition becomes due and payable, such penalty, interest or cost shall be included within the term "Impositions".

     "Secured Party" means Mortgagee, in its capacity as Collateral Agent for and representative of the Lenders and any Lender Counterparties (as defined in the Security Agreement).

     "Transfer" means any conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for

                                    XVI-12
consideration or of record) all or any portion of any legal or beneficial interest (i) in all or any portion of the Premises or (ii) in any other assets of Mortgagor.

E.  LIEN PRIORITIES.

     The Lien of this Mortgage secures both the "Obligations" of Mortgagor under the Amended and Restated Credit Agreement and the Amended and Restated Loan Documents and the "Obligations" of Mortgagor under the Term Credit Agreement and the Term Loan Documents. The rights and priorities of the Amended and Restated Facility Lenders and the Term Facility Lenders with respect to the collateral encumbered hereby and the proceeds thereof are set forth in that certain Intercreditor Agreement dated as of even date herewith. Pursuant to such Intercreditor Agreement, (i) the Amended and Restated Facility Lenders have a first and prior right and interest in the Collateral (as defined in the Intercreditor Agreement) and all proceeds of any of the foregoing, and (ii) the Term Facility Lenders have a second right and interest in the Collateral and all proceeds of any of the foregoing, subordinate only to the prior right and interest of the Amended and Restated Facility Lenders.

                                   SECTION 1
                            [INTENTIONALLY OMITTED]

                                   SECTION 2
                     COVENANTS AND AGREEMENTS OF MORTGAGOR

2.1  Payment and Performance of Obligations.
     --------------------------------------

          Mortgagor shall pay when due and perform the Obligations, including, without limitation, the principal of, and the interest on and other amounts payable with respect to the indebtedness evidenced by the Notes; all charges, fees and other sums (including, without limitation, attorneys' fees and disbursements, late charges, prepayment charges and other amounts and all costs of collection) to be paid by Mortgagor as provided in this Mortgage or in the other Loan Documents; the principal and interest on any future advances secured by this Mortgage; and the principal of and interest on any other indebtedness secured by this Mortgage.

2.2  Assignment of Policies Upon Foreclosure.
     ---------------------------------------

          In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property, the acceptance by Mortgagee (or a nominee of Mortgagee) of a deed to any part of the Mortgaged Property in lieu of foreclosure of this Mortgage or in connection with a plan of reorganization filed under Chapter 11 of the Bankruptcy Code, or the exercise by Mortgagee of any remedy set forth herein, in extinguishment, in whole or in part, of the debt secured hereby or upon the acceptance by Mortgagee (or a nominee of Mortgagee) of a deed to any part of the Mortgaged Property in lieu of foreclosure of this Mortgage but not in extinguishment, in whole or in part, of the debt secured

                                   XVI-13
hereby, all right, title and interest of Mortgagor in and to all policies of insurance required pursuant to the Financing Agreements shall inure to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Mortgaged Property.

2.3  Inspections.
     -----------

          To the extent such rights are granted in, and subject to the terms and provisions of, the Financing Agreements, Mortgagee and its agents, representatives and employees are authorized to enter, at any reasonable time and upon reasonable prior notice to Mortgagor, upon or in any part of the Mortgaged Property for the purpose of inspecting the same and for the purpose of performing any of the acts they are authorized to perform hereunder or under the terms of the Loan Documents. Mortgagee agrees that employees of Mortgagor shall be entitled to accompany Mortgagee and its agents, representatives and employees during any such inspection or other entry upon the Mortgaged Property, and Mortgagee and its agents, representatives and employees shall use reasonable efforts not to interfere with Mortgagor's operations at the Premises in connection with such inspection or other entry.

2.4  Actions by Mortgagee To Preserve Mortgaged Property.
     ---------------------------------------------------

          If Mortgagor fails to perform any agreement contained herein, to protect the security hereof, Mortgagee may itself perform, or cause performance of, such agreement, make any payment or perform any act required to be paid or performed by Mortgagor under the terms of any of the Loan Documents, and the expenses of Mortgagee reasonably incurred in connection therewith shall be payable by Mortgagor in accordance with the Loan Documents. In connection therewith (without limiting its general and other powers, whether conferred herein, in any other Loan Document or by law), Mortgagee shall have and is hereby given the right (without limiting the rights otherwise available to Mortgagee under any of the other Loan Documents or any other provisions of this Mortgage), but not the obligation, after Mortgagor's failure to cure within the period described above, and upon the occurrence and during the continuance of an Event of Default: (a) to enter upon and take possession of the Mortgaged Property, (b) to make additions, alterations, repairs and improvements to the Mortgaged Property which Mortgagee may consider necessary to keep the Mortgaged Property in good condition and repair, (c) to appear and participate in any action or proceeding affecting or which may materially adversely affect the security hereof or the rights or powers of Mortgagee, (d) to pay, purchase, contest or compromise any claim, charge, Lien or debt which is prohibited under the Financing Agreements, except for any claims, charges, Liens or debts being diligently contested in good faith by Mortgagor in appropriate proceedings in accordance with the terms of the Financing Agreements, (e) to pay any Impositions except those Impositions being diligently contested in good faith by Mortgagor in appropriate proceedings in accordance with the terms of the Financing Agreements and to procure, maintain and pay premiums on the insurance policies required pursuant to the terms of the Financing Agreements, and (f) in exercising such powers, to pay necessary expenses, including reasonable fees and disbursements of counsel or other necessary consultants. No such advance or performance shall be deemed to have cured any Event of Default. Mortgagor shall, within ten (10) days after Mortgagee's written demand therefor, pay to Mortgagee an amount equal to all costs and expenses actually incurred by Mortgagee in accordance with the provisions set forth herein and in the other Loan Documents in connection with the exercise by Mortgagee of the foregoing rights including, without

                                   XVI-14
limitation, costs of evidence of title and of endorsements to title insurance policies issued to Mortgagee as of the Effective Date (as defined in the Amended and Restated Credit Agreement), court costs, architectural or engineering studies, appraisals, surveys and architect's, engineer's, accountant's, receiver's, trustee's and attorneys' fees, together with interest thereon from the date of such expenditures at the Agreed Rate. All sums advanced and all expenses incurred by Mortgagee in accordance with the provisions set forth herein and in the other Loan Documents in connection with such advances or actions and all other sums advanced or expenses incurred by Mortgagee hereunder in accordance with the provisions set forth herein and in the other Loan Documents (whether required or optional and whether indemnified hereunder or not) shall be deemed Obligations owing by Mortgagor and shall bear interest from the date incurred or paid by Mortgagee until paid by Mortgagor at the Agreed Rate. All such amounts advanced or incurred, and all such interest thereon, shall be a part of the Obligations and shall be secured by this Mortgage. Mortgagee, upon making such advance, shall be subrogated to all of the rights of the person receiving such advance.

2.5  Action by Mortgagee to Protect Interests; Subrogation; Waiver of Offset.
     ------------------------------------------------------------------------

          A. Action by Mortgagee to Protect Interests. If any legal proceedings are commenced involving the title, interest or Lien, as the case may be, of Mortgagor or Mortgagee in and to the Mortgaged Property or any part thereof, or the security of this Mortgage, or the rights or powers of Mortgagee or Mortgagor hereunder (which proceedings require notice to Agent or the Lenders pursuant to the Financing Agreements), Mortgagee or the Mortgaged Property, Mortgagor shall promptly upon obtaining knowledge of the same give written notice thereof to Mortgagee and at Mortgagor's own expense shall take all reasonable steps diligently to defend against any such proceedings; and if an Event of Default shall have occurred and be continuing, Mortgagee may take such independent action in connection therewith as it may in its discretion deem advisable, and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, actually incurred by Mortgagee in connection therewith shall be an Obligation owing by Mortgagor and payable to Mortgagee, within ten (10) days of Mortgagee's written demand for payment, and shall bear interest at the Agreed Rate. Mortgagor agrees that if Mortgagor fails to perform any act which Mortgagor is required to perform under this
Section 2.5A, Mortgagee may (after ten (10) days' written notice to Mortgagor), but shall not be obligated to, perform or cause to be performed such act, and any reasonable expense actually incurred by Mortgagee in connection therewith shall be an Obligation owing by Mortgagor and payable to Mortgagee within ten
(10) days of Mortgagee's written demand for payment, and shall bear interest at the Agreed Rate, and shall be secured by this Mortgage, and Mortgagee shall be subrogated to all of the rights of the party receiving such payment. The liabilities of Mortgagor as set forth in this Section 2.5 shall survive the termination of this Mortgage or of any other Loan Document.

          B. Subrogation. Mortgagor hereby waives any and all right to claim or recover against Mortgagee and the Lenders, and their respective officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's other property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

                                   XVI-15

          C. Waiver of Offset. All sums payable by Mortgagor pursuant to this Mortgage shall be paid (except as otherwise expressly provided herein or in any other Loan Document) without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected (except as otherwise expressly provided herein or in any other Loan Document) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (ii) any restriction or prevention of or interference by any third party with any use of the Mortgaged Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagee or the Lenders, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in any such proceeding; (v) any claim which Mortgagor has or might have against Mortgagee; (vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Mortgagor.

2.6  Restrictions on Transfer of Mortgaged Property by Mortgagor.
     ------------------------------------------------------------

          Mortgagor agrees that any Transfer of the Mortgaged Property, or any portion thereof, shall be made in accordance with the provisions of the Financing Agreements. The provisions of this Section 2.6 shall apply to each and every Transfer of the Mortgaged Property or any portion thereof.

2.7  Incorporation by Reference.
     ---------------------------

          Mortgagor hereby makes to Mortgagee all of the affirmative and negative covenants relating to the Mortgaged Property that are set forth in the Financing Agreements, which affirmative and negative covenants are incorporated herein by reference as of the date hereof. In the event of a conflict between the provisions of this Mortgage and the Financing Agreements, it is the intention of Mortgagor and Mortgagee that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of a conflict that cannot be resolved as aforesaid, the provisions of the Financing Agreements shall control and govern and Mortgagor shall comply therewith.

2.8  Additional Security.
     -------------------

          No other security now existing, or hereafter taken, to secure the Obligations shall be impaired or affected by the execution of this Mortgage; and all additional security shall be taken, considered and held as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment or performance of the Obligations shall not diminish the force, effect or Lien of this Mortgage and shall not affect or impair the liability of any maker, surety, guarantor or endorser for the payment or performance of said Obligations. Neither the acceptance of this Mortgage

                                   XVI-16
nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right, to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine.

2.9  Further Acts.
     ------------

          Mortgagor shall do and perform all acts as required under the Financing Agreements or as necessary to keep valid and effective the Lien hereof and to carry into effect its objective and purposes. Promptly upon request, from time to time, of Mortgagee and at Mortgagor's expense, Mortgagor shall execute, acknowledge and deliver to Mortgagee such other and further instruments and do such other acts as in the reasonable opinion of Mortgagee may be necessary or reasonably requested by Mortgagee to (a) grant to Mortgagee a first priority perfected Lien on all of the Mortgaged Property to secure all of the Obligations, (b) grant to Mortgagee, to the fullest extent permitted by Applicable Law, the right to foreclose on the Mortgaged Property nonjudicially, upon the occurrence and during the continuance of an Event of Default, (c) correct any defect or error which may be discovered in the contents of this Mortgage (including, without limitation, all exhibits and/or schedules hereto) or any other Loan Document or in the recording or filing of this Mortgage or any other Loan Document, (d) identify more fully and subject to the Liens created hereby and by the other Loan Documents any property intended by the terms hereof and of the other Loan Documents to be covered hereby and thereby (including any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property), (e) assure the first priority of this Mortgage and of such Liens, and (f) otherwise effectuate the intent of this Mortgage. In the event of the acquisition by Mortgagor or any affiliate of Mortgagor of any greater estate in the Premises or in any other part of the Mortgaged Property or the acquisition by Mortgagor of any after acquired property as described in Granting
                                                                        --------
Clause Eleventh, Mortgagor shall notify Mortgagee and, concurrently with the
---------------
consummation of such acquisition, shall execute and record (and shall cause Mortgagor's affiliate, as the case may be, to execute and record) an instrument sufficient to extend and spread the Lien of this Mortgage to encumber such acquired interest or after acquired interest as a mortgage Lien. To the full extent permitted under Applicable Law and in accordance with the grants made by Mortgagor in Granting Clause Tenth and Granting Clause Eleventh whether or not
             --------------------------------------------------
Mortgagor has executed and recorded the instrument described in the preceding sentence, this Mortgage shall automatically be a Lien on such acquired interest or after acquired interest. Upon request by Mortgagee, Mortgagor shall supply evidence of fulfillment of each of the covenants herein contained concerning which a request for such evidence has been made. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest and with full power of substitution, to take the above actions and to perform such obligations on behalf of Mortgagor, at Mortgagor's sole expense, if Mortgagor fails to fully comply with Mortgagor's obligations under this Section 2.9.
                                                              -----------
Without limiting the generality of the foregoing, Mortgagor shall promptly and, insofar as not contrary to Applicable Law, at Mortgagor's own expense, record, rerecord, file and refile in such offices, at such times and as often as may be necessary, this Mortgage, additional mortgages, deeds of trust and deeds to secure debt, and every other instrument in addition or supplemental hereto, including applicable financing statements, as may be necessary to create, perfect, maintain and preserve the Liens (and priority thereof) intended to be created hereby and by the other Loan Documents and the rights and

                                   XVI-17
remedies of Mortgagee hereunder and thereunder. Upon request by Mortgagee, Mortgagor shall supply evidence reasonably satisfactory to Mortgagee of fulfillment of each of the covenants herein contained concerning which a request for such evidence has been made.

2.10 Offsite Improvements.
     --------------------

          In the event Mortgagor constructs or installs improvements or Equipment necessary for the operation of the Premises on real property or any interest in real property (for example, an easement, license or lease) that is not subject to the Lien of this Mortgage on the date hereof, Mortgagor agrees to spread the Lien of this Mortgage to cover such improvements, Equipment, real property and/or interest in real property and to grant Mortgagee rights (including, but not limited to, easements or reciprocal easement agreements) with respect to such improvements, Equipment, real property and/or interest in real property, which rights shall be sufficient in Mortgagee's reasonable judgment to enable Mortgagee and any future owner or holder of Mortgagor's interest in the Premises to enjoy the full and unrestricted use of such improvements and Equipment upon a foreclosure of the Lien of this Mortgage.

2.11 Utilities.
     ----------

          Mortgagor shall pay or cause to be paid prior to becoming delinquent all utility charges which are incurred for the benefit of the Mortgaged Property or which may become a Lien against the Mortgaged Property for gas, steam, electricity, telephone, water, sewer services and all other utilities furnished to the Mortgaged Property and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Mortgaged Property or any portion thereof, whether or not such taxes, assessments or charges are or may become Liens thereon; provided that no such charges, liens or
                                         --------
assessments need be paid if they are being contested pursuant to the requirements for contesting set forth in the Financing Agreements.

2.12 Hazardous Materials and Environmental Laws.
     -------------------------------------------

          Mortgagor shall comply with the provisions of the Financing Agreements respecting Hazardous Materials, Environmental Claims and Environmental Laws.

                                   SECTION 3
                         ASSIGNMENT OF RENTS AND LEASES

3.1  Assignment of Rents and Leases.
     -------------------------------

          In furtherance of and in addition to the assignment made by Mortgagor in Granting Clause A(iii) of this Mortgage, Mortgagor hereby absolutely and
   ----------------------
unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. It is the intention of Mortgagor and Mortgagee that this assignment be treated and construed as an absolute assignment and not an assignment

                                   XVI-18
for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to observe, perform, comply with and discharge all of the obligations of the landlord thereunder, the right to demand and receive performance under the Leases, the right to enforce all rights and exercise all remedies under the Leases, the right to terminate or amend any Lease and the right to receive and collect all Rents and to use the same; provided, however, that such rights may
                                       -----------------
be exercised by Mortgagor only to the extent they are not restricted under the Financing Agreements. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

3.2  No Limitation of Rights.
     ------------------------

          The assignment of Rents and Leases herein made shall not be construed to limit in any way Mortgagee's other rights hereunder. Monies received under the assignments herein made shall not be deemed to have been applied in payment of any portion of the Obligations unless and until such monies actually are applied thereto by Mortgagee.

3.3  Sale of Mortgaged Property.
     ---------------------------

          A. Free and Clear of Assignments. Upon any sale of any of the Mortgaged Property by or for the benefit of Mortgagee pursuant to Section 5
                                                                  ---------
hereof, the Rents attributable to the part of the Mortgaged Property so sold shall be included in such sale and shall pass to the purchaser free and clear of
(i) the assignment by Mortgagor in Granting Clause A(iii) of this Mortgage and
                                   ----------------------
(ii) the provisions of this Section 3.
                            ---------

          B. No Obligations on Mortgagee. It is neither the intent nor the effect of this Mortgage nor the other Loan Documents (other than any Subordination, Non-Disturbance and Attornment Agreement between Mortgagee and any Tenant (as hereinafter defined)) to impose any obligation on Mortgagee, including (i) any liability under the covenant of quiet enjoyment contained in any Lease or contained in any Applicable Law, in the event of a sale of the Mortgaged Property or any part thereof pursuant to this Mortgage or (ii) any liability to any Tenant arising (whether in connection with the elimination of such Tenant's equity of redemption in the Mortgaged Property or otherwise) out of (A) the naming of such Tenant as a party defendant in any action to foreclose this Mortgage, or (B) the sale of the Mortgaged Property pursuant to the power of sale reserved to Mortgagee herein. Notwithstanding anything herein to the contrary, under no circumstances shall Mortgagee be subject to any offsets, claims or defenses which a Tenant might have against Mortgagor or any prior landlord with respect to any Lease, whether or not Mortgagee shall have succeeded to the interests of landlord under any such Lease. As used herein, the term "Tenant" shall mean any tenant or occupant of the Mortgaged Property, whether such tenant or occupant is leasing, renting, using or occupying a portion of the Mortgaged Property now or in the future.

                                   XVI-19

3.4  Term of Assignment.
     -------------------

          The assignment and grant made in Granting Clause A(iii) of this
                                           ----------------------
Mortgage and in this Section 3 shall continue in effect until release of this
                     ---------
Mortgage of record or indefeasible payment in full of the Obligations. The execution of this Mortgage constitutes and evidences the irrevocable consent of Mortgagor to the entry upon and the taking possession of the Premises, or any part thereof, by Mortgagee upon the occurrence and during the continuance of an Event of Default pursuant to such grant in accordance with the terms set forth in this Mortgage and the terms hereof whether by foreclosure or other remedy and at Mortgagee's option and election, with or without application for a receiver. Mortgagor represents and warrants to Mortgagee that Mortgagee has taken all actions necessary to obtain, and Mortgagee shall (upon recordation of this Mortgage) have, as and to the extent permitted under Applicable Law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases, including cash or securities deposited as security under such Leases subject to the prior right of the Tenants making such deposits. Mortgagee has no obligation whatsoever in respect of security for any Leases except and only to the extent such security is actually delivered to Mortgagee, whether or not Mortgagor now has or previously had possession of such security.

3.5  Perfection Upon Recordation.
     ----------------------------

          Mortgagor acknowledges and agrees that, upon recordation of this Mortgage, Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of (a) commencing a foreclosure action with respect to this Mortgage, (b) furnishing notice to Mortgagor or Tenants under the Leases, (c) making formal demand for the Rents, (d) taking possession of the Premises as a lender-in-possession, (e) obtaining the appointment of a receiver of the rents and profits of the Premises, (f) sequestering or impounding the Rents or (g) taking any other affirmative action.

3.6  Bankruptcy Provisions.
     ------------------------

          Without limitation of the provisions of Section 4 hereof or the
                                                  ---------
absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor described herein acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy. Without limitation of the absolute nature of the assignment of the Rents hereunder, to the extent Mortgagor (or Mortgagor's bankruptcy estate) shall be deemed to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, Mortgagor hereby acknowledges and agrees that such Rents are and shall be deemed to be "cash collateral" under Section 363 of the Bankruptcy Code. Mortgagor may not use the cash collateral without the consent of Mortgagee and/or an order of any bankruptcy court pursuant to 11 U.S.C. 363(c)(2), and Mortgagor hereby waives any right it may have to assert that such

                                   XVI-20

Rents do not constitute cash collateral. No consent by Mortgagee to the use of cash collateral by Mortgagor shall be deemed to constitute Mortgagee's approval, as the case may be, of the purpose for which such cash collateral was expended.

                                   SECTION 4
                               SECURITY AGREEMENT

4.1  Grant of Security; Incorporation by Reference.
     ----------------------------------------------

          This Mortgage shall, in addition to constituting a mortgage Lien as to those parts of the Mortgaged Property classified as real property (including fixtures to the extent they are real property), to the extent granted in, and subject to the terms and provisions of, the Security Agreement, constitute a security agreement within the meaning of the Uniform Commercial Code or within the meaning of the common law with respect to those parts of the Mortgaged Property classified as personal property (including fixtures to the extent they are personal property), to further secure the payment and performance of the Obligations and the performance of all of Mortgagor's Obligations, covenants and agreements under the other Loan Documents. Mortgagee shall have all rights granted to the Secured Party pursuant to the Security Agreement. The provisions set forth in the Security Agreement are hereby incorporated by reference into this Mortgage with the same effect as if set forth in full herein. In the event of a conflict between the provisions of Section 4 of this Mortgage and the
                                        ---------
Security Agreement, it is the intention of Mortgagor and Mortgagee that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of a conflict that cannot be resolved as aforesaid, the provisions of the Security Agreement shall control and govern and Mortgagor shall comply therewith.

4.2  Fixture Filing Financing Statements.
     ------------------------------------

          Portions of the Mortgaged Property are goods which are or are to become fixtures, and the real estate concerned is described in Exhibit A hereto.
                                                               ---------
Mortgagor expressly covenants and agrees that the filing of this Mortgage in the real property records of the county where the Premises is located shall operate, at the time of filing therein, as a financing statement filed as a fixture filing in accordance with Section 9-401(1)(b) of the Uniform Commercial Code of the state in which the Premises is located. The address of Mortgagor (the debtor) and the address of Mortgagee (the secured party) appear in Exhibit C
                                                                   ---------
attached to this Mortgage. The name of the record owner of the Land appears in Exhibit A attached hereto.
---------

4.3  Mortgagee as Secured Party.
     ---------------------------

          If and to the extent that Mortgagee shall act as the secured party for any security interest created in the Mortgaged Property, Mortgagor acknowledges and agrees that Mortgagee may do so. As such, Mortgagee shall have all the rights of the secured party, and shall observe all of the requirements of the secured party, contained in this Section 4 and the Security Agreement.
                                 ---------

                                   XVI-21

                                   SECTION 5
                             DEFAULTS AND REMEDIES

5.1  Events of Default.
     ------------------

          The occurrence of any of the following events ("Events of Default") shall, to the extent provided in, and subject to the terms and provisions of, the Financing Agreements, make all amounts then remaining unpaid on the Obligations due and payable, and this Mortgage and the Lien evidenced or created hereby shall be subject to foreclosure and may be foreclosed or the Mortgaged Property may be sold pursuant to the power of sale reserved to Mortgagee herein, in any manner provided for herein or provided for by law:

          A. Any "Event of Default" as defined in either of the Financing Agreements shall occur (after giving effect to any applicable notice or grace periods provided therein).

5.2  Fixtures.
     ---------

          Upon the occurrence and during the continuance of any of the Events of Default, Mortgagee may, to the extent permitted under Applicable Law, elect to treat the fixtures included in the Mortgaged Property either as real property or as personal property, or both, and proceed to exercise such rights as apply thereto. With respect to any sale of real property included in the Mortgaged Property made under the powers of sale herein granted and conferred, Mortgagee may, to the extent permitted by Applicable Law, include in such sale any personal property and fixtures included in the Mortgaged Property and relating to such real property.

5.3  Remedies.
     ---------

          A. Rights of Mortgagee; Rights of Entry; Rights of Sale. Upon the occurrence and during the continuance of any of the Events of Default, in addition to all other powers, rights and remedies herein granted or by law or at equity conferred, Mortgagee, in its sole discretion and at its sole election and without further demand, may do any one or more of the following in any order or manner that Mortgagee elects, it being expressly understood that no remedy provided herein is intended to be exclusive of any other remedy provided herein or in any of the other Loan Documents, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing under Applicable Law (including all rights and remedies provided under the applicable provisions of the laws of the state in which the Premises is located):

              (i) Mortgagee may either foreclose upon all or any portion of the Mortgaged Property or sell all or any portion of the Mortgaged Property pursuant to the power of sale granted to Mortgagee herein (the power of sale permitted and provided by applicable statute being hereby expressly granted by Mortgagor to Mortgagee) with respect to all or any portion of the Mortgaged Property, provided that Mortgagee may proceed as to both real and personal property in accordance with its and their rights and remedies as to real property as

                                   XVI-22
required by Applicable Law, and no such sale shall affect any other rights which Mortgagee may have or enjoy at law or pursuant to this Mortgage, including, without limitation, the right to seek a personal or deficiency judgment against Mortgagor. And in addition Mortgagee shall have all of the rights and remedies of a mortgagee under a mortgage granted, conferred or permitted by Applicable Law, and shall, to the extent permitted by Applicable Law, have the right and power, but not the obligation, to enter upon and take immediate possession of the Premises or any part thereof, without interference from Mortgagor to exclude Mortgagor therefrom, to hold, use, operate, manage and control such real property, to make all such repairs, replacements, additions and improvements to the same as Mortgagee in its sole discretion deems necessary, and to demand, collect and retain the Rents as provided in Section 3 hereof.
                                            ---------

          (ii) Mortgagee, with respect to any or all of the Mortgaged Property, in lieu of or in addition to exercising any other power, right or remedy herein granted or by law or equity conferred, may, without notice, demand or declaration of default, which are hereby waived by Mortgagor, and without regard to the solvency of Mortgagor and without regard to the then value of the Mortgaged Property or waste, proceed by an action or actions in equity or at law for the seizure and sale of the Mortgaged Property or any part thereof, for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power, right or remedy herein granted or by law or equity conferred, for the foreclosure or sale of the Mortgaged Property or any part thereof under the judgment or decree of any court of competent jurisdiction, for the appointment of a receiver (without any requirement to post a receiver's bond and without regard to the value of the Mortgaged Property or solvency of Mortgagor) pending any foreclosure hereunder or the sale of any Mortgaged Property or any part thereof or for the enforcement of any other appropriate equitable or legal remedy. Such receiver shall have the power to collect the rents, issues, profits, earnings, and income from the Mortgaged Property and shall have all other powers which may be necessary or usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property. Such receiver may apply the net income from the Mortgaged Property as payment of the Obligations secured hereby in the manner and order set forth in the applicable Loan Documents. Mortgagor agrees that a receiver may be appointed without any notice to Mortgagor whatsoever and hereby waives notice.

          (iii) Mortgagee shall have all of the rights and remedies of a secured party as set forth in the Security Agreement. Mortgagee, pursuant to
Section 9-501(4) of the Uniform Commercial Code, as such Section is currently constituted or may be hereafter amended, shall have the option of proceeding under the Uniform Commercial Code as to that portion of the Mortgaged Property constituting personal property or of proceeding as to the Mortgaged Property and without regard to the adequacy of Mortgagee's security for the Obligations, or any part or component thereof, including both the real and personal property, in accordance with Mortgagee's rights and remedies in respect of the real property.

          (iv) Mortgagee may, subject to any mandatory requirements of Applicable Law, sell or have sold the Mortgaged Property or interests therein or any part thereof at one or more sales, as an entirety or in separate parcels, at such place or places and otherwise in such

                                   XVI-23
manner and upon such notice as may be required by Applicable Law or by this Mortgage, or, in the absence of any such requirement, as Mortgagee may deem appropriate. Mortgagee shall make a conveyance to the purchaser or purchasers thereof without, to the extent permitted by Applicable Law, any warranties express or implied. Subject to Applicable Law, Mortgagee may postpone the sale of such Mortgaged Property or interests therein or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the Mortgaged Property or interests therein or any defective or irregular sale hereunder will not exhaust the power of sale, and sales may be made from time to time until all such property is sold without defect or irregularity or the Obligations are paid and performed in full. Mortgagee shall have the right to appoint one or more auctioneers or attorneys-in-fact to act in conducting the foreclosure sale and executing a deed to the purchaser. It shall not be necessary for any of the Mortgaged Property at any such sale to be physically present or constructively in the possession of Mortgagee and, subject to Applicable Law, Mortgagor shall deliver all of the Mortgaged Property to the purchaser at such sale. If it should be impossible or impracticable to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

          (v) Mortgagee may, personally or by its agents or attorneys, take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in either of the Financing Agreements, in this Mortgage or in any of the other Loan Documents or in aid of the execution of any power herein or therein granted, or sale of the Mortgaged Property as herein permitted or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

          (vi) In the event Mortgagor shall fail to pay any amounts due and owing in accordance with the terms of this Mortgage, either of the Financing Agreements or the other Loan Documents (subject to Mortgagor's right to contest certain amounts as set forth in the Financing Agreements or the other Loan Documents), Mortgagee, at its right and option, may institute an action or proceeding at law or in equity for the collection of any sums due and unpaid and may prosecute any such action or proceeding to judgment or final decree. Mortgagee may enforce any such judgment or final decree against Mortgagor as provided in this Mortgage, and against any guarantor of the Obligations, to the extent provided in any guarantee. Mortgagee may collect moneys adjudged or decreed to be payable to Mortgagee and shall be entitled to recover such judgment either before, after or during the pendency of any proceeding for the enforcement of the provisions of this Mortgage or any such guarantee. The right of Mortgagee to recover such judgment shall not be affected by any entry or sale, by the exercise of any other right, power or remedy provided by and for the enforcement of the provisions of this Mortgage or of the Loan Documents or the foreclosure of the Lien hereof or sale of the Mortgaged Property hereunder.

                                   XVI-24

          B. Right to Purchase. Mortgagee (or any other person owning, directly or indirectly, any interest in any of the Obligations) and its agents and attorneys shall have the right to become the purchaser at any sale made pursuant to the provisions of this Section 5.3 and shall have the right to
                                   -----------
credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale. All other sales shall be, to the extent permitted by Applicable Law, on a cash basis. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including without limitation nonpayment of the Obligations and advertisement and conduct of such sale in the manner provided herein or provided by law. Mortgagor does hereby ratify and confirm all legal acts that Mortgagee may do in carrying out the provisions of this Mortgage.

          C. Conveyance of Title Upon Sale. Any sale of the Mortgaged Property or any part thereof in accordance with the provisions of this Section 5.3 will
                                                              -----------
operate to divest all right, title, interest, claim and demand of Mortgagor in and to the property sold and will be a perpetual bar against Mortgagor. Nevertheless, if requested by Mortgagee so to do, Mortgagor shall join in the execution, acknowledgment and delivery of all proper conveyances, assignments and transfers of the property so sold. Subject to Applicable Law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased, and Mortgagor agrees that if Mortgagor retains possession of the property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to Mortgagor by reason thereof are hereby expressly waived by Mortgagor.

          D. Waiver of Rights and Defenses. Mortgagor acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights under Applicable Law with respect to this Mortgage, the Obligations and the Mortgaged Property. Nevertheless, Mortgagor hereby (i) waives and relinquishes (to the maximum extent permitted by Applicable Law) and (ii) agrees that Mortgagor shall not (subject to any mandatory requirements of Applicable
Law) at any time hereafter have or assert, any right under any Applicable Law pertaining to: marshalling, whether of assets or Liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, stay, extension, redemption, statutory right of redemption, the maturing or declaring due of the whole or any part of the Obligations, notice of intention of such maturing or declaring due, other notice (whether of defaults, advances, the creation, existence, extension or renewal of any of the Obligations or otherwise, except for rights to notices expressly granted in the Financing Agreements, herein or in the other Loan Documents), subrogation, or abatement, suspension, deferment, diminution or reduction of any of the Obligations (including, without limitation, set-off), now or hereafter in force.

          E. Right to Subordinate. Mortgagee, at its option, is authorized to foreclose this Mortgage or sell the Mortgaged Property or any portion thereof, subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure or sale proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the Obligations.

                                   XVI-25

          F. Right to Preserve Obligations. Mortgagee shall, to the extent permitted by Applicable Law, have the option to proceed with foreclosure or to exercise the power of sale in satisfaction of any installment or part of the Obligations that has not been paid or performed without declaring the whole of the Obligations as immediately mature, and such foreclosure or sale may be made subject to the unmatured part of the Obligations, and it is agreed that such foreclosure, if so made, shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part of the Obligations, this Mortgage, the Security Agreement and the Financing Agreements shall remain in full force and effect just as though no foreclosure or sale had been made. Several foreclosures or sales may be made without exhausting the right of foreclosure or the power of sale for any unmatured part of the Obligations, it being the purpose to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power of foreclosure and the power to sell the Mortgaged Property for any other part of the Obligations.

          G. No Waiver. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such right or power or any such Event of Default or an acquiescence thereto. Every power and remedy provided by this Mortgage may be exercised, from time to time, as often as may be deemed expedient by Mortgagee. Nothing in this Mortgage shall affect the obligation of Mortgagor to pay and perform the Obligations in the manner and at the time and place, respectively, expressed in the Financing Agreements or any of the other Loan Documents.

          H. Right to Discontinue Proceedings. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, subject to Applicable Law, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, power and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.

          I. Notices to Third Parties. Mortgagee shall have the right, but not the obligation, to notify franchisors or ground lessors of any Event of Default or any exercise of remedies by Mortgagee hereunder, and Mortgagee shall have the right, but not the obligation, to notify other third parties of any Event of Default or exercise of remedies by Mortgagee hereunder, whether or not Mortgagee has agreed with any franchisor, ground lessor or other third party to provide such notice.

5.4  Costs and Expenses.
     -------------------

          Mortgagor will pay all costs and expenses as required under the Financing Agreements.

5.5  Additional Rights of Mortgagee.
     -------------------------------

          Mortgagee shall have the right, at its election, to exercise any and all other remedies in the Security Agreement, in the Financing Agreements or in any of the Loan Documents or available at law or in equity.

                                   XVI-26

5.6  Application of Proceeds.
     -----------------------

          A. The proceeds of any sale of the Mortgaged Property or any part thereof made pursuant to this Section 5 shall be applied as provided for in the Financing Agreements.

          B. Upon any sale made under the powers of sale herein granted and conferred, the receipt of Mortgagee will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of Mortgagee, be obligated to see to the application thereof or be in any way answerable for any loss, misapplication or non-application thereof.

                                   XVI-27

                                   SECTION 6
                            [INTENTIONALLY OMITTED]

                             SECTION 7 TERMINATION

          If all of the Obligations shall be indefeasibly paid in full pursuant to the terms and conditions of this Mortgage, the other Loan Documents, and any Interest Rate Agreement, and all Commitments of the Lenders under the Term Credit Agreement and the Amended and Restated Credit Agreement have terminated, or if this Mortgage shall be released of record in accordance with the provisions of the Financing Agreements or the other Loan Documents, then Mortgagee shall, promptly after the request of Mortgagor, execute, acknowledge and deliver to Mortgagor proper instruments evidencing the termination and release of this Mortgage. Mortgagor shall pay all reasonable legal fees and other expenses incurred by Mortgagee for preparing and reviewing such instruments and the execution and delivery thereof, and Mortgagee may require payment of the same prior to delivery of such instruments. Upon the receipt by Mortgagor of terminations or releases signed by Mortgagee, and in recordable form and evidencing the termination of this Mortgage, Mortgagor shall promptly and at its own expense record or file such terminations or releases in each of the cities, towns, counties and parishes, as appropriate, in which portions of the Mortgaged Property may be located, in such a manner so as to effect a release of all of the Mortgaged Property of record. Upon the request of Mortgagee, Mortgagor shall promptly deliver to Mortgagee evidence reasonably satisfactory to Mortgagee of such recordation or filing. The obligations of Mortgagor under this Section 7 shall survive the termination of this Mortgage.

                                   SECTION 8
                     MISCELLANEOUS COVENANTS AND AGREEMENTS

8.1  Cumulative Rights; Waivers; Modifications.
     ------------------------------------------

          Each and every right, power and remedy hereby granted to Mortgagee shall be cumulative and not exclusive, and each and every right, power and remedy whether specifically hereby granted or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. All changes to and modifications of this Mortgage must be in writing and signed by Mortgagor and Mortgagee.

                                   XVI-28

8.2  Partial Releases.
     -----------------

          No release from the Lien of this Mortgage of any part of the Mortgaged Property by Mortgagee shall in any way alter, vary or diminish the force or effect of this Mortgage on the balance of the Mortgaged Property or the priority of the Lien of this Mortgage on the balance of the Mortgaged Property.

8.3  Severability.
     -------------

          In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction or under any set of circumstances, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction or under any other set of circumstances, shall not in any way be affected or impaired thereby. If any Lien evidenced or created by this Mortgage is invalid or unenforceable, in whole or in part, as to any part of the Obligations, or is invalid or unenforceable, in whole or in part, as to any part of the Mortgaged Property, such portion, if any, of the Obligations as is not secured by all of the Mortgaged Property hereunder shall be paid prior to the payment of the portion of the Obligations secured by all of the Mortgaged Property, and all payments made on the Obligations (including, without limitation, cash and/or property received in connection with sales of Mortgaged Property pursuant to Section 5 hereof) shall, unless prohibited by Applicable Law or unless Mortgagee, in its sole and absolute discretion, otherwise elects, be deemed to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Obligations, and the remainder to the secured portion of the Obligations.

8.4  Subrogation.
     ------------

          This Mortgage is made with full substitution and subrogation of Mortgagee in and to all covenants and warranties by others heretofore given or made in respect of the Mortgaged Property or any part thereof. If any or all of the proceeds of the indebtedness secured hereby have been used to extinguish, extend or renew any indebtedness heretofore existing against all or any portion of the Mortgaged Property or to satisfy any indebtedness or obligation secured by a Lien of any kind (including Liens securing the payment of any taxes), such proceeds have been advanced by Mortgagee at Mortgagor's request and, to the extent of such funds so used, the indebtedness and obligations in this Mortgage shall be subrogated to and extend to all of the rights, claim, Liens, titles and interests heretofore existing against the Mortgaged Property (or such portion thereof) to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former rights, claims, Liens, titles and interests, if any, shall not be waived but rather shall be continued in full force and effect and in favor of Mortgagee and shall be merged with the Lien created herein as cumulative security for the repayment of the indebtedness and satisfaction of the Obligations, but the terms of the Loan Documents shall govern and control the relationship between Mortgagor and Mortgagee.

                                   XVI-29

8.5  Mortgagee's Powers.
     -------------------

          To the extent permitted by the Financing Agreements and without affecting the liability of any other Person liable for the payment of any obligations herein mentioned and without affecting the Lien of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of all unpaid Obligations, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate Lien, right, title or interest in or to the Mortgaged Property, Mortgagee may, (a) release any persons liable, (b) extend the maturity or alter any of the terms of any such Obligation, (c) modify the interest rate payable on the principal balance of the Obligations, (d) grant other indulgences, (e) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (f) take or release any other or additional security for any obligations herein mentioned, or (g) make compositions or other arrangements with debtors in relation thereto.

8.6  Enforceability of Mortgage.
     ---------------------------

          This Mortgage is deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, deed to secure debt, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof, as is appropriate under Applicable Law. A carbon, photographic or other reproduction of this Mortgage or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

8.7  Variable Interest.
     ------------------

          THIS PARAGRAPH IS TO PROVIDE RECORD NOTICE OF THE RIGHT OF MORTGAGEE TO INCREASE OR DECREASE THE INTEREST RATE ON ANY OF THE OBLIGATIONS IN ACCORDANCE WITH THE TERMS OF THE LOAN DOCUMENTS WHERE THE TERMS AND PROVISIONS OF SUCH LOAN DOCUMENTS PROVIDE FOR A VARIABLE INTEREST RATE.

8.8  Choice of Law.
     --------------

          Insofar as permitted by otherwise Applicable Law, this Mortgage and the Obligations shall be and the other Loan Documents provide that they are to be construed under and governed by the laws of the State of New York without regard to conflict of law rules and principles; provided, however, that the laws
                                                --------  -------
of the place in which the Mortgaged Property is located shall apply to the extent, and only to the extent, necessary to permit Mortgagor to create the Lien of this Mortgage and to permit Mortgagee to perfect the Lien of this Mortgage and to enforce or realize upon their rights and remedies hereunder with respect to such Mortgaged Property.

                                   XVI-30

8.9  Counterparts.
     -------------

          This Mortgage and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed and acknowledged in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgment pages are physically attached to the same document. Mortgagee shall also have the option to exercise all rights and remedies available to Mortgagee hereunder and under Applicable Law as though each counterpart hereof were a separate mortgage, deed of trust, deed to secure debt, chattel mortgage or other security instrument covering only the portions of the Mortgaged Property located in the city, town, county or parish wherein such counterpart is recorded.

8.10 Recording References.
     ---------------------

          Unless otherwise specified in Exhibit A hereto, all recording
                                        ---------
references in Exhibit A are to the official real property records of the city,
              ---------
town, county or parish, as appropriate, in which the Land is located.

8.11 Notices.
     --------

          All notices, requests and demands to be made hereunder shall be made in accordance with the terms of the Financing Agreements.

8.12 Successors and Assigns.
     -----------------------

          This Mortgage shall be the joint and several obligation of Mortgagor and all of its heirs, devisees, successors and assigns, including successors in interest of Mortgagor in and to any part of the Mortgaged Property, and all references in this Mortgage to Mortgagor shall be deemed to include all of the foregoing Persons. This Mortgage shall be assignable by Mortgagee in accordance with the provisions for assignment of the Loans set forth in Section 10.1 of the Amended and Restated Credit Agreement and Section 9.1 of the Term Credit Agreement and shall inure to the benefit of Mortgagee, and all of its heirs, successors, substitutes and assigns including, without limitation, (a) any other Eligible Assignee under the terms of the Financing Agreements, and (b) any and all other banks, lending institutions and parties which may participate in the indebtedness evidenced by the Notes or any of them (all such banks, lending institutions and parties who participate in the indebtedness evidenced by the Notes or any of them being referred to herein as the "Participants"). The Participants may, by agreement among them, provide for and regulate the exercise of their rights and remedies hereunder, but Mortgagor and all others shall be entitled to rely on the releases, waivers, consents, approvals, notifications and other acts of Mortgagee, without inquiry into any such agreements or the existence of required consents or approvals of the Participants therefor. As used herein, the term "Mortgagee" shall mean, at any particular time, any Person holding any interest of Mortgagee hereunder (as provided in and subject to the provisions of Article 9 and Section 10.1 of the Amended and Restated Credit Agreement, Section 9.1 of the Term Credit Agreement

                                   XVI-31
and Section 6(g) of the Intercreditor Agreement) at that time including, without limitation, any Eligible Assignee designated as Collateral Agent under the Intercreditor Agreement, provided that such successor satisfies the requirements of Section 6(g)(i) of the Intercreditor Agreement. Any waiver, consent, approval, notification or other action required or permitted to be obtained from or taken by Mortgagee may be obtained from or taken by the agent or agents of Mortgagee appointed from time to time for that purpose. Mortgagor and all others shall be entitled to rely on the waivers, consents, approvals, notifications and other acts of Mortgagee. As of the date of this Mortgage, Mortgagee is the Person identified as Mortgagee in the introductory paragraph of this Mortgage. Notwithstanding any other provision contained herein, if any property interest granted by this Mortgage does not vest on the execution and delivery of this Mortgage, it shall vest, if at all, no later than 20 years and 364 days after the death of the last surviving descendant of Joseph P. Kennedy (the late father of the former President of the United States) who is alive on the execution and delivery of this Mortgage.

8.13 Expenses.
     ---------

          The provisions set forth in the Financing Agreements with respect to liability for expenses are incorporated herein by this reference and shall apply with the same force and effect as if the terms of such provisions were set forth herein in full.

8.14 Nonforeign Entity.
     ------------------

          Section 1445 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Mortgagee that the withholding of tax will not be required in the event of the disposition of the Premises, or any portion thereof, pursuant to the terms of this Mortgage, Mortgagor hereby certifies, under penalty of perjury, that Mortgagor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. It is understood that Mortgagee may disclose the contents of this certification to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Mortgagor covenants and agrees to execute such further certificates, which shall be signed under penalty of perjury, as Mortgagee shall reasonably require. The covenant set forth herein shall survive the foreclosure of the Lien of this Mortgage or acceptance of a deed in lieu thereof.

8.15 Purpose of the Loans.
     ---------------------

          Mortgagor hereby represents and agrees that the Loans evidenced or guaranteed by the Loan Documents and secured by this Mortgage are being obtained for business or commercial purposes, and the proceeds thereof will not be used for personal, family, residential, household or agricultural purposes.

                                   XVI-32

8.16 No Joint Venture or Partnership.
     --------------------------------

          The relationship created hereunder or under the other Loan Documents is that of creditor/ debtor. The Lenders individually and collectively, do not owe any fiduciary or special obligation to Mortgagor and/or any of Mortgagor's partners, agents, or representatives. Nothing herein or in any other Loan Document is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mortgagor, any other Loan Party or Subsidiary thereof and Agent and the Lenders nor to grant the Agent or the Lenders any interest in the Mortgaged Property other than that of mortgagee or lender.

8.17 Amendments and Waivers.
     -----------------------

          No amendment, modification, termination or waiver of any provision of this Mortgage or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of Mortgagee. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

8.18 Covenants and Agreements Run with Land.
     ---------------------------------------

          All of Mortgagor's covenants and agreements hereunder shall run with the land.

8.19 Non-Waiver.
     ----------

          Mortgagor shall not be relieved of Mortgagor's obligation to pay and perform the Obligations at the time and in the manner provided in the Financing Agreements and the other Loan Documents by reason of, and the rights of Mortgagee hereunder shall not be affected by, (i) any failure of Mortgagee to comply with any request of Mortgagor or any guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions of the Security Agreement, the Financing Agreements or any other Loan Document, (ii) any release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Obligations, (iii) any alteration, extension, renewal, change, modification, release, amendment, compromise or cancellation, in whole or in part, of any term, covenant or provision of any of the Loan Documents, including any increase or decrease in the principal amount of the Obligations or any increase or decrease in the rate of interest applicable thereto or any extension of time for payment thereof, or
(iv) any agreement or stipulation between Mortgagee and any subsequent owner or owners of the Mortgaged Property or other Person extending the time of payment or otherwise modifying or supplementing the terms of this Mortgage, the Security Agreement, the Financing Agreements or any other Loan Document, without first having obtained the consent of Mortgagor, and in the latter event, Mortgagor shall continue to be obligated to pay and perform the Obligations at the time and in the manner provided in the Financing Agreements and the other Loan Documents, as so extended, modified and supplemented, unless expressly released and discharged from such obligation by Mortgagee in writing. The foregoing shall not apply to the extent the Financing Agreements or the Security Agreement provides otherwise.

                                   XVI-33

8.20 Survival of Obligations.
     ------------------------

          This Mortgage shall continue to secure the entire Obligations until the entire Obligations are paid in full or until this Mortgage has been released of record by Mortgagee pursuant to the terms of the Financing Agreements or any of the other Loan Documents.

8.21 Consent to Jurisdiction and Service of Process.
     -----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST MORTGAGOR ARISING OUT OF OR RELATING TO THE FINANCING AGREEMENTS, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS MORTGAGE, MORTGAGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

          (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO MORTGAGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH THE FINANCING AGREEMENTS;

          (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER MORTGAGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (v) AGREES THAT MORTGAGEE RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (vi) AGREES THAT THE PROVISIONS OF THIS SECTION 8.21 RELATING TO
                                                  ------------
     JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

                                   XVI-34

8.22 Waiver of Jury Trial.
     ---------------------

          EACH OF THE PARTIES TO THIS MORTGAGE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE FINANCING AGREEMENTS, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY AND THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Mortgage and the other Loan Documents, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.22 AND EXECUTED BY EACH OF THE
                                      ------------
PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE UNDER THE FINANCING AGREEMENTS. In the event of litigation, this Mortgage may be filed as a written consent to a trial by the court.

       [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

                                   XVI-35

          IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED.

                         Mortgagor:

                         [_______________________]

                         By:  ________________________
                              Name:
                              Title:

                                   XVI-36

STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )

ON THE ____ DAY OF ___________ IN THE YEAR_______ BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED __________________, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUALS WHOSE NAMES ARE SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT THEY EXECUTED THE SAME IN THEIR CAPACITIES, AND THAT BY THEIR SIGNATURES ON THE INSTRUMENT, THE INDIVIDUALS EXECUTED THE INSTRUMENT.

__________________________________________________
(SIGNATURE AND OFFICE OF INDIVIDUAL TAKING
ACKNOWLEDGMENT)


STATE OF NEW YORK  )
                   ) SS:.
COUNTY OF NEW YORK )

ON THE ____ DAY OF __________ IN THE YEAR________ BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED ______________, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL WHOSE NAME IS SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE EXECUTED THE SAME IN HIS CAPACITY, AND THAT BY HIS SIGNATURE ON THE INSTRUMENT, THE INDIVIDUAL EXECUTED THE INSTRUMENT.

__________________________________________________
(SIGNATURE AND OFFICE OF INDIVIDUAL TAKING

                                   XVI-37

                             EXHIBIT A
                             ---------

                    LEGAL DESCRIPTION OF LAND

The Name of the Record Owner of the Land is ________________. The Land is located at ___________________ in the City of _______________, County of
________________, State of ________________.

                     [See Attached Page(s) for Legal Description]

                                   XVI-38

                                  EXHIBIT B
                                  ---------

                DESCRIPTION OF ADDITIONAL MORTGAGED PROPERTY

   All of Mortgagor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Mortgagor now has or hereafter acquires an interest, now or hereafter located upon or attached to or to be incorporated in (regardless of where located) the Premises or appurtenant thereto, or used or to be used in connection with the present or future use, construction upon, leasing, sale, operation or occupancy of the Premises:

       (a) all right, title and interest of Mortgagor in and to all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on the Premises, including all Materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof, owned or to be owned by Mortgagor or in which Mortgagor has or shall acquire an interest, to the extent of Mortgagor's interest therein (all of the foregoing being referred to herein, collectively, as the "Improvements");

       (b) all supplies and materials in which Mortgagor has an interest arising in conjunction with Mortgagor's ownership or operation of the Premises, including any supplies or materials intended for incorporation or installation in the Improvements, prior to the time the same are so incorporated or installed, including building materials and components (all of the foregoing being referred to herein, collectively, as the "Materials");

       (c) All equipment in all of its forms, all parts thereof and all accessions thereto located upon the Premises, or any part thereof, or used in connection with the use, maintenance, operation or occupancy of the Improvements (all of the foregoing being referred to herein, collectively, as the "Equipment");

       (d) all right, title and interest now owned or hereafter acquired by Mortgagor in and to all options and rights of first refusal to purchase or lease any greater estate in the Premises including, but not limited to all rights of first refusal to purchase the fee estate in the Land (all of the foregoing being referred to herein as the "Options");

       (e) all rights, titles, interests, estates or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Premises or in and to any greater estate in the Premises or in and to any greater estate in any Mortgaged Property (the "Greater Estate Rights");

                                   XVI-39

       (f) all prepaid rent and security deposits and all other security which the lessor under any ground lease affecting the Premises may hold now or later for the performance of Mortgagor's obligations as the lessee under any such ground lease ("Security Deposits");

       (g) subject to the terms of the Financing Agreements, all insurance policies and the proceeds thereof, now or hereafter in effect with respect to the Premises or any other Mortgaged Property, including, without limitation, any and all title insurance proceeds, and all unearned premiums and premium refunds, accrued, accruing or to accrue under insurance policies, and all awards made for any taking of or damage to all or any part of the Premises or any other Mortgaged Property by eminent domain, or by any purchase in lieu thereof, and all awards resulting from a change of grade of streets or for severance damages, and all other proceeds of the conversion, voluntary or involuntary, of any Mortgaged Property into cash or other liquidated claims, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of any Mortgaged Property or any part thereof for any injury to or decrease in the value thereof for any reason (collectively, the "Insurance/Condemnation Proceeds");

       (h) all right, title and interest of Mortgagor as landlord in and to all leaseholds and all leases, subleases, licenses, franchises, concessions or grants of other possessory interests, tenancies, and any other agreements affecting the use, possession or occupancy of the Premises or any part thereof, whether now or hereafter existing or entered into (including, without limitation, any use or occupancy arrangements created pursuant to
   Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Premises) and all amendments, modifications, supplements, extensions or renewals thereof, and all guaranties thereof or of leasing commissions, whether now or hereafter existing and all amendments, modifications, supplements, extensions or renewals thereof, (all of the foregoing being collectively referred to as the "Leases"), and all rents, issues, profits, royalties (including all oil and gas or other hydrocarbon substances and minerals), earnings, receipts, revenues, accounts, accounts receivable, security deposits and other deposits (subject to the prior right of the tenants making such deposits) and income, including, without limitation, fixed, additional and percentage rents, vending receipts, service charges, telephone charges, and all other fees, charges, accounts and other payments for the use or occupancy of facilities and/or the services rendered and goods provided in connection therewith, and all operating expense reimbursements, reimbursements for increases in taxes, sums paid by tenants to Mortgagor to reimburse Mortgagor for amounts originally paid or to be paid by Mortgagor or Mortgagor's agents or affiliates for which such tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a tenant is solely liable, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits now or hereafter derived from any portion of the Premises or otherwise due and payable or to become due and payable as a result of any ownership, use, possession, occupancy or operation

                                   XVI-40
   thereof (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of the Premises and all claims as a creditor in connection with any of the foregoing) and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto, now or hereafter, including during any period of redemption, derived from the Premises and all proceeds from the cancellation, surrender, sale or other disposition of the Leases (all of the foregoing being referred to collectively, as the "Rents ") and the right to receive and apply the Rents to the payment of the Obligations, subject to the right hereinafter given to Mortgagor to collect the Rents;

       (i) all refunds or rebates of real and personal property taxes or charges in lieu of taxes, heretofore or now or hereafter assessed or levied against the Premises, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term hereof (collectively, the "Refunds");

       (j) all abstracts of title, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, studies, reports, appraisals, architectural, engineering and construction drawings and contracts, or whatever kind or character, whether now or hereafter existing, relating to the Premises (all of the foregoing being referred to herein as the "Specifications");

       (k) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to the Premises (collectively, the "Records");

       (l) at such times and to the extent the granting of a security interest therein is permitted by Applicable Law, all approvals, authorizations, building permits, certifications, entitlements, exemptions, franchises, licenses, orders, variances, plat plan approvals, environmental approvals (including, without limitation, an environmental impact statement or report if required under Applicable Law), air pollution authorities to construct and permits to operate, sewer and waste discharge permits, national pollutant discharge elimination system permits, water permits, zoning and land use entitlements and all other permits, whether now existing or hereafter issued to or obtained by or on behalf of Mortgagor, that relate to or concern in any way the Premises and are given or issued by any governmental or quasi-governmental authority, whether now existing or hereafter created (as the same may be amended, modified, renewed or extended from time to time, and including all substitutions and replacements therefor) (collectively, the "Permits");

       (m) subject to the terms of the Financing Agreements, all proceeds, products, rents and profits of or from any and all of the foregoing Mortgaged Property and, to the extent not otherwise included, all payments under insurance (whether or not Mortgagee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Mortgaged Property. For purposes hereof, the term "proceeds" includes

                                   XVI-41
   whatever is receivable or received when Mortgaged Property or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary;

provided, however, that in no event shall the Mortgaged Property include, and
-----------------
no Mortgagor shall be deemed to have granted a security interest in, any of Mortgagor's rights or interests in any agreement to which Mortgagor is a party or any of its rights or interests thereunder to the extent but only to the extent that such a grant would result in a breach of the terms of, or constitute a default under, any such agreement, and the other party to such agreement has not consented to the granting of such security interest in such agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other Applicable Law (including the Bankruptcy
Code) or principles of equity); and provided further, that immediately upon
                                    ----------------
the ineffectiveness, lapse or termination of any such provision, the Mortgaged Property shall include and Mortgagor shall be deemed to have granted a security interest in, all such rights or interests in the applicable Mortgaged Property as if such provision had never been in effect.

The term "Premises" means the Premises described in the Mortgage to which this Exhibit B is attached.
---------

                                   XVI-42

                                  EXHIBIT C

                               UCC INFORMATION

Debtor:
------
Name:                 Anthony Crane Rental, L.P.
Corporate Structure:  Pennsylvania limited partnership
Notice Address:       1165 Camp Hollow Road
                      West Mifflin, PA 15122

Secured Party:
-------------
FLEET NATIONAL BANK
1 Federal Street
Boston, MA  02110

Secured Party acts as Collateral Agent for the Lenders party from time to time to the Financing Agreements. Information regarding the security interest held by the Lenders, for which Secured Party acts as Collateral Agent, may be obtained by contacting Secured Party at the address set forth above.

                                   XVI-43

                                  EXHIBIT XVII

                     [FORM OF COLLATERAL ACCESS AGREEMENT]

              REAL PROPERTY HOLDER'S WAIVER AND CONSENT AGREEMENT

       This REAL PROPERTY HOLDER'S WAIVER AND CONSENT AGREEMENT (this
"Agreement ") is dated as of _________ __, 1999 and entered into by _______________________________________________________________________________,
a ____________________ ("Real Property Holder"), to and for the benefit of FLEET NATIONAL BANK ("Fleet"), as collateral agent ("Agent") for the financial institutions ("Lenders") which are or may hereafter become parties to the Financing Agreements (as hereinafter defined).

                            R E C I T A L S
                            ---------------

       8.23 __________________________________("Guarantor"), has possession of and occupies all or a portion of the property described on Exhibit A annexed
                                                           ---------
hereto (the "Premises").

       8.24 Guarantor's interest in the Premises arises under the lease agreement (the "Lease") more particularly described on Exhibit B annexed hereto,
                                                       ---------
pursuant to which Real Property Holder has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises.

       8.25 Fleet, as administrative agent, those Lenders which are or may hereafter become parties to the Amended and Restated Credit Agreement, and Goldman Sachs Credit Partners L.P., as lead arranging agent and syndication agent, and DLJ Capital Funding, Inc., as documentation agent, will be entering into that certain Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement") with Anthony Crane Rental, L.P., a Pennsylvania limited partnership ("Company"), as borrower, and Anthony Crane Rental Holdings, L.P. ("Holdings"), a Pennsylvania limited partnership, as guarantor, and Company has executed a security agreement, mortgages, deeds of trust, deeds to secure debt and assignments of rents and leases, and other collateral documents in relation to the Amended and Restated Credit Agreement.
Furthermore, Fleet, as administrative agent, those Lenders which are or may hereafter become parties to the Term Credit Agreement (as hereinafter defined) and Goldman Sachs Credit Partners L.P., as arranging agent and syndication agent, and DLJ Capital Funding, Inc., as documentation agent, entered into that certain Term Credit Agreement dated July 22, 1998 with Company, as borrower, and Holdings, as guarantor, and Company has executed a security agreement, mortgages, deeds of trust, deeds to secure debt and assignments of rents and leases, and other collateral documents in relation to the Term Credit Agreement. The Amended and Restated Credit Agreement and the Term Credit Agreement, as either is amended, supplemented or otherwise modified from time to time, are collectively referred to as the "Financing Agreements". Fleet has been appointed as the collateral agent for the Lenders under

                                   XVII-1
the Financing Agreements. Guarantor has unconditionally guaranteed the prompt payment and performance of all of the Company's obligations under the Financing Agreements.

       8.26 Guarantor's guaranty of Company's repayment of the extensions of credit made by Lenders under the Financing Agreements will be secured, in part, by all inventory of Guarantor (including all inventory of Company now or hereafter located on the Premises (the "Inventory")) and all equipment, machinery and other goods used in Guarantor's business (including all equipment of Guarantor now or hereafter located on the Premises (the "Equipment" and, together with the Inventory, the "Collateral")).

       8.27 Agent has requested that Real Property Holder execute this Agreement as a condition to the extension of credit to Company under the Financing Agreements.

       NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Real Property Holder hereby represents and warrants to, and covenants and agrees with, Agent as follows:

       1. Real Property Holder hereby (a) waives and releases unto Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Real Property Holder against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Agent in respect thereof. Real Property Holder acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

       2. Real Property Holder certifies that (a) Real Property Holder is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Real Property Holder, there is no defense, offset, claim or counterclaim by or in favor of Real Property Holder against Guarantor under the Lease or against the obligations of Real Property Holder under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Real Property Holder has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

       3. Real Property Holder consents to the installation or placement of the Collateral on the Premises, and Real Property Holder grants to Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Agent hereby agrees to indemnify, defend and hold Real Property Holder harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Real Property Holder caused solely by Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by Agent in severing and/or removing the Collateral therefrom.

                                   XVII-2

       4. Real Property Holder agrees that it will not prevent Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Real Property Holder has the right to, and desires to, obtain possession of al or any portion of the Premises (either through expiration of the Lease or termination thereof due to the default of Guarantor thereunder), Real Property Holder will deliver notice (the "Real Property Holder's Notice") to Agent to that effect. Within the 45 day period after Agent receives the Real Property Holder's Notice, Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45 day period, Real Property Holder will not remove the Collateral from the Premises nor interfere with Agent's actions in removing the Collateral from the Premises or Agent's actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Agent shall at no time have any obligation to remove the Collateral from the Premises.

       5. Real Property Holder shall send to Agent a copy of any notice of default under the Lease sent by Real Property Holder to Guarantor. In addition, Real Property Holder shall send to Agent a copy of any notice received by Real Property Holder of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Real Property Holder is a party which may affect Guarantor's rights in, or possession of, the Premises.

       6. All notices to Agent under this Agreement shall be in writing and sent to Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

       7. The provisions of this Agreement shall continue in effect until Real Property Holder shall have received Agent's written certification that all amounts advanced under the Financing Agreements have been paid in full.

       8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

                               [NAME OF REAL PROPERTY HOLDER]

                               By: ________________________________
                                   Name:
                                   Title:

                               Real Property Holder's Address For Notices:

                               ___________________________________

                               ___________________________________

                                   XVII-3

                               ___________________________________

                               ___________________________________
                               Fax: (___) ________

       By its acceptance hereof, as of the day and year first set forth above, Agent agrees to be bound by the provisions hereof.

                               FLEET NATIONAL BANK
                               as Agent

                               By: ________________________________
                                   Name:
                                   Title:

                               Agent's Address For Notices:

                               Fleet National Bank
                               1 Federal Street
                               Boston, MA  02110
                               Attention: Guy Smith
                               Fax: (617) 346-4806

                                   XVII-4

                                  NOTARY BLOCK

                                   XVII-1

                                   EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

Address:   6232 Fairmont Avenue
           San Diego, CA
           [Legal Description]

Address:   10787 "B" Mulberry Avenue
           Fontana, CA 92337
           [Legal Description]

Address:   2755 N. W. 119th Street
           Miami, Florida
           [Legal Description]

Address:   4512 Wilkinson Blvd.
           Charlotte, NC 28208
           [Legal Description]

Address:   3900 Byron Drive
           West Palm Beach, Fl 33404
           [Legal Description]

Address:   Between 3rd and 4th Street on Armco Road
           Ashland, KY
           [Legal Description]

Address:   Ohio Route 7N
           Reno, OH

                                   XVII-1

                             [Legal Description]

                                   XVII-2

                                   EXHIBIT B

                              DESCRIPTION OF LEASE

Landlord:  Real Property Holder

Tenant:  ANTHONY CRANE RENTAL, L.P.

Date:  ____________________, 19__

Premises:  6232 Fairmont Avenue
           San Diego, CA

           10787 "B" Mulberry Avenue
           Fontana, CA

           2755 N. W. 119th Street
           Miami, Florida

           4512 Wilkinson Blvd.
           Charlotte, NC

           3900 Byron Drive
           West Palm Beach, Fl

           Between 3rd and 4th Streets on Armco Road
           Ashland, KY

           Ohio Route 7N
           Reno, OH

                                   XVII-3

                                 EXHIBIT XVIII

                       [FORM OF SUBORDINATION PROVISIONS]

   "Indebtedness" means (i) all obligations for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations contingent or otherwise in connection with acceptance, letter of credit or similar facilities, but excluding any such obligations incurred under ERISA and any accrued expenses or trade payables, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any sale and leaseback arrangement, conditional sale or other title retention agreement with respect to property owned or acquired (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all rental obligations under capital leases to the extent not included in clause (iii) above to the extent properly classified as a liability on a balance sheet in conformity with GAAP, (v) all guarantees (direct or indirect) to the extent properly classified as a liability on a balance sheet in conformity with GAAP, all contingent reimbursement obligations under undrawn letters of credit and all other contingent obligations in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others and (vi) indebtedness of others secured by any lien upon property, whether or not assumed, but only to the extent of the lesser of such property's fair market value and the stated amount of such obligation.

   "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof

   "Senior Agent" shall mean Fleet National Bank, as Administrative Agent and Collateral Agent for the Lenders under the Senior Credit Agreements, and its successors in such capacity, or if there is then no acting Administrative Agent and Collateral Agent under the Senior Credit Agreements, financial institutions holding a majority in principal amount of the Senior Debt outstanding thereunder.

   "Senior Credit Agreements" shall mean, collectively, (i) the Revolving Credit Agreement dated as of July 22, 1998, and (ii) the Term Loan Credit Agreement dated as of July 22, 1998, in each case by and among Anthony Crane Rental, L.P., Anthony Crane Rental Holdings, L.P., the financial institutions listed therein as Lenders, Senior Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and DLJ Capital Funding, Inc., as Documentation Agent, as each such agreement has heretofore been and may hereafter be amended, restated, modified or supplemented from time to time, together with any credit agreement or similar document from time to time executed by the Borrower to evidence any Refinancing (as defined in the definition of Senior Indebtedness) or successive Refinancings.

   "Senior Debt Documents" shall mean the Senior Credit Agreements and all other documents and instruments delivered or filed in connection with the creation or incurrence of any Senior Indebtedness (including, without limitation, the promissory notes, guaranties, security agreements, pledge agreements and mortgages executed and delivered by Anthony Crane Rental, L.P., Anthony Crane Rental Holdings, L.P., and the subsidiaries of the Borrower in respect of the Obligations under the Senior Credit Agreements).

                                   XVIII-1

   "Senior Indebtedness" shall mean (i) all Obligations (as defined in the Senior Credit Agreements) now or hereafter incurred pursuant to and in accordance with the terms of the Senior Debt Documents, (ii) any additional Indebtedness incurred under or pursuant to the Senior Credit Agreements and the other Senior Debt Documents whether such Obligations or additional Indebtedness involve principal prepayment charges, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, whether or not allowed as a claim in such proceeding), indemnities (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen after all other Obligations have been repaid in full and all commitments to lend thereunder have terminated) or reimbursement of fees, expenses or other amounts, and (iii) any indebtedness incurred (other than those not due and payable when all other Obligations have been repaid and Commitments are terminated) for the purpose of refinancing, restructuring, extending or renewing (collectively, "Refinancing") the obligations of the Borrower under the Senior Credit Agreements as set forth in clauses (i) and (ii) above.

   "Senior Lenders" shall mean the financial institutions party to either of the Senior Credit Agreements as "Lenders" from time to time.

   1.  Subordination.

   (a) Agreement to Subordinate.  The Borrower and, by its acceptance hereof,
       ------------------------
each Holder agree that the indebtedness of the Borrower evidenced by this Note, whether for principal, interest on any other amount payable under or in respect hereof and all rights or claims arising out of or associated with such Indebtedness (the "Subordinated Obligations"), shall be junior and subordinate in right of payment to the prior payment in full in cash of all Senior Indebtedness, in accordance with the provisions of this Section X. Each holder of Senior Indebtedness shall be deemed to have acquired Senior Indebtedness in reliance upon the agreements of the Borrower and the holder of this Note contained in this Section X. The provisions of this Section X shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder upon the insolvency, bankruptcy or reorganization of the Borrower. Any provision of this Note to the contrary notwithstanding, the Borrower shall not make, and no Holder shall accept, any payment or prepayment of principal, or prepayment of other amounts due thereunder, of any kind whatsoever (including without limitation by distribution of assets, set off, exchange or any other manner) with respect to the Subordinated Obligations at any time when any of the Senior Indebtedness remains outstanding. Holder may receive interest payments in respect of the Subordinated Obligations in accordance with the terms of this Note except to the extent and at the times prohibited or restricted by the provisions of this Section X. In no event shall the Holder commence any action or proceeding to contest the provisions of this Section X or the priority of the Liens (as defined in the Senior Credit Agreements) granted to the holders of the Senior Indebtedness by the Borrower. No Holder shall take, accept or receive any collateral security from the Borrower for the payment of the Subordinated Obligations.

   (b) Liquidation, Dissolution, Bankruptcy.  In the event of any insolvency,
       ------------------------------------
bankruptcy, dissolution, winding up, liquidation, arrangement, reorganization, marshalling of assets or liabilities, composition, assignment for the benefit of creditors or other similar proceedings relating to the Borrower, its debts, its

                                    XVIII-2
property or its operations, whether voluntary or involuntary, including, without limitation the filing of any petition or the taking of any action to commence any of the foregoing (which, in the case of action by a third party, is not dismissed within 60 days) (a "Bankruptcy Event"), all Senior Indebtedness shall first be paid in full in cash or other immediately available funds before Holder shall be entitled to receive or retain any payment or distribution of assets of the Borrower with respect to any Subordinated Obligations. In the event of any such Bankruptcy Event, any payment or distribution of assets to which Holder would be entitled if the Subordinated Obligations were not subordinated to the Senior Indebtedness in accordance with this Section X, whether in cash, property, securities or otherwise, shall be paid or delivered by the debtor, custodian, trustee or agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the Senior Agent on behalf of the holders of the Senior Indebtedness for application to the payment of the Senior Indebtedness remaining unpaid, to the extent necessary to make payment in full in cash or other immediately available funds of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Indebtedness.

   (c) No Payments with Respect to Subordinated Obligations in Certain
       ---------------------------------------------------------------
Circumstances.
--------------

       (i) In circumstances in which Section X(b) is not applicable, no payment of any nature (including, without limitation, any distribution of assets) in respect of the Subordinated Obligations (including, without limitation, pursuant to any judgment with respect thereto or on account of the purchase or redemption or other acquisition of Subordinated Obligations, by set off, prepayment exchange or other manner) shall be made by or on behalf of the Borrower if, at the time of such payment:

           (A) a default in the payment when due (whether at the maturity thereof, or upon acceleration of maturity or otherwise and without giving effect to any applicable grace periods) of all or any portion of the Senior Indebtedness (whether of principal, interest or any other amount with respect thereto) shall have occurred, and such default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents; or

           (B) subject to the last sentence of this Section X(c), (x) the Borrower shall have received notice from the Senior Agent or the Lenders of the occurrence of one or more Events of Default (as defined in either of the Senior Credit Agreement) in respect of any Senior Indebtedness (other than payment defaults described in Section X(c)(i)(A) above), (y) each such Event of Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents, and (z) 180 days shall not have elapsed since the date such notice was received.

       The Borrower may resume payments (and may make any payments missed due to the application of Section X(c)(i) in respect of the Subordinated Obligations or any judgment with respect thereto:

           (A) in the case of a default referred to in clause (A) of this
       Section X(c)(i), upon a cure or waiver thereof in accordance with the terms of the Senior Debt Documents; or

                                   XVIII-3

           (B) in the case of an Event of Default or Events of Default referred to in clause (B) of this Section X(c)(i), upon the earlier to occur of
       (1) the cure or waiver of all such Events of Default in accordance with the terms of the Senior Debt Documents, or (2) the expiration of such period of 180 days.

       (ii) Following any acceleration of the maturity of any Senior Indebtedness and as long as such acceleration shall continue unrescinded and unannulled, such Senior Indebtedness shall first be paid in full in cash, or provision for such payment shall be made in a manner reasonably satisfactory to the holders of the Senior Indebtedness, before any payment is made on account of or applied on the Subordinated Obligations.

       (iii) The Borrower shall give prompt written notice to the Holder of (i) any default in respect of Senior Obligations referred to in Section X(c)(i)(A) and (ii) any notice of the type described in Section X(c)(i)(B) from the Senior Agent.

   (d) When Distribution Must Be Paid Over.  In the event that Holder shall
       ------------------------------------
receive any payment or distribution of assets that Holder is not entitled to receive or retain under the provisions of this Note, Holder shall hold any amount so received in trust for the holders of Senior Indebtedness, shall segregate such assets from other assets held by Holder and shall forthwith turn over such payment or distribution (without liability for interest thereon) to the Senior Agent on behalf of the holders of Senior Indebtedness in the form received (with any necessary endorsement) to be applied to Senior Indebtedness.

   (e) Exercise of Remedies.  So long as any Senior Indebtedness is outstanding
       ---------------------
(including any loans, any letters of credit, any commitments to lend or any lender guarantees), Holder (solely in its capacity as a holder of this Note) shall not exercise any rights or remedies with respect to an Event of Default under this Note, including, without limitation, any action (l) to demand or sue for collection of amounts payable hereunder, (2) to accelerate the principal of this Note, or (3) to commence or join with any other creditor (other than the holder of a majority in principal amount of the Senior Indebtedness) in commencing any proceeding in connection with or premised on the occurrence of a Bankruptcy Event prior to the earlier of:

       (A) the payment in full in cash or other immediately available funds of all Senior Indebtedness;

       (B) the initiation of a proceeding (other than a proceeding prohibited by clause (3) of this Section X(e)) in connection with or premised upon the occurrence of a Bankruptcy Event;

       (C) the expiration of 180 days immediately following the receipt by the Senior Agent of notice of the occurrence of such Event of Default from the Holder; and

       (D) the acceleration of the maturity of the Senior Indebtedness;

provided, however, that if, with respect to (B) and (D) above, such proceeding
--------  -------
or acceleration, respectively, is rescinded, or with respect to (C) above, during such 180-day period such Event of Default

                                   XVIII-4
has been cured or waived, the prohibition against taking the actions described in this Section X(e) shall automatically be reinstated as of the date of the rescission, cure or waiver, as applicable. In all events, unless an event described in clause (A), (B) or (D) above has occurred and not been rescinded, the Holder shall give thirty (30) days prior written notice to the Senior Agent before taking any action described in this Section X(e), which notice shall describe with specificity the action that the Holder in good faith intends to take.

   (f) Acceleration of Payment of Note.  If this Note is declared due and
       --------------------------------
payable prior to the Maturity Date, no direct or indirect payment that is due solely by reason of such declaration shall be made, nor shall application be made of any distribution of assets of the Borrower (whether by set off or in any other manner, including, without limitation, from or by way of collateral) to the payment, purchase or other acquisition or retirement of this Note, unless, in either case, (i) all amounts due or to become due on or in respect of the Senior Indebtedness (including with respect to any outstanding letters of credit) shall have been previously paid in full in cash or other immediately available funds or in any other manner satisfactory to all holders of such Senior Indebtedness, (ii) all commitments to lend under Senior Indebtedness shall have been terminated and (iii) all guarantees constituting Senior Indebtedness shall have been terminated.

   (g) Proceedings Against Borrower.  So long as any Senior Indebtedness is
       ----------------------------
outstanding (including any loans, any commitments to lend or open lender guarantees or any lender guarantees, Holder (solely in its capacity as a holder of this Note) shall not commence any bankruptcy, insolvency, reorganization or other similar proceeding against Borrower.

   (h) Amending Senior Indebtedness.  Any holder of Senior Indebtedness may, at
       -----------------------------
any time and from time to time, without the consent of or notice to Holder (i) modify or amend the terms of the Senior Indebtedness, (ii) sell, exchange, release, fail to perfect a lien on or a security interest in or otherwise in any manner deal with or apply any property pledged or mortgaged to secure, or otherwise securing, Senior Indebtedness, (iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness, (iv) exercise or refrain from exercising any rights against Borrower or any other person, (v) apply any sums by whomever paid or however realized to Senior Indebtedness or
(vi) take any other action that might be deemed to impair in any way the rights of the holder of this Note. Any and all of such actions may be taken by the holders of Senior Indebtedness without incurring responsibility to Holder and without impairing or releasing the obligations of Holder to the holders of Senior Indebtedness.

   (i) Certain Rights in Bankruptcy.  Holder hereby irrevocably authorizes and
       ----------------------------
empowers each holder of Senior Indebtedness (and its representative or representatives) to demand, sue for, collect and receive all payments and distributions under the terms of this Note, to file and prove all claims (including claims in bankruptcy) relating to this Note, to exercise any right to vote arising with respect to this Note and any claims hereunder in any bankruptcy, insolvency or similar proceeding and take any and all other actions in the name of Holder (solely in its capacity as a holder of this Note), as such holder of Senior Indebtedness determines to be necessary or appropriate.

   (j) Subrogation.  No payment or distribution to any holder of Senior
       ------------
Indebtedness pursuant to the provisions of this Note shall entitle Holder to exercise any right of subrogation in respect thereof until (i)(x) all Senior Indebtedness shall have been paid in full in cash or other immediately available funds or in any

                                   XVIII-5
other manner satisfactory to all holders of Senior Indebtedness, (y) all commitments to lend under Senior Indebtedness shall have been terminated and (z) all guarantees constituting Senior Indebtedness shall have been terminated or
(ii) all holders of Senior Indebtedness have consented in writing to the taking of such action.

   (k) Relative Rights.  The provisions of this Section X are for the benefit of
       ----------------
the holders of Senior Indebtedness (and their successors and assigns) and shall be enforceable by them directly against Holder. Holder acknowledges and agrees that any breach of the provisions of this Section X will cause irreparable harm for which the payment of monetary damages may be inadequate. For this reason, Holder agrees that, in addition to any remedies at law or equity to which a holder of the Senior Indebtedness may be entitled, a holder of the Senior Indebtedness will be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Section X and/or to compel specific performance of such provisions. The provisions of this Section X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the occurrence of a Bankruptcy Event or otherwise, all as though such payment had not been made. The provisions of this Section X are not intended to impair and shall not impair as between Borrower and Holder, the obligation of Borrower, which is absolute and unconditional, to pay Holder all amounts owing under this Note.

   (l) Reliance on Orders and Decrees.  Subject to the provisions of Section
       -------------------------------
X(d) hereof, upon any payment or distribution of assets of Borrower, whether in cash, property, securities or otherwise, Holder shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to Holder for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section X.

                                   XVIII-6

                                  EXHIBIT XIX

                      [FORM OF BORROWING BASE CERTIFICATE]

                           BORROWING BASE CERTIFICATE

   The undersigned, being the Chief Financial Officer of Anthony Crane Rental, L.P., a Pennsylvania limited partnership (the "Company"), hereby certifies as to the following:

II. ELIGIBLE COLLATERAL

   A. Accounts Receivable

     1.  Aggregate face amount of Borrower's Accounts                    $_____

     2.  Ineligibles/Deductions
       (a) Discounts, claims, charges and allowances of any nature        _____

       (b) Sales to Affiliates                                            _____

       (c) Accounts unpaid 90 days or more after invoice date or "dated Accounts" more than 30 days past due or 180 days past
             invoice date                                                 _____

       (d) Accounts owing by any debtor which has more than 50%
             of other Accounts in 2c above                                _____

       (e) Excess by which the Accounts of any single account debtor
             constitutes more than 15% of aggregate Accounts              _____

       (f) Creditors of Borrower/Disputed Accounts/Set-Off                _____

       (g) Bankruptcy                                                     _____

       (h) Foreign invoices (unless supported by guaranty of L/C)         _____

       (i) Bill-and-hold, sale-and-return, etc.                           _____

       (j) Government account debtor                                      _____

       (k) Non-delivered or rejected goods                                _____

       (l) Accounts determined ineligible by Administrative Agent         _____

       Total Ineligibles/Deductions:                                      _____

       3.  Eligible Accounts Receivable (IA1-IA2)                        $_____
       4.  Eligible Accounts Receivable Advance Rate                       85%
       5.  Available Eligible Accounts Receivable (IA3xIA4)              $_____

                                    XIX-1

                                    XIX-2

B.  Parts and Supplies
    ------------------

 1.  Gross Value of Borrower's Parts and Supplies Inventory              $_____

 2.  Ineligibles/Deductions
     (a) Fluids and other deminimus amounts                               _____

     (b) Inventory located on leased property and no landlord waiver      _____

     (c) Inventory subject to other Liens                                 _____

     (d) Inventory in foreign location                                    _____

     (e) Obsolete or slow moving Inventory                                _____

     (f) Inventory determined ineligible by Administrative Agent          _____

     Total Ineligibles/Deductions                                         _____

 3.  Eligible Parts and Supplies Inventory (IB1-IB2)                     $_____

 4.  Eligible Parts and Supplies Inventory Advance Rate                    75%

 5.  Available Eligible Parts and Supplies Inventory (IB3xIB4)            _____

   C.  Cranes and Lifting Equipment
       ----------------------------

 1.  Orderly Liquidation Value of Cranes and Lifting Equipment (see
       attached schedule and/or summary of changes from last Borrowing
       Base Certificate)                                                 $_____

 2.  Ineligibles/Deductions
     (a) Cranes and Lifting Equipment located on leased property and
           no landlord waiver                                             _____

     (b) Cranes and Lifting Equipment subject to other Liens              _____

     (c) Cranes and Lifting Equipment in foreign location                 _____

     (d) Obsolete or slow moving Cranes and Lifting Equipment             _____

     (e) Cranes and Lifting Equipment determined ineligible by
         Administrative Agent                                             _____

       Total Ineligibles/Deductions                                       _____

 3.  Eligible Cranes and Lifting Equipment (IC1-IC2)                     $_____

 4.  Eligible Cranes and Lifting Equipment Advance Rate                   100%

                                    XIX-3

   5.  Available Eligible Cranes and Lifting Equipment (IC3xIC4)         $_____

D.  Trucks and Trailers
    -------------------

   1.  Orderly Liquidation Value of Trucks and Trailers (see attached
       Schedule and/or summary of changes from last Borrowing Base
       Certificate                                                        _____

   2.  Ineligibles/Deductions
       (a) Trucks and Trailers located on leased property and no landlord
             waiver                                                       _____

       (b) Trucks and Trailers subject to other Liens                     _____

       (c) Trucks and Trailers in foreign location                        _____

       (d) Obsolete or slow moving Equipment                              _____

       (e) Trucks and Trailers determined ineligible by Administrative
             Agent - Improper Title                                       _____

       Total Ineligibles/Deductions                                       _____

   3.  Eligible Trucks and Trailers (ID1-ID2)                            $_____

   4.  Eligible Trucks and Trailers Advance Rate                           75%

   5.  Available Eligible Trucks and Trailers (ID3xID4)                  $_____

   E.  Excavation Equipment
       --------------------

   1.  Orderly Liquidation Value of Excavation Equipment.

   2.  Ineligible/Deductions

   (a)  Excavation Equipment located on leased property and no waiver from landlord.
                                                             __________
   (b)  Excavation Equipment subject to other Liens
                                                             __________
   (c)  Excavation Equipment in foreign locations
                                                             __________
   (d)  Excavation Equipment that is obsolete

   (e)  Excavation Equipment that is not available for use,
          rent or lease
                                                             ___________

                                    XIX-4

   (f) Excavation Equipment that does not conform to Collateral Warranties

   (g)  Excavation Equipment determined ineligible by
          Administrative Agent
                                                             ____________
3. Eligible Excavation Equipment
     (IE1-IE2)

                                    XIX-5

4.  Eligible Excavation Equipment Advance Rate
                                                                 75%
5. Available Eligible Excavation Equipment                   ____________
         (IE3xIE4)

                                    XIX-6

III. ADJUSTED BORROWING BASE

   A.  Borrowing Base Amount
       ---------------------
         (IA5 + 1B5 + 1C5 + 1D5 + 1E5):                                  $_____

   B.  Adjustments pursuant to Schedule 1.1(i):
       ----------------------------------------
           (see attached Schedule)                                        _____

   C.  Adjusted Borrowing Base Amount                                     _____
       ------------------------------

   D.  Total Utilization of Commitments                                   _____
       --------------------------------

   E.  Net Borrowing Availability
       --------------------------
         (the lesser of (x) IIC and (z) IIC minus IID)                   $
                                                                          =====

                                    XIX-7

   This Borrowing Base Certificate is made and delivered as of ______

                       ANTHONY CRANE RENTAL, L.P.

                       BY: ACR Management, LLC,
                           its General Partner

                       By:______________________________
                       Title: Chief Financial Officer

                                    XIX-8

                                   EXHIBIT XX

                      [FORM OF ACKNOWLEDGMENT AND CONSENT
                   TO AMENDED AND RESTATED CREDIT AGREEMENT]
                           ACKNOWLEDGMENT AND CONSENT

       This ACKNOWLEDGMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Acknowledgment and Consent") is dated as of July __, 1999 and entered into by the undersigned, and is made with reference to that certain Amended and Restated Credit Agreement dated as of the date hereof (the "Amended Credit Agreement"), by and among Anthony Crane Rental, L.P. ("Company"), Anthony Crane Rental Holdings, L.P. ("Holdings"), the lenders party thereto (the "Lenders"), Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent and Lead Arranger, DLJ Capital Funding, Inc. ("DLJ"), as Documentation Agent, and Fleet National Bank ("Fleet"), as Administrative Agent and Collateral Agent for Lenders, which amends and restates that certain Credit Agreement dated as of July 22, 1998 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement"), by and among Company, Holdings, the Lenders, GSCP, DLJ and Fleet. Capitalized terms used therein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement.

       Company is a party to the Pledge and Security Agreement, as amended through the Effective Date, pursuant to which Company has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. Each of the Persons indicated as Holdings Guarantors on the signature pages hereof (each, a "Holdings Guarantor") is a party to the Holdings Guaranty, and where applicable, the Pledge and Security Agreement, as amended through the Effective Date, pursuant to which such Holdings Guarantor has (i) guaranteed the Obligations and (ii) created Liens in favor of Administrative Agent on certain Collateral to secure the obligations of such Holdings Guarantor under the Holdings Guaranty. Each of the Persons indicated as Subsidiary Guarantors on the signature pages hereof (each, a "Subsidiary Guarantor") is a party to the Subsidiary Guaranty, and where applicable, the Pledge and Security Agreement, as amended through the Effective Date, pursuant to which such Subsidiary Guarantor has (i) guaranteed the Obligations and (ii) created Liens in favor of Administrative Agent on certain Collateral to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty. Company, Holdings Guarantors and Subsidiary Guarantors are collectively referred to herein as the "Credit Support Parties," and the Holdings Guaranty, Subsidiary Guaranty and the Pledge and Security Agreement are collectively referred to herein as the "Credit Support Documents."

       Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Amended Credit Agreement and consents to the amendment and restatement of the Existing Credit Agreement effected pursuant to the Amended Credit Agreement. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible, the payment and performance of all "Guaranteed Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guaranteed Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Credit Agreement and the Notes defined therein. Without limiting the generality of the foregoing, each Credit Support Party hereby acknowledges and confirms the understanding and intent of such party that, upon the Effective Date, the definition of "Obligations" contained in the Amended Credit Agreement includes the obligations of Company under the Term Notes.

       Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and shall not be impaired or limited by the execution or effectiveness of this Acknowledgment and Consent.

       Each Credit Support Party (other than Company and Holdings) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Acknowledgment and Consent, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Acknowledgment and Consent and (ii) nothing in the Credit Agreement, this Acknowledgment and Consent or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

       THIS ACKNOWLEDGMENT AND CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE UNDERSIGNED SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                    [Remainder of page intentionally omitted]

       IN WITNESS WHEREOF, the undersigned have caused this Acknowledgment and Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:                    ANTHONY CRANE RENTAL, L.P.

                            By: ACR Management, LLC, its general partner

                            By: ________________________________
                                Name:
                                Title:

HOLDINGS
GUARANTORS:                 ANTHONY CRANE HOLDINGS CAPITAL CORPORATION

                            By: ________________________________
                                Name:
                                Title:

                            ACR MANAGEMENT LLC

                            By: ________________________________
                                Name:
                                Title:

                            ANTHONY CRANE RENTAL HOLDINGS, L.P.

                            By: ACR Management, LLC, its general partner

                            By: ________________________________
                                Name:
                                Title:

SUBSIDIARY
GUARANTORS:                 ANTHONY CRANE INTERNATIONAL, L.P.

                            By: Anthony International Equipment Services
                                Corporation, its general partner

                            By: ________________________________
                                Name:
                                Title:

                            ANTHONY CRANE SALES AND LEASING, L.P.

                            By: Anthony Sales & Leasing Corporation, its general
                                partner

                            By: ________________________________
                                Name:
                                Title:

                            ANTHONY CRANE CAPITAL CORPORATION

                            By: ________________________________
                                Name:
                                Title:

                                Notice Address for Company and each of the foregoing Holdings and Subsidiary Guarantors:

                                1165 Camp Hollow Road
                                West Mifflin, Pennsylvania  15122
                                Attention:  Chief Financial Officer
                                Telephone:  (412) 469-3700
                                Telecopy:   (412) 469-0691

                                with a copy to:

                                Bain Capital, Inc.
                                Two Copley Place
                                Boston, MA  02116
                                Attention: Paige Daly
                                Telephone: (617) 572-3261
                                Facsimile: (617) 572-3274

                                and:

                                Kirkland & Ellis
                                200 East Randolph Drive
                                Chicago, IL  60601
                                Attention:  Christopher Butler
                                Telephone: (312) 861-2298
                                Facsimile: (312) 861-2200